UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARC DOCUMENT SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
ARC DOCUMENT SOLUTIONS, INC.
12657 Alcosta Blvd., Suite 200
San Ramon, California 94583
[  ], 2024
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of ARC Document Solutions, Inc. (the “Company” or “ARC”), which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 2600 El Camino Real, Suite 400, Palo Alto, California 94306, on [  ], at [  ] Pacific Time. Details regarding the business to be conducted at the Special Meeting are described in the accompanying proxy statement and the accompanying notice of Special Meeting (the “Notice of Special Meeting”).
At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of August 27, 2024 (the “Merger Agreement”), by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and ARC, pursuant to which Merger Sub will merge with and into ARC with ARC surviving the merger as the surviving corporation (the “Surviving Corporation”) and a subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Kumarakulasingam Suriyakumar, Chairman and Chief Executive Officer of ARC, Dilantha Wijesuriya, President and Chief Operating Officer of ARC, Jorge Avalos, Chief Financial Officer of ARC, Rahul Roy, Chief Technology Officer of ARC, Sujeewa Sean Pathiratne, a private stockholder of ARC, the Suriyakumar Family Trust, the Shiyulli Suriyakumar 2013 Irrevocable Trust and the Seiyonne Suriyakumar 2013 Irrevocable Trust (collectively, the “Acquisition Group”).
If the Merger is completed, at the effective time of the Merger, each share of ARC’s common stock, $0.001 per share (“ARC Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than shares of ARC Common Stock held by the Acquisition Group (such shares “Rollover Shares”) and certain other excluded shares pursuant to the terms of the Merger Agreement, shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $3.40 per share of ARC Common Stock (“Merger Consideration”), payable to the holder thereof, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement. The members of the Acquisition Group, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, agreed pursuant to the terms of that certain rollover agreement, dated as of August 27, 2024 (and subsequently amended on September 10, 2024), to immediately prior to the effective time of the Merger, (i) contribute their Rollover Shares to Parent in exchange for common units of Parent (“Parent Units”) and (ii) with respect to those members of the Acquisition Group who hold equity awards (“Rollover Equity Awards” and together with the “Rollover Shares”, the “Rollover Equity”) granted under ARC’s 2021 Incentive Plan, 2014 Stock Incentive Plan or 2005 Stock Plan, contribute the shares of ARC Common Stock received with respect to such Rollover Equity Awards pursuant to the Merger Agreement to Parent in exchange for Parent Units. A copy of the Rollover Agreement is attached as Annex C to the accompanying proxy statement. Following the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Parent.
Upon completion of the transaction, ARC will become a private company and ARC will no longer be required to file periodic and other reports with the United States Securities and Exchange Commission (the “SEC”) with respect to ARC Common Stock. After the completion of the Merger, you will no longer have an equity interest in ARC and will not participate in any potential future earnings of ARC. The Merger Agreement and the transactions contemplated thereby, including the Merger, are described further in the accompanying proxy statement.
Your vote is very important. Whether or not you plan to attend the Special Meeting, you are urged to submit a proxy to vote your shares as promptly as possible to ensure your representation at the Special Meeting. Please review the instructions in the accompanying Notice of Special Meeting and proxy statement regarding the submission of proxies and voting.

The proposed transactions constitute a “going-private transaction” under the rules of the SEC. If the Merger is completed, ARC will become a privately held company, wholly-owned by Parent. The members of the Acquisition Group together hold approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this notice.
On April 8, 2024, ARC’s Board of Directors (the “ARC Board”) formed a special committee (the “Special Committee”) consisting entirely of independent, disinterested directors of ARC to, among other things, review and evaluate the non-binding proposal received from Mr. Suriyakumar on such date (the “April Proposal”), which outlined Mr. Suriyakumar’s intent to explore and evaluate a potential acquisition of the outstanding shares of ARC Common Stock not already owned by Mr. Suriyakumar in a going-private transaction at a purchase price of $3.25 per share in cash. The Special Committee, as more fully described in the enclosed proxy statement, evaluated the April Proposal with the assistance of its own independent financial and legal advisors. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on August 27, 2024, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, ARC and its stockholders (other than the Rollover Stockholders), (ii) determined that it is advisable and in the best interests of ARC and its stockholders (other than the Rollover Stockholders) to enter into the Merger Agreement and (iii) recommended that the ARC Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. As part of its evaluation of the Merger, the Special Committee received advice from the Special Committee’s independent legal and financial advisors, consulted with ARC’s management and considered various material factors, as summarized in the accompanying proxy statement.
Based on the unanimous recommendation of the Special Committee, the ARC Board, pursuant to resolutions adopted at a meeting of the ARC Board held on August 27, 2024, unanimously (other than Mr. Suriyakumar, who recused himself due to his status as a member of the Acquisition Group and as a Rollover Stockholder) (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and the best interests of ARC and its stockholders (other than Rollover Stockholders), (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approved the execution and delivery by ARC of the Merger Agreement, the performance by ARC of its covenants and agreements contained therein and, subject to the receipt of the Requisite Stockholder Approval of the Merger Agreement Proposal, the consummation of the Merger and any other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iv) resolved to recommend that the stockholders of ARC vote to approve the adoption of the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement and (v) directed that the Merger Agreement be submitted to ARC’s stockholders for its adoption.
The ARC Board (excluding Mr. Suriyakumar) recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.
Your vote is very important, regardless of the number of shares of ARC Common Stock you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of ARC Common Stock entitled to vote on the adoption of the Merger Agreement Proposal.
Each record holder of shares of ARC Common Stock is entitled to one vote for each share of ARC Common Stock owned of record on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, the effect will be the same as a vote against the proposal.
Pursuant to rules of the SEC, you will also be asked to approve, by nonbinding, advisory vote, certain compensation arrangements for ARC’s named executive officers in connection with the Merger (which we refer to as the “Merger-Related Compensation Proposal”). The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
The ARC Board (excluding Mr. Suriyakumar) recommends that you vote “FOR” the Merger-Related Compensation Proposal.

You will also be asked to vote at the Special Meeting on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which proposal to adjourn the Special Meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
The ARC Board (excluding Mr. Suriyakumar) recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.
For each of the foregoing proposals, each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date.
In considering the recommendations of the ARC Board, ARC’s stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of ARC’s stockholders generally. Those interests are more fully described in the accompanying proxy statement. The Special Committee and the ARC Board were aware of these interests and considered them, among other matters, in making their recommendations.
The members of the Acquisition Group, who together hold approximately 15.8% of the voting power of ARC’s outstanding capital stock, entered into a Voting Agreement with Parent and ARC, pursuant to which each of the members of the Acquisition Group have agreed, among other things, to vote their shares of ARC Common Stock in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or proposal which would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement. The Voting Agreement also includes certain restrictions on transfers of shares of ARC Common Stock by the members of the Acquisition Group. A copy of the Voting Agreement is attached as Annex E to the proxy statement and is incorporated by reference in the proxy statement in its entirety.
Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. The accompanying proxy statement provides you with more detailed information about the Special Meeting and the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and is incorporated by reference in the proxy statement in its entirety. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the accompanying proxy statement in their entirety. You may also obtain additional information about ARC from other documents we have filed with the SEC. In particular, you should read the “Risk Factors” section beginning on page 12 in ARC’s annual report on Form 10-K for the fiscal year ended December 31, 2023, the “Risk Factors” section beginning on page 38 in ARC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2024 and other risk factors detailed from time to time in ARC’s reports filed with the SEC and incorporated by reference in the accompanying proxy statement in their entirety, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.

If you have any questions or need assistance voting your shares, please contact the ARC’s proxy solicitor in connection with the Special Meeting:
Okapi Partners
1212 Avenue of the Americas, 17th Floor
New York, NY 10036, USA
Telephone for Banks and Brokers: (212) 297-0720
Shareholders and others may call toll-free: (877) 279-2311
Email: info@okapipartners.com
Thank you in advance for your continued support.
Sincerely,

Cheryl Cook
Mark W. Mealy
Co-Chairs of the Special Committee
The accompanying proxy statement is dated [  ], 2024, and is first being mailed to ARC’s stockholders on or about [  ], 2024. Capitalized terms used, but not defined, in this letter to stockholders have the meanings given to such terms in the accompanying proxy statement.
NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
San Ramon, California 94583

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of ARC Document Solutions, Inc., which we refer to as the “Company” or “ARC,” to be held on [  ], 2024, at [  ] Pacific Time. The Special Meeting will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 2600 El Camino Real, Suite 400, Palo Alto, California 94306. The accompanying proxy statement, including the summary of the Merger Agreement (as defined below) in the proxy statement and the copy of the Merger Agreement attached thereto as Annex A, is incorporated by reference into this Notice of Special Meeting.
The Special Meeting is being held to consider and vote on the following proposals:
1.
a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of August 27, 2024 (the “Merger Agreement”), by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”) and ARC, pursuant to which Merger Sub will merge with and into ARC with ARC surviving the merger as the surviving corporation and a subsidiary of Parent (the “Merger”), and approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”) (a copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement);

2.
a proposal to approve, by nonbinding, advisory vote, certain compensation arrangements for ARC’s named executive officers in connection with the Merger (which we refer to as the “Merger-Related Compensation Proposal”); and

3.
a proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

Parent and Merger Sub are affiliates of Kumarakulasingam Suriyakumar, Chairman and Chief Executive Officer of ARC, Dilantha Wijesuriya, President and Chief Operating Officer of ARC, Jorge Avalos, Chief Financial Officer of ARC, Rahul Roy, Chief Technology Officer of ARC, Sujeewa Sean Pathiratne, a private stockholder of ARC, the Suriyakumar Family Trust, the Shiyulli Suriyakumar 2013 Irrevocable Trust and the Seiyonne Suriyakumar 2013 Irrevocable Trust (collectively, the “Acquisition Group”), who together hold approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this notice.
These items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.
The record date for the Special Meeting is [  ], 2024 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of ARC. You may submit a proxy to vote your shares on the Internet, by telephone or by mail or you may attend the Special Meeting and vote in person.
The ARC Board of Directors (other than Mr. Suriyakumar, who recused himself due to his status as a member of the Acquisition Group and as a Rollover Stockholder) has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
The proposed transactions constitute a “going-private transaction” under the rules of the SEC. If the Merger is completed, ARC will become a privately held company, wholly-owned by Parent. The members of the Acquisition Group together hold approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this notice.
Your vote is very important, regardless of the number of shares of ARC common stock, par value $0.001 per share (“ARC Common Stock”), you own. The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ARC Common Stock entitled to vote on the adoption of the Merger Agreement Proposal. If you fail to vote on the Merger Agreement Proposal, the effect will be the same as a vote against the Merger Agreement Proposal.
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
For each of the Merger Agreement Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date.
If your shares of ARC Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of ARC Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of ARC Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of ARC Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote those shares of ARC Common Stock in person at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee. We do not expect that your broker, bank or other nominee will be permitted to vote your shares of ARC Common Stock if you do not instruct your broker, bank or other nominee as to how to vote. If you fail to return your proxy or to attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the Merger Proposal.
If the Merger is consummated and certain conditions are met, stockholders (and certain beneficial owners of ARC Common Stock) who continuously hold (or beneficially own, as the case may be) shares of ARC Common Stock from the date of the making of the demand through the effective date of the Merger, who do not vote such shares of ARC Common Stock in favor of the proposal to adopt the Merger Agreement (whether by voting against the proposal to adopt the Merger Agreement, abstaining or otherwise not voting with respect to the proposal to adopt the Merger Agreement), who properly demand appraisal of such shares of ARC Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of ARC Common Stock in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). To do so, a stockholder must properly demand appraisal before the vote is taken on the Merger Agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement (which is incorporated herein by reference), and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. Section 262 of the DGCL is attached to the proxy statement as Annex G and is also incorporated herein by reference.
Your vote is very important. To ensure your representation at the Special Meeting, it is important that you submit a proxy for your shares of ARC Common Stock promptly, whether or not you plan to attend the Special Meeting in person. As promptly as possible, please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone by following the instructions set forth on the enclosed proxy card. Stockholders who attend the Special Meeting may revoke their proxies and vote in person.

By Order of the ARC Board of Directors,

Tracey Luttrell
Corporate Counsel and Corporate Secretary
Dated: [ ], 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on [  ], 2024: The Notice of Special Meeting, Proxy Statement, and form of proxy card are available as of today’s
date, [    ], 2024, at www.proxyvote.com.

i

DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
Acquisition Group means collectively Kumarakulasingam Suriyakumar, Dilantha Wijesuriya, Jorge Avalos, Rahul Roy, Sujeewa Sean Pathiratne, Suriyakumar Family Trust, Shiyulli Suriyakumar 2013 Irrevocable Trust and Seiyonne Suriyakumar 2013 Irrevocable Trust.
Acquisition Proposal means any proposal or offer by any person or group with respect to (i) a merger, joint venture, partnership, consolidation, tender offer, license, share exchange, business combination or similar transaction involving ARC or any of its subsidiaries or assets, in each case, representing twenty percent (20%) or more of the consolidated net revenues, net income or total assets (including equity securities of the subsidiaries of ARC) of ARC; (ii) a dissolution, liquidation, recapitalization, reorganization or similar transaction involving ARC or any of its subsidiaries or assets, (iii) any direct or indirect purchase, acquisition, lease, license or exchange by any person or group resulting in, or proposal or offer, which if consummated would result in, any person or group becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of twenty percent (20%) or more of (x) the total voting power of any class of equity securities of ARC, or those of any of its subsidiaries or (y) assets representing twenty percent (20%) or more of the consolidated net revenues or total assets (including equity securities of its subsidiaries or any other entity) of ARC; or (iv) any combination of the foregoing, in each case, other than the transactions contemplated by the Merger Agreement.
Adjournment Proposal means the proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.
ARC means ARC Document Solutions, Inc. In addition, the terms “the Company,” “we,” “us” and “our” refer to ARC Document Solutions, Inc.
ARC Board means the board of directors of ARC Document Solutions, Inc.
ARC Common Stock means ARC’s common stock, par value $0.001 per share.
Buyer Parties means Merger Sub and Parent.
Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.
Closing Date means the date on which the closing of the Merger actually occurs.
Code means the Internal Revenue Code of 1986, as amended.
Commitment Letters means collectively the Debt Commitment Letter and the Equity Commitment Letter.
Company Equity Awards means collectively the Company Options and Company RSAs.
Company ESPP means ARC’s Amended and Restated 2005 Employee Stock Purchase Plan, as amended and as in effect from time to time.
Company Option means each outstanding and unexercised option to purchase one or more share of ARC Common Stock.
Company RSA means each restricted stock award granted under any Company Stock Plan.
Company Stock Plans means ARC’s 2021 Incentive Plan, 2014 Stock Incentive Plan and 2005 Stock Plan, in each case as amended and as in effect from time to time.
Confidentiality Agreement means that certain letter agreement, dated as of June 27, 2024, by and between ARC and Kumarakulasingam Suriyakumar.
Debt Commitment Letter means the certain commitment letter, dated August 27, 2024, by and among Parent, Merger Sub, U.S. Bank National Association, BMO Bank N.A., Zions Bancorporation, N.A. dba California Bank & Trust and City National Bank, a national banking association (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Merger Agreement).

Debt Financing Sources means the agents, arrangers, book runners, lenders, purchasers, equity sponsors or co-investors and other entities that have committed to provide the Debt Financing.
DGCL means the General Corporation Law of the State of Delaware.
Dissenting Shares means shares of ARC Common Stock issued and outstanding immediately prior to the Effective Time (other than Rollover Shares) that are held by stockholders of ARC who (i) have not voted in favor of the Merger Agreement or the Merger (or consented thereto in writing), (ii) are entitled to demand appraisal rights with respect to such shares of ARC Common Stock, and (iii) who have properly demanded and perfected such holder’s right to appraisal with respect to such shares of ARC Common Stock in accordance with, complies in all respects with, and has not effectively withdrawn, failed to perfect, or otherwise lost such holder’s right to appraisal with respect to such shares of ARC Common Stock, in each case, pursuant to Section 262 of the DGCL.
Effective Time means the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and ARC and specified in the Certificate of Merger.
Equity Commitment Letter means that certain equity commitment letter, dated August 27, 2024, by and among Parent, Kumarakulasingam Suriyakumar and Sujeewa Sean Pathiratne (such persons, the “Equity Investors”) (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Merger Agreement), attached as Annex D, which is incorporated by reference in this proxy statement in its entirety.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Excluded Shares means each share of ARC Common Stock that is (i) held by ARC or its subsidiaries as treasury stock or otherwise, (ii) owned by Parent immediately prior to the Effective Time of the Merger, (iii) a Rollover Share or subject to a Rollover Equity Award or (iv) any Dissenting Shares.
Fraud means actual and intentional fraud as determined pursuant to the Laws of the State of Delaware, and, for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge or negligent misrepresentation.
GAAP means U.S. generally accepted accounting principles.
Guarantor means Kumarakulasingam Suriyakumar.
HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
Intended Tax Treatment has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety
In-the-Money Company Option means each Company Option, whether vested or unvested, that has an exercise price per share of ARC Common Stock that is less than the Merger Consideration.
IRS means the Internal Revenue Service.
Limited Guarantee means the limited guarantee, dated as of August 27, 2024, entered into by and between ARC and the Guarantor, as the same may be amended, supplemented or modified from time to time, attached as Annex F, which is incorporated by reference in this proxy statement in its entirety.
Merger means the proposed merger of Merger Sub with and into ARC pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with ARC surviving the Merger as the surviving corporation and a subsidiary of Parent. ARC, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
Merger Agreement means the Agreement and Plan of Merger, dated as of August 27, 2024, by and among ARC, Parent and Merger Sub, as it may be amended, supplemented or modified from time to time, which is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
Merger Agreement Proposal means the proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger.
v

Merger Consideration means $3.40 per share of ARC Common Stock in cash, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement.
Merger-Related Compensation Proposal means the proposal to approve, by nonbinding, advisory vote, certain compensation arrangements for ARC’s named executive officers in connection with the Merger.
Merger Sub means TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.
Non-Recused Directors means the members of the ARC Board other than Kumarakulasingam Suriyakumar.
NYSE means the New York Stock Exchange and any successor stock exchange.
Option Spread means, with respect to any Company Option, the product of (i) the amount by which the Merger Consideration exceeds the exercise price per share of ARC Common Stock of such Company Option and (ii) the aggregate number of shares of ARC Common Stock remaining issuable upon exercise of such Company Option.
Out-of-the-Money Company Option means each Company Option, whether vested or unvested, that has an exercise price per share of ARC Common Stock that is equal to or greater than the Merger Consideration.
Parent means TechPrint Holdings, LLC, a Delaware limited liability company.
Parent Unit means a common unit of Parent.
Purchaser Filing Parties means the Buyer Parties and the members of the Acquisition Group.
Record Date means [  ], 2024.
Rollover Agreement mean that certain rollover agreement, dated as of August 27, 2024, by and among Parent and the members of the Acquisition Group, as it may be amended, supplemented or modified from time to time. A copy of the Rollover Agreement is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
Rollover Equity Awards means the equity awards issued to certain members of the Acquisition Group under the Company Stock Plans, which equity awards will be settled, pursuant to the Merger Agreement, in shares of ARC Common Stock that such members of the Acquisition Group have agreed, pursuant to the Rollover Agreement, to contribute to Parent immediately prior to the Effective Time in exchange for Parent Units.
Rollover Equity means collectively the Rollover Equity Awards and the Rollover Shares.
Rollover Shares means shares of ARC Common Stock held by the members of the Acquisition Group to be contributed to Parent immediately prior to the Effective Time in exchange for Parent Units pursuant to the Rollover Agreement.
Rollover Stockholders means (i) the members of the Acquisition Group and (ii) with the prior written consent of ARC (acting on the recommendation of the Special Committee), any other person, if and only if Parent or any of its Affiliates enters into the Rollover Agreement with such person(s) during the period between the date of the Merger Agreement and the Effective Time, in each case, providing for such person(s) to contribute, transfer and assign all of his, her or its right, title and interest in the number of shares of ARC Common Stock owned by such person(s) as specified in the applicable Rollover Agreement to Parent or certain of its affiliates in exchange for certain equity securities in Parent or an affiliate thereof.
SEC means the United States Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Special Committee means the committee established by the ARC Board comprised entirely of independent members of the ARC Board not affiliated with Parent or its affiliates to, among other things, evaluate, examine and negotiate the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, and to make a recommendation to the ARC Board as to whether ARC should enter into this Agreement.
Special Meeting means the special meeting of the stockholders of ARC to be held on [  ] at [  ], Pacific Time, which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 2600 El Camino Real, Suite 400, Palo Alto, California 94306, including any adjournment, postponement or other delay thereof.

Superior Proposal means a bona fide, unsolicited written Acquisition Proposal (with references therein to twenty percent (20%) being deemed to be replaced with references to fifty percent (50%)), by a person or group that either the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel and after taking into account such legal, financial, regulatory and other aspects of such Acquisition Proposal and the person or group making such Acquisition Proposal, as the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee deems relevant, to be reasonably likely to be consummated if accepted and, if consummated, would be more favorable to ARC’s stockholders (in their capacity as such) (other than the Rollover Stockholders) than the Merger (taking into account, as the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee deems relevant, all legal, regulatory, financial, financing and other aspects of such Acquisition Proposal and, if applicable, any adjustments or revisions to the terms and conditions of the Merger Agreement, the Commitment Letters and/or Limited Guarantee committed to in writing by Parent pursuant to the Merger Agreement.
Surviving Corporation Common Stock means shares of Surviving Corporation’s common stock, par value $0.001 per share.
Taxes has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Unaffiliated Stockholders means the “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act, of ARC.
Voting Agreement means that certain Voting Agreement, dated as of August 27, 2024, by and among the members of the Acquisition Group, Parent and ARC, as the same may be amended, supplemented or modified from time to time. A copy of the Voting Agreement is attached as Annex E to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

SUMMARY TERM SHEET
The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”
Since the transactions contemplated by the Merger Agreement, including the Merger, constitute a “going-private” transaction under the rules promulgated by the SEC, ARC and the Purchaser Filing Parties have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the transactions contemplated by the Merger Agreement, including the Merger. You may obtain any additional information about the Schedule 13E-3 under the caption “Where You Can Find More Information.”
Special Factors
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Certain Effects of the Merger; Treatment of ARC Common Stock. At the Effective Time, each share of ARC Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $3.40 per share of ARC Common Stock, payable to the holder thereof, without interest. For a further description of certain effects of the Merger, see “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—Merger Consideration.”

•	Background of the Merger. For a description of the background of the Merger see “Special Factors—Background of the Merger.”
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Purpose and Reasons of ARC for the Merger; Recommendations of the ARC Board and the Special Committee; Fairness of the Merger. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on August 27, 2024, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, ARC and its stockholders (other than the Rollover Stockholders), (ii) determined that it is advisable and in the best interests of ARC and its stockholders (other than the Rollover Stockholders) to enter into the Merger Agreement and (iii) recommended that the ARC Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. As part of its evaluation of the Merger, the Special Committee received the advice of the Special Committee’s independent legal and financial advisors, consulted with ARC’s management and considered various material factors, as summarized herein.

Based on the unanimous recommendation of the Special Committee, the ARC Board, pursuant to resolutions adopted at a meeting of the ARC Board held on August 27, 2024, unanimously (other than Mr. Suriyakumar, who recused himself due to his status as a member of the Acquisition Group and as a Rollover Stockholder) (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and the best interests of ARC and its stockholders (other than the holders of Rollover Shares), (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approved the execution and delivery by ARC of the Merger Agreement, the performance by ARC of its covenants and agreements contained therein and, subject to the receipt of the ARC Stockholder Approval, the consummation of the Merger and any other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iv) resolved to recommend that the stockholders of ARC vote to approve the adoption of the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement and (v) directed that the Merger Agreement be submitted to ARC’s stockholders for its adoption.
Accordingly, the ARC Board, acting upon the unanimous recommendation of the Special Committee, unanimously (other than Kumarakulasingam Suriyakumar, who recused himself due to his status as a member of the Acquisition Group and as a Rollover Stockholder) recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

For a description of the material factors considered by the Special Committee and the ARC Board in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations above, see “Special Factors—Purpose and Reasons of ARC for the Merger; Recommendations of the ARC Board and the Special Committee; Fairness of the Merger.”
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Opinion of the Special Committee’s Financial Advisor. The Special Committee retained William Blair & Company, L.L.C. (“William Blair”) as financial advisor to the Special Committee in connection with (i) an analysis of various strategic and financial options of ARC and (ii) a possible business combination with another party. Pursuant to its engagement, the Special Committee requested that William Blair render an opinion to the Special Committee as to whether the Merger Consideration to be received by holders of shares of ARC Common Stock (other than the holders of Rollover Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. On August 27, 2024, William Blair delivered its oral opinion to the Special Committee at a meeting of the Special Committee (which opinion was subsequently confirmed in its written opinion dated August 27, 2024 delivered to the Special Committee prior to the execution of the Merger Agreement) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than holders of Rollover Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of William Blair’s written opinion, dated August 27, 2024, is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference in its entirety. The summary of the opinion of William Blair in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are urged to read the entire fairness opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of review undertaken by William Blair in rendering its opinion. The analysis performed by William Blair should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. William Blair’s fairness opinion was directed to the Special Committee for its use and benefit in evaluating the fairness of the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than holders of Rollover Shares and Dissenting Shares) pursuant to the Merger Agreement and relates only to the fairness, as of the date of William’s Blair’s fairness opinion and from a financial point of view, of the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than holders of Rollover Shares and Dissenting Shares) pursuant to the Merger Agreement. William Blair’s fairness opinion does not address any other aspects of the Merger or any related transaction, and does not constitute a recommendation to any holder of ARC Common Stock as to how such stockholder should vote its shares of ARC Common Stock with respect to the Merger. William Blair did not address the merits of the underlying decision by ARC to engage in the Merger.
For more information, see Annex B to this proxy statement and the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”
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Position of the Purchaser Filing Parties as to the Fairness of the Merger. Under the SEC rules governing “going private” transactions, the Purchaser Filing Parties may be deemed to be affiliates of ARC, and, therefore, are required to express their beliefs as to the fairness of the Merger to the Unaffiliated Stockholders. For a description of the Purchaser Filing Parties’ beliefs as to the fairness of the Merger to the Unaffiliated Stockholders, see “Special Factors—Position of the Purchaser Filing Parties as to the Fairness of the Merger.”

•
Purpose and Reasons of the Purchaser Filing Parties for the Merger. Under the SEC rules governing “going private” transactions, the Purchaser Filing Parties may be deemed to be affiliates of ARC, and, therefore, are required to express their reasons for the Merger to the Unaffiliated Stockholders. For a description of the Purchaser Filing Parties’ purposes and reasons for the Merger, see “Special Factors—Purpose and Reasons of the Purchaser Filing Parties for the Merger.”

•
Interests of Executive Officers and Directors of ARC in the Merger. In considering the recommendations of the ARC Board with respect to the Merger, the ARC stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the ARC stockholders generally. The Special Committee, consisting entirely of independent, disinterested directors, and the ARC Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendations.

For a more detailed description of the interests of executive officers and directors of ARC in the Merger, see “Special Factors—Interests of Executive Officers and Directors of ARC in the Merger.”
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Intent of the Directors and Executive Officers to Vote in Favor of the Merger. Our directors and executive officers which are not party to the Voting Agreement have informed us that, as of the date of this proxy statement and to the extent that they own shares of ARC Common Stock as of the Record Date, they intend to vote all of the shares of ARC Common Stock owned directly or indirectly by them in favor of the approval of the Merger Agreement Proposal and each of the other proposals. As of the Record Date, our directors and executive officers (i) which are not party to the Voting Agreement directly owned, in the aggregate, [ ] outstanding shares of ARC Common Stock, (ii) which are party to the Voting Agreement directly owned, in the aggregate, [ ]% of the outstanding shares of ARC Common Stock and (iii) collectively own [ ] outstanding shares of ARC Common Stock, including [ ] unvested Company RSAs, entitled to vote at the Special Meeting. Our directors and executive officers therefor collectively control approximately [ ]% of the total voting power entitled to vote at the Special Meeting, based on [ ] outstanding shares of ARC Common Stock, including [ ] unvested Company RSAs, as of the Record Date.

For a further description of the voting intentions of ARC’s directors and executive officers, see “Special Factors—Intent of the Directors and Executive Officers to Vote in Favor of the Merger” and “Special Factors—Voting Agreement.”
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Intent of the Purchaser Filing Parties to Vote in Favor of the Merger. The members of the Acquisition Group, including certain of our directors and executive officers, who owned approximately [ ]% of the voting power of ARC’s outstanding capital stock as of the Record Date, entered into the Voting Agreement, pursuant to which each of member of the Acquisition Group agreed to vote all of their shares of ARC Common Stock in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Voting Agreement.

For more information about the Voting Agreement and the voting intentions of the members of the Acquisition Group, see “Special Factors—Intent of the Purchaser Filing Parties to Vote in Favor of the Merger” and “Special Factors—Voting Agreement.”
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Material U.S. Federal Income Tax Consequences of the Merger. The exchange of the shares of ARC Common Stock for cash in the Merger will be a taxable transaction to U.S. Holders (as defined below in “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. A U.S. Holder that receives cash in exchange for shares of ARC Common Stock pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received by such holder in the Merger and the adjusted tax basis in the shares of ARC Common Stock surrendered in exchange therefore. A stockholder that is a Non-U.S. Holder (as defined below in “Special Factors—Material U.S. Federal Income Tax Consequences of Merger”) will generally not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless such Non-U.S. Holder has certain connections to the United States. However, the tax consequences of the Merger to a stockholder will depend on the stockholder’s particular circumstances, and stockholders should consult their own tax advisors to determine the particular tax consequences to them of the Merger.

For further information about the material U.S. federal income tax consequences of the Merger, see “Special Factors―Material U.S. Federal Income Tax Consequences of the Merger.”
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Rollover Financing of the Merger. The Merger Agreement provides that Rollover Stockholders shall not be entitled to receive the Merger Consideration. Instead, the Rollover Stockholders entered into the

Rollover Agreement with Parent pursuant to which each Rollover Stockholder will immediately prior to the Effective Time, (i) contribute their shares of ARC Common Stock to Parent in exchange for Parent Units and (ii) with respect to those Rollover Stockholders who hold Rollover Equity Awards, contribute the shares of ARC Common Stock received with respect to such Rollover Equity Awards pursuant to the Merger Agreement to Parent in exchange for Parent Units. The transactions contemplated by the Rollover Agreement are subject to the satisfaction or waiver of the conditions set forth in the Rollover Agreement, including the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the Merger contained in the Merger Agreement and the availability of the Debt Financing and Equity Financing.
For more information, please see the section of this proxy statement captioned “Special Factors—Financing of the Merger-Rollover Financing” and the full text of the Rollover Agreement, attached as Annex C, which is incorporated by reference in this proxy statement in its entirety.
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Debt Financing of the Merger. The obligation of the Buyer Parties to consummate the Merger is not subject to any debt financing condition. In connection with the financing of the Merger, Parent entered into the Debt Commitment Letter, pursuant to which, among other things, the Debt Financing Sources have committed to provide, on the terms and subject to the conditions set forth in the Debt Commitment Letter, at or prior to the closing of the Merger, an incremental term loan facility of $185.0 million, consisting of a $60.0 million revolving credit facility ($35.0 million of which is permitted to be drawn at Closing), and a $125.0 million term loan facility (all of which may be used in connection with the Merger), subject to certain customary conditions. Funding of the Debt Financing (as defined in the section of this proxy statement captioned “Special Factors—Financing of the Merger-Debt Financing”) is subject to the satisfaction or waiver of the conditions set forth in the Debt Commitment Letter.

For more information, please see the section of this proxy statement captioned “Special Factors—Financing of the Merger-Debt Financing”.
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Equity Financing of the Merger. The obligation of the Buyer Parties to consummate the Merger is not subject to any equity financing condition. In connection with the financing of the Merger, Parent and the Equity Investors entered into the Equity Commitment Letter, pursuant to which, among other things, the Equity Investors agreed, subject to the terms and conditions thereof, to invest in Parent an aggregate amount of $11.0 million. The equity commitment described above is conditioned upon (i) the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the Merger contained in the Merger Agreement, (ii) the Debt Commitment having been funded or confirmed to be funded at the closing, (iii) the substantially concurrent receipt of the Rollover Shares by Parent, (iv) Parent being required to effect the closing pursuant to the Merger Agreement and (v) ARC having irrevocably notified Parent in writing that it is ready, willing and able to consummate the closing.

For more information, see the section of this proxy statement entitled Special Factors —Financing the Merger—Equity Financing” and the full text of the Equity Commitment Letter, attached as Annex D, which is incorporated by reference in this proxy statement in its entirety.
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Voting Agreement On August 27, 2024, the members of the Acquisition Group, who owned as of the date of this proxy statement, in the aggregate, approximately 15.8% of the voting power of ARC’s outstanding capital stock, entered into the Voting Agreement, pursuant to which the members of the Acquisition Group agreed, among other things, to vote all of their shares of ARC Common Stock in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Voting Agreement. For more information, see the section of this proxy statement captioned “Special Factors —Voting Agreement” and the full text of the Voting Agreement, attached as Annex E, which is incorporated by reference in this proxy statement in its entirety.

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Limited Guarantee. Concurrently with the execution of the Merger Agreement, Mr. Suriyakumar, as Guarantor, delivered to ARC the Limited Guarantee entered into by the Guarantor in favor of ARC. Pursuant to the terms of the Limited Guarantee and subject to the conditions contained therein, the Guarantor agreed to guarantee the obligation of the Buyer Parties to pay the Reverse Termination Fee (as defined in the section of this proxy statement captioned “The Merger Agreement—Termination

Fees”), if and when due pursuant to the Merger Agreement, and up to $1.5 million of monetary damages resulting or arising from Parent’s or Merger Sub’s Fraud with respect to the Merger Agreement or the transactions contemplated thereby, subject to the terms and conditions of the Limited Guarantee.
For more information, please see the section of this proxy statement captioned “Special Factors—Limited Guarantee” and the full text of the Limited Guarantee, attached as Annex F, which is incorporated by reference in this proxy statement in its entirety.
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Litigation Relating to the Merger. As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain. For a further description of litigation relating to the Merger, see “Special Factors—Litigation Relating to the Merger.”

The Merger Agreement
•
A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, is included in the section of this proxy statement captioned “The Merger Agreement.”

•	Treatment of ARC Common Stock and Equity Awards.
•	ARC Common Stock. The Merger Agreement provides for the following treatment of shares of ARC Common Stock in connection with the Merger:
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At the Effective Time, each share of ARC Common Stock, other than any shares owned by Parent, Merger Sub, ARC, or the Rollover Stockholders, or any Dissenting Shares, will be automatically converted into the right to receive the Merger Consideration, in cash, without interest. This amount constitutes a premium of approximately 28.8% over the closing share price of ARC Common Stock on June 28, 2024, the last trading day before the public disclosure of the April Proposal. For more information, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—Merger Consideration—ARC Common Stock.”

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Each share of ARC Common Stock that is owned by Parent (including the Rollover Equity contributed to Parent pursuant to the Rollover Agreement) will not be converted into the Merger Consideration and will instead remain outstanding and from and after the Effective time will represent one share of Surviving Corporation Common Stock.

•	Immediately prior to the Effective Time, the Rollover Stockholders shall contribute the Rollover Equity to Parent in exchange for Parent Units.
•
Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into one share of Surviving Corporation Common Stock.

•
Each Dissenting Share shall only be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. For more information, see the section of this proxy statement captioned “Special Factors—Appraisal Rights.”

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Each share of ARC Common Stock that is owned by ARC and not held on behalf of any third parties and any share owned by Merger Sub will automatically be cancelled without payment or any consideration and cease to exist.

•
As soon as possible following the Effective Time and in any event on the Closing Date, Parent or Merger Sub will deposit cash with the Paying Agent (as defined in the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures”) sufficient to pay the aggregate Merger Consideration. Once a stockholder has provided the Payment Agent with the appropriate documentation, the Paying Agent will pay the stockholder the appropriate portion of the aggregate Merger Consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”
•	Treatment of Company Options. The Merger Agreement provides for the following treatment of Company Options:
•	Out-of-the-Money Company Options. At the Effective Time, each Out-of-the-Money Company Option will be cancelled without the payment of consideration.
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In-the-Money Company Options Not Held by Rollover Stockholders. At the Effective Time, each In-the-Money Company Option that is not held by a Rollover Stockholder will be converted into the right to receive an amount in cash equal to the product of (i) the amount by which the Merger Consideration exceeds the exercise price per share of such Company Option and (ii) the aggregate number of shares issuable upon exercise of such Company Option (such amount in cash, the “Option Spread”), less applicable Taxes and authorized deductions. Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time).

•
In-the-Money Company Options Held by Rollover Stockholders. Immediately prior to the Effective Time, each In-the-Money Company Option, whether vested or unvested, that is held by a Rollover Stockholder will be cancelled and converted into a number of shares of ARC Common Stock equal to the quotient of (i) the applicable Option Spread for such Company Option, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share.

•
For more information about the treatment of Company Options, see the sections of this proxy statement captioned “Certain Effects of the Merger ―Treatment of Equity Compensation Awards and Company ESPP” and “Interests of ARC’s Directors and Executive Officers in the Merger—Treatment of Equity Compensation Awards.”

•	Treatment of Company RSAs. The Merger Agreement provides for the following treatment of Company RSAs:
•
Company RSAs Held by Rollover Stockholders. Immediately prior to the Effective Time, each Company RSA held by a Rollover Stockholder will be cancelled and converted into a number of shares of ARC Common Stock equal to the quotient of (i) the number of shares of ARC Common Stock covered thereby multiplied by the Merger Consideration, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share.

•
Company RSAs Not Held by Rollover Stockholders. Immediately prior to the Effective Time, each Company RSA that is not held by a Rollover Stockholder will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of ARC Common Stock covered thereby multiplied by (ii) the Merger Consideration, less applicable Taxes and authorized deductions. Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time)).

•
For more information about the treatment of Company RSAs, see the sections of this proxy statement captioned “Certain Effects of the Merger ―Treatment of Equity Compensation Awards and Company ESPP” and “Interests of ARC’s Directors and Executive Officers in the Merger—Treatment of Equity Compensation Awards.”

•	Treatment of the Company ESPP. The Merger Agreement requires that as soon as practicable, the Company take all actions necessary to:
•	provide that from and after the August 27, 2024 no new individuals will be permitted to enroll in the Company ESPP on or following August 27, 2024;

•	prohibit any increase in the amount of participants’ payroll deduction elections under the Company ESPP from and after August 27, 2024;
•
suspend the Company ESPP and provide that no new offering period may commence prior to the termination of the Merger Agreement if any offering period in effect on August 27, 2024 ends prior to the Effective Time;

•
provide if any offering period in effect on August 27, 2024 would continue to be in effect as of less than five business days prior to the closing date of the Merger, accelerate the last day of such offering period will be accelerated to be the fifth business day prior to the closing date and the final settlement or purchase of shares thereunder shall be made on that business day; and

•	subject to the consummation of the Merger, immediately prior to the Effective Time, terminate the Company ESPP.
•
For more information about the treatment of the Company ESPP, see the sections of this proxy statement captioned “Certain Effects of the Merger―Treatment of Equity Compensation Awards and Company ESPP” and “Interests of ARC’s Directors and Executive Officers in the Merger—Treatment of Equity Compensation Awards.”

•	Solicitation of Other Offers.
•	For purposes of this proxy statement, “Acceptable Confidentiality Agreement” is defined in the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”
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From and after August 27, 2024 until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, ARC is subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows ARC, under certain specified circumstances and after entry into an Acceptable Confidentiality Agreement, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal that did not arise from a material breach of the Merger Agreement if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”

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ARC is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If ARC terminates the Merger Agreement in order to accept a Superior Proposal from a third party, it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—Change of Recommendation.”

•	Changes in the ARC Board’s Recommendation.
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The ARC Board (or a committee thereof, including the Special Committee) may not amend, modify or withdraw its recommendation that ARC’s stockholders adopt the Merger Agreement or take certain similar actions other than, under certain circumstances, if the ARC Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law and the ARC Board, acting upon the recommendation of the Special Committee, or the Special Committee complies with the terms of the Merger Agreement.

•
Moreover, neither the ARC Board, acting upon the recommendation of the Special Committee, nor the Special Committee may withdraw the ARC Board’s recommendation that ARC’s stockholders adopt the Merger Agreement or take certain similar actions unless the ARC Board complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If ARC or Parent terminates the Merger Agreement under certain circumstances, including because the ARC Board, acting upon the recommendation of the Special Committee, or the Special Committee, amends, modifies or withdraws the ARC Board’s recommendation that ARC’s stockholders adopt the Merger Agreement, then ARC must pay to Parent a termination fee.
•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Change of Recommendation.”
•	Conditions to the Closing of the Merger.
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Obligations of Parent, Merger Sub and ARC. The obligations of Parent, Merger Sub and ARC, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including:

•	the adoption of the Merger Agreement by the Requisite Stockholder Approval;
•	the expiration or termination of the waiting periods applicable to the Merger pursuant to the HSR Act; and
•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction.
•
Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

•	the accuracy of the representations and warranties of ARC in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;
•	ARC having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by it at or prior to the closing of the Merger;
•	the receipt by Parent and Merger Sub of a customary closing certificate of ARC; and
•	the absence of any Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred since August 27, 2024.
•	Obligations of ARC. The obligations of ARC to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:
•
the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

•
Parent and Merger Sub having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing of the Merger; and

•	the receipt by ARC of a customary closing certificate of Parent and Merger Sub.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”
•	Termination of the Merger Agreement.
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The Merger Agreement contains certain termination rights for ARC, on the one hand, and Parent, on the other hand, including but not limited to, Parent and ARC each having the right to terminate the Merger Agreement at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by (1) mutual written agreement or (2) if the Merger is not consummated by before February 26, 2025. Additional termination rights are further described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement.”

•	Termination Fees and Remedies.
•
Payment of Termination Fee by ARC. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees—Company Termination Fee,” under specified circumstances, including ARC terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or Parent terminating the Merger Agreement due to a Change of Recommendation, in each case, pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, ARC will be required to pay Parent a termination fee of $5,277,367 (the “Company Termination Fee”). The Company Termination Fee will also be payable by ARC if the Merger Agreement is terminated under certain circumstances and, prior to such termination, an Acquisition Proposal has been made to ARC or has been publicly announced or disclosed, or otherwise becomes known to ARC, the ARC Board or the Special Committee and any Acquisition Proposal or ARC enters into an Alternative Acquisition Agreement providing for the consummation of any Acquisition Proposal within 12 months after the termination.

•
Payment of Termination Fee by Parent. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees—Reverse Termination Fee,” under certain circumstances, Parent will be required to pay ARC a reverse termination fee from Parent of $750,000 (the “Reverse Termination Fee”).

•
Monetary Damages. The Merger Agreement provides that Parent and Merger Sub, on one hand, and ARC, on the other hand, may be liable for up to an aggregate of $1.5 million of monetary damages resulting or arising from such party’s Fraud (as defined in the Merger Agreement) occurring prior to termination of the Merger Agreement.

•
Specific Performance. Subject to the terms and conditions of the Merger Agreement, Parent is entitled, in addition to any other remedy to which it is entitled at law or equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and, in certain circumstances, enforce the performance of terms and provisions of the Merger Agreement, including ARC’s obligation to consummate the Merger. ARC is entitled to enforce specifically Parent’s obligation to consummate the closing at the time the closing is required to occur if, among other things, the Debt Financing has been funded or will be funded at closing in accordance with the terms of the Debt Commitment Letter and Parent shall have failed to consummate the closing within three (3) business days following ARC’s irrevocably notifying Parent that it is ready, willing and able to consummate the closing in accordance with the terms of the Merger Agreement.

For more information, see the sections of this proxy statement captioned “The Merger Agreement—Termination Fees,” “The Merger Agreement—Limitation of Liability,” and “The Merger Agreement—Specific Performance.”
Appraisal Rights
•
If the Merger is consummated and certain conditions are met, stockholders (and certain beneficial owners of ARC Common Stock) who continuously hold (or beneficially own, as the case may be) shares of ARC Common Stock from the date of the making of the demand through the effective date of the Merger, who do not vote such shares of ARC Common Stock in favor of the proposal to adopt the Merger Agreement (whether by voting against the proposal to adopt the Merger Agreement, abstaining or otherwise not voting with respect to the proposal to adopt the Merger Agreement), who properly demand appraisal of such shares of ARC Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of ARC Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders (and beneficial owners) of shares of ARC Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of ARC Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such shares of ARC Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders and beneficial owners who wish to seek appraisal of their shares of ARC Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
•
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of ARC Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of ARC Common Stock.

•	Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of ARC Common Stock must do ALL of the following:
•	NOT vote, in person or by proxy, the shares of ARC Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;
•
deliver to ARC a written demand for appraisal of such shares of ARC Common Stock before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, which written demand, (i) in the case of a stockholder, must reasonably inform ARC of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of ARC Common Stock and that such stockholder intends thereby to demand appraisal of such shares of ARC Common Stock and (ii) in the case of a beneficial owner, must reasonably identify the holder of record of the shares of ARC Common Stock for which the demand is made, be accompanied by documentary evidence of such beneficial owners’ beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262;

•
continuously hold (or beneficially own, as the case may be) such shares of ARC Common Stock on and from the date of making the demand through the effective date of the Merger (a person demanding appraisal will lose appraisal rights if, in the case of a record holder they transfer, or in the case of a beneficial owner they cease to beneficially own, such shares before the Effective Time and after delivering a written demand for appraisal); and

•	otherwise comply with the applicable procedures and requirements set forth in Section 262.
•
The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex G to this proxy statement and incorporated by reference in this proxy statement in its entirety. For more information, please see the section of this proxy statement captioned “The Special Meeting―Appraisal Rights.”

Parties to the Merger
•
ARC. ARC was organized as a limited liability company under the name American Reprographics Holdings L.L.C. in 1997. In 2005, ARC reorganized as a Delaware corporation in connection with its initial public offering under the name American Reprographics Company. While its service centers historically marketed their offerings under local brand names, in 2011 ARC consolidated its operations under a single brand, “ARC,” in order to highlight the scope and scale of its business, and to generate synergies in its overall national marketing efforts to the consolidating architectural, engineering and construction industry market. At the end of 2012, ARC formally changed its corporate name to “ARC Document Solutions, Inc.,” leaving its New York Stock Exchange ticker symbol “ARC” unchanged.

Today, ARC is a digital printing company providing digital printing and document-related services to customers in a growing variety of industries. For more information about ARC, see the sections of this proxy statement captioned “Parties to the Merger—ARC” and “Other Important Information Regarding ARC.”
•
Parent. TechPrint Holdings, LLC was formed on April 1, 2024 as a Delaware limited liability company. For more information about Parent, see the sections of this proxy statement captioned “Parties to the Merger—The Buyer Parties” and “Other Important Information Regarding the Purchaser Filing Parties—The Buyer Parties.”

•
Merger Sub. TechPrint Merger Sub, Inc. is a wholly-owned subsidiary of Parent and was formed on August 20, 2024. For more information about Merger Sub, see the sections of this proxy statement captioned “Parties to the Merger—The Buyer Parties” and “Other Important Information Regarding the Buyer Parties—The Buyer Parties.”

Parent and Merger Sub are each affiliated with the Guarantor, as described further in the section of this proxy statement captioned “Special Factors—Limited Guarantee.”
The Special Meeting
•
Date, Time, and Place of the Special Meeting. The Special Meeting of ARC stockholders will be held on [ ] at [ ] Pacific Time at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 2600 El Camino Real, Suite 400, Palo Alto, California 94306.

•
Vote Required. The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ARC Common Stock entitled to vote on the adoption of the Merger Agreement Proposal. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Merger-Related Compensation proposal requires the affirmative vote of holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
•
For each of the Merger Agreement Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares and bring it with you to the meeting.

•
For more information about the Special Meeting, including the record date, quorum and the vote required to approve each of the proposals, see the sections of this proxy statement captioned “The Special Meeting—Date, Time and Place,” “The Special Meeting—Purpose of the Special Meeting,” “The Special Meeting—Record Date and Quorum” and “The Special Meeting—Vote Required.”

Other Important Information Regarding ARC
•
Market Price of Shares of ARC Common Stock and Dividends. On [ ], 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of ARC Common Stock on NYSE was $[__] per share of ARC Common Stock. You are encouraged to obtain current market quotations for the shares of ARC Common Stock in connection with voting your shares of ARC Common Stock. For more information about the market price of shares of ARC Common Stock and dividends, see the section of this proxy statement captioned “Other Important Information Regarding ARC—Market Price of Shares of ARC Common Stock and Dividends.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of ARC. Please refer to the section of this proxy statement captioned “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully in their entirety. See the section of this proxy statement captioned “Where You Can Find More Information.”
Q.	Why am I receiving this document?
A.
You are receiving this proxy statement because you own shares of ARC Common Stock and ARC is soliciting proxies for the Special Meeting. ARC is holding the Special Meeting so that its stockholders may vote to approve the Merger Agreement Proposal, the Merger-Related Compensation Proposal and, if necessary or advisable, the Adjournment Proposal.

This proxy statement contains important information about the Merger and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to submit a proxy to vote your shares of ARC Common Stock without attending the Special Meeting in person.
Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of ARC Common Stock, please see the section of this proxy statement captioned “The Special Meeting.”
Q.	What is the proposed transaction and what effects will it have on ARC?
A.
On August 27, 2024, ARC entered into the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference in its entirety. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into ARC, with ARC surviving the Merger as the surviving corporation and a subsidiary of Parent. If the Merger is completed, the holders of shares of ARC Common Stock as of immediately prior to the Merger (other than the Excluded Shares) will have the right to receive the Merger Consideration of $3.40 per share of ARC Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, following completion of the Merger, there will be no further market for the shares of ARC Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, ARC’s securities will be delisted from NYSE and deregistered under the Exchange Act, upon application to the SEC. As a result of the Merger, ARC will no longer be an independent public company, the shares of ARC Common Stock will no longer be listed on any exchange or quotation system, price quotations will no longer be available and ARC’s registration and reporting obligation under the Exchange Act will cease.
Following completion of the Merger, your shares of ARC Common Stock will represent only the right to receive the Merger Consideration, subject to and in accordance with the terms and conditions of the Merger Agreement, and you will no longer have any interest in ARC’s future earnings, growth or value.
For more information about the Merger Agreement and the transactions contemplated thereby, including the Merger, see the section of this proxy statement captioned “The Merger Agreement.”
Q.	What happens if the Merger is not completed?
A.
If the Merger Agreement Proposal is not approved by ARC’s stockholders or if the Merger is not completed for any other reason, ARC’s stockholders will not receive any payment for their shares of ARC Common Stock in connection with the Merger. Instead, unless ARC is sold to a third party, ARC will remain an independent public company, and shares of ARC Common Stock will continue to be listed and traded on NYSE, so long as ARC continues to meet the applicable listing requirements. In addition, if the Merger is not completed, ARC expects that management will operate ARC’s business in a manner similar to that in which it is being operated today and that ARC’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of ARC Common Stock, including the risk that the market price of ARC Common Stock may decline to the extent that the current market price of ARC Common Stock reflects a market assumption that the Merger will be completed. For more information about what happens if the Merger is not completed, see the section of this proxy statement captioned “Special Factors—Certain Effects on ARC If the Merger Is Not Completed.”
Under certain circumstances, if the Merger is not completed, ARC may be required to pay Parent a Company Termination Fee of $5,277,367 or Parent may be required to pay ARC a Reverse Termination Fee of $750,000. For more information about termination fees, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”
Q.	When and where is the Special Meeting?
A.
The Special Meeting will take place on [ ], 2024, at [ ] Pacific Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 2600 El Camino Real, Suite 400, Palo Alto, California 94306. For more information about the Special Meeting, see “The Special Meeting.”

Q.	Who can vote at the Special Meeting?
A.
All record holders of the shares of ARC Common Stock as of the close of business on [ ], the Record Date for the Special Meeting, are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of ARC Common Stock at the close of business on the Record Date.

Each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares and bring it with you to the meeting.
For more information about who can vote at the Special Meeting, see the section of this proxy statement captioned “The Special Meeting—Voting.”
Q.	What is the difference between being a “stockholder of record” or “record holder” and a “beneficial owner” of shares of ARC Common Stock held in “street name”?
A.
If your shares of ARC Common Stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are considered, with respect to those shares of ARC Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by ARC. As the stockholder of record, you have the right to grant your voting proxy directly to us or to another proxyholder to vote in person at the Special Meeting.

If your shares of ARC Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of ARC Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of ARC Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of ARC Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote those shares of ARC Common Stock in person at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.
For more information about stockholders of record and beneficial owners of shares held “in street name,” see the section of this proxy statement captioned “The Special Meeting—Voting.”

Q.	What am I being asked to vote on at the Special Meeting?
A.	You are being asked to consider and vote on the following:
•
The Merger Agreement Proposal: A proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•	The Merger-Related Compensation Proposal: A proposal to approve, by nonbinding, advisory vote, certain compensation arrangements for ARC’s named executive officers in connection with the Merger; and
•
The Adjournment Proposal: One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

For more information on each of these proposals, see the sections of this proxy statement captioned “The Merger (The Merger Agreement Proposal—Proposal 1)”, “Merger-Related Executive Compensation Agreements (The Merger-Related Compensation Proposal—Proposal 2)”, and “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 3).”
Q.	What is a quorum?
A.
The representation of the holders of a majority of the issued and outstanding shares of ARC Common Stock entitled to vote at the Special Meeting as of the Record Date must be present, in person or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the quorum of the Special Meeting, see the section of this proxy statement “The Special Meeting—Record Date and Quorum.”

Q.	What vote is required for ARC’s stockholders to approve the Merger Agreement Proposal?
A.
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ARC Common Stock entitled to vote on the adoption of the Merger Agreement Proposal (the “Requisite Stockholder Approval”).

Each of the members of the Acquisition Group, who together hold approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this proxy statement, entered into a Voting Agreement with Parent and ARC, pursuant to which, among other things, the members of the Acquisition Group have agreed to vote all shares of ARC Common Stock beneficially owned by the members of the Acquisition Group in favor of the Merger and the Merger Agreement. A copy of the Voting Agreement is attached as Annex E to this proxy statement and is incorporated by reference in this proxy statement in its entirety. For more information on the Merger Agreement Proposal, see the section of this proxy statement captioned “The Merger (The Merger Agreement Proposal—Proposal 1).”
Q.	What vote is required for ARC’s stockholders to approve the Merger-Related Compensation Proposal?
A.
Approval of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For more information on the Merger-Related Compensation Proposal, see the section of this proxy statement captioned “Merger-Related Executive Compensation Arrangements (The Merger-Related Consideration Proposal—Proposal 2).”
Q.	What vote is required for ARC’s stockholders to approve the Adjournment Proposal?
A.
Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, requires the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For more information on the Adjournment Proposal, see the section of this proxy statement captioned “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 3).”
Q.	How many votes do I have?
A.
Each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting. Each holder of unvested Company RSAs is entitled to one vote for each unvested share of ARC Common Stock subject to such award on each matter properly brought before the Special Meeting.

Q.	How are the votes counted?
A.
For each of the Merger Agreement Proposal, the Merger-Related Consideration Proposal and the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as an “AGAINST” vote for these proposals and will count for purposes of determining if a quorum is present at the Special Meeting. For more information, see the section of this proxy captioned “The Special Meeting.”

Q.	How does the ARC Board recommend that I vote?
A.	Based in part on the unanimous recommendation of the Special Committee, the ARC Board (excluding Mr. Suriyakumar), recommends that you vote:
•	“FOR” the Merger Agreement Proposal;
•	“FOR” the Merger-Related Compensation Proposal; and
•	“FOR” the Adjournment Proposal.
For more information, you should read the section of this proxy captioned “Special Factors—Purpose and Reasons of ARC for the Merger; Recommendations of the ARC Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the ARC Board considered in deciding to recommend the approval of the Merger Agreement.
Q.	How will the members of the Acquisition Group vote on the Merger Agreement Proposal?
A.
Concurrently with the execution and delivery of the Merger Agreement, the members of the Acquisition Group, who owned as of the date of this proxy statement approximately 15.8% of the voting power of ARC’s outstanding capital stock, entered into a Voting Agreement with Parent and ARC. Under the Voting Agreement, the members of the Acquisition Group have agreed to take certain actions required by ARC subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of ARC Common Stock beneficially owned by the members of the Acquisition Group in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or transaction that is not recommended by the ARC Board; (ii) not transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing, or cause to be transferred, any of the shares of ARC Common Stock beneficially owned by the members of the Acquisition Group other than as provided under certain customary exceptions and set forth in the Voting Agreement; and (iii) waive to the full extent of the law any appraisal rights under Section 262 of the DGCL.

A copy of the Voting Agreement is attached as Annex E to this proxy statement and is incorporated by reference in this proxy statement in its entirety. For more information about the voting intentions of the members of the Acquisition Group, see the section of this proxy captioned “Special Factors—Intent of the Purchaser Filing Parties to Vote in Favor of the Merger” and “Special Factors—Voting Agreement.”
Q.	How do I vote?
A.
If, on the Record Date, your shares were registered directly in your name with, Broadridge, the transfer agent for ARC Common Stock then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
•	To vote by proxy over the Internet - Follow the instructions provided on your proxy card.
•	To vote by proxy by telephone - If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.
•
To vote by proxy by mail - If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.

•	To vote by attending the Special Meeting – If you hold shares directly in your name as a stockholder of record you may vote your shares in person at the Special Meeting.
If, as of the Record Date, you are the beneficial owner of shares of ARC Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of ARC Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of ARC Common Stock voted. In most cases you will be able to vote over the Internet, by telephone or by mail. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain a legal proxy from your broker, bank or other nominee.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of ARC Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by the Corporate Secretary of ARC by the time the Special Meeting begins.
For more information about voting, see the section of this proxy statement captioned “The Special Meeting—How to Vote.”
Q.	What is a proxy?
A.
A proxy is your legal designation of another person to vote your shares of ARC Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of ARC Common Stock is called a proxy card. For more information about voting by proxy, see the section of this proxy statement captioned “The Special Meeting—How to Vote.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?
A.
If you do not attend the Special Meeting and fail to vote, either in or by proxy, your shares of ARC Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person or by proxy, your failure to vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the outstanding shares of ARC Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (b) have no effect on the Adjournment Proposal or the Merger-Related Compensation proposal (so long as a quorum is present). For more information, see the section of this proxy statement captioned “The Special Meeting.”

Q.	If my shares of ARC Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of ARC Common Stock for me?
A.
We do not expect that your broker, bank or other nominee will be permitted to vote your shares of ARC Common Stock if you do not instruct your broker, bank or other nominee as to how to vote. As a result, absent specific instructions from the beneficial owner of such shares of ARC Common Stock, we do not expect that your broker, bank or other nominee will be empowered to vote such shares of ARC Common Stock.

If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of ARC Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, we expect a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
We expect that a failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the outstanding shares of ARC Common Stock entitled to vote on the adoption of the Merger Agreement Proposal and (b) no effect on either the Merger-Related Compensation Proposal or the Adjournment Proposal (so long as a quorum is present). For more information, see the section of this proxy statement captioned “The Special Meeting—Voting.”
Q.	If a stockholder gives a proxy, how are the shares of ARC Common Stock voted?
A.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of ARC Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of ARC Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly execute your proxy card but do not mark the boxes indicating how your shares of ARC Common Stock should be voted on a matter, the shares of ARC Common Stock represented by your properly executed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Merger Related Consideration Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal. For more information, see the section of this proxy statement captioned “The Special Meeting—How to Vote.”
Q.	Can I change or revoke my vote?
A.
Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Corporate Secretary of ARC, which must be received by the Corporate Secretary of ARC before the Special Meeting begins, or (3) attending the Special Meeting and voting in person. If, as of the Record Date, you are the beneficial owner of shares of ARC Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions set forth on your enclosed proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible. For more information, see the section of this proxy statement captioned “The Special Meeting—Proxies and Revocation.”
Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.
If, as of the Record Date, you hold shares of ARC Common Stock as the beneficial owner of shares of ARC Common Stock held in “street name,”(that is, through one or more brokers, banks or other nominees), and also directly as the stockholder of record or otherwise, you may receive more than one proxy card or voting instruction forms relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of ARC Common Stock are voted.
Q.	Should I send in any evidence of ownership now?
A.
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of ARC Common Stock for the Merger Consideration. If you are the beneficial owner of shares of ARC Common Stock held in “street name” by your broker, bank or other nominee immediately prior to the Merger, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your shares of ARC Common Stock in exchange for the Merger Consideration.

Q.	What happens if I sell my shares of ARC Common Stock before the Special Meeting?
A.
The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of ARC Common Stock before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your shares of ARC Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares of ARC Common Stock. Unless special arrangements are made, the person to whom you transfer your shares of ARC Common Stock after the Record Date will not have a right to vote those shares of ARC Common Stock at the Special Meeting. For more information, see the section of this proxy statement captioned “The Special Meeting—How to Vote.” If you demand appraisal for any of your shares of ARC Common Stock in connection with the Merger and subsequently transfer any such shares, you will lose your right to appraisal with respect to the shares that you have so transferred. For more information about appraisal rights, see the section of this proxy statement captioned “The Special Meeting—Appraisal Rights” and Annex G to this proxy statement.

Q.	Who will solicit and pay the cost of soliciting proxies?
A.
ARC will pay for the entire cost of soliciting proxies. ARC has retained Okapi Partners LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, which amount is estimated to be approximately $30,000. ARC will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, ARC may reimburse banks, brokers and other nominees representing beneficial owners of shares of ARC Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. ARC’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. ARC’s directors, officers and employees will not be paid any additional amounts for soliciting proxies. For more information, see the section of this proxy statement captioned “The Special Meeting—Solicitation of Proxies; Payment of Solicitation Expenses.”

Q.	What is householding and how does it affect me?
A.
The SEC has adopted rules that permit companies to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

To take advantage of this opportunity, ARC may deliver only one proxy statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. If you would prefer to receive a separate proxy statement and annual report, please mail a request to: ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583, Attention: Corporate Secretary, or contact ARC at (925) 949-5100. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications may request to receive a single copy of proxy statements in the future in the same manner described above. ARC will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement or proxy card to a stockholder at a shared address to which a single copy of the documents was delivered. For more information, see the section of this proxy statement captioned “The Special Meeting” and “Where You Can Find More Information.”
Q:	What rights do I have to seek an appraisal of my shares of ARC Common Stock?
A.
Each holder (and beneficial owner) of shares of ARC Common Stock will have the right to seek appraisal of the “fair value” of such holder’s (or beneficial owner’s) shares of ARC Common Stock, as determined by the Delaware Court of Chancery, in lieu of receiving the Merger Consideration if the Merger is completed, but only if such holder (or beneficial owner) does not vote such shares of ARC Common Stock in favor of the Merger Agreement Proposal and otherwise complies with the statutory requirements and procedures for demanding and perfecting appraisal rights set forth in Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Failure to follow precisely any of the statutory requirements and procedures may result in the loss of appraisal rights. A copy of Section 262 of the DGCL is included as Annex G to this proxy statement and is incorporated by reference in its entirety. The requirements and procedures are also summarized in this proxy statement. For more information about appraisal rights, see the section of this proxy statement captioned “The Special Meeting—Appraisal Rights” and Annex G to this proxy statement.

Q.	What are the material U.S. federal income tax consequences of the Merger to me?
A.
If you are a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”), receipt of cash in exchange for shares of ARC Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the shares of ARC Common Stock surrendered pursuant to the Merger. If you are a Non-U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”), you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you. For a more detailed summary of the tax consequences of the Merger, see the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	What do I need to do now?
A.
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Merger affects you. For more information, the section of this proxy statement captioned “Where You Can Find More Information.”

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of ARC Common Stock are represented at the Special Meeting.
If you are a stockholder of record, please submit your proxy for your shares of ARC Common Stock:
•	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;
•	by telephone, using the telephone number printed on the enclosed proxy card; or
•	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.
If you decide to attend the Special Meeting and vote in person, your vote in person at the Special Meeting will revoke any proxy previously submitted.
If, as of the Record Date, you are the beneficial owner of shares of ARC Common Stock held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your shares of ARC Common Stock voted. For more information, see “The Special Meeting” and “Where You Can Find More Information.”

Q.	Who can help answer my questions?
A.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of ARC Common Stock, please contact ARC proxy solicitor:

Okapi Partners
1212 Avenue of the Americas, 17th Floor
New York, NY 10036, USA
Telephone for Banks and Brokers: (212) 297-0720
Shareholders and all others may call toll-free: (877) 279-2311
Email: info@okapipartners.com

SPECIAL FACTORS
The following, together with the summary of the Merger Agreement set forth under the section titled “The Merger Agreement,” is a description of the material aspects of the Merger. While we believe that the following description covers the material aspects of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section of this proxy statement captioned “Where You Can Find More Information.”
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into ARC, with ARC surviving the Merger as the surviving corporation and wholly-owned subsidiary of Parent. If the Merger is completed, the holders of shares of ARC Common Stock immediately prior to the Merger (other than the shares of ARC Common Stock held by the Rollover Stockholders and Dissenting Shares) will have the right to receive the Merger Consideration of $3.40 per share of ARC Common Stock in cash, without interest, less any applicable tax withholding, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation between or among members of the Special Committee, the ARC Board, members of ARC’s management, the Special Committee’s advisors and representatives, ARC’s advisors and representatives, or other parties, including the Purchaser Filing Parties and their respective advisors and representatives.
The ARC Board and the Company’s senior management team, with the assistance of the Company’s advisors, regularly review the near-term and long-term strategy, performance, positioning, and operating prospects of the Company with a view toward maximizing stockholder value. These reviews have included, from time to time, discussions as to (i) the best use of the Company’s excess cash (including potentially repurchasing shares of ARC Common Stock or declaring a special dividend), (ii) continued execution of the Company’s strategy as a stand-alone company, and (iii) whether pursuing potential mergers and acquisitions transactions (including a possible business combination with a third party or a possible sale of the Company to a third party) were likely to provide the best opportunity to maximize stockholder value.
On April 8, 2024, the Company received a preliminary non-binding proposal from Mr. Suriyakumar, outlining Mr. Suriyakumar’s intent to explore and evaluate the potential acquisition of the outstanding shares of ARC Common Stock not already owned by Mr. Suriyakumar or his affiliates in a going-private transaction at a purchase price of $3.25 per share in cash (the “April Proposal”). The April Proposal was accompanied by a letter from U.S. Bank National Association (“U.S. Bank”) to Mr. Suriyakumar, stating that U.S. Bank was highly confident the structuring and syndication of credit facilities could be accomplished, with the proceeds from such credit facilities being used as partial consideration for consummation of the transaction described in the April Proposal (the “U.S. Bank Letter”). In the April Proposal, Mr. Suriyakumar stated that he was interested only in pursuing the transaction described in the April Proposal, was not interested in selling his shares of ARC Common Stock in connection with any alternative change of control transaction involving the Company, and expected the ARC Board would appoint a special committee of independent and disinterested directors to consider and approve the transaction described in the April Proposal and, if applicable, make a recommendation to the Board regarding the approval thereof. Additionally, the April Proposal indicated Mr. Suriyakumar might partner with additional investors to pursue the transaction described in the April Proposal, in which case he would request from such special committee a limited waiver under Section 203 of the DGCL to allow him to partner with such additional investors (the “203 Waiver”).
In response to the April Proposal, on April 8, 2024, the ARC Board established the Special Committee, consisting entirely of the following independent, disinterested directors: Bradford L. Brooks, Cheryl Cook, and Mark W. Mealy. The ARC Board formed the Special Committee to explore strategic alternatives relating to the Company in order to fairly evaluate and assess any such alternatives and various aspects thereof and to make recommendations with respect thereto. The ARC Board delegated to the Special Committee power and authority to take actions with respect to any potential transaction, including, but not limited to (i) evaluating the advisability and fairness of strategic alternatives to the Company and its stockholders (including unaffiliated stockholders of the Company) and, in connection with such evaluation, examining any and all matters concerning any aspect thereof, as the Special Committee deems appropriate; (ii) negotiating, on behalf of the Company, the terms and conditions of any such strategic alternative, including the terms and conditions of any definitive agreements; (iii) rejecting any such strategic alternative, including causing the Company to adopt such defenses to an unsolicited bid as the Special Committee deems reasonably necessary; (iv) making a recommendation to the ARC Board and, if deemed appropriate, to the shareholders of the Company concerning any such strategic alternative; (v) having access to all information reasonably necessary to make an informed decision regarding any such strategic alternatives; and (vi) engaging or retaining, at the expense of the Company, legal counsel and other advisors (including financial advisors) of any nature to the Special Committee, as it deems appropriate. The ARC Board also authorized and directed the directors, officers, agents, attorneys and employees of the Company to assist the Special Committee, its counsel and other designees in any matter that any of the members of the Special Committee may request, including providing information and documents. Ms. Cook and Mr. Mealy were designated by the ARC Board as co-chairs of the Special Committee.
On April 8, 2024 and April 9, 2024, the Special Committee contacted K&L Gates LLP (“K&L Gates”) with respect to potentially serving as legal counsel to the Special Committee. The Special Committee had discussions with K&L Gates with respect to its qualifications and interest in potentially representing the Special Committee. The Special Committee confirmed that K&L Gates had no conflicts of interest involving the Company or Mr. Suriyakumar. The members of the Special Committee also contacted and had discussions with several other national law firms regarding potentially serving as legal counsel to the Special Committee.
On April 16, 2024, the Special Committee engaged K&L Gates as its independent legal advisor to assist in the evaluation of the April Proposal and other strategic alternatives.
On April 19, 2024, the Special Committee met with representatives of K&L Gates by videoconference to discuss the April Proposal, the U.S. Bank Letter, and next steps with respect to the Special Committee’s review and evaluation of the April Proposal and any other strategic alternatives. The Special Committee considered whether a public announcement should be made regarding the ARC Board’s receipt of the April Proposal and the formation of the Special Committee. The Special Committee determined that it was advisable that it conduct its initial evaluation of the April Proposal by engaging a financial advisor to provide feedback regarding the price and other terms of the April Proposal before making a public announcement given the potential disruption that such a public announcement could have on the Company’s business and operations. Beginning on April 22, 2024, the members of the Special Committee contacted several financial advisors with respect to potentially assisting the Special Committee in evaluating the April Proposal and any other strategic alternatives and in otherwise performing its duties.
On April 22, 2024, Ms. Cook contacted William Blair & Company, L.L.C. (“William Blair”) and had an initial, high-level conversation with respect to it potentially acting as financial advisor to the Special Committee.
On April 23, 2024, William Blair executed a customary confidentiality acknowledgement.
On April 25, 2024, Ms. Cook and a representative of K&L Gates had an introductory call with representatives of William Blair regarding William Blair’s qualifications and interest in potentially acting as financial advisor to the Special Committee.
On April 30, 2024, the Special Committee held a meeting by videoconference with a representative of K&L Gates in attendance and reviewed information regarding the expertise, experience, qualifications, and any existing or prior relationships with the Company, Mr. Suriyakumar and any of their or his respective affiliates of the final two financial advisor candidates under consideration by the Special Committee. The Special Committee also discussed with K&L Gates customary fee structures for directors serving on board special committees and potential disclosure and other issues for both the Company and Mr. Suriyakumar related to the April Proposal and potential next steps.
On May 2, 2024, Mr. Suriyakumar’s counsel, Loeb & Loeb LLP (“Loeb & Loeb”), discussed the proposed 203 Waiver referenced in the April Proposal with K&L Gates. At K&L Gates’ request, Loeb & Loeb provided a list of the individuals (Dilantha Wijesuriya, Jorge Avalos, Rahul Roy, Sujeewa Sean Pathiratne, and Mr. Suriyakumar’s two children) Mr. Suriyakumar wished to approach in connection with the transaction contemplated by the April Proposal. K&L Gates informed Loeb & Loeb it would discuss the request for the 203 Waiver with the Special Committee.
On May 3, 2024, K&L Gates informed the Special Committee of the identities of the members of the Acquisition Group.
Also on May 3, 2024, the Special Committee and representatives of K&L Gates met with representatives of William Blair to further discuss William Blair’s qualifications and interest in potentially acting as financial advisor to the Special Committee.
Beginning on May 6, 2024, the members of the Special Committee and representatives of K&L Gates contacted consulting firms with respect to (i) developing five-year financial projections to assist both the Special Committee and its financial advisor in evaluating the April Proposal and considering other strategic alternatives and (ii) providing due diligence and independent review of the reasonableness of financial projections that had been or may be developed by the Company.
On May 7, 2024, the Company issued a press release with respect to its first quarter financial results in which it reported net sales of $70.8 million, adjusted net income attributable to the Company of $2.6 million, EBITDA of $7.9 million and Adjusted EBITDA of $8.6 million. That afternoon, the Company held an investor conference call to discuss its results for the first fiscal quarter of 2024.
On May 7, 2024, at the direction of the Special Committee, K&L Gates informed Loeb & Loeb that it was premature for the Special Committee to consider the 203 Waiver request in light of the current status of the Special Committee’s evaluation of the April Proposal.
On May 7, 2024, Ms. Cook informed William Blair that the Special Committee wished to retain it as the Special Committee’s financial advisor. A formal engagement letter was prepared and negotiated over the following week. The Special Committee determined to engage William Blair based on William Blair’s expertise, experience, qualifications, independence and reputation, subject to confirmation of no relationship disclosures and negotiation of an engagement letter.
On May 8, 2024, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024.
On May 8, 2024, a representative of K&L Gates had an introductory call with AlixPartners, LLP (“AlixPartners”) regarding its qualifications and interest in potentially assisting the Special Committee with (i) developing five-year financial projections to assist both the Special Committee and its financial advisor in evaluating the April Proposal and considering other strategic alternatives and (ii) providing due diligence and independent review of the reasonableness of financial projections that had been or may be developed by the Company. Later that day, AlixPartners executed a customary confidentiality acknowledgement, and there were further discussions among the Special Committee and its advisors over the balance of that week regarding AlixPartners’ experience and proposed pricing arrangements with respect to an engagement.
On May 13, 2024, the Special Committee and representatives of K&L Gates met by videoconference with representatives of William Blair to review William Blair’s proposed process for evaluating the April Proposal and any other strategic alternatives. The members of the Special Committee and representatives of William Blair and K&L Gates discussed the Special Committee potentially engaging a third-party consultant to (i) develop five-year financial projections to assist both the Special Committee and William Blair in evaluating the April Proposal and considering other strategic alternatives and (ii) provide due diligence and independent review of the reasonableness of financial projections that had been or may be developed by the Company. The Special Committee determined this was particularly important in light of Mr. Suriyakumar’s desire (stated in the April Proposal) to possibly form an investor consortium and Loeb & Loeb’s acknowledgement that such group would include members of the Company’s management team. The Special Committee concluded that it would be advisable for an independent third-party consultant to prepare five-year financial projections for the Company to facilitate the Special Committee’s evaluation of the April Proposal and any other strategic alternatives and to enable its financial advisor to perform the financial analyses necessary to assist with such evaluation. Representatives of William Blair also informed the Special Committee that William Blair had not provided any work or services to Mr. Suriyakumar or ARC in the previous two years. Following the departure of the

William Blair representatives from the meeting, K&L Gates discussed the request from Loeb & Loeb and Mr. Suriyakumar with respect to the 203 Waiver. The Special Committee determined not to consider the 203 Waiver until it had formally engaged a financial advisor and further considered the April Proposal.
Also on May 13, 2024, representatives of K&L Gates provided the Company with an initial list of due diligence questions to assist with its work for the Special Committee. Over the next week, the Company uploaded numerous documents relating to its business, operations and legal structure for the Special Committee’s advisors to review on a virtual data room (the “VDR”).
On May 14, 2024, an engagement letter was entered into with William Blair, formally engaging it as the Special Committee’s financial advisor.
Also on May 14, 2024, representatives of Willaim Blair had an introductory call with Houlihan Lokey, Inc. (“Houlihan Lokey”), the financial advisor engaged by the Purchaser Filing Parties to assist with the proposed transaction contemplated by the April Proposal, in which, among other things, the parties discussed William Blair’s recent engagement, the need for third party assistance with financial projections, and Mr. Suriyakumar’s proposed financing arrangements and overall sources and uses of funds in connection with the proposed transaction.
Further on May 14, 2024, the Special Committee decided to engage AlixPartners as a consultant to prepare five-year financial projections and provide due diligence and independent review of the reasonableness of financial projections that had been or may be developed by the Company.
Finally on May 14, 2024, representatives of K&L Gates met with the Company’s Corporate Counsel and Corporate Secretary, Tracey Luttrell, and the Company’s outside counsel, Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), by videoconference to discuss a process to provide due diligence materials to the Special Committee and its advisors and any other third parties needing access to such materials in connection with review of any strategic alternatives, including the creation of a virtual data room.
On May 15, 2024, representatives of William Blair held an introductory call with representatives of AlixPartners to discuss various administrative items regarding AlixPartners’ preparation of five-year financial projections, including a proposed process for communication with members of the Company’s management (excluding Mr. Suriyakumar) and access to materials uploaded to the VDR.
On May 16, 2024, the ARC Board approved compensation arrangements for the members of the Special Committee, whereby the members of the Special Committee would receive (i) a one-time retainer fee of $25,000 and (ii) a $10,000 fee for each calendar month of service paid in arrears quarterly beginning on June 30, 2024.
On May 16, 2024, representatives of K&L Gates, William Blair and AlixPartners met with Ms. Luttrell and Jorge Avalos, the Company’s Chief Financial Officer, to discuss a process for AlixPartners to receive necessary materials from the Company in order for it to prepare the five-year financial projections.
On May 17, 2024, the Special Committee formally engaged AlixPartners as an independent third-party consultant to prepare five-year financial projections for the Company and provide due diligence and independent review of the reasonableness of financial projections that had been or may be developed by the Company (including the Three-Year Management Projections (as defined in the section of this proxy statement captioned “Special Factors – Certain Unaudited Prospective Financial Information”)).
On May 21, 2024, representatives from AlixPartners provided the Company with their initial list of due diligence questions to assist with AlixPartners’ work for the Special Committee.
During the next few weeks, representatives of K&L Gates, William Blair and AlixPartners held additional calls with members of the Company’s management (excluding Mr. Suriyakumar) and representatives of WilmerHale to discuss AlixPartners’ due diligence review of the Company’s financial position and operations in connection with its preparation of five-year financial projections for the Company.
On May 28, 2024, members of the Special Committee met by videoconference with representatives of K&L Gates and William Blair to discuss a potential process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company, including by providing such third parties with access to a VDR folder separate from that accessible to the Company’s management, following such third parties’ execution of non-disclosure agreements.

Also on May 28, 2024, in connection with its preparation of the financial projections, AlixPartners participated in a call with representatives of the Company, William Blair, WilmerHale, and K&L Gates to discuss various due diligence matters relating to the Company’s business structure, customers and industry.
On May 31, 2024, representatives of Houlihan Lokey called representatives of William Blair to inform them that Mr. Suriyakumar intended to commence discussions with a potential additional participant in the transaction contemplated by the April Proposal.
After discussing with the Special Committee, on June 2, 2024, representatives of William Blair spoke with Houlihan Lokey regarding Mr. Suriyakumar’s potential discussion with a potential additional transaction participant. The parties discussed that any such conversations may trigger a Schedule 13D filing obligation of Mr. Suriyakumar, but would not otherwise require a waiver under Section 203 (as such additional transaction participant would not cause the combined holdings of ARC Common Stock to equal or exceed 15% which would have required an approval under Section 203). William Blair noted the 203 Waiver was only under consideration and had not been granted and, although the filing of a Schedule 13D was an obligation of Mr. Suriyakumar, the Special Committee’s preference, after discussing with William Blair and K&L Gates, was to complete its initial review of the April Proposal prior to any public announcement of the April Proposal.
The Special Committee met regularly during the month of May, with nine formal meetings and multiple informal videoconferences and teleconferences between and among the members (including with representatives of William Blair, K&L Gates and AlixPartners).
During the second half of May and the first half of June, representatives of Loeb & Loeb and Houlihan Lokey reiterated Mr. Suriyakumar’s request for the 203 Waiver in light of his desire to make progress with his financing arrangements. The Special Committee maintained its May 13, 2024 decision to not consider the request for the 203 Waiver until after AlixPartners completed its work on the financial projections and further progress was made with respect to the Special Committee’s evaluation of the April Proposal with the assistance of William Blair. Representatives of William Blair engaged in multiple conversations with Houlihan Lokey during this period regarding the Special Committee’s timeline for providing formal feedback on the April Proposal. At various times during that period (including over Memorial Day weekend), Mr. Suriyakumar indicated he was considering engaging in discussions with a potential additional transaction participant that would potentially require public disclosure through a Schedule 13D filing, but would not otherwise require a 203 Waiver. The Special Committee, with the assistance of representatives of K&L Gates and William Blair, prepared draft disclosures responding to any such Schedule 13D filing should it occur.
On June 4, 2024, AlixPartners hosted a due diligence call with representatives of the Company, William Blair, WilmerHale, and K&L Gates to request additional information required in connection with their preparation of the financial projections.
On June 5, 2024, AlixPartners hosted a due diligence call with representatives of the Company, William Blair, WilmerHale, and K&L Gates to discuss the Company’s non-U.S. operations, intellectual property and technology.
On June 11, 2024, AlixPartners, with representatives of K&L Gates, William Blair and WilmerHale present, presented members of the Company’s management team (excluding Mr. Suriyakumar) with preliminary financial projections for the Company covering fiscal years 2024 through 2029 based on the data AlixPartners had gathered over the previous weeks. Over the next week, members of Company management (excluding Mr. Suriyakumar) reviewed and provided additional information and input relating to the preliminary financial projections to AlixPartners. While the review with management continued, AlixPartners (i) reviewed documentation provided by the Company in the VDR; (ii) held update calls with the Special Committee on its progress in preparation of the financial projections; (iii) benchmarked key operating and financial metrics of the Company against AlixPartners’ knowledge base and comparable firm public financials; (iv) conducted interviews with certain senior members of Company management (excluding Mr. Suriyakumar); and (v) conducted additional expert interviews with third-party sources to collect insights on market trends and competitive landscape. As AlixPartners’ preparation of the five-year financial projections continued, there was discussion among management, AlixPartners, William Blair, WilmerHale and K&L Gates regarding the level of management involvement and participation with such preparation. The Company’s management (excluding Mr. Suriyakumar) assisted with and provided significant input in connection with AlixPartners’ preparation of the five-year financial projections.

On June 19, 2024, representatives of AlixPartners spoke with members of the Company’s management team (excluding Mr. Suriyakumar) to resolve the remaining open items on the financial projections being prepared by AlixPartners.
On June 20, 2024, at a meeting of the Special Committee held by videoconference, K&L Gates reviewed with the members of the Special Committee their fiduciary duties in connection with evaluating the April Proposal and any other strategic alternatives. Following this presentation, AlixPartners discussed and presented the final financial projections covering fiscal years 2024 through 2029 it had prepared with the input and significant assistance of Company management (excluding Mr. Suriyakumar) (the “June Projections”). AlixPartners reviewed with the Special Committee its approach and diligence with respect to its engagement, a summary of the Company's strategies and business plans, and benchmarking and analyses of the Three-Year Management Projections previously prepared by the Company’s management and used as input for AlixPartners’ work. Following the AlixPartners presentation, the Special Committee approved the June Projections and instructed William Blair to use the June Projections in its financial analysis and review of the April Proposal and any other strategic alternatives. For more information on the assumptions underlying the June Projections, see the section of this proxy statement captioned “Special Factors— Certain Unaudited Prospective Financial Information”.
The Special Committee also received a presentation from William Blair at the June 20, 2024 meeting in which the representatives of William Blair reviewed the terms of the April Proposal, the implied premium to the public trading price of ARC Common Stock, publicly available research analyst views on the Company, and a preliminary financial analysis of the Company using the June Projections that included an analysis of selected public company trading multiples, selected precedent transaction multiple analysis, a discounted cash flow analysis, a leveraged buyout analysis, and an M&A premiums paid analysis.
At the June 20, 2024 meeting, William Blair also reviewed its views on a potential process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company, the Company’s stock price before and after the April Proposal, and potential strategic alternatives and next steps. The members of the Special Committee discussed the respective benefits and risks of continuing to conduct the Company’s business as currently conducted, pursuing financing transactions and other M&A activity, and undertaking a sale of the Company. After further review of the William Blair presentation, the April Proposal and potential next steps, the Special Committee instructed William Blair to conduct a process to determine if there were additional parties interested in undertaking a strategic or other transaction with the Company.
On June 21, 2024, representatives of William Blair contacted Houlihan Lokey to inform it that the Special Committee had determined to conduct a process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company. William Blair also relayed the Special Committee’s initial views on valuation and suggested that Mr. Suriyakumar continue to refine his perspectives on value as such process progressed. Finally, William Blair indicated to Houlihan Lokey that the Special Committee was willing to consider the 203 Waiver to enable Mr. Suiyakumar to further progress his financing and be in a position to make his best offer.
On June 23, 2024, the Special Committee met by videoconference to discuss the possibility of granting the 203 Waiver to Mr. Suriyakumar with respect to U.S. Bank and the members of the Acquisition Group. The Special Committee determined to grant the 203 Waiver on the express condition that Mr. Suriyakumar enter into a non-disclosure agreement with standstill obligations. The Special Committee and its advisors also discussed potentially requiring that any transaction with Mr. Suriyakumar be conditioned on approval by a majority of ARC’s disinterested stockholders.
On June 23, 2024, William Blair sent a draft non-disclosure agreement with standstill obligations and a form of the 203 Waiver to Houlihan Lokey. Representatives of K&L Gates and Loeb & Loeb had multiple conversations over the next few days to negotiate and finalize the forms of each.
On June 27, 2024, the Special Committee recommended that the ARC Board grant the 203 Waiver to Mr. Suriyakumar. Following the Special Committee’s recommendation, the ARC Board unanimously (excluding Mr. Suriyakumar) granted the 203 Waiver to Mr. Suriyakumar with respect to U.S. Bank (and other financing sources that may partner or syndicate with U.S. Bank) and, subject to their execution of the undertaking described below, one or more of the persons identified below. Mr. Suriyakumar also executed a non-disclosure agreement with the Company that included standstill obligations (the “CEO NDA”).

Later on June 28, 2024, the Acquisition Group jointly filed a Schedule 13D with the SEC to report their agreement in principle to work with each other with respect to the transaction contemplated by the April Proposal. Collectively, the members of the Acquisition Group beneficially owned approximately 19.6% of the then outstanding shares of ARC Common Stock. The Acquisition Group also reported certain matters related to fees and expenses associated with pursuit of the transaction contemplated by the April Proposal.
Also on June 28, 2024, the Special Committee met by videoconference and approved a list of 19 third parties for William Blair to contact as part of its process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company. Such third parties consisted of potential strategic buyers and financial sponsors that William Blair believed would be the most likely to have the requisite resources and interest to pursue a strategic transaction with the Company.
The Special Committee met regularly during the month of June with ten formal meetings and multiple informal videoconferences and teleconferences between and among the members (including with representatives of William Blair, K&L Gates and AlixPartners).
On July 1, 2024, at the direction of the Special Committee, representatives of William Blair began contacting the identified group of potential strategic buyers and financial sponsors, informing them of the April Proposal and inviting them to submit indications of interest with respect to a potential acquisition of the Company by July 30, 2024.
Also on July 1, 2024, the Company filed a Current Report on Form 8-K with the SEC announcing its receipt of the April Proposal and the formation, on April 8, 2024, of the Special Committee to review and evaluate the April Proposal. The Form 8-K reported that the Special Committee intended to consider the April Proposal carefully with the assistance of its independent financial and legal advisors. The Company issued a press release to substantially the same effect on July 2, 2024.
During the month of July, at the direction of the Special Committee, representatives of William Blair had discussions with a number of the identified potential strategic buyers and financial sponsors and sent non-disclosure agreements to those parties that expressed interest in continuing to evaluate a possible transaction involving the Company. William Blair engaged with 22 potential bidders, 19 of which were the group of strategic buyers and financial sponsors identified by William Blair and three of which were inbound expressions of interest from third parties not part of such identified group. A total of seven of these 22 potential bidders executed non-disclosure agreements and accessed the VDR (these seven potential bidders are hereinafter referred to as “Party A,” “Party B,” “Party C,” “Party D,” “Party E,” “Party F,” and “Party G”). All of the non-disclosure agreements entered into with these potential bidders were substantially similar and contained customary standstill provisions (including “don’t-ask don’t-waive” provisions).
On July 5, 2024, at the direction of the Special Committee, William Blair opened a Phase I data room for review by any parties that entered into a non-disclosure agreement. The Phase I data room included a presentation that provided an overview of the Company, a financial model of the Company prepared by AlixPartners based on the June Projections, and key business and financial due diligence items.
Also, by July 5, 2024, K&L Gates had received undertakings agreeing to be bound by the terms of the CEO NDA (each, an “Undertaking”) executed by each of Dilantha Wijesuriya, the Company’s President and Chief Operating Officer, Jorge Avalos, the Company’s Chief Financial Officer, Rahul Roy, the Company’s Chief Technology Officer, Sujeewa Sean Pathiratne, a private investor, and two of Mr. Suriyakumar’s children (Seiyonne Suriyakumar and Shiyulli Suriyakumar). After execution of the CEO NDA or an Undertaking, as applicable, William Blair provided VDR access, as requested by Houlihan Lokey, to each of Messrs. Suriyakumar, Wijesuriya, Avalos, Roy and Pathiratne.
On July 11, 2024, K&L Gates sent the Special Committee and William Blair an initial draft merger agreement that could be provided to bidders (including the Acquisition Group) in connection with their process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company and such parties’ preparation of indications of interest.
Later on July 11, 2024, Party A signed a non-disclosure agreement and gained access to the VDR.

On July 12, 2024, the Special Committee received a letter from a stockholder of the Company expressing concerns with various matters associated with the April Proposal and demanding a meeting with the Special Committee (“Stockholder A”).
On July 16, 2024, the Special Committee and representatives of K&L Gates and William Blair discussed the terms of a draft merger agreement to be provided to bidders (including the Acquisition Group) and such parties’ preparation of indications of interest. The Special Committee and its advisors also discussed specific terms that would be included in the draft merger agreement to be provided to the Acquisition Group, including a go-shop provision permitting the solicitation of additional bids after entry into a merger agreement, a reverse termination fee in light of the risks associated with the Acquisition Group’s debt and equity financing arrangements, a voting agreement that would require the members of the Acquisition Group to vote in a favor of a transaction, and a limited guarantee by Mr. Suriyakumar of the obligations of Parent under any such merger agreement. The Special Committee directed that K&L Gates prepare a draft merger agreement to be provided to the Acquisition Group containing such specific terms. The Special Committee also discussed the stockholder letter received from Stockholder A and discussed the possibility having a meeting with Stockholder A.
Also on July 16, 2024, Party B signed a non-disclosure agreement and gained access to the VDR.
Further, on July 16, 2024, in response to the public announcements and press release regarding the April Proposal, William Blair received an inquiry from Party C, an unsolicited potential bidder, interested in participating in the due diligence process to determine whether to pursue a transaction with the Company.
Further, on July 16, 2024, representatives of William Blair sent a draft merger agreement containing the specific terms discussed by the Special Committee at its meeting earlier that day to Houlihan Lokey. In light of discussions and review over the prior weeks, such draft merger agreement did not contain a condition that the proposed merger be conditioned on approval by a majority of ARC’s disinterested stockholders.
Finally on July 16, 2024, K&L Gates and representatives of WilmerHale discussed the letter received from Stockholder A and the Company’s previous discussions with Stockholder A.
On July 17, 2024, Mr. Brooks received an email from a Company stockholder (“Stockholder B”) expressing its concerns regarding the April Proposal and, among other things, urging the Special Committee to negotiate a higher offer.
On July 18, 2024, Party C and Party D both signed non-disclosure agreements and gained access to the VDR.
Later on July 18, 2024, after Mr. Suriyakumar had become aware of the letter from Stockholder A, he called Mr. Brooks to discuss the letter from Stockholder A and provide additional background on Stockholder A. Messrs. Suriyakumar and Brooks also discussed the go-shop provision contained in the draft merger agreement provided to Houlihan Lokey and the status of the Purchaser Filing Parties’ debt financing commitment.
On July 19, 2024, the Acquisition Group filed Amendment No. 1 to their Schedule 13D (“Amendment No. 1”) reporting the members of the Acquisition Group had entered into a consortium agreement providing that the members would use their reasonable best efforts to work together to structure, negotiate and do all things necessary or desirable in pursuit of the transaction contemplated by the April Proposal. Amendment No. 1 also reported that the Acquisition Group would utilize TechPrint Holdings, LLC, a Delaware limited liability company formed by Mr. Suriyakumar, as the acquisition entity for pursuing such proposed transaction. Finally, Amendment No. 1 reported certain additional matters related to fees and expenses associated with pursuit of such transaction.
On July 20, 2024, representatives from K&L Gates replied to the email received from Stockholder B, informing Stockholder B that the Special Committee was working diligently and noting the confidential nature of the Special Committee’s activities. Stockholder B has not subsequently contacted the Special Committee.
On July 23, 2024, Loeb & Loeb provided a revised draft merger agreement to K&L Gates. The principal substantive issues raised by Loeb & Loeb’s revised draft merger agreement included eliminating the voting agreement, placing a cap on the limited guarantee, removing the go-shop provision, restricting the ability of the Special Committee and the ARC Board to pursue alternative transactions in connection with the “fiduciary out”, adding closing conditions relating to appraisal rights and the absence of stockholder litigation, and modifying the termination provisions to require that the Acquisition Group’s debt financing had to be available in order for the Company to obtain a reverse termination fee. Later that day, and at the Special Committee’s direction, representatives of William Blair contacted Houlihan Lokey to discuss the revised draft merger agreement and the rationale for certain changes in the agreement.
Also on July 23, 2024, Party A and Party B each notified representatives of William Blair they would no longer be participating in the process.
Further, on July 23, 2024, members of the Special Committee participated in a videoconference with Stockholder A to understand its perspective on the April Proposal. The members of the Special Committee offered to share additional information with Stockholder A if it would enter into a customary non-disclosure agreement. Stockholder A did not enter into such a non-disclosure agreement and has not subsequently contacted the Special Committee.
Finally on July 23, 2024, Party E signed a non-disclosure agreement and gained access to the VDR.
On July 26, 2024, the Special Committee met by videoconference with representatives of K&L Gates and William Blair to discuss the revised draft of merger agreement received from Loeb & Loeb and the significant issues raised by such draft. Among other things, the Special Committee discussed the need for no conditionality related to the Acquisition Group’s financing and the Special Committee directed William Blair to make a counteroffer of $4.25 in cash per share.
Additionally, on July 26, 2024, Party D notified representatives of William Blair that it would no longer be participating in the process.
On July 27, 2024, representatives of William Blair contacted Houlihan Lokey and discussed the need for a go-shop provision in the draft Acquisition Group merger agreement, the substantial revisions to the representations and warranties made in the draft Acquisition Group merger agreement and the need for no conditionality related to the Acquisition Group’s financing. The William Blair representatives also communicated the Special Committee’s $4.25 in cash per share counteroffer.
In its outreach to potential strategic buyers and financial sponsors earlier in July informing them of the April Proposal and inviting them to submit indications of interest with respect to a potential acquisition of the Company, at the direction of the Special Committee, William Blair established a July 30, 2024 deadline for submission of indications of interest. No indications of interest from third party bidders (including Parties A through G) were received prior to or after that date.
On July 31, 2024, Party C notified representatives of William Blair that it would no longer be participating in the process.
The Special Committee met regularly during the month of July with nine formal meetings and multiple informal videoconferences and teleconference between and among the members (together with representatives of William Blair and K&L Gates).
On August 1, 2024, K&L Gates sent a revised draft merger agreement to Loeb & Loeb, as well as initial drafts of the voting agreement and limited guarantee. The revised draft merger agreement reflected various compromises as well as the Special Committee’s positions on maintaining the voting agreement, including the go-shop provision, rejecting closing conditions relating to appraisal rights and the absence of stockholder litigation, and rejecting the Acquisition Group’s modifications to the termination and remedies provisions.
Loeb & Loeb contacted K&L Gates during the evening of August 1, 2024 and again on August 2, 2024 to discuss certain provisions in the revised Acquisition Group draft merger agreement, including the go-shop provision, remedies for Parent’s failure to obtain financing, continuing protections for employees, and certain provisions regarding the anticipated income tax treatment associated with the members of the Acquisition Group proposed exchange of their equity interests in the Company for equity interests in Parent. The representatives of Loeb & Loeb indicated Mr. Suriyakumar’s positions with respect to the reverse termination fee, the limited guarantee, and remedies generally were driven by the significant fees and expenses he was personally incurring in pursuit of the proposed transaction and that he was unwilling to put significant additional personal funds at risk, particularly with respect to a reverse termination fee.

On August 2, 2024, members of the Company’s senior management team (excluding Mr. Suriyakumar) provided William Blair with the actual results for the second quarter of fiscal 2024, marginal forecast changes for the second half of fiscal 2024 and updated share capitalization data for the Company as of August 1, 2024. These actual results and marginal forecast changes for the second half of fiscal 2024 were then inserted into the June Projections (as updated, the “August Projections”).
Also on August 2, 2024, William Blair received inbound interest from an additional potential bidder, Party F, regarding potentially participating in due diligence relating to the process.
Finally on August 2, 2024, representatives of Houlihan Lokey contacted representatives of William Blair and indicated that Mr. Suriyakumar was unwilling to change his position on the reverse termination fee and other Company remedies or any of the other principal open issues in the draft Acquisition Group merger agreement and would not proceed with a transaction if those issues were not resolved in his favor.
On August 3, 2024, Mr. Suriyakumar and Mr. Brooks had a discussion regarding the principal open issues in the draft Acquisition Group merger agreement and the status of the Purchaser Filing Parties’ debt financing. Mr. Suriyakumar reiterated his position on these issues and indicated he was unwilling to proceed with a transaction if it involved a reverse termination fee potentially payable in the absence of the Acquisition Group’s financing. The Special Committee met by videoconference later on August 3, 2024 with representatives of William Blair and K&L Gates to discuss these principal open issues and potential next steps. Representatives of William Blair contacted representatives of Houlihan Lokey later that day to request an update on the Purchaser Filing Parties’ financing.
On August 4, 2024, the Special Committee met by videoconference with representatives of William Blair and K&L Gates and discussed responses to the Acquisition Group regarding the need for a reverse termination fee in respect of the Acquisition Group’s failure to consummate the merger as a result of financing not being obtained and the other principal open issues under the Acquisition Group draft merger agreement, including the Company’s being protected against any alleged breach resulting from an action directed by a member of the Acquisition Group who is also an officer of the Company. The members of the Special Committee instructed representatives of William Blair to contact Houlihan Lokey with respect to the Special Committee’s position on the reverse termination fee and the other principal open issues, the need for an update on the Purchaser Filing Parties’ debt financing, and the desire to address both valuation and the open issues under the Acquisition Group draft merger agreement in a comprehensive matter. At this meeting, the members of the Special Committee stressed that the April Proposal expressly indicated the proposed transaction would not be subject to a financing condition.
Representatives of William Blair and Houlihan Lokey had calls later that day focused on the go-shop provision and reverse termination fee issues, along with the status of the Purchaser Filing Parties’ debt financing and debt commitment letter. The Houlihan Lokey representatives indicated Mr. Suriyakumar was unwilling to agree to any reverse termination fee that would be payable in the absence of available financing given the significant fees and expenses he was incurring personally in connection with the proposed transaction and that he was unwilling to have any further discussions regarding the merger consideration or other terms until this issue was resolved.
On August 5, 2024, representatives of William Blair provided a disclosure letter to the Special Committee updating its May 13, 2024 communication regarding not having provided any work or services to Mr. Suriyakumar or the Company in the previous two years and formally confirming that William Blair had not provided any work or services to any member of the Acquisition Group in the previous two years.
Also on August 5, 2024, after requesting an extension of the July 31, 2024 deadline to submit an indication of interest, Party E notified representatives of William Blair that it would no longer be participating in the process.
On August 6, 2024, the Special Committee met by videoconference with representatives of William Blair and K&L Gates and reviewed recent discussions regarding the Company’s remedies in the event of a termination and other principal open issues under the draft Acquisition Group merger agreement. Later that day, representatives of William Blair contacted Houlihan Lokey to reiterate the Special Committee’s view on the need for a reverse termination fee and other remedies in the event of the Acquisition Group’s failure to obtain financing, particularly since the April Proposal expressly indicated that the proposed transaction would not be subject to a financing condition. The William Blair representatives further requested a comprehensive counterproposal from Mr. Suriyakumar regarding all principal open issues under the draft Acquisition Group merger agreement.
On August 7, 2024, William Blair received inbound interest from an additional potential bidder, Party G, regarding potentially participating in due diligence with respect to the Company.
Also on August 7 and 8, 2024, representatives of William Blair and Houlihan Lokey had further discussions regarding customary remedies to targets in connection with a purchaser’s failure to arrange financing.
Finally on August 7, 2024, the Company issued a press release with respect to its second quarter financial results in which it reported second quarter net sales of $75.1 million, adjusted net income attributable to the Company of $3.3 million, EBITDA of $9.1 million and Adjusted EBITDA of $9.8 million. That afternoon, the Company held an investor conference call to discuss its results for the second fiscal quarter of 2024.
On August 8, 2024, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.
On August 8, 2024, Party F signed a non-disclosure agreement and gained access to the VDR.
On August 9, 2024, Party G signed a non-disclosure agreement and gained access to the VDR.
On August 9, 2024, the Special Committee, K&L Gates and William Blair met by videoconference to further discuss the issues related to the reverse termination fee and remedies under the draft Acquisition Group merger agreement in the event the Acquisition Group failed to obtain financing, as well as protection for the Company against any alleged breach resulting from an action directed by a member of the Acquisition Group who is also an officer of the Company. The Special Committee directed William Blair to remain firm on the position that inclusion of a reverse termination fee and related remedies for a failure to obtain financing were non-negotiable issues and entirely consistent with the April Proposal that expressly indicated the proposed transaction would not be subject to a financing condition. The Special Committee also directed William Blair to communicate to Houlihan Lokey that if the parties could resolve this issue, the Special Committee remained willing to continue the dialogue with the Acquisition Group and proceed expeditiously. Representatives of William Blair communicated this message to Houlihan Lokey later that day.
On August 13, 2024, Mr. Suriyakumar called Mr. Brooks and indicated he was considering abandoning the proposed transaction given the impasse over the reverse termination fee and related remedies issues. He noted that time was of the essence, given his concerns regarding the significant fees and expenses he continued to incur in pursuit of the proposed transaction, and that he was unwilling to put significant additional personal funds at risk with respect to a reverse termination fee or other Company remedies.
On August 14, 2024, Mr. Suriyakumar and Mr. Brooks had a further conversation relating to the reverse termination fee and other principal open issues.
On August 15, 2024, Mr. Suriyakumar and Mr. Brooks had a conversation in which Mr. Suriyakumar indicated the Acquisition Group would be willing to consider the Special Committee’s position on a reverse termination fee to be payable in circumstances where the Acquisition Group’s debt financing was not available. They also discussed potential next steps with respect to resolving other principal open issues.
On August 15, 2024, Party F, one of the two remaining potential bidders in the process, communicated to William Blair that it would no longer be participating in the process.
On August 16, 2024, at a Special Committee meeting held by videoconference, Mr. Brooks summarized his recent conversations with Mr. Suriyakumar with respect to the principal open issues under the draft Acquisition Group merger agreement. The Special Committee expressed a desire for a holistic counterproposal from the Acquisition Group with respect to the merger consideration, the principal open issues under the merger agreement, the status of the debt commitment letter, and sources and uses of funds information. The representatives of William Blair communicated this desire to Houlihan Lokey later that day. The Houlihan Lokey representatives indicated to William Blair that Mr. Suriyakumar’s strong preference was for the legal issues to be resolved prior to further discussions regarding the merger consideration, the reverse termination fee, and the status of the debt financing.

On August 16, 2024, Mr. Suriyakumar left a message for Mr. Brooks indicating that he was considering withdrawing the preliminary non-binding proposal contained in the April Proposal.
On August 17, 2024, Mr. Suriyakumar called Mr. Mealy and expressed concern regarding the speed of negotiations. Later on August 17, 2024, representatives of K&L Gates and Loeb & Loeb engaged in an extended negotiating session and resolved many of the secondary issues in the draft Acquisition Group merger agreement. They did not discuss or negotiate the principal open issues under the draft Acquisition Group merger agreement relating to, among other things, the go-shop provision, remedies for Parent’s failure to obtain financing, covenants regarding employee matters, closing conditions relating to appraisal rights and the absence of stockholder litigation, protections of the Company against any alleged breach that is the result of an action directed by a member of the Acquisition Group who is a member of the Company’s management, the Company termination fee, and the outside termination date. K&L Gates and Loeb & Loeb then prepared an agreed upon list of the principal open issues under the draft Acquisition Group merger agreement.
On August 18, 2024, representatives of Houlihan Lokey contacted representatives of William Blair and presented the Acquisition Group’s updated proposal of merger consideration of $3.35 in cash per share and a $3.0 million reverse termination fee (to be reduced by up to $2.5 million of the Acquisition Group’s out-of-pocket expenses), all assuming that negotiations were completed by August 23, 2024. William Blair also requested a redacted draft of the U.S. Bank debt commitment letter, which it received later that day and then provided to the Special Committee and K&L Gates for review.
On August 19, 2024, the Special Committee met by videoconference with representatives of William Blair and K&L Gates and discussed the principal open issues under the draft Acquisition Group merger agreement. The Special Committee engaged in extensive discussion regarding the reverse termination fee and related remedy provisions. Following such discussions, the Special Committee authorized William Blair to present a revised proposal of merger consideration of $3.75 in cash per share and a reverse termination fee equal to 2.0% of the equity value of the Company (with no reduction for the Acquisition Group’s out of pocket expenses). Later that day, representatives of William Blair contacted Houlihan Lokey to share the revised proposal with them.
Also on August 19, 2024, representatives of K&L Gates and Loeb & Loeb had a discussion in which they resolved a number of additional secondary issues in the draft Acquisition Group merger agreement.
Further on August 19, 2024, representatives of Houlihan Lokey sent William Blair an illustrative sources and uses table reflecting merger consideration of $3.35 in cash per share.
Finally on August 19, 2024, Party G, the remaining potential bidder in the process, communicated to William Blair that it would no longer be participating in the process. Later that day, William Blair reported to the Special Committee that there were no active participants in the process. William Blair further summarized that out of a total of 22 counterparties that had been solicited or expressed inbound interest, seven had executed non-disclosure agreements and none had provided an indication of interest whether before or after the July 30, 2024 deadline.
On August 20, 2024, Mr. Suriyakumar called Mr. Brooks to present a revised proposal of merger consideration of $3.40 cash per share (subject to elimination of the go-shop provision) with the reverse termination fee remaining at $3.0 million (reduced by up to $2.5 million of the Acquisition Group’s out-of-pocket expenses).
On August 21, 2024, the Special Committee held a meeting by videoconference with representatives of William Blair and K&L Gates present at which it considered Mr. Suriyakumar’s counteroffer and the other open issues in the draft Acquisition Group merger agreement. The members of the Special Committee engaged in extensive discussion regarding the open issues, including the reverse termination fee and related remedies. Following further discussion, the Special Committee authorized William Blair to communicate its requirement of a $2.5 million reverse termination fee, additional damages in the event of termination due to fraud or willful misconduct, and a specific performance right to force Parent to close if the financing were available and the other closing conditions had been satisfied. The Special Committee determined this particular issue must be resolved in an acceptable manner before having further discussion on the per share merger consideration or other material open issues. Representatives of William Blair and K&L Gates communicated this proposal to Houlihan Lokey and Loeb & Loeb later that day.

Later on August 21, 2024, representatives of Loeb & Loeb called K&L Gates with a comprehensive counterproposal on all material open issues that they indicated was Mr. Suriyakumar’s last and final offer. This counterproposal included, among other items, a reverse termination fee of $750,000 (with no reduction for the Acquisition Group’s out-of-pocket expenses), the elimination of the go-shop provision, the elimination of closing conditions related to appraisal rights and the absence of stockholder litigation, the deletion of covenants relating to employee matters and provisions providing that the Company would not be deemed to have breached the merger agreement due to an action directed by a member of the Acquisition Group who is also an officer of the Company. Loeb & Loeb indicated the Acquisition Group was unwilling to entertain any further increase of the cash price per share above $3.40 and insisted that all material open issues be resolved by the end of day on August 22, 2024 or the Acquisition Group would not proceed with a transaction.
On August 22, 2024, the Special Committee discussed the Acquisition Group’s counteroffer in the context of the results of the William Blair process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company, the background of negotiations with Mr. Suriyakumar, and the risks to the Company’s stockholders of not reaching an agreement with the Acquisition Group (other than those in the Acquisition Group). The members of the Special Committee acknowledged Mr. Suriyakumar’s concerns with respect to the significant fees and expenses he was incurring, noted the movement in his position over the past week, and considered the likelihood of his abandoning a transaction altogether. The Special Committee decided to accept the counterproposal generally but directed Mr. Brooks to seek an increase in the cash price per share from Mr. Suriyakumar in light of the increased risks to the Company associated with the reverse termination fee. Mr. Brooks subsequently had a conversation with Mr. Suriyakumar who was unwilling to agree to an increase in the cash price per share.
Following conversations between representatives of William Blair and Houlihan Lokey and between K&L Gates and Loeb & Loeb undertaken to resolve remaining open issues, later that day, the Special Committee determined to accept a cash price per share of $3.40 on the terms otherwise included in the comprehensive counterproposal received from Loeb & Loeb the prior evening. Later that day, Loeb & Loeb proposed, and following further discussion among the members of the Special Committee, the parties agreed to, a Company termination fee of 3.5% of equity value and a six-month outside termination date under the draft merger agreement.
Between August 23, 2024 and August 26, 2024, K&L Gates, Loeb & Loeb and WilmerHale negotiated and exchanged several drafts of the Acquisition Group merger agreement, disclosure schedules, voting agreement, limited guarantee, equity commitment letter, rollover agreement and related transaction documents. On August 26, 2024, the parties finalized the various transaction documents.
Late in the evening on August 26, 2024, the Company received a revised draft of the U.S. Bank debt commitment letter that contained an unredacted term sheet. Representatives of K&L Gates and William Blair reviewed the revised draft debt commitment letter and engaged in discussions with representatives of Loeb & Loeb and Houlihan Lokey regarding the conditions to close, including a condition related to a minimum aggregate equity contribution.
On August 27, 2024, the Special Committee held a meeting attended by representatives of William Blair and K&L Gates at which the Special Committee reviewed the final forms of the merger agreement and related agreements, including the revised draft debt commitment letter, and discussed the financial and legal terms of the proposed transaction. Representatives from K&L Gates provided the Special Committee with an overview of their fiduciary duties under Delaware law in connection with their review of the draft merger agreement and the proposed transaction. The Special Committee reviewed and approved the August Projections. Representatives of William Blair reviewed with the Special Committee its financial analysis of the Company based on the August Projections and its review of the definitive documentation for the transaction. Thereafter, William Blair rendered its oral opinion to the effect that, as of August 27, 2024 and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by William Blair in rendering its opinion as stated in its written opinion to be delivered later in the day, the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than the holders of Rollover Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

Following the delivery of William Blair’s oral fairness opinion, the Special Committee requested that K&L Gates and William Blair discuss one outstanding diligence item relating to the minimum aggregate equity contribution closing condition under the draft debt commitment letter with the Acquisition Group’s advisors.
After an adjournment of the meeting of the Special Committee, representatives of William Blair, Houlihan Lokey, K&L Gates and Loeb & Loeb, as well as Mr. Avalos, engaged in a discussion regarding the minimum aggregate equity contribution closing condition under the revised draft debt commitment letter. Following such discussion, the Special Committee reconvened and engaged in further discussion.
Immediately after adjourning the reconvened meeting, the Special Committee members acted by unanimous consent to adopt resolutions determining (i) that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Rollover Stockholders), (ii) that it was advisable and in the best interests of the Company and its stockholders (other than the Rollover Stockholders) to enter into the Merger Agreement, and (iii) to recommend to the ARC Board that it approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger.
Following the Special Committee meeting and the foregoing unanimous consent of the Special Committee, on August 27, 2024, the ARC Board held a meeting attended by representatives of WilmerHale, K&L Gates, and William Blair. Mr. Suriyakumar and a representative of Loeb & Loeb were initially in attendance to provide the other directors an opportunity to ask Mr. Suriyakumar questions about the terms of the proposed transaction, but Mr. Suriyakumar then recused himself and he and the representative from Loeb & Loeb promptly left the meeting. Following Mr. Suriyakumar’s recusal and his and the representative from Loeb & Loeb’s departure from the meeting, a representative from WilmerHale provided a presentation to the remaining directors of their fiduciary duties under Delaware law, and a representative from K&L Gates summarized the terms of the Merger Agreement, the Voting Agreement, the Limited Guarantee, the Rollover Agreement, the Equity Commitment Letter and the Debt Commitment Letter. Representatives of K&L Gates and William Blair then provided a high-level overview of the process conducted by the Special Committee, and a representative from William Blair summarized its process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company, financial analysis and fairness opinion it had delivered to the Special Committee. After further questions and discussion, the ARC Board (excluding Mr. Suriyakumar) unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders (other than the Rollover Stockholders), (ii) approved and authorized the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.
Following these Special Committee and ARC Board meetings, on the evening of August 27, 2024, representatives of WilmerHale, K&L Gates and Loeb & Loeb held a telephonic meeting to discuss the process and timing for execution and delivery of the Merger Agreement and related transaction documents. Following such meeting, the parties executed the Merger Agreement and related definitive documentation.
On August 28, 2024, prior to the open of trading on the NYSE, the Company issued a press release announcing the execution of the Merger Agreement and related agreements and filed a Current Report on Form 8-K with the SEC disclosing, among other things, its entry into the Merger Agreement.
On August 29, 2024, the Acquisition Group filed a further amended Schedule 13D to disclose Parent’s entry into the Merger Agreement and related documentation.
On September 5, 2024, a representative of Loeb & Loeb contacted K&L Gates regarding proposed technical amendments to the merger agreement and the rollover agreement to clarify and ensure the Intended Tax Treatment (as such term is defined in the Merger Agreement) with respect to the contribution by the members of the Acquisition Group of their shares of ARC Common Stock (including shares received with respect to In-the-Money Company Options and Company RSAs) to Parent in exchange for equity interests in Parent. Later that day, Loeb & Loeb circulated draft amendments to both the merger agreement and the rollover agreement reflecting such amendments with respect to the Intended Tax Treatment along with other amendments making other technical updates and correcting typographical errors. Representatives of Loeb & Loeb and K&L Gates discussed and revised such amendments and proposed forms were finalized on September 6, 2024.

Concurrently with the preparation of the amendments to the merger agreement and the rollover agreement, representatives of Loeb & Loeb, K&L Gates and WilmerHale prepared and finalized on September 6, 2024 a proposed amendment to the voting agreement to update Schedule A thereto to clarify that Company RSAs owned by members of the Acquisition Group are intended to be subject to the voting agreement and other covenants included therein.
On September 8, 2024, the Special Committee members acted by unanimous consent to adopt resolutions determining (i) that the Merger Agreement (as amended by Amendment No. 1 to the Merger Agreement) and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Rollover Stockholders), (ii) that it was advisable and in the best interests of the Company and its stockholders (other than the Rollover Stockholders) to enter into Amendment No. 1 to the Merger Agreement, (iii) to recommend to the ARC Board that it approve and declare advisable the Merger Agreement (as amended by Amendment No. 1 to the Merger Agreement) and the transactions contemplated thereby, including the Merger, and (iv) to recommend that the ARC Board authorize, approve and adopt Amendment No. 1 to the Voting Agreement and the Company’s execution, delivery and performance thereof.
On September 9, 2024, the ARC Board acted by unanimous consent and unanimously (i) determined that the Merger Agreement (as amended by Amendment No. 1 to the Merger Agreement) and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders (other than the Rollover Stockholders), (ii) approved and authorized the Merger Agreement (as amended by Amendment No. 1 to the Merger Agreement) and the transactions contemplated thereby, including the Merger, and (iii) authorized, approved and adopted Amendment No. 1 to the Voting Agreement, and authorized ARC to enter into and perform its obligations under Amendment No. 1 to the Voting Agreement.
Purpose and Reasons of ARC for the Merger; Recommendations of the ARC Board and the Special Committee; Fairness of the Merger
Recommendation of the Special Committee
In evaluating the Merger Agreement, the Voting Agreement, the Limited Guarantee, the Debt Commitment Letter, the Equity Commitment Letter, the Rollover Agreement, and the transactions contemplated thereby, including the Merger, the Special Committee consulted with independent financial and legal advisors and, where appropriate, certain members of ARC management. At the conclusion of its review, the Special Committee unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of ARC and its stockholders (other than the Rollover Stockholders), (2) determined that it is advisable and in the best interests of ARC and its stockholders (other than the Rollover Stockholders) to enter into the Merger Agreement, and (3) recommended to the ARC Board that it approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger.
In the course of reaching its determination and making its recommendation (each as described above), the Special Committee considered the following material factors, which are not intended to be an exhaustive list of all factors considered by the Special Committee and are not presented in any relative order of importance and each of which the Special Committee viewed as being generally supportive of its determination and recommendation to the ARC Board (each as described above):
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Process Prior to Execution of Merger Agreement. The Special Committee believed that the extensive nature of the process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company conducted by William Blair, including the fact that William Blair engaged with 22 potential bidders (19 of which were potential strategic buyers and financial sponsors identified by William Blair), seven of which entered into non-disclosure agreements with ARC (each of which was also provided access to the virtual data room), and none of which provided indications of interest, was sufficient to identify any other viable strategic alternatives. Additionally, the Special Committee considered that, despite the fact that (i) the April Proposal was publicly disclosed on June 28, 2024 in a Schedule 13D filed by the Rollover Stockholders and (ii) ARC issued a press release on July 2, 2024 announcing that the ARC Board had formed a special committee to review and evaluate the transaction proposed by Mr. Suriyakumar and ARC’s other strategic alternatives (which committee had retained William Blair and K&L Gates LLP as independent financial and legal advisors), there were only three unsolicited, inbound expressions of interest from third parties not identified by William Blair. For more information on the process conducted by William Blair, see the section of this proxy statement captioned “Special Factors—Background of the Merger.”
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Potential Strategic Alternatives. The assessment of the Special Committee that none of the possible alternatives to the Merger (including continuing to operate ARC as an independent company or pursuing a different transaction with an as yet to be identified third party, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to the Unaffiliated Stockholders of those alternatives and the timing and likelihood of consummating such alternatives) was reasonably likely to present superior opportunities for ARC to create greater value for the Unaffiliated Stockholders, taking into account execution risks as well as business, financial, industry, competitive and regulatory risks associated with any such possible alternatives.

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Certainty of Value. The consideration to be received by the Unaffiliated Stockholders in the Merger consists entirely of cash, which provides the Unaffiliated Stockholders certainty of value and immediate liquidity at an attractive price measured against (i) the premiums to the unaffected closing price of ARC Common Stock (described below under the heading “Value Reasonably Obtainable”) prior to the Acquisition Group members’ publicly disclosing that they had agreed in principle to work with each other to negotiate and consummation the transaction contemplated by the April Proposal, (ii) the ongoing business and financial execution risks of ARC’s business plan and (iii) ARC’s continued operations as an independent company. Additionally, the cash consideration allows the Unaffiliated Stockholders to realize value and liquidity immediately upon the consummation of the Merger. In that regard, the Special Committee noted that the amount of cash to be received for each outstanding share of ARC Common Stock is fixed and will not be reduced if the price per share of ARC Common Stock declines prior to the effective time of the Merger, which benefits the Unaffiliated Stockholders by protecting against potential volatility or uncertainty that could have existed had the consideration consisted of securities or other non-cash consideration.

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Value Reasonably Obtainable. The belief of the Special Committee that the Merger Consideration represented Parent’s best and final offer and the best value that Parent could reasonably obtain for the shares of ARC Common Stock, taking into account (i) Parent’s statements as a bidder; (ii) the Special Committee’s assessment that other third parties did not have the interest in, or capability to, acquire ARC at a higher price; and (iii) the Special Committee’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of ARC on a historical and prospective basis and its assessment of associated risks, including execution risks with respect to ARC’s business plan. The Special Committee believed that, after negotiations at the direction of the Special Committee and with the assistance of experienced independent legal and financial advisors, the Special Committee obtained the best terms and highest price that Parent was willing to pay for ARC, pursuant to a thorough process, and that further negotiations would have created a risk of causing Parent to abandon the Merger altogether, which would not have, in the view of the Special Committee, been in the best interests of the Unaffiliated Stockholders.

In addition, the Special Committee believed that, measured against the execution risks regarding other potential strategic alternatives with third parties as yet to be identified, the Merger Consideration reflected a fair and favorable price for the shares of ARC Common Stock. The Special Committee considered that the Merger Consideration represented an approximately 28.8% premium to the unaffected closing price of ARC Common Stock on June 28, 2024, the last full trading day prior to the public disclosure of the April Proposal. The Special Committee also considered the historical performance of ARC Common Stock, independently and also relative to the capital stock of other participants in the industries in which ARC operates and general market indices.
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Loss of Opportunity. The possibility that, if the Special Committee declined to recommend that the ARC Board approve the Merger Agreement, the Unaffiliated Stockholders may not have another opportunity to receive a comparably priced offer with a comparable level of closing certainty. Additionally, in the April Proposal, Mr. Suriyakumar stated that he was not interested in selling his shares of ARC Common Stock in connection with any alternative change of control transaction involving ARC, which statement represents an increased execution risk with respect to any such alternative change of control transaction.

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Financial Condition, Results of Operations and Prospects of ARC; Risks of Execution. The current and historical financial condition, results of operations and business of ARC, and ARC’s then-current business plan, including management’s then-current estimated projections of ARC’s financial prospects, as described under the section of this proxy statement captioned “Special Factors—Certain Unaudited Prospective Financial Information,” as well as ARC’s prospects and risks if it were to remain an independent public company. As part of its analysis of these factors, the Special Committee considered the potential risks represented by: (i) the impact of market, customer and competitive trends on ARC and ARC’s ability to maintain or improve market share within its industry; (ii) the likelihood that ARC’s current business plan could be achieved in the face of operational and execution risks; and (iii) general risks related to macroeconomic and market conditions that could negatively impact ARC’s valuation or reduce the price of ARC Common Stock. In particular, the Special Committee considered that (i) ARC’s dependence on revenue from sales of services and products to customers in the architectural, engineering, construction and building owner/operator industry could cause any downturn in such industry to have a material negative effect on ARC’s business and (ii) because a substantial percentage of ARC’s costs are fixed, ARC may not be able to adjust costs quickly in response to a decline in demand for its services.

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Opinion of William Blair. The financial analysis reviewed by representatives of William Blair with the Special Committee on August 27, 2024 as well as the opinion of William Blair to the effect that, subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than the holders of Rollover Shares or any Dissenting Shares (each such term as defined in the Merger Agreement)) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information, see Annex B to this proxy statement and the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

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Negotiations with Parent and Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations conducted at the direction of the Special Committee and with the assistance of experienced and independent legal and financial advisors, including:

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the fact that the Special Committee was able to negotiate an increase in the Merger Consideration from the $3.25 cash per-share consideration offered in the April Proposal to the merger consideration of $3.40 cash per-share consideration offered in the Merger Agreement;

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the fact that all holders of ARC Common Stock will receive the same consideration under the Merger Agreement, except that the Rollover Stockholders will not receive the Merger Consideration and will instead contribute to Parent all of their holdings of ARC Common Stock, including shares of ARC Common Stock issuable in respect of In-the-Money Company Options and Company RSAs in connection with the Merger, in exchange for equity interests in Parent in connection with the Merger;

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ARC’s ability, under certain circumstances provided for in the Merger Agreement, to furnish information to, and conduct negotiations with, third parties submitting bona fide, unsolicited Acquisition Proposals;

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the Special Committee’s belief that the terms of the Merger Agreement would be unlikely to deter third parties from making a Superior Proposal, and the ability of the ARC Board (acting upon the recommendation of the Special Committee) or the Special Committee, in each case under certain circumstances provided for in the Merger Agreement, to withhold, withdraw, qualify, amend or modify the recommendation that ARC’s stockholders vote in favor of the adoption of the Merger Agreement;

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the ability of the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee, under certain circumstances, to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, subject to the Company’s payment of a termination fee (which termination fee the Special Committee views as reasonable and consistent with similar fees payable in comparable transactions, and not preclusive of other offers);

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the remedies available to ARC under the Merger Agreement in the event the Merger is not consummated, including the fact that the Merger Agreement provides that Parent could be responsible for payment of the Reverse Termination Fee of $750,000 and be liable for monetary damages up to $1,500,000 resulting or arising from Fraud by Parent or Merger Sub; and

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the terms of the Merger Agreement provide ARC with sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement.

•	Reasonable Likelihood of Consummation. The belief of the Special Committee that an acquisition by Parent has a reasonable likelihood of closing, based on, among other matters:
•	the limited conditions to Parent’s obligation to consummate the Merger as provided by the Merger Agreement, including the absence of a financing condition;
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the fact that there are no anticipated substantive issues expected in connection with obtaining the required regulatory approval and the obligation of Parent to take certain actions, subject to the terms of the Merger Agreement, to obtain such regulatory approval;

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the fact that the Rollover Stockholders, who together owned as of the date of this proxy statement approximately 15.8% of the voting power of ARC’s outstanding capital stock, have duly executed and entered into the Voting Agreement, pursuant to which, among other things, the Rollover Stockholders have agreed to vote their respective shares of ARC Common Stock and Company RSAs in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated thereby;

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the execution and delivery of the Debt Commitment Letter and the Equity Commitment Letter, each dated the date of the Merger Agreement, and the representations and warranties of Parent and Merger Sub in the Merger Agreement that, assuming the conditions to the Merger set forth in Article VII of the Merger Agreement are satisfied, the aggregate proceeds contemplated by the Debt Commitment Letter and the Equity Commitment Letter are sufficient to enable Parent and Merger Sub to consummate the Merger upon the terms contemplated by the Merger Agreement;

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ARC’s ability, in certain circumstances, to specifically enforce Parent’s obligations under the Merger Agreement in accordance with its terms and ARC’s third-party beneficiary rights to enforce the Rollover Stockholders’ respective commitments under the Equity Commitment Letter and their respective obligations under the Rollover Agreements in accordance with their terms, which commits the Rollover Stockholders to cause the equity financing to be funded and the transactions contemplated by the Rollover Agreement to be completed if, among other things, the conditions to closing in the Merger Agreement are satisfied and the Debt Financing commitment has been funded or will be funded subject to limited conditions (provided that such right is exercisable only if and to the extent ARC has the right to seek specific performance pursuant to the terms of the Merger Agreement); and

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the execution and delivery of the Limited Guarantee, dated August 27, 2024, by and between ARC and Mr. Suriyakumar pursuant to which Mr. Suriyakumar guaranteed the payment and performance of the following payment obligations of Parent and Merger Sub: (i) the Reverse Termination Fee of $750,000; and (ii) up to $1.5 million of monetary damages resulting or arising from Parent’s or Merger Sub’s Fraud with respect to the Merger Agreement or the transactions contemplated thereby. For more information, see Annex F to this proxy statement and the section of this proxy statement captioned “The Limited Guarantee”.

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Appraisal Rights. Eligible Company stockholders have the right to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the fair value of their shares of ARC Common Stock as determined by the Court of Chancery of the State of Delaware in lieu of the Merger Consideration, subject to and in accordance with the terms and conditions of the Merger Agreement and Section 262 of the DGCL, unless and until any such Company stockholder fails to perfect, waives or effectively withdraws or otherwise loses their rights to appraisal and payment under the DGCL. For more information, see the section of this proxy statement captioned “Appraisal Rights”.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Stockholders. The Special Committee believes these factors support its determinations and recommendation to the ARC Board (as described above) and provide assurance of the fairness of the Merger to the Unaffiliated Stockholders:
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Independence. The Special Committee consists entirely of independent, disinterested directors who are not affiliated with any of the Rollover Stockholders and who are not expected to have any economic interest in the Surviving Corporation after the consummation of the Merger. Additionally, the compensation provided to the members of the Special Committee in respect of their services as members of the Special Committee was not contingent on the Special Committee approving the Merger Agreement or taking any of the other actions described in this proxy statement. For more information, see the section of this proxy statement captioned “Special Factors—Interests of Executive Officers and Directors of ARC in the Merger—Special Committee Compensation”.

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Independent Advisors. The Special Committee retained and received the advice of William Blair (its own independent financial advisor) and K&L Gates LLP (its own independent legal advisor). The Special Committee also engaged AlixPartners to assist in the preparation of the Projections. For the definition of, and more information on, the Projections, see the section of this proxy statement captioned “Special Factors—Certain Unaudited Prospective Financial Information,”.

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Change of Recommendation upon Special Committee Action. Prior to obtaining the Requisite Stockholder Approval, the ARC Board (on recommendation of the Special Committee) or the Special Committee, subject to compliance with certain procedural requirements, may effect a Change of Recommendation in response to a Superior Proposal or an Intervening Event (as such capitalized terms are defined in the Merger Agreement).

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Active Involvement and Oversight. The numerous meetings held by the Special Committee during a period of over four months to discuss and evaluate, among other things, the process for identifying and engaging with third parties that may be interested in a strategic transaction with the Company conducted by William Blair, and the Special Committee’s active oversight of such process.

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Full Knowledge. The Special Committee made its evaluation of a potential acquisition of ARC contemplated by the Merger Agreement based upon the factors discussed in this proxy statement and with the full knowledge of the interests of Parent, Mr. Suriyakumar and the other Rollover Stockholders.

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No Obligation to Recommend. The recognition by the Special Committee that it had no obligation to recommend to the ARC Board that it approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the approval of the Merger and had the authority to reject any proposals made by Mr. Suriyakumar, Parent or any other person.

In the course of reaching its determinations and making its recommendation to the ARC Board (as described above), the Special Committee also considered the following countervailing factors concerning the Merger Agreement and the Merger, which are not presented in any relative order of importance, and weighed such factors against those factors viewed as being generally supportive of its determination and recommendation to the ARC Board (as described above), ultimately determining that such countervailing factors were outweighed by the potential benefits of the Merger Agreement and the Merger:
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No Stockholder Participation in Future Growth or Earnings. The nature of the Merger as a cash transaction, which means that ARC’s stockholders (other than the Rollover Stockholders) will not participate in ARC’s future earnings or growth and will not benefit from any appreciation in value of the Surviving Corporation.

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No-Shop Restrictions. The restrictions in the Merger Agreement on the Company’s ability to solicit competing transactions and that the interests of Parent, Mr. Suriyakumar and the other Rollover Stockholders in the Merger would likely be considered by third parties evaluating whether to deliver a bona fide an unsolicited written Acquisition Proposal that would be sufficient to permit the Company to furnish information to, and conduct negotiations with, such third parties pursuant to the Merger Agreement.

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Risk Associated with Failure to Consummate the Merger. The possibility that the Merger might not be consummated, and if it is not consummated, that: (i) ARC’s disinterested directors, management team and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of ARC during the pendency of the Merger; (ii) ARC will have incurred significant transaction and other costs; (iii) ARC’s continuing business relationships with customers, business partners and employees may be adversely affected, which could include the loss of key personnel; (iv) the trading price of ARC Common Stock could be adversely affected; (v) the contractual and legal remedies available to ARC in the event of the breach or termination of the Merger Agreement may be insufficient, costly to pursue, or both; and (vi) the failure of the Merger to be consummated could result in an adverse perception among ARC’s customers, potential customers, employees and investors about ARC’s prospects.

•	Litigation Risks. The risk of litigation arising from stockholder claims in respect of the Merger Agreement or the transactions contemplated thereby.
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Regulatory Risks. The possibility that regulatory agencies may delay, object to, challenge or seek to enjoin the Merger, or may seek to impose terms and conditions on their approvals that are not acceptable to Parent, notwithstanding its obligations under the Merger Agreement.

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Impact of Interim Restrictions on ARC’s Business Pending the Completion of the Merger. The restrictions on the conduct of ARC’s business prior to the consummation of the Merger, which may delay or prevent ARC from undertaking strategic initiatives before the completion of the Merger that, absent the Merger Agreement, ARC might have pursued, or from taking certain actions aimed at incentivizing and retaining its employees.

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Effects of the Merger Announcement. The effects of the public announcement of the Merger, including the: (i) effects on ARC’s employees, customers, operating results and stock price; (ii) impact on ARC’s ability to attract and retain key management, sales and marketing, and technical personnel; and (iii) potential for litigation in connection with the Merger.

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Termination Fee Payable by ARC. The requirement that ARC pay the Company Termination Fee to Parent under certain circumstances concurrently with or following termination of the Merger Agreement, including if ARC terminates the Merger Agreement to accept a Superior Proposal or if Parent terminates the Merger Agreement because the Special Committee or the ARC Board (acting on the recommendation of the Special Committee) effects a Change of Recommendation ((as further described under the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies”) and the potentially discouraging impact that the Company Termination Fee could have on a third party’s interest in making a competing proposal to acquire ARC.

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Cap on Parent Liability. That the Merger Agreement provides that the maximum aggregate liability of Parent and Merger Sub under the Merger Agreement, in addition to any payment of the Reverse Termination Fee of $750,000, is limited to $1.5 million of monetary damages resulting or arising from such parties’ Fraud.

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Taxable Consideration. The receipt of cash in exchange for shares of ARC Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes for many of the Unaffiliated Stockholders.

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Interests of ARC’s Directors and Executive Officers. The interests that ARC’s directors and executive officers may have in the Merger, including Mr. Suriyakumar and certain of the other Rollover Stockholders, which may be different from, or in addition to, those of the other Unaffiliated Stockholders.

•	Transaction Costs. ARC has incurred and will incur substantial costs in connection with the transactions contemplated by the Merger Agreement, even if the transactions are not consummated.
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No Approval by Majority of the Unaffiliated Stockholders. The Special Committee considered the inclusion in the Merger Agreement of a requirement that at least a majority of the Unaffiliated Stockholders approve the Merger and adopt the Merger Agreement, as described above in the section of this proxy statement captioned “Special Factors — Background to the Merger.” The Purchaser Filing

Parties rejected this provision for several reasons, including because (i) such a vote is not required by Delaware law, (ii) the Special Committee had been formed and had retained its own legal and financial advisors, and (iii) the Acquisition Group collectively only owns approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this proxy statement. The Special Committee determined that the other factors described above supportive of the Merger outweighed the benefit of including this provision and that the Merger and the transactions contemplated thereby are otherwise substantively and procedurally fair to the Unaffiliated Stockholders for the reasons described above in this section.
The Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
Recommendation of the ARC Board
Based on the unanimous recommendation of the Special Committee and on the basis of the other factors described below, the ARC Board, following the recusal of Mr. Suriyakumar, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders (other than the Rollover Stockholders), (ii) approved and authorized the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.
In addition, the Non-Recused Directors, on behalf of ARC, believe, based on the factors described below, that the Merger is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.
In the course of reaching its determination and making its recommendations, the Non-Recused Directors considered the following material factors and countervailing factors, which are not presented in any relative order of importance:
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Determinations of the Special Committee. The Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determinations that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of ARC and its stockholders (other than the Rollover Stockholders) and that it is advisable and in the best interests of the Company and its stockholders (other than the Rollover Stockholders) to enter into the Merger Agreement and the Special Committee’s unanimous recommendation to the ARC Board, which the ARC Board, following the recusal of Mr. Suriyakumar, adopted, that the ARC Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger.

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Opinion of William Blair. The financial analysis of the Merger Consideration reviewed by representatives of William Blair with the Special Committee as well as the opinion of William Blair rendered to the Special Committee on August 27, 2024, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than the holders of Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. In determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of ARC and its stockholders (other than the Rollover Stockholders), the ARC Board (with the exclusion of Mr. Suriyakumar) received and considered the analysis and conclusions of William Blair in issuing its fairness opinion as part of its considerations in making such determination. For more information, see Annex B to this proxy statement and the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

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Procedural Protections. The procedural fairness of the Merger, including that (i) it was negotiated by the Special Committee consisting solely of three disinterested directors who are not affiliated with any of the Rollover Stockholders, who are not expected to have any economic interest in the Surviving

Corporation after the Merger, and who were otherwise disinterested with respect to a potential acquisition of ARC (other than as discussed in the section captioned “Special Factors—Interests of Executive Officers and Directors of ARC in the Merger”); and (ii) the Special Committee was advised by independent legal and financial advisors.
•	Other Factors Considered by the Special Committee. The other material factors and countervailing factors considered by the Special Committee and listed above.
The ARC Board, following the recusal of Mr. Suriyakumar, concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
The foregoing discussion of the information and factors considered by the Special Committee and by the ARC Board is not intended to be exhaustive and includes only the material factors considered. In light of the variety of factors considered by the Special Committee and by the ARC Board and the complexity of these factors, neither the Special Committee nor the ARC Board found it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the foregoing factors in reaching their respective determinations and recommendations. Moreover, each Non-Recused Director, including each member of the Special Committee applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors, and the recommendations, determinations and approvals, where applicable, by the Non-Recused Directors, including the members of the Special Committee were based upon the totality of the information presented to, and considered by, such directors.
In the course of evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations described above (as applicable), the Non-Recused Directors, including the members of the Special Committee, did not consider the liquidation value of ARC because, among other reasons, (1) they considered ARC to be a viable, going concern; (2) they believed that liquidation sales generally result in proceeds substantially less than sales of a going concern; and (3) they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of ARC. For the foregoing reasons, the Non-Recused Directors, including the members of the Special Committee, did not consider liquidation value to be a relevant factor. Further, the Non-Recused Directors, including the members of the Special Committee, did not consider ARC’s net book value, which is an accounting concept, as a factor because they believed (1) that net book value is not a material indicator of the value of ARC as a going concern but rather is indicative of historical costs and (2) net book value does not take into account the prospects of ARC, market conditions, trends in the industry in which ARC operates or the business risks inherent in the industry. The Non-Recused Directors, including the members of the Special Committee, believe that the trading price of the shares of ARC Common Stock at any given time represents the best available indicator of ARC’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the Non-Recused Directors, including the members of the Special Committee implicitly considered the value of ARC as a going concern by taking into account the value of ARC’s current and anticipated business, financial condition, results of operations, prospects, and other forward-looking matters.
Other than as described in this proxy statement, the ARC Board is not aware of any firm offer by any other person during the prior two (2) years for (1) a merger or consolidation of ARC with another company; (2) the sale or transfer of all or substantially all of ARC’s assets; or (3) a purchase of ARC’s securities that would enable such person to exercise control of ARC.
It should be noted that certain aspects of this explanation of the reasoning of both the Special Committee and the ARC Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section the section of this proxy statement captioned “Cautionary Statement Concerning Forward-Looking Information.”
Opinion of the Special Committee’s Financial Advisor
William Blair was retained by the Special Committee to act as its financial advisor in connection with (i) analysis of various strategic and financial options of ARC and (ii) a possible business combination with another party. Pursuant to its engagement, the Special Committee requested that William Blair render an opinion to the Special Committee as to whether the Merger Consideration to be received by holders of shares of ARC

Common Stock (other than the holders of Rollover Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. On August 27, 2024, William Blair delivered its oral opinion to the Special Committee at a meeting of the Special Committee (which opinion was subsequently confirmed in its written opinion dated August 27, 2024, and delivered to the Special Committee prior to the execution of the Merger Agreement) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the Merger Consideration to be received by the holders of ARC Common Stock (other than the holders of Rollover Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED AUGUST 27, 2024, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE IN ITS ENTIRETY. YOU ARE URGED TO READ THE ENTIRE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. THE ANALYSIS PERFORMED BY WILLIAM BLAIR SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. WILLIAM BLAIR’S FAIRNESS OPINION WAS DIRECTED TO THE SPECIAL COMMITTEE FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF ARC COMMON STOCK (OTHER THAN THE HOLDERS OF ROLLOVER SHARES OR DISSENTING SHARES) PURSUANT TO THE MERGER AGREEMENT AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF WILLIAM BLAIR’S FAIRNESS OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY HOLDERS OF ARC COMMON STOCK (OTHER THAN THE HOLDERS OF ROLLOVER SHARES OR DISSENTING SHARES) PURSUANT TO THE MERGER AGREEMENT. WILLIAM BLAIR’S FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ARC COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ITS SHARES OF ARC COMMON STOCK WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ARC TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS PROXY STATEMENT AS ANNEX B.
In connection with William Blair’s review of the Merger and the preparation of its opinion, William Blair examined:
•	the draft Merger Agreement, dated as of August 27, 2024, and William Blair assumed that the final form of the Merger Agreement would not differ from such draft in any material respect;
•	the audited historical financial statements of ARC included in its filings with the SEC as of and for the three fiscal years ended December 31, 2023, 2022 and 2021;
•	the unaudited financial statements of ARC included in its filings with the SEC as of and for the three- and six-months ended June 30, 2024;
•
the Projections, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized by ARC, prepared by AlixPartners, a third-party consultant engaged by the Special Committee, with the assistance and significant input from management and provided to William Blair on June 19, 2024 and subsequently updated by management on August 1, 2024, as more fully described in the section of this proxy statement captioned “Special Factors—Certain Unaudited Prospective Financial Information” (updates by management included actual results for the second quarter of fiscal 2024 and marginal forecast changes for the second half of fiscal year 2024 to reflect business conditions as of August 2024. Management did not review and no updates were made to fiscal years 2025-2029);

•	information regarding publicly available financial terms of certain other transactions William Blair deemed relevant;

•	information regarding certain publicly traded companies William Blair deemed relevant;
•	the financial position and operating results of ARC compared with those of certain publicly traded companies William Blair deemed relevant;
•	the current and historical market prices and trading volumes of ARC Common Stock; and
•	certain other publicly available information on ARC.
William Blair also held discussions with members of the senior management of ARC and AlixPartners to discuss the foregoing, considered other matters that it deemed relevant to its analysis, and took into account such accepted financial and investment banking procedures and considerations as it deemed relevant.
In rendering its opinion, William Blair assumed and relied, without independent verification and with the consent of the Special Committee, upon the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, examined by or otherwise reviewed or discussed with William Blair for purposes of its fairness opinion, including without limitation the Projections provided by AlixPartners with the assistance and significant input from management, and approved for William Blair’s use by the Special Committee, and William Blair assumed no responsibility or liability therefor. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of ARC. William Blair was advised by the senior management of ARC that the Projections examined by William Blair were reasonably prepared by AlixPartners with significant input from ARC senior management and that such Projections reflected the currently available estimates and judgments of the senior management of ARC and AlixPartners. In that regard, William Blair assumed, with the consent of the Special Committee, that, (i) the Projections would be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of ARC were as set forth in ARC’s financial statements or other information made available to William Blair.
William Blair did not express an opinion with respect to the Projections or the estimates and judgments on which it was based. William Blair did not consider, and expressed no opinion as to, the amount or nature of the compensation to any of ARC’s officers, directors or employees (or any class of such persons) relative to the compensation payable to ARC’s other stockholders. William Blair was not asked to consider, and its fairness opinion did not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for ARC or the effect of any other transaction in which ARC might engage. William Blair’s fairness opinion is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of such fairness opinion. It should be understood that, although subsequent developments may affect William Blair’s fairness opinion, it does not have any obligation to update, revise or reaffirm this opinion. William Blair did not make any determination as to legal matters related to the Merger, assumed that the final executed Merger Agreement did not materially differ from the drafts of the Merger Agreement reviewed by it and assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any amendment or waiver of any material terms or conditions. William Blair did not express any opinion as to any tax or other consequences that might result from the Merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood that ARC had obtained such advice as it deemed necessary from qualified professionals. William Blair expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its fairness opinion), including, without limitation, the form or structure of the Merger or any agreements or other arrangements entered into in connection with, or contemplated by, the Merger.
The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Special Committee the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its fairness opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by William Blair. The order of the summaries of the analyses described below does not represent the relative importance or weight given to those analyses by William Blair.
For more information on the Projections, including a discussion of estimates and judgments used by AlixPartners in the preparation of the Projections, see the section of this proxy statement titled “Special Factors—Certain Effects of the Merger—Certain Unaudited Prospective Financial Information”.
Selected Public Companies Analysis
William Blair reviewed and compared certain financial information relating to ARC to corresponding financial information and multiples for six selected publicly traded companies in the printing and promotional marketing sectors with similar business models or financial profiles that William Blair deemed relevant based on its professional judgment and experience. William Blair considered the enterprise value for each company (including ARC), which William Blair calculated as the equity value of ARC, plus total debt, minority interest and preferred stock, less cash and cash equivalents. The equity value of each company was calculated using the closing stock price as of August 26, 2024 (the last trading day for reference prior to the entry into the Merger Agreement), multiplied by the total diluted shares outstanding (using the most recent publicly available information as of August 26, 2024). William Blair reviewed the enterprise value as a multiple of (i) calendar year 2024 expected (“CY 2024E”) Adjusted EBITDA and (ii) calendar year 2025 expected (“CY 2025E”) Adjusted EBITDA, in each case, based on the Projections for the Company and consensus estimates for each other company. Set forth below are the companies and relevant metrics:

Company	Enterprise Value/CY 2024E Adjusted EBITDA	Enterprise Value/CY 2025E Adjusted EBITDA
Cimpress plc	8.0x	7.4x
Transcontinental Inc.	5.1x	5.0x
The ODP Corporation	2.9x	2.5x
Deluxe Corporation	6.1x	5.8x
Ennis, Inc.	6.1x	N/A
Quad/Graphics, Inc.	3.3x	3.3x

William Blair then used the implied enterprise value of $162 million based on the per share Merger Consideration of $3.40, ARC’s fully diluted shares outstanding as of August 1, 2024 as provided by ARC's senior management and the net debt and minority interest of ARC of $11 million as of June 30, 2024, as set forth in and calculated from ARC’s public filings, to derive implied valuation multiples for ARC for CY 2024E Adjusted EBITDA of $37 million and CY 2025E Adjusted EBITDA of $35 million based on the August Projections. William Blair compared the multiples implied for ARC based on the Merger Consideration to the range of trading multiples of the aggregate group of such selected publicly traded companies. Information regarding the multiples derived from William Blair’s selected public company analysis is set forth in the following table.

	Implied Valuation Multiples	Selected Public Company Valuation Multiples
		Min	Median	Mean	Max
Enterprise Value/CY 2024E Adjusted EBITDA
August Projections	4.4x	2.9x	5.6x	5.3x	8.0x
Enterprise Value/CY 2025E Adjusted EBITDA
August Projections	4.6x	2.5x	5.0x	4.8x	7.4x

William Blair noted that the analyzed implied valuation multiple for ARC based on the Merger Consideration was within the range of multiples of the selected publicly companies.
Although William Blair compared the trading multiples of the selected public companies to those implied for ARC, none of the selected public companies is directly comparable to ARC. Accordingly, any analysis of the selected public companies involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would affect the analysis of trading multiples of the selected public companies.

Selected Precedent Transactions Analysis
William Blair reviewed and compared certain financial information relating to ARC to corresponding financial information and multiples for ten selected transactions that were announced subsequent to August 1, 2012, that involved the acquisition of companies in the printing and promotional marketing sectors with similar business models or financial profiles that William Blair deemed relevant based on its professional judgment and experience. William Blair did not take into account any announced or consummated transaction whereby relevant financial information was not publicly disclosed and the selected transactions are not intended to be representative of the entire range of possible relevant transactions. William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of last twelve months (“LTM”) Adjusted EBITDA based on the most recently available publicly disclosed 12-month historical period at the time of announcement for each respective transaction. Set forth below are the transactions and relevant metrics:

Announcement Date	Target	Acquiror	Enterprise Value / LTM Adj. EBITDA
December 2021	R.R. Donnelley & Sons Company	Chatham Asset Management	5.8x(1)
September 2020	LSC Communications	Atlas Holdings LLC	3.1x(1)(2)
July 2020	InnerWorkings	HH Global	5.5x
December 2017	IWCO Direct	Steel Connect	5.8x(3)
December 2013	Valassis Communications	Harland Clarke	6.7x
October 2013	Consolidated Graphics	R.R. Donnelley & Sons Company	5.5x
August 2013	WorkflowOne	Standard Register	6.3x
April 2013(4)	American Greetings Corporation	Weiss Family	3.9x
October 2012	Vertis	Quad/Graphics	4.9x(5)
August 2012	SuperMedia	Dex One Corporation	2.5x

(1)	Pension-adjusted multiples.
(2)
3.1x multiple based on 2020 expected EBITDA of $144 million including normalization for cost savings (for completed or announced plant closures) and COVID-19 as provided in company filings. Multiple would be 4.2x based on estimated 2020 expected EBITDA of $105 million and normalization for COVID-19 only as provided in company filings.

(3)	LTM represents the last twelve months through October 2017 per the Current Report on Form 8-K filed by Steel Connect on December 18, 2017.
(4)	Values reflect the revised offer in July 2013.
(5)
LTM represents 2012 figures per the Current Report on Form 8-K filed by Quad/Graphics on January 22, 2013. 4.9x multiple includes $97 million payment for current assets in excess of working capital requirements. Excluding payment, multiple would be 3.1x.

William Blair then used the implied enterprise value of $162 million based on the per share Merger Consideration of $3.40 and the net debt and minority interest of ARC of $11 million as of June 30, 2024, as set forth in and calculated from ARC’s public filings, to derive an implied transaction multiple for ARC for LTM Adjusted EBITDA for the twelve months ended June 30, 2024 of $38 million. William Blair compared the multiple implied for ARC based on the Merger Consideration to the range of transaction multiples of the aggregate group of such selected transactions. Information regarding the multiples from William Blair’s selected transaction analysis is set forth in the following table:

Multiple	Implied Transaction Multiple	Range of Selected Precedent Transaction Valuation Multiples
		Min.	Median	Mean	Max.
Enterprise Value/LTM Adjusted EBITDA
Actual	4.3x	2.5x	5.5x	5.0x	6.7x

William Blair noted that the analyzed implied transaction multiple for ARC based on the Merger Consideration was within the range of multiples of the selected transactions.
Although William Blair compared the multiples of the selected transactions to that implied for ARC, none of these transactions or associated companies is directly comparable to ARC or the Merger. Accordingly, any analysis of the selected transactions involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would affect the analysis of multiples of the selected transactions.
Discounted Cash Flow Analysis
William Blair utilized the August Projections to perform a discounted cash flow analysis of ARC’s projected future free cash flows for the fiscal years ending December 31, 2024 through December 31, 2029. Using the discounted cash flow methodology, William Blair calculated the present values of the projected after-tax unlevered free cash flows for ARC. In this analysis, William Blair exercised its professional judgment, based on its experience and expertise, and calculated the assumed terminal value of ARC by utilizing a perpetuity growth rate range of 0.0% to 2.0% applied to calendar year 2029 expected unlevered free cash flows. To discount the projected unlevered free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 9.5% to 11.5% using its professional judgment, based on its experience and expertise, and a calculation of the weighted average cost of capital using the capital asset pricing model. In performing its analysis, as directed by the management of the Company, William Blair assumed a 29% effective tax rate.
William Blair aggregated the present value of the after-tax unlevered free cash flows over the applicable forecast period, the present value of the potential federal tax savings expected to result from the utilization of ARC’s federal net operating losses of $9 million and the present value of the assumed terminal value. William Blair then derived a range of implied equity values per share by subtracting net debt and minority interest of $11 million as of June 30, 2024, as set forth in and calculated from ARC’s public filings, and dividing such amount by ARC’s fully diluted shares outstanding as of August 1, 2024 as provided by ARC’s senior management (calculated based on 43,249,749 common shares and 6,525,345 options at a weighted average strike price of $3.27 and excluding out-of-the-money options). This analysis resulted in a range of implied equity values of $2.47 to $3.41 per share, as compared to the Merger Consideration of $3.40 per share.
Leveraged Buyout Analysis
William Blair utilized the August Projections to perform a hypothetical leveraged buyout analysis and calculated the illustrative implied purchase prices at which a leveraged buyout of ARC could occur and yield a target range of annualized internal rates of return from 18.0% to 22.0% for a potential investor, assuming a net leverage ratio of 2.25x LTM Adjusted EBITDA. In this analysis, William Blair estimated an exit value by utilizing a range of multiples of 3.5x to 5.5x applied to calendar year 2029 Adjusted EBITDA of $37 million (including an estimated $1 million of direct costs associated with ARC’s operations as a public company which the management of ARC indicated would no longer be incurred). The target annualized internal rate of return and the range of total net leverage were derived by William Blair utilizing its professional judgment and experience. For purposes of the analysis William Blair utilized net debt and minority interest of $11 million as of June 30, 2024, as set forth in and calculated from ARC’s public filings and ARC's fully diluted shares outstanding as of August 1, 2024 as provided by ARC’s senior management. Based on the range of internal rates of return and exit multiples above, this analysis resulted in a range of implied equity value $2.34 to $3.14 per share of ARC Common Stock, as compared to the Merger Consideration of $3.40 per share of ARC Common Stock. For the Special Committee’s reference only purposes, William Blair also calculated the implied equity values per share for a range of total net leverage of 2.25x to 3.75x, the exit multiples above and a 20% internal rate of return. This analysis resulted in a range of implied equity values of $2.43 to $3.57 per share of ARC Common Stock, as compared to the Merger Consideration of $3.40 per share of ARC Common Stock.

M&A Premiums Paid Analysis
William Blair analyzed data from 324 acquisitions of North American publicly traded companies across all industries with transaction equity values between $100 million and $300 million that were announced since January 1, 2015. Specifically, William Blair compared the acquisition price per share of each transaction to the closing price of the target company’s stock one day, one week, and one month prior to the announcement of such transaction. William Blair then compared the range of resulting per share price premiums for the reviewed transactions to the premiums implied by the Merger Consideration based on Company’s undisturbed share price of $2.64 one day, one week, and one month prior to June 28, 2024 (the last trading day prior to public announcement of Mr. Suriyakumar’s proposal to acquire ARC). Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:

Period	Implied Premium at $3.40/ share(1)	Premiums Paid Data Percentile
		10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	28.8%	(0.9%)	10.2%	18.8%	26.1%	35.6%	42.8%	53.4%	68.4%	106.0%
One Week Prior	30.8%	(0.9%)	10.6%	21.1%	28.8%	38.1%	46.7%	57.1%	72.5%	105.6%
One Month Prior	24.5%	1.8%	13.0%	23.0%	30.7%	37.8%	49.3%	63.8%	78.8%	113.7%

(1)	Implied premium based on Merger Consideration of $3.40 per share. Relative to undisturbed share price of $2.64 as of June 28, 2024.
General
This summary is not a complete description of the analysis performed by William Blair, but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the Merger Consideration and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than the holders of Rollover Shares or Dissenting Shares). Rather, in rendering its oral opinion on August 27, 2024 (subsequently confirmed in its written opinion dated August 27, 2024) to the Special Committee, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, as to whether the Merger Consideration to be received by the holders of shares of ARC Common Stock (other than the holders of Rollover Shares or Dissenting Shares) was fair, from a financial point of view, to such holders, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair’s fairness opinion considered each valuation method equally and did not place any particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to ARC or the Merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.
William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of ARC or other parties involved in the Merger for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities. William Blair is familiar with ARC, having provided certain investment banking services to ARC from time to time. William Blair has not performed any financial advisory or other services to ARC, Mr. Suriyakumar or related parties in the preceding two years.
Fees
Pursuant to a letter agreement dated May 14, 2024, a fairness opinion fee of $1.0 million became payable to William Blair upon delivery of its fairness opinion. A fee of approximately $3.9 million, less the $1.0 million fairness opinion fee previously paid to William Blair, will become payable to William Blair in connection with the consummation of the Merger and is contingent on consummation of the Merger. No portion of the fees payable to William Blair were contingent on the conclusions reached by William Blair in William Blair’s fairness opinion. In addition, ARC agreed to reimburse William Blair for certain of its out-of-pocket, documented expenses (including fees and expenses of its counsel and any other independent experts retained by William Blair) reasonably incurred by it in connection with its engagement and to indemnify William Blair against certain potential liabilities arising out of its engagement.
Position of the Purchaser Filing Parties as to the Fairness of the Merger
Under the SEC rules governing “going-private” transactions, the Purchaser Filing Parties may be deemed to be affiliates of ARC and, therefore, are required to express their beliefs as to the fairness of the Merger to ARC’s “unaffiliated security holders” (as defined under Rule 13e-3 under the Exchange Act) (hereinafter, the “Unaffiliated Stockholders”). The Purchaser Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Purchaser Filing Parties as to the fairness of the Merger should not be construed as a recommendation to any stockholder of ARC as to how that stockholder should vote on the proposal to adopt the Merger Agreement. The Purchaser Filing Parties have interests in the Merger that are different from, and in addition to, the Unaffiliated Stockholders. See “Special Factors—Interests of ARC’s Directors and Executive Officers in the Merger”.
The Purchaser Filing Parties believe that the interests of the Unaffiliated Stockholders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Purchaser Filing Parties did not participate in the deliberations of the Special Committee or the ARC Board regarding, nor receive advice from the respective legal or other advisors of the Special Committee or the ARC Board as to, the fairness of the Merger. The Purchaser Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Unaffiliated Stockholders. No financial advisor provided the Purchaser Filing Parties with any analysis or opinion with respect to the fairness of the Merger Consideration to the Unaffiliated Stockholders.
Based on, among other things, their knowledge and analysis of available information regarding ARC, as well as discussions with ARC’s senior management regarding ARC and its business and the factors considered by, and the analysis and resulting conclusions of, the ARC Board and the Special Committee discussed in the section of this proxy statement entitled, “Special Factors—Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger” (which analysis and resulting conclusions the Purchaser Filing Parties adopt), the Purchaser Filing Parties believe that the Merger is substantively fair to the Unaffiliated Stockholders. In particular, the Purchaser Filing Parties considered the following factors:
•
the fact that the Special Committee unanimously determined and, upon the unanimous recommendation of the Special Committee, the ARC Board unanimously (other than Mr. Suriyakumar, who recused himself due to his status as a member of the Acquisition Group and as a Rollover Stockholder) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, ARC and the Unaffiliated Stockholders;

•
the fact that the Merger Consideration is all cash, thus allowing the Unaffiliated Stockholders to immediately realize a certain and fair value for their shares of ARC Common Stock, which value represents a premium of approximately 28.8% over the closing share price of ARC Common Stock on June 28, 2024, the last trading day before the public disclosure of the April Proposal;

•	the current and historical market prices of ARC Common Stock, including the market performance of ARC Common Stock relative to those of other participants in ARC’s industry and general market indices;
•
the fact that the Special Committee consisted entirely of independent and disinterested directors of the ARC Board who are not officers or employees of ARC and who are not affiliated with the Purchaser Filing Parties, and who have no interests in the Merger different from, or in addition to, the Unaffiliated Stockholders generally, other than the members’ receipt of ARC Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the ARC Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements;

•
the fact that the Special Committee was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the Merger Agreement, to determine the advisability of the Merger, to decide not to engage in the Merger and to consider alternatives to the Merger;

•
the fact that, notwithstanding that the Purchaser Filing Parties are not entitled to, and did not, rely on the opinion provided by William Blair to the Special Committee on August 27, 2024, the Special Committee received an opinion from William Blair, dated August 27, 2024, that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the Merger Consideration to be received by the holders of ARC Common Stock (other than the holders of Rollover Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders;

•	the belief of the Purchaser Filing Parties that the likelihood of completing the Merger, which would result in the payment of the Merger Consideration to the Unaffiliated Stockholders, is high;
•
the fact that there are no unusual requirements or conditions to the Merger, and the fact that Parent has received a Debt Commitment Letter and Equity Commitment Letter, as described in the section of this proxy statement captioned “Special Factors—Financing of the Merger”, to provide the financing necessary to consummate the Merger expeditiously, each increasing the likelihood that the Merger will be consummated and that the consideration to be paid to the Unaffiliated Stockholders in the Merger will be received; and

•
the potential risks inherent in ARC continuing to have publicly traded common stock, including the risks of market volatility and global economic uncertainty along with the compliance costs and obligations imposed on ARC as a result of having publicly traded common stock.

The Purchaser Filing Parties did not consider liquidation value in determining the fairness of the Merger to the Unaffiliated Stockholders because of their belief that liquidation sales generally result in proceeds substantially less than sales of a going concern, because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, because they considered ARC to be a viable, going concern and because ARC will continue to operate its business following the Merger and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
In evaluating the substantive fairness of the Merger to the Unaffiliated Stockholders, the Purchaser Filing Parties did not consider the prices paid in any past transactions in which any shares of ARC Common Stock were purchased, since any such purchases were made at then-current market or trading prices of ARC Common Stock and do not necessarily reflect the present market value of ARC Common Stock. The Purchaser Filing Parties did not establish, and did not consider, a pre-Merger public company going concern value of ARC Common Stock for the purposes of determining the per share merger consideration or the fairness of the per share merger consideration to the Unaffiliated Stockholders because, following the Merger, ARC will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the ARC Common Stock, the Merger Consideration of $3.40 represents a premium to the going concern value of ARC.
In addition, the Purchaser Filing Parties did not consider net book value of ARC Common Stock as a factor in determining their view as to fairness of the Merger to the Unaffiliated Stockholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, either the market trading prices of ARC Common Stock or ARC’s value as a going concern, and net book value is not a material indicator of the value of ARC as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger.
Other than to the extent known to the Buyer Parties and the Rollover Stockholders as disclosed in the section of this proxy statement captioned “Special Factors—Background of the Merger,” the Purchaser Filing Parties were not aware of any firm offer for a merger or consolidation of ARC with another company, the sale or transfer of all or a substantial part of ARC’s assets, or the purchase of all or a substantial portion of ARC’s securities that would enable such person to exercise control of or significant influence over ARC having been received by ARC from anyone other than the Buyer Parties and the Rollover Stockholders in the two years preceding the signing of the Merger Agreement.
The Purchaser Filing Parties did not receive any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger or the Merger Consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the Unaffiliated Stockholders. The Purchaser Filing Parties further believe that the Merger is procedurally fair to the Unaffiliated Stockholders based upon, among other things, the following factors, which are not listed in any relative order of importance:
•
the fact that the Special Committee was formed at the outset of ARC’s consideration of a potential transaction and prior to any consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, or any negotiations with respect thereto;

•	the Special Committee retained its own nationally recognized legal and financial advisors;
•
the fact that the Special Committee and the ARC Board were fully informed about the extent to which the interests of the Purchaser Filing Parties in the Merger differed from those of the Unaffiliated Stockholders;

•
the fact that Mr. Suriyakumar was excluded from certain ARC Board discussions (including all discussions related to the ARC Board’s consideration of the Merger Agreement) and recused himself from the ARC Board approval of the Merger Agreement due to his status as a member of the Acquisition Group and as a Rollover Stockholder;

•
the Special Committee and its advisors conducted an extensive due diligence investigation of ARC before commencing negotiations, which the Purchaser Filing Parties believe provided the Special Committee with the information necessary to effectively represent the interests of the Unaffiliated Stockholders;

•
the consideration and negotiation of the Merger Agreement were conducted entirely under the control and supervision of the Special Committee, which consists entirely of independent directors, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual, each of whom is an outside, nonemployee director, is not affiliated with any of the Purchaser Filing Parties and was not designated or appointed to the ARC Board by any such persons, and that no limitations were placed on the Special Committee’s authority;

•
the ARC Board determined that each member of the Special Committee is disinterested with respect to the Merger and the other transactions and all of the members of the Special Committee during the entire process were and are independent directors and free from any affiliation with any Purchaser Filing Party; in addition, none of such Special Committee members is or ever was an officer or employee of ARC or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the Unaffiliated Stockholders other than the members’ receipt of ARC Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the ARC Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements entered into with ARC and under the Merger Agreement, which is further discussed under the section of this proxy statement captioned “Special Factors—Interests of Executive Officers and Directors of ARC in the Merger”;

•
the recognition by the Special Committee and the ARC Board that the Special Committee had no obligation to recommend any transaction, including a transaction with the Purchaser Filing Parties, and that the Special Committee had the authority to reject any proposals made by the Purchaser Filing Parties or any other person or entity;

•
the Merger Consideration of $3.40, and the other terms and conditions of the Merger Agreement, resulted from extensive arm-length negotiations between the Purchaser Filing Parties and their advisors, on the one hand, and the Special Committee and its advisors, on the other hand;

•
the Special Committee was deliberate in its process, taking nearly five months to analyze and evaluate Mr. Suriyakumar’s initial proposal and to negotiate with Mr. Suriyakumar the terms of the proposed Merger, ultimately resulting in a $0.15 per share increase in the merger consideration to be paid in connection with the Merger over what was initially proposed by Mr. Suriyakumar;

•	since the initial public disclosure of the April Proposal, no party other than the Purchaser Filing Parties had submitted a formal proposal to acquire ARC;
•
the Special Committee received an opinion from William Blair, dated August 27, 2024, that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the Merger Consideration to be received by the holders of ARC Common Stock (other than the holders of Rollover Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders;

•
the Merger was approved by the vote of the ARC Board (other than Mr. Suriyakumar, who recused himself due to his status as a member of the Acquisition Group and as a Rollover Stockholder), based on the unanimous recommendation of the Special Committee;

•
the recognition by the Special Committee and the ARC Board (other than Mr. Suriyakumar, who recused himself due to his status as a member of the Acquisition Group and as a Rollover Stockholder) that, under the terms of the Merger Agreement and subject to the terms and conditions therein, the Special Committee has the ability to respond to, furnish information and negotiate with respect to an unsolicited bona fide Acquisition Proposal that constitutes a Superior Proposal until ARC’s stockholders vote upon and authorize and approve (as applicable) the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger;

•
ARC’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a termination fee of $5,277,367 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement;

•
the availability of appraisal rights to ARC’s stockholders (other than the Rollover Stockholders) who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares of ARC Common Stock; and

•
the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the ARC Board are able to change, withhold, withdraw, qualify or modify their recommendation of the Merger.

The Purchaser Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:
•	the risk that the Merger might not be completed in a timely manner or at all;
•
the fact that Parent and Merger Sub are newly-formed entities with essentially no assets other than the commitments of the Equity Investors under the Equity Commitment Letter and the committed Debt Financing, and any recourse sought by ARC in connection with the Merger Agreement and the Merger may be limited to the limited guarantee of Mr. Suriyakumar, subject to the terms and conditions of the Limited Guarantee and the Merger Agreement;

•
the restrictions on the conduct of ARC’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent ARC from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of ARC pending completion of the Merger;

•
the potential negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on ARC’s business and relationships with its employees, customers, vendors, regulatory authorities and partners;

•
subject to the terms and conditions of the Merger Agreement, the fact that ARC and its subsidiaries are restricted from soliciting, initiating, proposing or inducing the submission of Acquisition Proposals from third parties or knowingly encouraging, facilitating or assisting any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal;

•
the possibility that the amounts that may be payable by ARC upon the termination of the Merger Agreement, including payment to Parent of a termination fee of $5,277,367, in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to make revisions to its merger proposal, could discourage other potential acquirors from making a competing bid to acquire ARC; and

•	the fact that an all cash transaction would be taxable to ARC’s stockholders that are U.S. Holders for U.S. federal income tax purposes.
The Purchaser Filing Parties also considered the inclusion in the Merger Agreement of a requirement that at least a majority of the Unaffiliated Stockholders approve the Merger and adopt the Merger Agreement, but given all of the reasons above as to why the Merger is substantively and procedurally fair to the Unaffiliated Stockholders, including that (i) the Merger Consideration represents a premium of approximately 28.8% over the closing share price of the ARC Common Stock on June 28, 2024, the last trading day before the public disclosure of the April Proposal and (ii) a Special Committee was formed and retained its own nationally recognized legal and financial advisors, as well as the fact that (i) such a vote is not required by Delaware law, (ii) the Acquisition Group collectively only owns approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this proxy statement, and (iii) a “majority of the minority” vote would have imposed additional cost in connection with Merger approval process, determined that such factors outweighed the benefit of including this provision and that the Merger and the transactions contemplated thereby are otherwise substantively and procedurally fair to the Unaffiliated Stockholders for the reasons described above.
The foregoing discussion of the information and factors considered and given weight by the Purchaser Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Purchaser Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Purchaser Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole.
The Purchaser Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the Unaffiliated Stockholders. This position should not, however, be construed as a recommendation to any stockholder of ARC to approve the proposal to adopt the Merger Agreement. The Purchaser Filing Parties make no recommendation as to how Company stockholders should vote their shares relating to the Merger. The Purchaser Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Unaffiliated Stockholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders.
None of the Purchaser Filing Parties participated in the deliberations of the Special Committee or the ARC Board regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee or the ARC Board as to, the fairness of the Merger to the Unaffiliated Stockholders. Based on the Purchaser Filing Parties’ knowledge and analysis of available information regarding ARC, the Special Committee and the ARC Board, as well as discussions with members of ARC’s senior management regarding ARC and its business and the factors considered by, and findings of, the Special Committee and the ARC Board discussed in the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Board of Directors; Fairness of the Merger,” the Purchaser Filing Parties believe that the Merger is fair to the Unaffiliated Stockholders.
Purpose and Reasons of the Purchaser Filing Parties for the Merger
Under the SEC rules governing “going-private” transactions, the Purchaser Filing Parties may be deemed to be affiliates of ARC and, therefore, required to express their reasons for the Merger to the Unaffiliated Stockholders. The Purchaser Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
For the Purchaser Filing Parties, the primary purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement, and to allow them to own controlling equity interests in ARC and to bear the rewards and risks of such ownership after the Merger is completed and the shares of ARC Common Stock cease to be publicly traded, including any increases in the value of ARC as a result of improvements to ARC’s operations. The Purchaser Filing Parties believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable the Purchaser Filing Parties to acquire ARC, (ii) will allow ARC to cease to be a publicly registered, reporting company and (iii) represents an opportunity for the Unaffiliated Stockholders (other than the holders of the Excluded Shares) to receive the Merger Consideration of $3.40 per share of ARC Common Stock in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. In the course of considering the going-private transaction, the Purchaser Filing Parties did not consider any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because the Purchaser Filing Parties believed the Merger was the most direct and effective way to accomplish these objectives. The Purchaser Filing Parties have undertaken to pursue the transaction at this time in light of the opportunities they perceive to strengthen ARC’s competitive position, strategy and financial performance under a new form of ownership.
In addition, the Merger will (i) allow the Purchaser Filing Parties to maintain a significant portion of their investment in ARC through their obligations to make an equity investment in Parent through the rollover of their existing holdings of ARC Common Stock as described in the section of this proxy statement captioned “Special Factors—Financing of the Merger—Rollover Financing”, and, in the case of Equity Investors, through the cash equity investment in Parent in the amount of $11.0 million as described in the section of this proxy statement captioned “Special Factors—Financing of the Merger—Equity Financing”, and (ii) enable certain of the Rollover Stockholders to maintain leadership roles with the Surviving Corporation.
Recent market challenges have created a sharply competitive landscape and the members of the Acquisition Group believe, at this point in time in ARC’s operating history, it is now more important than ever to embrace a more entrepreneurial perspective where ARC and its stakeholders are incentivized to grow and develop ARC’s products, brand and business with a longer term perspective. Mr. Suriyakumar believes it is increasingly difficult to develop this type of culture in a public company context, where the public markets are increasingly focused on short-term results. As a privately-owned company, ARC would have increased flexibility to make decisions that may negatively affect quarterly results but that may, over the long term, increase ARC’s value. In contrast, as a publicly-traded company, ARC currently faces public shareholder and investment analyst pressure to make decisions that may produce better short-term results, but which may over the long-term lead to a reduction in the per share price of its publicly-traded equity securities. As a privately-owned company, ARC would also be relieved of many of the other burdens and constraints imposed on public companies, which would also provide it with greater flexibility to optimize its cost structure. The need for management to be responsive to public stockholder concerns and to engage in an ongoing dialogue with public shareholders may at times distract management’s time and attention from the effective operation and improvement of the business. For these reasons, the Purchaser Filing Parties believe that private ownership is in the best interests of the business and the organization and that the Merger is in the best interests of ARC’s stockholders.
Plans for ARC After the Merger
Following completion of the Merger, Merger Sub will have been merged with and into ARC, with ARC surviving the Merger as a subsidiary of Parent. The shares of ARC Common Stock are currently listed on the

NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for ARC Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, ARC’s securities will be delisted from the NYSE and deregistered under the Exchange Act.
After the Effective Time, Parent anticipates that ARC’s operations will initially be conducted substantially as they are currently being conducted, except that it will (i) cease to be an independent public company and will instead be a wholly-owned subsidiary of Parent and (ii) have substantially more debt than it currently has. If the Merger is consummated, the ARC Common Stock will be delisted from the NYSE and will cease to be registered under the Exchange Act (via termination of registration pursuant to Section 12(b) of the Exchange Act).
From and after the Effective Time, the officers of ARC immediately prior to the Effective Time will be the officers of the Surviving Corporation and the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be. At the Effective Time, the certificate of incorporation of ARC as the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit C to the Merger Agreement, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation and such bylaws.
The Purchaser Filing Parties anticipate being able to lower ARC’s cost structure, as a go-forward private company, and are currently conducting a review of ARC and its business and operations with a view toward determining how to redirect ARC’s operations to improve ARC’s long-term earnings potential as a private company (including, as above, by reducing ARC’s costs and expenses following the Merger) and expect to complete such review following completion of the Merger. Further, following completion of the Merger, the Purchaser Filing Parties will continue to assess ARC’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of ARC. In addition, Parent may seek to buy or combine ARC with target companies that provide earnings and growth synergies; however, no definitive contracts, arrangements, plans, proposals, commitments or understandings with respect thereto currently exist. Although presently there are no definitive contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, the Purchaser Filing Parties and certain of their affiliates may seek, from and after the Effective Time, to acquire target companies or assets that operate in ARC’s industry.
Certain Effects of the Merger
If the Requisite Stockholder Approval is obtained and all other conditions to closing are satisfied or waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will merge with and into ARC, (2) the separate existence of Merger Sub will cease, and (3) ARC will continue as the Surviving Corporation in the Merger and a wholly-owned subsidiary of Parent. As a result of the Merger, ARC will cease to be a publicly traded company, the ARC Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and ARC will no longer file periodic reports with the SEC. If the Merger is completed, Company stockholders (other than Rollover Stockholders) will not own any shares of capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a Certificate of Merger with, and acceptance of that certificate by, the Corporate Secretary of State of the State of Delaware (or at a later time as ARC, Parent and Merger Sub may agree and specify in such Certificate of Merger).
Upon the terms and subject to the conditions of the Merger Agreement
•
at the Effective Time, each share of ARC Common Stock, other than any shares owned by Parent, Merger Sub, ARC, the Rollover Stockholders, or any stockholder who is entitled to and who properly perfects (and does not subsequently waive, forfeit or otherwise lose), appraisal rights under Delaware law with respect to their shares, will be automatically converted into the right to receive the Merger Consideration, in cash, without interest;

•
each share of ARC Common Stock that is owned by ARC and not held on behalf of third parties and any share of ARC Common Stock owned by Merger Sub shall automatically be retired, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist; and

•
each share of ARC Common Stock that is owned by Parent (including the Rollover Equity contributed to Parent pursuant to the Rollover Agreement) will not be converted into the Merger Consideration and will instead remain outstanding and from and after the Effective time will represent one share of Surviving Corporation Common Stock.

•	Immediately prior to the Effective Time, the Rollover Stockholder shall contribute the Rollover Equity to Parent in exchange for Parent Units.
As soon as possible following the Effective Time and in any event on the Closing Date, Parent or Merger Sub will deposit cash with the Paying Agent sufficient to pay the aggregate Merger Consideration. Once a stockholder has provided the Paying Agent with (i) their stock certificates (or an affidavit of loss in lieu of a stock certificate), together with a completed and executed letter of transmittal, (ii) with respect to book-entry shares not held through The Depository Trust Company (“DTC”), a customary “agent’s message” (or such other evidence of surrender as the Paying Agent may reasonably request), and (iii) with respect to book-entry shares held, directly or indirectly, through DTC, surrender of such shares in accordance with DTC’s customary surrender procedures and such other procedures as agreed by ARC, Parent, the Paying Agent, DTC and its nominees, and such other necessary or desirable third-party intermediaries, then the Paying Agent will pay the stockholder the appropriate portion of the aggregate Merger Consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”
Following the Merger, all of the equity interests in the Surviving Corporation will be owned, directly or indirectly, by Parent, the Purchaser Filing Parties, and their respective affiliates. If the Merger is consummated, Parent, the Purchaser Filing Parties and their respective affiliates will be the sole beneficiaries of ARC’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting ARC following the Merger. Similarly, Parent, the Purchaser Filing Parties, and their respective affiliates will also bear the risks of ongoing operations, including the risks of any decrease in ARC’s value after the Merger. In connection with the Merger, certain members of ARC’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of ARC’s stockholders generally, as described in more detail the section of this proxy statement captioned “Special Factors—Interests of Executive Officers and Directors of ARC in the Merger.”
Treatment of Equity Compensation Awards and Company ESPP
ARC equity compensation awards will be treated as follows:
Company Options
•	each Out-of-the-Money Company Option will be cancelled without the payment of consideration;
•
each In-the-Money Company Option that is not held by a Rollover Stockholder will be converted into the right to receive an amount in cash equal to the Option Spread, less applicable Taxes and authorized deductions (Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time)); and

•
each In-the-Money Company Option, whether vested or unvested, that is held by a Rollover Stockholder will be cancelled and converted into a number of shares of ARC Common Stock equal to the quotient of (i) the applicable Option Spread for such Company Option, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share.

Company RSAs
•
each Company RSA held by a Rollover Stockholder will be cancelled and converted into a number of shares of ARC Common Stock equal to the quotient of (i) the number of shares of ARC Common Stock covered thereby multiplied by the Merger Consideration, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share; and

•
each Company RSA that is not held by a Rollover Stockholder will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of ARC Common Stock covered thereby multiplied by (ii) the Merger Consideration, less applicable Taxes and authorized deductions (Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time)).

Company ESPP
As soon as practicable, ARC will take all actions necessary to, among other things, (i) provide that no new individuals will be permitted to enroll in the Company ESPP on or following August 27, 2024, (ii) prohibit any increase in the amount of participants’ payroll deduction elections under the Company ESPP from and after August 27, 2024, (iii) suspend the Company ESPP and provide that no new offering period may commence prior to the termination of the Merger Agreement if any offering period in effect on August 27, 2024 ends prior to the Effective Time, (iv) provide if any offering period in effect on August 27, 2024 would continue to be in effect as of less than five business days prior to the Closing Date, accelerate the last day of such offering period will be accelerated to be the fifth business day prior to the Closing Date and the final settlement or purchase of shares thereunder shall be made on that business day, and (v) subject to the consummation of the Merger, immediately prior to the Effective Time, terminate the Company ESPP.
Benefits of the Merger for Unaffiliated Stockholders
The primary benefit of the Merger to the Unaffiliated Stockholders, other than the holders Excluded Shares, will be their right to receive the Merger Consideration for each share of ARC Common Stock held by such stockholders as described above. This amount constitutes an approximately 28.8% premium to ARC closing stock price on the last trading day prior to the public disclosure of Mr. Suriyakumar’s proposal to acquire ARC. Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in ARC’s future earnings, growth or value.
Detriments of the Merger to Unaffiliated Stockholders
The primary detriment of the Merger to the Unaffiliated Stockholders is the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by ARC after the Merger, including as a result of any sale of ARC or its assets to a third party in the future. Additionally, the receipt of cash in exchange for ARC Common Stock pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes to U.S. Holders (as defined in the section of this proxy statement captioned “Special Factors—Certain U.S. Federal Income Tax Consequences of the Merger”) who surrender their ARC Common Stock in the Merger to the extent that such stockholders have any gain on their shares of ARC Common Stock.
Certain Effects of the Merger for the Purchaser Filing Parties
If the Merger is completed, all of the equity interests in ARC will be beneficially owned, directly or indirectly, by the Purchaser Filing Parties and their respective affiliates.
The benefits of the Merger to the Purchaser Filing Parties include the fact that, following the completion of the Merger and the transactions contemplated by the Rollover Agreement, Parent, the Purchaser Filing Parties and their respective affiliates will collectively beneficially own 100% of the outstanding equity interests of the Surviving Corporation and will therefore have a corresponding 100% interest in the Surviving Corporation’s net book value and net earnings. The table below sets forth the beneficial ownership of ARC Common Stock and resulting interests in ARC’s net book value and net earnings of the Purchaser Filing Parties prior to the Merger, based on ARC’s net book value at June 30, 2024 and net earnings for the year ended December 31, 2023 and for the six months ended June 30, 2024, as if the Merger were completed on such date.

	Beneficial Ownership of ARC Prior to the Merger(1)
($ in thousands)	% Ownership	Net Book Value at June 30, 2024(2)	Net Income for the year ended December 31, 2023(3)	Net Income for the six-months ended June 30, 2024(4)
Parent	—	$—	$—	$—
Merger Sub	—	$—	$—	$—
Kumarakulasingam Suriyakumar(5)	11.07%	$17,457	$894	$609
Rahul K. Roy(6)	1.64%	$2,582	$132	$90
Dilantha Wijesuriya(7)	4.15%	$6,552	$335	$228
Jorge Avalos(8)	1.70%	$2,687	$138	$94
Sujeewa Sean Pathiratne	1.02%	$1,616	$83	$56

	Beneficial Ownership of ARC After the Merger(1)
($ in thousands)	% Ownership	Net Book Value at June 30, 2024(9)	Net Income for the year ended December 31, 2023(3)	Net Income for the six-months ended June 30, 2024(4)
Parent	100%	$22,948	$8,074	$5,499
Kumarakulasingam Suriyakumar(10)(11)	61.41%	$14,092	$4,958	$3,377
Rahul K. Roy(12)	4.16%	$954	$336	$229
Dilantha Wijesuriya(13)	8.78%	$2,014	$709	$483
Jorge Avalos(14)	5.01%	$1,149	$404	$275
Sujeewa Sean Pathiratne(10)	20.65%	$4,739	$1,667	$1,136

(1)
Ownership percentage prior to the Merger is based on 43,249,749 shares of ARC Common Stock outstanding as of September 3, 2024. Ownership percentage after the Merger is based on the respective pro-rata value of the equity contributed to Parent.

(2)	Based on total stockholders’ equity of $157.7 million as of June 30, 2024.
(3)	Based on net income of $8.1 million for the year ended December 31, 2023.
(4)	Based on net income of $5.5 million for the six months ended June 30, 2024.
(5)
Includes (i) 100,000 shares of unvested restricted stock and 233,332 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024 (ii) 1,732,171 shares held by the Suriyakumar Family Trust. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares, (iii) 500,000 shares held by the Shiyulli Suriyakumar 2013 Irrevocable Trust, Shiyulli Suriyakumar, Trustee, and (iv) 500,000 shares held by the Seiyonne Suriyakumar 2013 Irrevocable Trust, Seiyonne Suriyakumar Trustee. Mr. Suriyakumar and his spouse could be deemed to have beneficial ownership of these shares but they disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(6)	Includes 135,001 shares of unvested restricted stock and 240,666 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024.
(7)	Includes 135,001 shares of unvested restricted stock and 971,156 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024.
(8)	Includes 174,937 shares of unvested restricted stock and 183,678 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024.
(9)	Based on total stockholders’ equity of $157.7 million as of June 30, 2024 minus the estimated increase in net debt of $134.7 million after the merger.
(10)	Mr. Suriyakumar and Mr. Pathiratne will contribute $5.5 million each in cash pursuant to the Equity Commitment Letter.
(11)
Includes 100,000 shares of unvested restricted stock and 450,000 in the money shares issuable upon exercise of outstanding stock options, net of estimated taxes as of September 3, 2024. Please refer to the Merger Agreement for treatment of the Company Equity Awards, the Rollover Shares. Also includes (i) 1,732,171 shares held by the Suriyakumar Family Trust. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares, (ii) 500,000 shares held by the Shiyulli Suriyakumar 2013 Irrevocable Trust, Shiyulli Suriyakumar, Trustee, and (iii) 500,000 shares held by the Seiyonne Suriyakumar 2013 Irrevocable Trust, Seiyonne Suriyakumar Trustee. Mr. Suriyakumar and his spouse could be deemed to have beneficial ownership of these shares but they disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(12)
Includes 135,001 shares of unvested restricted stock and 265,000 in the money shares issuable upon exercise of outstanding stock options, net of estimated taxes as of September 3, 2024. Please see the section of this proxy statement captioned “Special Factors — Certain Effects of the Merger — Treatment of Equity Compensation Awards and Company ESPP” for more information on the treatment of the Company Equity Awards and the Rollover Shares.

(13)
Includes 135,001 shares of unvested restricted stock and 891,485 in the money shares issuable upon exercise of outstanding stock options, net of estimated taxes as of September 3, 2024. Please see the section of this proxy statement captioned “Special Factors — Certain Effects of the Merger — Treatment of Equity Compensation Awards and Company ESPP” for more information on the treatment of the Company Equity Awards and the Rollover Shares.

(14)
Includes 174,937 shares of unvested restricted stock and 547,638 in the money shares issuable upon exercise of outstanding stock options, net of estimated taxes as of September 3, 2024. Please see the section of this proxy statement captioned “Special Factors — Certain Effects of the Merger — Treatment of Equity Compensation Awards and Company ESPP” for more information on the treatment of the Company Equity Awards and the Rollover Shares.

In addition, the Purchaser Filing Parties will benefit from the savings associated with ARC no longer being required to file reports under or otherwise having to comply with provisions of the Exchange Act. Detriments of the Merger to the Purchaser Filing Parties include the lack of liquidity for Surviving Corporation Common Stock following the Merger and the risk that ARC will decrease in value following the Merger.
Certain Effects on ARC If the Merger Is Not Completed
If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, ARC’s stockholders will not have the right to receive any payment for their shares of ARC Common Stock in connection with the Merger. Instead, (1) ARC will remain an independent public company, (2) the ARC Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) ARC will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, ARC expects that: (x) our management will continue to operate the business as it is currently being operated and (y) ARC’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which ARC operates and adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of the ARC Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the ARC Common Stock would return to the price at which ARC Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of ARC Common Stock. If the Merger is not completed, the ARC Board will continue to evaluate and review, among other things, ARC’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, ARC’s business, prospects or results of operation may be adversely impacted.
In addition, in specified circumstances in which the Merger Agreement is terminated, ARC has agreed to pay Parent the Company Termination Fee of $5,277,367, and Parent has agreed to pay the Company the Reverse Termination Fee of $750,000 under certain circumstances, as more fully described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees and Remedies.”
Certain Unaudited Prospective Financial Information
ARC does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent uncertainty, unpredictability and subjectivity of the assumptions and estimates underlying any such forecasts or assumptions. ARC’s management has, however, prepared projections as to future financial performance for internal use from time to time in the past. A three-year forecast covering fiscal years 2024 – 2026 (the “Three-Year Management Projections”) was prepared by ARC’s management team, which was not discussed or separately provided to the ARC Board or the Special Committee for any purpose.
In connection with the Special Committee’s consideration of ARC’s stand-alone prospects and potential strategic transactions available to it, including the Merger, the Special Committee determined that it would be advisable for a five-year forecast covering fiscal years 2024 - 2029 to be prepared. The Special Committee interviewed two independent third-party consulting firms during early May and subsequently engaged AlixPartners to prepare a five-year financial forecast with the assistance of and significant input from ARC’s senior management team (excluding Mr. Suriyakumar), and leveraging the Three-Year Management Projections. As part of its work, AlixPartners (i) interviewed the members of the Special Committee and certain members of ARC’s senior management team (excluding Mr. Suriyakumar), (ii) reviewed external industry and market reports to collect insights on market trends and the competitive landscape, and (iii) conducted a diligence review of ARC’s business and financial operations. AlixPartners performed its work over an approximately five-week period and presented a five-year forecast covering fiscal years 2024 - 2029 (the “June Projections”) to the Special Committee on June 20, 2024. The June Projections were reviewed and approved by the Special Committee, and the Special Committee instructed William Blair to use such projections in connections with its review and evaluation of the non-binding proposal received from Mr. Suriyakumar on April 8, 2024.

As described in the section of this proxy statement captioned “—Background of the Merger,” information containing the June Projections, as summarized below, was made available to potential proposed bidders, including Parent, in connection with their due diligence review of a potential transaction with ARC.
On August 27, 2024, the Special Committee reviewed and approved an updated version of the June Projections that included actual results for the second quarter of fiscal year 2024 in lieu of the earlier estimates for such fiscal quarter (the “August Projections” and, together with the June Projections, the “Projections”). The August Projections reflected the actual results for the second quarter of fiscal 2024 and marginal forecast changes for the second half of fiscal 2024. AlixPartners did not prepare or review the August Projections.
The Special Committee used the June Projections in connection with the Special Committee’s consideration of ARC’s stand-alone prospects and potential strategic transactions available to it. It subsequently used the August Projections to assist in its final decision-making process in determining to recommend that the ARC Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee directed William Blair to use and rely on the August Projections for purposes of its financial analysis and opinion, which financial analysis and opinion are described under the heading “Special Factors - Opinion of the Special Committee’s Financial Advisor.” The Projections are included in this proxy statement solely to provide ARC’s stockholders access to the financial projections that were made available to and relied upon by the Special Committee and William Blair. The Projections may not be appropriate for other purposes and are not being included in this proxy statement to influence a stockholder’s decision whether to vote to adopt the Merger Agreement and approve the Merger.
Although the Projections were prepared on a basis consistent with ARC’s financial statements, the Projections, and the key assumptions and estimates underlying the Projections, were generated for confidential use and were not prepared with a view toward public disclosure or compliance with the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Neither ARC’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability.
Three-Year Management Projections
The Three-Year Management Projections were provided to AlixPartners and were a significantly crucial component of the June Projections, which AlixPartners prepared with the assistance and significant input from the management team (excluding Mr. Suriyakumar).
The Three-Year Management Projections reflect numerous qualitative estimates and assumptions, including:
•	low single-digit drop in net Manage Print Services (“MPS”) customer base;
•	mid to upper single-digit drops in office printing, partially offset by price increases;
•	assumptions that work-from-home or hybrid work environment reflects a new standard;
•	assumptions that construction activity will remain muted in the near term as interest rates remain high;
•	a secular decline in print used in construction will continue and the drop of double digits in print volumes will moderate slightly over time, offset by price increases, where possible;
•
assumptions that color graphic printing and scanning to continue to grow in terms of absolute dollars greater than 2023 levels, as the Company continues to enhance its capabilities, marketing, and selling approach;

•	assumptions that vendor price increases will generally be passed on to customers, and factoring in impact to material costs resulting from the change in revenue mix; and
•	assumptions that labor costs will increase by approximately 3% per year, partially offset by continuous efforts by ARC to optimize operations
These values and amounts were determined by ARC’s management based on their experience and judgment at the time they were prepared and their expectations of ARC’s operations as a standalone public company.

	Fiscal 2024 ($ in millions)	Fiscal 2025 ($ in millions)	Fiscal 2026 ($ in millions)
Total Net Revenue	$285	$285	$289
Adjusted EBITDA(1)	$37	$36	$37

(1)
Adjusted EBITDA is a non-GAAP financial measure calculated as net income attributable to ARC stockholders (as reported in ARC's SEC Filings) plus interest expense, net, income tax provision, depreciation and amortization, and stock-based compensation. Net income attributable to ARC stockholders reflects reduction for income/(loss) associated with noncontrolling interest, which has not been added back to Adjusted EBITDA given the non-material impact.

June Projections
Following its review of the Three-Year Management Projections and other work as previously described, AlixPartners prepared the June Projections. The June Projections reflect certain estimates and assumptions, including:
•	where it deemed appropriate, AlixPartners leveraged existing assumptions from the Three-Year Management Projections, including:
•
management’s forecasts for days sales outstanding (“DSO”) and days sales of inventory (“DSI”), income tax payable, amortization, estimates of capital expenditures, finance lease additions, continuation of revolving credit facility and annual payments, and stock-based compensation;

•	management’s assumptions of direct labor as a percent of revenue, direct material as a percent of revenue, and indirect costs as a percent of revenue by business segment;
•	assumptions that labor costs will increase by approximately 3% per year, partially offset by continuous efforts by the Company to optimize operations;
•	assumptions that vendor price increases will generally be passed on to customers; and
•
planned optimization/cost savings initiatives by headcount reduction, reduced hiring and/or continued cross-training efforts across business lines, affecting direct costs, sales & marketing and general & administrative expenses;

•	minimal new customer acquisition for the MPS business;
•	renewal rates for enterprise and non-enterprise for MPS customers; and
•	utilizing historical service center growth rates to forecast future revenue for color graphic printing and scanning.
The following is a summary of the June Projections:

	Fiscal 2024 ($ in millions)	Fiscal 2025 ($ in millions)	Fiscal 2026 ($ in millions)	Fiscal 2027 ($ in millions)	Fiscal 2028 ($ in millions)	Fiscal 2029 ($ in millions)
Total Net Revenue	$285	$286	$289	$291	$293	$294
Adjusted EBITDA(1)	$36	$35	$36	$36	$36	$36
Net Operating Profit After Tax(2)(4)	$12	$12	$12	$12	$12	$12
Unlevered Free Cash Flow(3)(4)	$11	$11	$11	$11	$11	$11
Memo:
Stock-Based Compensation	$3	$3	$3	$3	$3	$3
Depreciation and Amortization	$16	$16	$16	$16	$16	$16
Capital Expenditures	$11	$9	$9	$9	$9	$9
Pro Forma Additional Capitalized Leases	$7	$8	$8	$8	$8	$8
Increase/(Decrease) in Net Working Capital	$1	$1	$0	$0	$0	$0

(1)
Adjusted EBITDA is a non-GAAP financial measure calculated as net income attributable to ARC stockholders (as reported in ARC’s SEC Filings) plus interest expense, income tax provision, depreciation and amortization, stock-based compensation, and transaction expenses. Net income attributable to ARC stockholders reflects reduction for income/(loss) associated with noncontrolling interest, which has not been added back to Adjusted EBITDA given the non-material impact.
(2)
Net Operating Profit after Tax is a non-GAAP financial measure, is defined as Adjusted EBITDA less stock-based compensation, depreciation and amortization, and income taxes and was used by William Blair based on information prepared by AlixPartners with the assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

(3)
Unlevered Free Cash Flow is a non-GAAP financial measure, calculated as Net Operating Profit after Tax plus depreciation and amortization, less capital expenditures, pro forma additional capitalized leases and increase / (decrease) in working capital and was used by William Blair based on information prepared by AlixPartners with assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor .”

(4)	Effective tax rate of 29% per management.
August Projections
The August Projections comprise the June Projections, updated with information provided by management (excluding Mr. Suriyakumar) with respect to fiscal year 2024 to reflect the actual results from the second quarter and marginal forecast changes for second half of fiscal year 2024 to reflect business conditions as of August 2024. The August Projections therefore reflect the same qualitative and quantitative estimates and assumptions described above under “—June Projections.” AlixPartners did not prepare or review the August Projections.
The following is a summary of the August Projections:

	Fiscal 2024 ($ in millions)	Fiscal 2025 ($ in millions)	Fiscal 2026 ($ in millions)	Fiscal 2027 ($ in millions)	Fiscal 2028 ($ in millions)	Fiscal 2029 ($ in millions)
Total Net Revenue	$288	$286	$289	$291	$293	$294
Adjusted EBITDA(1)	$37	$35	$36	$36	$36	$36
Net Operating Profit After Tax(2)(4)	$13	$12	$12	$12	$12	$12
Unlevered Free Cash Flow(3)(4)	$12	$11	$11	$11	$11	$11
Memo:
Stock-Based Compensation	$3	$3	$3	$3	$3	$3
Depreciation and Amortization	$16	$16	$16	$16	$16	$16
Capital Expenditures	$13	$9	$9	$9	$9	$9
Pro Forma Additional Capitalized Leases	$6	$8	$8	$8	$8	$8
Increase/(Decrease) in Net Working Capital	$1	$1	$0	$0	$0	$0

(1)
Adjusted EBITDA is a non-GAAP financial measure calculated as net income attributable to the ARC stockholders (as reported in ARC’s SEC Filings) plus interest expense, income tax provision, depreciation and amortization, stock-based compensation, and transaction expenses. Net income attributable to ARC stockholders reflects reduction for income/(loss) associated with noncontrolling interest, which has not been added back to Adjusted EBITDA given the non-material impact.

(2)
Net Operating Profit after Tax is a non-GAAP financial measure, calculated as Adjusted EBITDA less stock-based compensation, depreciation and amortization, and income taxes and was used by William Blair based on information prepare by AlixPartners with assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

(3)
Unlevered Free Cash Flow is a non-GAAP financial measure, calculated as Net Operating Profit after Tax plus depreciation and amortization, less capital expenditures, pro forma additional capitalized leases and increase / (decrease) in working capital and was used by William Blair based on information prepared by AlixPartners with assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

(4)	Effective tax rate of 29% per management.
Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, including those detailed above, made by the AlixPartners and ARC’s management (excluding Mr. Suriyakumar) that AlixPartners and ARC’s management (excluding Mr. Suriyakumar) believed in good faith were reasonable. ARC’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, among others, (1) general economic conditions, including a higher interest rate environment or wage inflation; (2) ARC’s ability to achieve operating objectives with respect to expenses and operating margins, as well the risks to its ability to grow revenues resulting from the execution of those objectives; (3) its ability to achieve the various monetization, market share and other assumptions and estimates underlying the Projections; (4) changes in laws, regulations and taxes relevant to ARC’s business, including changes in data privacy and security regulations; (5) competitive pressures industries in which ARC operates; (6) customer demand for ARC’s products and services; (7) ARC’s ability to attract, integrate and retain qualified personnel; and (8) changes in technology or increased commercial adoption of color printing or scanning technologies. Additional factors that may impact ARC or its business can be found in the various risk factors included in its periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of ARC’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections described in this section of the proxy statement may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with ARC’s historical financial statements and other information regarding ARC contained in its public filings with the SEC. The Projections may not be consistent with ARC’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, neither ARC nor AlixPartners intends to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.
Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Projections are not, and should not be considered to be, a guarantee of future operating results. The Projections should not be regarded as an indication that ARC’s management, the Special Committee or any of their respective advisors, or any other person, considered or now considers the Projections to be necessarily predictive of actual future results. Further, the Projections are not fact and should not be relied upon as being necessarily indicative of ARC’s future results or for purposes of making any investment decision.
The Projections include Adjusted EBITDA, which is a non-GAAP financial measure. Such measure was included in the Projections because it may be useful in evaluating, on a prospective basis, the potential operating performance of the Company. Adjusted EBITDA is not a recognized measure under GAAP, and the presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. The Company uses Adjusted EBITDA to measure and compare the performance of is operating divisions. The Company’s operating divisions’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating divisions. The Company uses Adjusted EBITDA to compare the performance of its operating divisions and to measure performance for determining consolidated-level compensation. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, AlixPartners, William Blair, Parent or the potential proposed bidders referenced above. Accordingly, no reconciliation of the financial measures included in the Projections is provided in this proxy statement.
The Three-Year Management Projections, the June Projections, and the August Projections (collectively, and including the discussion in this section regarding such projections, the “Unaudited Prospective Financial Information”) constitute forward-looking statements. By including the Unaudited Prospective Financial

Information in this proxy statement, none of the Special Committee, ARC, AlixPartners, William Blair or any of their respective representatives has made or makes any representation to any person regarding ARC’s ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Special Committee, ARC, AlixPartners William Blair, Parent or any other recipient of the Projections considered, or now considers, the Unaudited Prospective Financial Information to be predictive of ARC’s performance or actual future results. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Cautionary Statement Concerning Forward-Looking Information.” Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by ARC that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was made available to the Special Committee, William Blair, Parent and the potential proposed bidders referenced above. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Company stockholder as to how to vote at the Special Meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares.
In light of the foregoing factors and the uncertainties inherent in the Unaudited Prospective Financial Information, ARC’s stockholders are cautioned not to place undue reliance on the Unaudited Prospective Financial Information.
Interests of Executive Officers and Directors of ARC in the Merger
In considering the recommendations of the Special Committee of the ARC Board with respect to the Merger, ARC’s stockholders should be aware that ARC’s executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of ARC’s stockholders generally. The Special Committee, consisting entirely of independent directors, and the ARC Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendations. These interests are described below.
Treatment of Equity Compensation Awards
Pursuant to the terms of the Merger Agreement, the Company Equity Awards, including those held by our executive officers and directors, will be treated as follows:
Company Options
•	At the Effective Time, each Out-of-the-Money Company Option will be cancelled without the payment of consideration;
•
At the Effective Time, each In-the-Money Company Option that is not held by a Rollover Stockholder will be converted into the right to receive an amount in cash equal to the Option Spread, less applicable Taxes and authorized deductions (Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time)); and

•
Immediately prior to the Effective Time, each In-the-Money Company Option, whether vested or unvested, that is held by a Rollover Stockholder will be cancelled and converted into a number of shares of ARC Common Stock equal to the quotient of (i) the applicable Option Spread for such Company Option, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share.

Company RSAs
•
Immediately prior to the Effective Time, each Company RSA held by a Rollover Stockholder will be cancelled and converted into a number of shares of ARC Common Stock equal to the quotient of (i) the number of shares of ARC Common Stock covered thereby multiplied by the Merger Consideration, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share; and

•
At the Effective Time, each Company RSA that is not held by a Rollover Stockholder will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of ARC Common Stock covered thereby multiplied by (ii) the Merger Consideration, less applicable Taxes and authorized deductions (Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time)).

To the extent that any officer or director who is not a member of the Acquisition Group holds shares of ARC Common Stock, they will receive the Merger Consideration in respect of such shares in the same manner as all other stockholders. To the extent that any officer or director is a member of the Acquisition Group, such person is a party to the Rollover Agreement pursuant to which such person has agreed to, immediately prior to the Effective Time, (i) contribute their Rollover Shares to Parent in exchange for Parent Units and (ii) with respect to their Rollover Equity Awards, contribute the shares of ARC Common Stock received with respect to such Rollover Equity Awards pursuant to the Merger to Parent in exchange for Parent Units.
Treatment of the Company ESPP
The Merger Agreement provides for the following treatment of the Company ESPP in connection with the Merger as soon as practicable:
•	Provide that from and after the August 27, 2024 no new individuals will be permitted to enroll in the Company ESPP on or following August 27, 2024;
•	Prohibit any increase in the amount of participants’ payroll deduction elections under the Company ESPP from and after August 27, 2024;
•
Suspend the Company ESPP and provide that no new offering period may commence prior to the termination of the Merger Agreement if any offering period in effect on August 27, 2024 ends prior to the Effective Time;

•
Provide if any offering period in effect on August 27, 2024 would continue to be in effect as of less than five business days prior to the Closing Date of the Merger, accelerate the last day of such offering period will be accelerated to be the fifth business day prior to the Closing Date and the final settlement or purchase of shares thereunder shall be made on that business day; and

•	Subject to the consummation of the Merger, immediately prior to the Effective Time, terminate the Company ESPP.
Equity Interests of ARC’s Directors and Executive Officers
The following table sets forth, as of September 3, 2024 for ARC’s named executive officers (“NEOs”) and directors, and ARC’s other executive officers as a group, (1) the number of shares of ARC Common Stock subject to their Company RSAs and (2) the number of shares of ARC Common Stock subject to their Company Options. All Company Options that are not In the Money Company Options are excluded from the table below because such Company Options will be cancelled pursuant to the Merger in exchange for no consideration.

Officer

	Company RSAs		Company Options
Name	Number of Shares (#)(1)	Value ($)(2)	Number of Shares Subject to Option Awards (#)(3)		Value of Shares Subject to Vested Option Awards ($)(4)	Value of Shares Subject to Unvested Option Awards ($)(4)	Total ($)
			Vested	Unvested
NEOs
Kumarakulasingam Suriyakumar Chairman and Chief Executive Officer and Director	100,000	$340,000	233,332	216,668	$45,000	$42,500	$427,500
Jorge Avalos Chief Financial Officer	174,937	$594,786	110,000	437,638	$20,900	$300,237	$915,923
Rahul K. Roy Chief Technology Officer	135,001	$459,003	185,000	80,000	$120,650	$43,700	$623,353

Non-NEO Executive Officers
Dilantha Wijesuriya Chief Operating Officer and President	135,001	$459,003	668,910	222,575	$821,353	$120,933	$1,401,289
Tracey Luttrell Corporate Counsel and Corporate Secretary and Director	—	—	104,166	65,834	$107,817	$40,508	$148,325

Non-Executive Officer Directors

	Company RSAs		Company Options(3)
Name	Number of Shares (#)(1)	Value ($)(2)	Number of Shares Subject to Vested Option Awards (#)(3)	Number of Shares Subject to Unvested Option Awards (#)(3)	Value of Shares Subject to Vested Option Awards ($)(4)	Value of Shares Subject to Unvested Option Awards ($)(4)	Total ($)
Bradford L. Brooks	35,714	$121,428	20,350	—	$43,142	—	$164,570
Cheryl Cook	35,714	$121,428	—	—	—	—	$121,428
Mark W. Mealy	35,714	$121,428	—	—	—	—	$121,428

(1)	Represents the number of shares of ARC Common Stock subject to the Company RSAs outstanding as of September 3, 2024.
(2)
The values shown with respect to Company RSAs are equal to the product of the number of shares of ARC Common Stock subject to the Company RSAs multiplied by $3.40 (the value of the Merger Consideration). For officers and directors who are not Rollover Stockholders, each Company RSA will be cancelled in exchange for the right to receive the Merger Consideration in cash. For officers and directors who are Rollover Stockholders, each Company RSA will be cancelled in exchange a share of ARC Common Stock (which shares Parent, Merger Sub and Company have determined to have a value, as of the Effective Time, equal to the per share Merger Consideration of $3.40). For additional details regarding the treatment of Company RSAs, including Tax withholding, see the section of this proxy statement captioned “Special Factors—Certain Effects of the Merger—Treatment of Equity Compensation Awards and Company ESPP.”

(3)	Represents the number of shares of ARC Common Stock subject to each Company Option.
(4)
The values shown with respect to Company Options are equal to the product of the number of shares of ARC Common Stock subject to the Company Option multiplied by the applicable Option Spread for such Company Option. For officers and directors who are not Rollover Stockholders, each In-the-Money Company Option will be cancelled in exchange for the Option Spread paid in cash. For officers and directors who are Rollover Stockholders, each In-the-Money Company Option will be cancelled in exchange for the Option Spread paid in shares of ARC Common Stock (which shares Parent, Merger Sub and Company have determined to have a value, as of the Effective Time, equal to the per share Merger Consideration of $3.40). All Company Options that have an exercise price that is equal to or greater than the Merger Consideration (that is, all Company Options that are not In-the-Money Company Options) are excluded from the table above because such Company Options will be cancelled pursuant to the Merger in exchange for no consideration. For additional details regarding the treatment of Company Options, including Tax withholding, see the section of this proxy statement captioned “Special Factors—Certain Effects of the Merger—Treatment of Equity Compensation Awards and Company ESPP.”

Severance Benefits
Each of ARC’s NEOs and Mr. Wijesuriya has entered into an employment agreement (each an “Employment Agreement” and collectively, the Employment Agreements”) which requires ARC to provide compensation and other benefits to such officers if their employment terminates or if they resign under specified circumstances. The severance payments and benefits described below are only payable if the officer executes and delivers to ARC an agreement releasing ARC and its related parties from claims and liabilities that the officer may have against ARC and its related parties.
Under each of ARC’s employment agreements with Messrs. Suriyakumar, Avalos, Roy and Wijesuriya:
•
“Cause” means a willful refusal to perform the duties set forth in the agreement or as delegated to him, gross negligence, self-dealing or willful misconduct injurious to ARC, fraud or misappropriation of our business and assets, habitual insobriety or use of illegal drugs, criminal activity involving moral turpitude, indictment or trial for a felony or misdemeanor involving moral turpitude, any felony conviction or guilty plea that harms the reputation or business of ARC, or material breach of the employment agreement or any material policy of ARC.

•
“Good Reason” means a material change in his respective title, duties and responsibilities set forth in the employment agreement, without his written consent, a reduction in his compensation, without his written consent, a material breach by ARC of any other material terms of the employment agreement, or a Change of Control, as a result of which he is not offered the same or comparable position in the surviving company, or within 12 months after accepting such position, he is terminated without Cause, or he terminates his employment for Good Reason, as provided in the employment agreement. A change in the officer to whom the executive reports, without his consent, also constitutes Good Reason under the employment agreements with Messrs. Avalos, Roy and Wijesuriya.

•
“Change of Control” means: (a) ARC being merged with any other corporation, as a result of which ARC is not the surviving company or ARC’s shares are not exchanged for or converted into more than 50% of the voting securities of the merged company; (b) ARC’s sale or transfer of all or substantially all of ARC’s assets; or (c) any third party becoming the beneficial owner in one transaction or a series of transactions within 12 months, of at least 50% of ARC’s voting securities.

Under the employment agreement with Mr. Suriyakumar, if Mr. Suriyakumar’s employment is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twenty-four months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for him and his eligible dependents to remain covered by ARC’s group medical insurance programs, until the earliest of (i) medical insurance coverage being available through another employer, (ii) termination of eligibility for his children under ARC’s policies and applicable laws, or (iii) qualification of him and his spouse, in each instance, for Medicare coverage; (d) continued payment of employer-paid benefits, including without limitation, the lease of automobiles, for twenty-four months following the effective date of termination, provided that the annual cost to ARC shall not exceed $10,000; and (e) immediate vesting of any unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination.
Under the employment agreement with Mr. Avalos, if Mr. Avalos’s employment is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for Mr. Avalos and his eligible dependents to remain covered by ARC’s group medical insurance programs for twelve months following the effective date of termination; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination.
Under the employment agreement with Mr. Roy, if Mr. Roy’s employment is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twelve months following the effective date of the termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for him and his eligible dependents to remain covered by ARC’s group medical insurance programs for the period in which he is entitled to continue to receive his base salary; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination.

Under the employment agreement with Mr. Wijesuriya, if Mr. Wijesuriya's employment is terminated without Cause or his employment terminates for Good Reason, he is entitled to receive: (a) his base salary for twelve months following the effective date of termination; (b) earned but unpaid incentive bonus; (c) continued payment of premiums for Mr. Wijesuriya and his eligible dependents to remain covered by the Company’s group medical insurance programs for twelve months following the effective date of termination; and (d) immediate vesting of all unvested stock options, restricted stock or similar rights granted to him as of the effective date of termination.
The table below sets forth (i) for our NEOs, Messrs. Suriyakumar, Roy and Avalos and for Mr. Wijesuriya, the anticipated severance received upon a termination of employment by ARC without Cause or resignation for Good Reason:

Name	Cash ($)(1)	Equity ($)(2)	Incentive Bonus ($)(3)	Benefit Continuation ($)(4)	Total ($)
Kumarakulasingam Suriyakumar Chief Executive Officer	$1,600,000	$427,500	$88,000	—	$2,115,500
Jorge Avalos Chief Financial Officer	$420,000	$915,923	$36,960	$41,981	$1,414,864
Rahul Roy Chief Technology Officer	$675,000	$623,353	$282,150	$14,515	$1,595,018
Dilantha Wijesuriya Chief Operating Officer and President	$470,000	$1,401,289	$51,700	$41,981	$1,964,970

(1)
The amounts set forth in the table above for each named executive officer represent the cash base salary severance payments that become payable under his respective employment agreement in the event of a qualifying termination, the amount of which is equal to (i) twenty-four months of continued base salary for Mr. Suriyakumar and (ii) twelve months of continued base salary for each of Messrs. Avalos, Roy and Wijesuriya.

(2)
The amounts set forth in the table above for each named executive officer represent the value of full vesting of all unvested stock options, restricted stock or similar rights held by such executive officer arising under each executive officer’s employment agreement upon a qualifying termination. Each named executive officer holds Company Options and Company RSAs. The value included in the table above includes the sum of (i) in the case of Company Options, the Option Spread multiplied by the number of shares of ARC Common Stock subject to such Company Option and (ii) in the case of Company RSAs, the Merger Consideration multiplied by the number of shares subject to such Company RSA. In the case of (a) Mr. Suriyakumar, the aggregate value of the Option Spread for all Company Options that he holds is $87,500 and the aggregate value of all Company RSAs is $340,000, (b) Mr. Avalos, the aggregate value of the Option Spread for all Company Options that he holds is $321,137 and the aggregate value of all Company RSAs is $594,786, (c) Mr. Roy, the aggregate value of the Option Spread for all Company Options that he holds is $164,350 and the aggregate value of all Company RSAs is $459,003 and (d) Mr. Wijesuriya, the aggregate value of the Option Spread for all Company Options that he holds is $942,286 and the aggregate value of all Company RSAs is $459,003.

(3)
The amounts set forth in the table above for each named executive officer represent the amount of any earned but unpaid incentive bonus that becomes payable under his respective employment agreement in the event of a qualifying termination. Such amounts are calculated based on 2023 amounts.

(4)
The amounts set forth in the table above for each named executive officer represent, in the case of the other named executive officers and Mr. Wijesuriya , the value of the premiums for such executive officer and his eligible dependents to remain covered by ARC's group medical insurance programs for twelve months. In each case, the foregoing amounts are payable under each named executive officer's employment agreement upon a qualifying termination. Mr. Suriyakumar is eligible to receive Medicare upon termination, and therefore the amount set forth in the table above is $0.

Continued Indemnification and Insurance Coverage
Each of ARC’s present and former executive officers and directors is entitled to continued indemnification and insurance coverage from the Surviving Corporation under the terms of the Merger Agreement for a period of six years following the Effective Time.
Special Committee Compensation
In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the proposed Merger, including negotiating the terms and conditions of the Merger Agreement, the ARC Board determined that each member of the Special Committee would receive as compensation (i) a one-time retainer of $25,000 for such member’s service as a member of the Special Committee, to be paid upon such member’s appointment to the Special Committee and (ii) a fee of $10,000 for such member’s service as a member of the Special Committee for each calendar month (in each case prorated in respect of any partial calendar month in which they so served), paid quarterly in arrears from June 30, 2024 for such time as the Special Committee exercises the power and authority delegated to it by the ARC Board. The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. No other meeting fees or other compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on the Special Committee) will be paid to the members of the Special Committee in connection with their service on the Special Committee.
Intent of the Directors and Executive Officers to Vote in Favor of the Merger
Our directors and executive officers who are not party to the Voting Agreement have informed us that, as of the date of this proxy statement and to the extent that they own shares of ARC Common Stock as of the Record Date, they intend to vote all of the shares of ARC Common Stock owned directly or indirectly by them in favor of the approval of the Merger Agreement Proposal and each of the other proposals. As of the Record Date, our directors and executive officers (i) who are not party to the Voting Agreement directly owned, in the aggregate, [ ] outstanding shares of ARC Common Stock, (ii) who are party to the Voting Agreement directly owned, in the aggregate, [ ] outstanding shares of ARC Common Stock and (iii) collectively own [ ] outstanding shares of ARC Common Stock, including [ ] unvested Company RSAs, entitled to vote at the Special Meeting. Our directors and executive officers therefor collectively control approximately [ ]% of the total voting power entitled to vote at the Special Meeting, based on [ ] outstanding shares of ARC Common Stock, including [ ] unvested Company RSAs, as of the Record Date.
Intent of the Purchaser Filing Parties to Vote in Favor of the Merger
On August 27, 2024, the Acquisition Group, including certain of our directors and executive officers, who together owned approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this proxy statement, entered into a Voting Agreement with Parent and ARC, pursuant to which each of the members of the Acquisition Group have agreed, among other things, to vote their shares of ARC Common Stock in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or proposal which would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement. The Voting Agreement also includes certain restrictions on transfers of shares of ARC Common Stock by the members of the Acquisition Group. A copy of the Voting Agreement is attached as Annex E to the proxy statement and is incorporated by reference in the proxy statement in its entirety. See the section of this proxy statement captioned “Special Factors—Voting Agreement.”
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) who exchange their shares of ARC Common Stock for cash. This summary is general in nature and does not purport to be a complete analysis of all potential U.S. federal income tax effects of the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated under the Code (the “Treasury Regulations”), published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to stockholders who hold their shares of ARC Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the U.S. federal income tax consequences that may be relevant to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as:
•	banks, mutual funds, insurance companies or other financial institutions;
•	tax-exempt organizations and governmental organizations;
•	tax-qualified retirement or other tax deferred accounts;

•
partnerships or any other entities or arrangements treated as partnerships or disregarded entities for U.S. federal income tax purposes, S corporations, limited liability companies, or other pass-through entities, or investors therein;

•	dealers in stocks and securities;
•	traders in securities that elect to use the mark-to-market method of accounting for their securities;
•	regulated investment companies or real estate investment trusts;
•	entities subject to the U.S. anti-inversion rules;
•	certain former citizens or long-term residents of the U.S.;
•	stockholders who own or have owned (directly, indirectly or constructively) 5% or more of ARC’ common stock (by vote or value);
•	stockholders holding shares of ARC Common Stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction or integrated investment;
•	stockholders whose shares of ARC Common Stock constitute qualified small business stock within the meaning of Section 1202 of the Code or as “Section 1244 stock”;
•	stockholders who acquired their shares of ARC Common Stock in a transaction subject to the gain rollover provisions of the Code (including, but not limited to Section 1045 of the Code);
•	stockholders who received their shares of ARC Common Stock pursuant to the exercise of compensatory options or in other compensatory transactions;
•	stockholders who received their shares of ARC Common Stock pursuant to the exercise of warrants or conversion rights under convertible instruments;
•	U.S. Holders whose “functional currency” is not the U.S. dollar;
•	stockholders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the U.S.;
•	stockholders who are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or
•	stockholders who do not vote in favor of the Merger and properly demand appraisal of their shares of ARC Common Stock under Section 262.
If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of ARC Common Stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of ARC Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
In addition, this summary does not address (i) the tax consequences associated with the Merger under any U.S. federal non-income tax laws, including estate, gift and other tax laws, (ii) the tax considerations associated with the Merger under any state, local or non-U.S. tax laws, (iii) the impact of the alternative minimum tax, the Medicare tax on net investment income, or the special tax accounting rules under Section 451(b) of the Code, (iv) the tax considerations associated with transactions effectuated before or subsequent to or concurrently with the Merger (whether or not any such transactions are consummated in connection with the Merger), including without limitation any transaction in which shares of ARC Common Stock are acquired or distributions made by ARC with respect to shares of ARC Common Stock, or (v) the tax consequences for holders of options, warrants or similar rights to acquire shares of ARC Common Stock.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

IN VIEW OF THE FOREGOING AND BECAUSE THE FOLLOWING DISCUSSION IS INTENDED AS A GENERAL SUMMARY FOR INFORMATIONAL PURPOSES ONLY, WE URGE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE MERGER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS, INCLUDING THE IMPACT OF ANY RECENT CHANGES IN U.S. TAX LAWS.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY ROLLOVER STOCKHOLDER. ROLLOVER STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of ARC Common Stock that is for U.S. federal income tax purposes:
•	an individual who is (or is treated as) a citizen or resident of the U.S.;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (1) that is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of ARC Common Stock that is not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.
U.S. Holders
The receipt of cash by a U.S. Holder in exchange for shares of ARC Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the shares of ARC Common Stock surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares of ARC Common Stock (that is, shares of ARC Common Stock acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of ARC Common Stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of ARC Common Stock is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate taxpayers, including individuals, are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Subject to the discussions below regarding backup withholding and FATCA (as defined below), any gain recognized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•
such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to

U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides for different treatment), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a stockholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that the taxpayer identification number provided is correct and that such stockholder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such stockholder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. If any amount is withheld under the backup withholding rules, stockholders should consult with their U.S. tax advisors regarding whether and how any refund, credit or other tax benefit might be received or recognized with respect to the amounts so withheld.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly known as “FATCA”), impose a U.S. federal withholding tax of 30% on certain U.S. source payments, including interest (including original issue discount), dividends and other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a sale or other disposition of property of a type which can produce U.S.-source interest or dividends made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on such payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. Under proposed U.S. Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the shares of ARC Common Stock. The preamble to these proposed U.S. Treasury regulations indicates that taxpayers may rely on them pending their finalization. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.
Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the Merger.
Financing of the Merger
ARC and Parent estimate that the total amount of funds (including rollover equity) required to complete the Merger and related transactions and pay related fees and expenses will be approximately $240.0 million. Parent expects this amount to be provided through a combination of the proceeds of:
•
the rollover of ARC Common Stock by the Rollover Stockholders immediately prior to the Merger (representing approximately 7.3 million shares, the equivalent of an approximately $25.0 million investment based upon the Merger Consideration of $3.40 and the acceleration of the Rollover Equity Awards as set forth in the Merger Agreement), which is described in the section of this proxy statement captioned “Special Factors—Financing of the Merger—Rollover Financing”;

•
cash equity investments by the Equity Investors, jointly and severally, directly or indirectly through one or more intermediate entities, in the aggregate amount of $11.0 million (the “Equity Financing”), which are described in the section of this proxy statement captioned “Special Factors—Financing of the Merger—Equity Financing”;

•
debt financing (up to $160.0 million of which may be used for the Merger) (the “Debt Financing” and, together with the Equity Financing, the “Financing”), which is described in the section of this proxy statement captioned “Special Factors—Financing of the Merger—Debt Financing”; and

•	cash of ARC at the closing (estimated to be approximately $50.0 million at the closing).
Debt Financing
Pursuant to the Debt Commitment Letter, the Debt Financing Sources committed to provide, on the terms and subject to the conditions set forth in the Debt Commitment Letter, at or prior to the closing of the Merger, an incremental term loan facility of $185.0 million, subject to certain customary conditions.
The Debt Commitment Letter provides an aggregate of $185.0 million in debt financing, consisting of a $60.0 million revolving credit facility ($35.0 million of which is permitted to be drawn at closing), and a $125.0 million term loan facility (all of which may be used in connection with the Merger), referred to, together, as the “Senior Secured Facilities”.
Interest under the Senior Secured Facilities will be payable at the rate equal to Adjusted Term SOFR (Term SOFR plus a credit adjustment spread of 0.10%) plus the applicable Term SOFR Margin set forth below determined based upon Net Leverage Ratio, or the Base Rate (determined using the prime rate of U.S. Bank National Association) plus the applicable Base Rate Margin set forth below determined based upon Net Leverage Ratio.

Net Leverage Ratio	Term SOFR Margin	Base Rate Margin
> 4.00:1.00	4.25%	3.25%
<4.00:1.00 > 3.50:1.00	4.00%	3.00%
<3.50:1.00 > 3.00:1.00	3.75%	2.75%
<3.00:1.00 > 2.50:1.00	3.50%	2.50%
< 2.00:1.00	3.25%	2.25%

The borrower under the Senior Secured Facilities will be Merger Sub, and upon consummation of the Merger, the rights and obligations under the Senior Secured Facilities will be assumed by the Surviving Corporation and certain of its subsidiaries. The Senior Secured Facilities will be guaranteed on a joint and several basis by Parent and all of the existing and future direct and indirect material domestic subsidiaries of Parent (which will include, after the Merger, all of the existing and future direct and indirect domestic subsidiaries of the Surviving Corporation). The Senior Secured Facilities will be secured by a first-priority security interest, subject to permitted liens and other agreed upon exceptions, in substantially all the assets of Parent, and each subsidiary guarantor, including the pledge of all equity interests (other than any equity interest in UNIS Document Solutions Co, Ltd and its subsidiary).
The Senior Secured Facilities are subject to certain closing conditions, including, without limitation:
•	the execution and delivery of definitive documentation consistent with the terms of the Debt Commitment Letter;
•
all existing indebtedness for borrowed money of ARC other than certain permitted surviving debt to be repaid or refinanced in full in connection with, and substantially concurrently with the closing of, the transactions contemplated by the Merger Agreement, and all commitments to lend and guarantees and security interests (if any) in connection therewith shall be terminated and/or released;

•	since the date of the Merger Agreement, there shall not have been or occurred any Material Adverse Effect (as defined in the Merger Agreement);
•
(a) The adoption of the Merger Agreement by affirmative vote of the holders of a majority of the outstanding shares of common stock of ARC entitled to vote thereon shall have been obtained, (b) the waiting period (or any extensions thereof) applicable to the Acquisition under the Hart-Scott-Rodino Act, in each case, relating to the Merger shall have expired, been terminated or waived, and (c) no court or other governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered after the date of the Merger Agreement any law (whether temporary, preliminary or permanent) or order that is in effect that enjoins or otherwise prohibits consummation of the transactions contemplated by the Merger Agreement; and

•
the equity contribution will (i) include (1) a minimum cash equity contribution in the amount of at least $11.0 million, and (2) a rollover equity contribution in the amount of at least $1.5 million to be funded by Mr. Pathiratne on the Closing Date (such contributions specified in this clause (i), collectively, the “Minimum Specified Equity Contributions”) and (ii) be in an aggregate amount, on a gross basis prior to any deductions for taxes or withholding with respect to options and restricted stock awards included in the rollover, of not less than 18.3% (the “Minimum Aggregate Equity Contribution”) of the sum of (1) the aggregate gross proceeds received from the loans borrowed under the term loan facility on the Closing Date, (2) the aggregate gross proceeds received from loans borrowed under the revolving credit facility on the Closing Date, excluding any issued letters of credit and any such proceeds used on the Closing Date to cash collateralize letters of credit, for working capital purposes and/or purchase price adjustments, or to fund Transaction Costs (as defined therein) and (3) the equity contribution; provided that immediately after giving effect to the equity contribution, on the Closing Date, (x) Parent shall directly and beneficially own 100% of the total voting equity of the Surviving Corporation and (y) Mr. Suriyakumar, the Suriyakumar Family Trust, the Shiyulli Suriyakumar 2013 Irrevocable Trust and the Seiyonne Suriyakumar 2013 Irrevocable Trust, shall, directly or indirectly, beneficially own not less than 50.1% of the total voting equity of Parent.

The final termination date for the Debt Commitment Letter is the earliest of (a) the date on which the Merger is consummated, (b) the date on which the Merger Agreement is validly terminated in accordance with its terms, (c) the date on which the Merger is consummated without the funding of the Senior Secured Facilities and (d) the fifth business day after February 26, 2025 if the Merger has not yet occurred on or prior to such date.
Although the debt financing described in this proxy statement is not subject to due diligence or a “market out” provision, which allows lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.
Subject to the terms and conditions of the Merger Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Debt Commitment Letter without the prior written consent of the Special Committee if such proposed amendment, modification or waiver (w) would (1) add any material new condition to either Financing Commitment (as defined in the Merger Agreement) (or modify any existing condition in a manner materially adverse to Parent or Merger Sub) or otherwise that would be reasonably expected to materially adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement or the likelihood of Parent and Merger Sub doing so, or (2) be reasonably expected to make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, (x) reduce the aggregate amount of the Financing (including by increasing the aggregate amount of fees to be paid in respect of the Financing), (y) materially adversely affect the ability of Parent or any of its affiliates to enforce its rights against other parties to the Debt Commitment Letter or the definitive agreements for the Financing, as so amended, replaced, supplemented or otherwise modified, or (z) reasonably be expected to prevent, impede or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
The Debt Financing will also include certain information rights, reporting requirement, events of default and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.
There is currently no plan or arrangement to refinance the Debt Financing.
Equity Financing
Pursuant to the Equity Commitment Letter, each of the Equity Investors, severally and not jointly, has committed to purchase, or cause to be purchased, directly or indirectly, at or prior to the Effective Time, securities of Parent for an aggregate purchase price of $11.0 million, subject to the terms and conditions set forth in the Equity Commitment Letter (the “Equity Commitment”). The respective commitments contemplated by the Equity Commitment Letter will be funded by the Equity Investors immediately prior to the consummation of the financing transactions contemplated by the Debt Commitment Letter, subject to the satisfaction of certain conditions set forth in the Equity Commitment Letter and the Debt Commitment Letter, including such financing transactions having been funded or the Debt Financing Sources having confirmed that such financing transactions will be funded at the Effective Time upon delivery of a drawdown notice from Parent.
The Equity Commitment Letter requires each Rollover Stockholder to consummate the transactions contemplated by the Rollover Agreement, as described in the section of this proxy statement captioned “Special Factors—Financing of the Merger—Rollover Financing”. The Equity Commitment will expire for each Equity Investor upon the earliest to occur of (a) consummation of the funding by such Equity Investor pursuant to the Equity Commitment Letter and (b) valid termination of the Merger Agreement.
ARC is an express third-party beneficiary of the Equity Commitment Letter solely with respect to a right to seek specific performance of the Equity Commitment Letter under the circumstances in which ARC would be permitted by the Merger Agreement to obtain specific performance requiring Parent to consummate the closing of the Merger.
Rollover Financing
Pursuant to the Rollover Agreement, and subject to the terms and conditions of the Rollover Agreement, each Rollover Stockholder will, immediately prior to the Effective Time, (i) contribute their shares of ARC Common Stock to Parent in exchange for Parent Units and (ii) with respect to those Rollover Stockholders who hold Rollover Equity Awards, contribute the shares of ARC Common Stock received with respect to such Rollover Equity Awards pursuant to the Merger Agreement to Parent in exchange for Parent Units (the equivalent of a $25.0 million investment based on the Merger Consideration of $3.40 and the acceleration of the Rollover Equity Awards as set forth in the Merger Agreement). The transactions contemplated by the Rollover Agreement are subject to the satisfaction or waiver of the conditions set forth in the Rollover Agreement, including the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the Merger contained in the Merger Agreement and the availability of the Debt Financing and Equity Financing. The Rollover Stockholders shall have no obligation to exchange their shares of the ARC Common Stock as described above if the Merger is terminated.
Limited Guarantee
On August 27, 2024, concurrently with the execution and delivery of the Merger Agreement, Mr. Suriyakumar entered into the Limited Guarantee in favor of ARC. Pursuant to the terms of the Limited Guarantee and subject to the conditions contained therein, the Guarantor agreed to guarantee the obligation of the Buyer Parties to pay the Reverse Termination Fee, if and when due pursuant to the Merger Agreement, and up to $1.5 million of monetary damages resulting or arising from Parent’s or Merger Sub’s Fraud with respect to the Merger Agreement or the transactions contemplated thereby, subject to the terms and conditions of the Limited Guarantee.
Fees and Expenses
Whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense, except as otherwise expressly set forth herein and except that (i) expenses incurred in connection with the filing fee for this proxy statement and printing and mailing this proxy statement shall be divided and borne equally between Parent and ARC and (ii) the filing fees payable in connection with the filings of the notification and report forms under any antitrust laws in connection with the transactions contemplated by the Merger Agreement shall be divided and borne equally between Parent and ARC.
The estimated fees and expenses incurred or expected to be incurred by ARC in connection with the Merger is as follows:

Description	Amount
Financial advisory fees and expenses	$[ ]
Legal fees and expenses	$[ ]
Accounting and tax advisory fees	$[ ]
SEC filing fees	$22,253

Description	Amount
Printing, proxy solicitation and mailing costs	$[ ]
Miscellaneous	$[ ]
Total	$[ ]

It is also expected that Merger Sub and/or Parent will incur approximately $[ ] of legal, financial, accounting and other advisory fees and financing fees. The Acquisition Group has also agreed in principle that upon consummation of the Merger all fees and expenses incurred by Mr. Suriyakumar will be reimbursed by Parent. If there is no successful Merger, as a general matter Mr. Suriyakumar will bear the costs and fees associated with pursuing the Merger.
Accounting Treatment
The Buyer Parties anticipate that Parent will be considered the acquirer for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to ARC assets acquired and liabilities assumed, which will be recorded at fair value.
Regulatory Approvals
Under the Merger Agreement, ARC and the Buyer Parties agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate, the Merger, including: (i) making any necessary filings, notices, petitions, statements, registrations, or submissions necessary to effect all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from any governmental authority and (ii) obtaining from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent or ARC or any of their respective affiliates, including under the antitrust laws.
Litigation Relating to the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to ARC, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no applicable law or order issued by a governmental authority or other legal restraint which is then in effect that renders illegal or enjoins the consummation of the Merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders (and certain beneficial owners of ARC Common Stock) who continuously hold (or beneficially own, as the case may be) shares of ARC Common Stock from the date of the making of the demand through the effective date of the Merger, who do not vote such shares of ARC Common Stock in favor of the proposal to adopt the Merger Agreement (whether by voting against the proposal to adopt the Merger Agreement, abstaining or otherwise not voting with respect to the proposal to adopt the Merger Agreement), who properly demand appraisal of such shares of ARC Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of ARC Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders (and beneficial owners) of shares of ARC Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of ARC Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such shares of ARC Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders and beneficial owners who wish to seek appraisal of their shares of ARC Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of ARC Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of ARC Common Stock.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of ARC Common Stock must do ALL of the following:
•	NOT vote, in person or by proxy, the shares of ARC Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;
•
deliver to ARC a written demand for appraisal of such shares of ARC Common Stock before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, which written demand, (i) in the case of a stockholder, must reasonably inform ARC of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of ARC Common Stock and that such stockholder intends thereby to demand appraisal of such shares of ARC Common Stock and (ii) in the case of a beneficial owner, must reasonably identify the holder of record of the shares of ARC Common Stock for which the demand is made, be accompanied by documentary evidence of such beneficial owners’ beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262;

•
continuously hold (or beneficially own, as the case may be) such shares of ARC Common Stock on and from the date of making the demand through the effective date of the Merger (a person demanding appraisal will lose appraisal rights if, in the case of a record holder they transfer, or in the case of a beneficial owner they cease to beneficially own, such shares before the Effective Time and after delivering a written demand for appraisal); and

•	otherwise comply with the applicable procedures and requirements set forth in Section 262.
The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex G to this proxy statement and incorporated by reference in this proxy statement in its entirety. For more information, please see the section of this proxy statement captioned “The Special Meeting―Appraisal Rights.”
Voting Agreement
Concurrently with the execution and delivery of the Merger Agreement, the members of the Acquisition Group, who together owned approximately 15.8% of the voting power of ARC’s outstanding capital stock as of the date of this proxy statement, entered into a Voting Agreement with Parent and ARC. The Voting Agreement was amended on September 10, 2024 to correct an administrative error on Schedule A, and to align the Voting Agreement with the parties’ intent that the Company RSAs are subject to the covenants therein.
Under the Voting Agreement, the members of the Acquisition Group have agreed to take certain actions required by ARC upon the terms and subject to the conditions and limitations set forth therein, including to (i) vote all shares of ARC Common Stock beneficially owned by the members of the Acquisition Group in favor of the adoption of the Merger Agreement and the approval of the Merger and against any other action, agreement or transaction that is not recommended by the ARC Board; (ii) not transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing, or cause to be transferred, any of the shares of ARC Common Stock beneficially owned by the members of the Acquisition Group other than as provided under certain customary exceptions and set forth in the Voting Agreement; and (iii) waive to the full extent of the law any appraisal rights under Section 262 of the DGCL. The obligations of the members of the Acquisition Group under the Voting Agreement will terminate automatically upon the termination of the Merger Agreement in accordance with its terms.
The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreement. A copy of the Voting Agreement is attached as Annex E to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
Effective Time of the Merger
Subject to the terms and conditions set forth in the Merger Agreement, the closing of the Merger will take place on the date on which all conditions to the closing (see the section of this proxy statement captioned “The Merger Agreement―Conditions to the Closing of the Merger”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or applicable law) (other than any such conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions).
The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as may be agreed in writing by Parent, Merger Sub and ARC and specified in the Certificate of Merger in accordance with the DGCL. ARC, however, cannot assure that the Effective Time will occur by any particular date, if at all.
Exchange and Payment Procedures
Prior to the closing, Parent will designate a bank or trust company, with the Special Committee’s prior written consent, to act as the paying agent for the Merger (the “Paying Agent”) and to make payments of the Merger Consideration to ARC stockholders. As soon as possible following the Effective Time and in any event on the Closing Date, Parent or Merger Sub will deposit (or cause to be deposited) with the Paying Agent an amount of cash sufficient to pay the aggregate Merger Consideration.
Promptly following the closing (and in any event within three business days), the Paying Agent will send to each holder of record of shares of ARC Common Stock as of immediately prior to the Effective Time (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the certificates representing such shares (the “Certificates”) will pass, only upon delivery of the Certificates to the Paying Agent) and (B) instructions for use in effecting the surrender of the shares of ARC Common Stock represented by the Certificates and book-entry shares, as applicable, in exchange for the Merger Consideration.
If any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) remain unclaimed by, or otherwise undistributed to, the holders of the Certificates or book-entry shares by the one year anniversary of the Effective Time, such portion shall be delivered to the Surviving Corporation, and any holders of shares of ARC Common Stock (other than holders of Rollover Shares) will thereafter look only to the Surviving Corporation for payment of the Merger Consideration (subject to applicable law). To the fullest extent permitted by law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any governmental authority, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide ARC stockholders with information regarding its terms. It is not intended to provide any other factual information about ARC, Parent, Merger Sub, the members of the Acquisition Group or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to ARC’s stockholders. ARC’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may have changed after August 27, 2024, which subsequent information may or may not be reflected in ARC’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding ARC and its business. Please see the section of this proxy statement captioned “Where You Can Find More Information.”
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall merge with and into ARC, with ARC surviving the Merger as the surviving corporation. As a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Parent, and ARC Common Stock will no longer be publicly traded. In addition, the ARC Common Stock will be delisted from NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and ARC will no longer file periodic reports with the SEC on account of ARC Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
Closing and Effective Time
The closing will take place following the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions to the closing (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted in the Merger Agreement) of such conditions) or such other time agreed to in writing by Parent and ARC. On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Effective Time will occur when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by ARC, Parent and Merger Sub in writing and specified in the Certificate of Merger.
Directors and Officers; Certificate of Incorporation; Bylaws
From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of ARC and Merger Sub, and all of the debts, liabilities and duties of ARC and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
At the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation and the bylaws of the Surviving Corporation, and the officers of ARC as of immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed or their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation and the bylaws of the Surviving Corporation. At the Effective Time, the certificate of incorporation of ARC will be amended and restated in its entirety to read as set forth in Exhibit C to the Merger Agreement, and the bylaws of ARC, at the Effective Time, shall be amended and restated in their entirety to read as the bylaws of Merger Sub in effect immediately prior to the Effective Time, and as so amended and restated shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name and such other provisions shall be modified to reflect the indemnification provisions of the Merger Agreement, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation of the Surviving Corporation and such bylaws.
Merger Consideration
ARC Common Stock
At the Effective Time, each share of ARC Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be automatically converted into the right to receive an amount in cash equal to $3.40 per share, without interest thereon (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the Merger Agreement. This amount constitutes a premium of approximately 28.8% over the closing share price of the ARC Common Stock on June 28, 2024, the last trading day before ARC publicly disclosed that they received the April Proposal.
At the Effective Time, each share of ARC Common Stock that is owned by ARC or Merger Sub and not held on behalf of third parties will be cancelled and extinguished without any conversion thereof or consideration paid therefor. The Rollover Equity and the shares held by Parent shall not be converted into the right to receive Merger Consideration and shall instead remain outstanding and from and after the Effective Time shall represent an equal amount of shares of the Surviving Corporation Common Stock. Pursuant to the terms of the Rollover Agreement, each Rollover Stockholder will, immediately prior to the Effective Time, (i) contribute their shares of ARC Common Stock to Parent in exchange for Parent Units and (ii) with respect to those Rollover Stockholders who hold Rollover Equity Awards, contribute the shares of ARC Common Stock received with respect to such Rollover Equity Awards pursuant to the Merger to Parent in exchange for Parent Units.
After the Merger is completed, ARC stockholders and beneficial owners will have the right to receive the Merger Consideration, but ARC stockholders and beneficial owners will no longer have any rights as a stockholder or beneficial owners, as applicable, of ARC (except that ARC stockholders and beneficial owners who properly exercise their appraisal rights may have the right to receive payment, in lieu of the Merger Consideration, for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by the DGCL. For more information, please see the section of this proxy statement captioned “Appraisal Rights”).
Equity Awards; ESPP
ARC equity compensation awards will be treated as follows:
Company Options
•	At the Effective Time, each Out-of-the-Money Company Option will be cancelled without the payment of consideration.
•
At the Effective Time, each In-the-Money Company Option that is not held by a Rollover Stockholder will be converted into the right to receive an amount in cash equal to the Option Spread, less applicable taxes and authorized deductions. Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time).

•	Immediately prior to the Effective Time, each In-the-Money Company Option, whether vested or unvested, that is held by a Rollover Stockholder will be cancelled and converted into the right to receive a number of shares of ARC Common Stock equal to the quotient of (i) the applicable Option Spread for such Company Option, less applicable taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share.
Company RSAs
•
Immediately prior to the Effective Time, Each Company RSA held by a Rollover Stockholder will be cancelled and converted into the right to receive a number of shares of ARC Common Stock equal to the quotient of (i) the number of shares of ARC Common Stock covered thereby multiplied by the Merger Consideration, less applicable taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share.

•
At the Effective Time, each Company RSA that is not held by a Rollover Stockholder will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of ARC Common Stock covered thereby multiplied by (ii) the Merger Consideration, less applicable taxes and authorized deductions (Parent shall cause the Surviving Corporation to make such payments, through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten business days following the Effective Time)).

Company ESPP
•
As soon as practicable following the date of the Merger Agreement, ARC will take all actions necessary to, among other things, (i) provide that no new individuals will be permitted to enroll in the Company ESPP on or following August 27, 2024, (ii) prohibit any increase in the amount of participants’ payroll deduction elections under the Company ESPP from and after August 27, 2024, (iii) suspend the Company ESPP and provide that no new offering period may commence prior to the termination of the Merger Agreement if any offering period in effect on August 27, 2024 ends prior to the Effective Time, (iv) provide if any offering period in effect on August 27, 2024 would continue to be in effect as of less than five business days prior to the closing date of the Merger, accelerate the last day of such offering period will be accelerated to be the fifth business day prior to the closing date and the final settlement or purchase of shares thereunder shall be made on that business day, and (v) subject to the consummation of the Merger, immediately prior to the Effective Time, terminate the Company ESPP.

Exchange and Payment Procedures
Prior to the Effective, Parent and Merger Sub will designate a bank or trust company with the Special Committee’s prior written approval, to serve as the Paying Agent and to make payments of the Merger Consideration to ARC stockholders. Immediately following the Effective Time and on the Closing Date, Parent or Merger Sub will deposit (or cause to be deposited) with the Payment Agent an amount of cash in U.S. Dollars sufficient to pay the aggregate Merger Consideration (other than in respect of Excluded Shares and Company Equity Awards (such cash, the “Payment Fund”).
Promptly following the closing (and in any event within three business days), the Payment Agent will send to each holder of record of shares of ARC Common Stock as of immediately prior to the Effective Time (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (B) instructions for use in effecting the surrender of the shares of ARC Common Stock represented by the Certificates and book-entry shares, as applicable, in exchange for the Merger Consideration.
If any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) remain unclaimed by, or otherwise undistributed to, the holders of the Certificates or book-entry shares by the one year anniversary of the Effective Time, such portion shall be delivered to the Surviving Corporation, and any holders of shares of ARC Common Stock (other than holders of Excluded Shares) will thereafter look only to the Surviving Corporation for payment of the Merger Consideration (subject to applicable law). To the fullest extent permitted by law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any governmental authority, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

Representations and Warranties
The Merger Agreement contains representations and warranties of ARC and Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by ARC are qualified as to materiality or a Material Adverse Effect. For purposes of the Merger Agreement, “Material Adverse Effect” means, with respect to ARC, any change, effect, event, occurrence, state of facts or circumstance that has or would be reasonably likely to have a materially adverse effect on: (i) the business, assets, results of operation or condition (financial or otherwise) of ARC and its subsidiaries, taken as a whole; or (ii) the ability of ARC to consummate the transactions contemplated by the Merger Agreement, including the Merger, on a timely basis; provided, however, that, for the purposes of clause (i) only, no change, effect, event, occurrence, state of facts or circumstance resulting from or arising out of any of the following shall constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur:
•	changes generally affecting the economy, financial, credit, or securities markets, or political conditions;
•	changes generally affecting the industries or geographic regions in the United States or elsewhere in which ARC and its subsidiaries or their customers operate;
•	changes or proposed changes in applicable laws or U.S. GAAP or other accounting standards or interpretations thereof;
•	acts of war, hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing;
•	natural disasters, pandemics, epidemics, or other force majeure events (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s));
•
a decline in the price or trading volume of the shares of ARC Common Stock on the NYSE or any other securities market or in the trading price of any other securities of ARC or any of its subsidiaries or any change in the ratings or ratings outlook for ARC or any of its subsidiaries; provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of the definition of Material Adverse Effect;

•
any failure by ARC to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial, accounting or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by ARC or independent third parties) for any period; provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of Material Adverse Effect;

•
(x) the identity of Parent or Merger Sub or (y) the announcement, pendency or consummation of the Merger Agreement or the Merger, including, in each case the impact thereof on relationships with employees, customers, suppliers, distributors, partners, vendors or other persons;

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub; and
•
any action or inaction by ARC or its subsidiaries taken or omitted to be taken at the written request of Parent or Merger Sub or with the written consent of Parent or Merger Sub or expressly contemplated by the Merger Agreement;

except, in the case of bullets one through five, to the extent ARC and its subsidiaries, taken as a whole, are disproportionately adversely affected by such changes, effects, events, occurrences, state of facts or circumstances, compared to other companies in the industry in which ARC and its subsidiaries operate and then solely to the extent of any such disproportionality.
In the Merger Agreement, ARC made customary representations and warranties to the Buyer Parties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to ARC;
•	ARC’s corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•
that ARC has made available to Parent true, correct and complete copies of its organizational documents and the absence of any conflict or violation by ARC or any of its subsidiaries of the organizational documents;

•	the capital structure of ARC as well as the ownership and capital structure of its subsidiaries;
•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of ARC’s securities;

•	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into shares of capital stock, or other equity or voting interest in ARC or any of ARC’s Subsidiaries;
•	the necessary approval of the ARC Board and the Special Committee;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of any organizational documents of ARC, certain existing contracts of ARC and its subsidiaries, applicable laws to ARC or its subsidiaries or the resulting creation of any lien upon the properties or assets of ARC or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	the accuracy and completeness of ARC’s SEC filings and financial statements;
•	ARC’s disclosure controls and procedures;
•	ARC’s internal accounting controls and procedures;
•	the conduct of the business of ARC and its subsidiaries in the ordinary course consistent with past practices and the absence of any Material Adverse Effect, in each case, since January 1, 2024;
•	the absence of specified undisclosed liabilities;
•	litigation matters;
•	employee benefit plans;
•	ARC’s and its subsidiaries’ compliance with laws and possession of necessary permits;
•	the enforceability of specified categories of ARC’s and its subsidiaries’ material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;
•	real property leased, subleased or owned by ARC and its subsidiaries;
•	the inapplicability of anti-takeover statutes to the Merger Agreement, the Voting Agreement, the Merger and the transactions contemplated thereby;
•	information systems, data security and privacy matters;
•	tax matters;
•	labor matters;
•	trademarks, patents, copyrights and other intellectual property matters;
•	insurance matters;
•	the rendering of William Blair & Co., LLC’s fairness opinion to the Special Committee;
•	the accuracy of the information supplied by ARC for inclusion in the proxy statement;
•	payment of fees to brokers in connection with the Merger Agreement; and
•	environmental matters.
Under the Merger Agreement, Parent and Merger Sub acknowledge that neither ARC nor any of its subsidiaries have made any representations or warranties other than those expressly set forth in the Merger

Agreement and in the certificate to be delivered pursuant to the Merger Agreement on the Closing Date, and expressly disclaim reliance on any representation, warranty or other information regarding ARC, other than those expressly set forth in the Merger Agreement and the certificate to be delivered pursuant to the Merger Agreement on the Closing Date.
In the Merger Agreement, the Buyer Parties made customary representations and warranties to ARC that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to each of Parent and Merger Sub;
•	Parent and Merger Sub’s respective authority to enter into, deliver and perform the Merger Agreement;
•
the absence of any conflict or violation of the either of Parent or Merger Sub or their respective subsidiaries’ organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon the Buyer Parties’ properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	the absence of any required consent of holders of voting interests in Parent or Merger Sub;
•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;
•	the absence of litigation and orders;
•	matters with respect to Parent and Merger Sub’s sufficiency of funds, including the terms of the Debt Financing and the Equity Financing;
•	delivery and enforceability of the Voting Agreement;
•	delivery and enforceability of the Rollover Agreement;
•	delivery and enforceability of the Limited Guarantee;
•	information relating to the Debt Commitment Letter and Equity Commitment Letter, and the transactions contemplated thereby;
•	ownership of Merger Sub and the absence of prior business by Merger Sub;
•	solvency of Parent and Merger Sub;
•	payment of fees to brokers in connection with the Merger Agreement;
•	the accuracy of the information supplied by Parent, Merger Sub or any Rollover Stockholder for inclusion in the proxy statement;
•	ownership of shares of ARC Common Stock by Parent and its affiliates; and
•	absence of other investments to acquire other corporations or assets by Parent or Merger Sub that could reasonably be expected to delay the consummation of the Merger.
Under the Merger Agreement, ARC acknowledges that neither Parent, Merger Sub nor any person on behalf of Parent or Merger Sub has made any representations or warranties other than the representations and warranties of the Rollover Stockholders contained in the Voting Agreement and the Rollover Agreement, the representations and warranties of the Guarantor contained in the Limited Guarantee and the representations and warranties expressly set forth in the Merger Agreement and the certificate to be delivered pursuant to the Merger Agreement on the Closing Date, and expressly disclaims reliance on any representation, warranty or other information regarding the Buyer Parties, other than those expressly set forth in the Merger Agreement.
The representations and warranties contained in the Merger Agreement will not survive consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except (i) as required by the Merger Agreement, (ii) as or required by applicable law, (iii) as approved in advance by Parent in writing (such approval not to be unreasonably withheld, delayed or conditioned), (iv) as disclosed in the confidential disclosure schedule to the Merger Agreement or (v) to the extent necessary to comply with the obligations set forth in any contract to which ARC or any of its subsidiaries is a party in effect on the date of the Merger Agreement, during the period of time between the date of the Merger Agreement and the earlier to occur of the termination of the Merger Agreement and the Effective Time, ARC will, and will cause each of its subsidiaries to:
•	use its and their reasonable best efforts to conduct their businesses in the ordinary course of business and, to the extent consistent therewith; and
•
use its and their reasonable best efforts to preserve their business organizations intact and to maintain existing relationships with customers, suppliers, distributors, licensors, licensees and other persons having material business relationships with it.

In addition, ARC has also agreed that, except as (i) required or expressly contemplated by the Merger Agreement, (ii) required by applicable law, (iii) approved in advance by Parent in writing (such approval not to be unreasonably withheld, delayed or conditioned), (iv) disclosed in the confidential disclosure schedule to the Merger Agreement or (v) to the extent necessary to comply with the obligations set forth in any material contracts to which ARC or any of its subsidiaries is a party in effect on the date of the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the earlier of the termination of the Merger Agreement and the Effective Time, ARC will not, and will cause each of its subsidiaries not to, among other things:
•	amend or adopt any change in the organizational documents of ARC or its subsidiaries;
•
merge or consolidate ARC or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing material changes or restrictions on the assets, operations or business of ARC or any of its subsidiaries;

•
issue, grant, sell, pledge, dispose of or encumber, or authorize the issuance, grant, sale, pledge, disposition or encumbrance of, any shares of capital stock of ARC or any of its subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (A) any issuance, sale, grant or transfer of shares of ARC Common Stock pursuant to exercise or settlement of Company Equity Awards outstanding as of August 27, 2024 in accordance with their terms in effect on such date, and (B) incurrence of any permitted liens;

•
make any loans, advances or capital contributions to any person in excess of $25,000 individually or $100,000 in the aggregate (other than (A) to ARC or any of its wholly-owned subsidiaries, and (B) in connection with capital leases and extensions of credit terms to customers in each case in the ordinary course of business);

•
other than the quarterly cash dividend of $0.05 per share declared on July 31, 2024 and payable on November 29, 2024, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of ARC’s capital stock, except for dividends or other distributions paid by any wholly- owned subsidiary of ARC to ARC or to any other wholly-owned subsidiary of ARC;

•
reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (except for (A) any such transaction by a wholly-owned subsidiary of ARC and (B) acquisitions of shares of ARC Common Stock in connection with withholding in respect of Company Equity Awards), or payment of the exercise price in respect of Company Options, in each case, outstanding as of August 27, 2024 pursuant to its terms or granted thereafter not in violation of the Merger Agreement;

•
create, incur, assume or guarantee any indebtedness for borrowed money, letters of credit or guarantees of the same, except for (A) borrowings under the ARC’s Credit Agreement (as in effect as of August 27, 2024 or as amended, restated, modified, supplemented or refinanced in accordance with the

Merger Agreement), (B) letters of credit, guarantees or credit support provided by ARC or any of its subsidiaries in the ordinary course of business, (C) any indebtedness among ARC and its subsidiaries or among ARC’s subsidiaries, and (D) any capital leases entered into in the ordinary course of business;
•	incur or commit to any capital expenditure or expenditures other than in the ordinary course of business;
•
other than in the ordinary course of business or in connection with any matter to the extent such matter is permitted by the Merger Agreement, (A) enter into any contract that would have been a material contract had it been entered into prior to August 27, 2024 or (B) amend or terminate any material contract in a manner adverse to ARC (other than expirations of any such material contract in accordance with its terms) or otherwise waive, release or assign any material rights, claims or benefits of ARC or any of its subsidiaries under any material contract;

•
make any changes with respect to financial accounting policies or procedures (other than immaterial changes in the ordinary course of business), except as required by law or by U.S. GAAP or policy, rules or interpretations with respect thereto by any governmental authority or quasi-governmental authority with jurisdiction over ARC or its subsidiaries;

•
settle or offer to settle any action, other than any Tax claim, notice, audit, investigation, assessment or other proceeding with respect to Taxes, for an amount in excess of $500,000 individually or $1,000,000 in the aggregate, other than any settlement or compromise where the amount paid or to be paid by ARC or any of its subsidiaries is fully covered and paid by insurance coverage maintained by ARC or any of its subsidiaries;

•
sell, acquire, lease or sublease any material assets or properties (including any material real property, but other than ARC owned intellectual property) other than (i) in the ordinary course of business, (ii) in replacement of existing assets or properties, (iii) (A) substantially in accordance with ARC’s operating budget for fiscal year 2024 provided to Parent prior to August 27, 2024, or (B) in accordance with ARC’s operating budget for fiscal year 2025, (iv) acquisitions or sales of inventory, (v) disposals of property at the end of its useful life or disposals of obsolete or expired property, or (vi) sales, acquisitions, leases or subleases between or among ARC and any of its subsidiaries;

•
sell, assign, transfer, license, abandon, cancel, permit to lapse, pledge, encumber, fail to renew, maintain or pursue filed applications for or otherwise dispose of any material ARC owned intellectual property, other than (A) the grant of non-exclusive licenses in the ordinary course of business, (B) to customers or suppliers in their capacity(ies) as such (x) in the ordinary course of business or (y) pursuant to any material contract existing as of August 27, 2024 or (C) when in ARC’s reasonable business judgment, the benefits of retaining such ARC owned intellectual property are outweighed by the burdens of doing so;

•
except as required by Benefit Plans as in effect on August 27, 2024: (A) increase the amount or accelerate the vesting, payment or funding of the compensation or other benefits payable or provided to ARC’s or any of its subsidiaries’ current or former officers, directors, individual service providers or employees, other than increases in compensation or benefits in the ordinary course of business with respect to employees at the level of Vice President or below and not exceeding a year-over-year increase of 3% in the aggregate; (B) grant or enter into any cash or equity or equity-based incentive, bonus, employment, change of control, severance or retention agreement with any current or former officer, director, individual service provider or employee of ARC or any of its subsidiaries; (C) establish, adopt, enter into or amend any collective bargaining agreement, Benefit Plan or arrangement that would be a Benefit Plan if in effect on August 27, 2024; or (D) accelerate the vesting, funding or payment of any compensatory arrangement;

•
negotiate or enter into any collective bargaining agreement or other similar, material agreement with any labor union or works council or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representatives for any employees of ARC or any of its subsidiaries;

•
acquire any capital stock in, or any business line or all or a material portion of the assets constituting any business, corporation, partnership, association, joint venture, or other entity or other business organization in any transaction that involves consideration valued in excess of $500,000, individually or

$1,000,000 in the aggregate, including by merger, consolidation, purchase of stock or assets or otherwise, except for (A) transactions solely between ARC and a wholly-owned subsidiary of ARC or solely between wholly-owned subsidiaries of ARC, or (B) acquisitions of assets or inventory in the ordinary course of business;
•
other than in the ordinary course of business, make, revoke or change any material Tax election, make any material change to any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file any claims for material Tax refunds, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax return obtained in the ordinary course of business), enter into any material closing agreement, enter into a Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement, settle any material Tax claim, audit or assessment or surrender any right to claim a material (x) Tax refund, (y) offset or (z) other reduction in Tax liability;

•
license, escrow, or otherwise grant any rights to, any material owned source code or disclose any material trade secrets owned or processed by ARC or any of its subsidiaries (except to customers or service providers of, or persons with professional, business or commercial relationships with, ARC or its subsidiaries in the ordinary course of business subject to confidentiality obligations);

•	adopt or enter into a plan of complete or partial liquidation or dissolution or voluntarily file for bankruptcy or similar proceeding;
•	fail to use reasonable efforts to keep in full force and effect insurance comparable in amount and scope to coverage currently maintained;
•
take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Merger and any other transactions contemplated by the Merger Agreement from qualifying for the Intended Tax Treatment; or

•	agree, authorize or commit to do any of the foregoing.
Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement on terms, including with respect to the “standstill” provisions thereof, at least as restrictive as those contained in the Confidentiality Agreement that is executed, delivered and effective after August 27, 2024.
“Acquisition Proposal” means any proposal or offer by any person or group with respect to (i) a merger, joint venture, partnership, consolidation, tender offer, license, share exchange, business combination or similar transaction involving ARC or any of its subsidiaries or assets, in each case, representing twenty percent (20%) or more of the consolidated net revenues, net income or total assets (including equity securities of the subsidiaries of ARC) of ARC; (ii) a dissolution, liquidation, recapitalization, reorganization or similar transaction involving ARC or any of its subsidiaries or assets, (iii) any direct or indirect purchase, acquisition, lease, license or exchange by any person or group resulting in, or proposal or offer, which if consummated would result in, any person or group becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of twenty percent (20%) or more of (x) the total voting power of any class of equity securities of ARC, or those of any of its subsidiaries or (y) assets representing twenty percent (20%) or more of the consolidated net revenues or total assets (including equity securities of its subsidiaries or any other entity) of ARC; or (iv) any combination of the foregoing, in each case, other than the transactions contemplated by the Merger Agreement.
“Alternative Acquisition Agreement” means any contract or agreement, arrangement or understanding relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted by the Merger Agreement relating to any Acquisition Proposal).
“Intervening Event” means any positive change, effect, event, occurrence, state of facts, circumstance or development that is material to ARC and its subsidiaries, taken as a whole, was not known to or reasonably foreseeable by the Special Committee as of or prior to August 27, 2024; provided, however, that in no event shall (i) the receipt, existence or terms of an actual or possible Acquisition Proposal, (ii) any change, in and of itself, in the price or trading volume of the shares of ARC Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by the definition of Intervening Event), or (iii) the fact that ARC exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by the definition of Intervening Event), constitute or be deemed to contribute to an Intervening Event.
“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (with references therein to twenty percent (20%) being deemed to be replaced with references to fifty percent (50%)), by a person or group that either the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel and after taking into account such legal, financial, regulatory and other aspects of such Acquisition Proposal and the person or group making such Acquisition Proposal, as the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee deems relevant, to be reasonably likely to be consummated if accepted and, if consummated, would be more favorable to ARC’s stockholders (in their capacity as such) (other than the Rollover Stockholders) than the Merger (taking into account, as the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee deems relevant, all legal, regulatory, financial, financing and other aspects of such Acquisition Proposal and, if applicable, any adjustments or revisions to the terms and conditions of the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letter and/or the Limited Guarantee committed to in writing by Parent pursuant to Superior Proposal provisions of the Merger Agreement.
No-Shop Period
From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, ARC will, and will cause its Subsidiaries and its and their respective Representatives to, cease and cause to be terminated solicitations, discussions, communications or negotiations with any person or group (and their respective representatives) that would be prohibited by the Merger Agreement and will immediately cease providing any further information with respect to ARC or any Acquisition Proposal to any such person or group or its or their representatives; and shall immediately terminate all access granted to any such person or group and its or their representatives to any physical or electronic data room (or any other diligence access) and will immediately request that any such person or group and its or their representatives return to ARC or destroy any non-public information concerning ARC or its subsidiaries that was previously furnished or made available to such person or group and any of its or their representatives by or on behalf of ARC in accordance with the terms of any confidentiality agreement in place with such person or group, in each case, other than Parent, Merger Sub and their representatives. ARC further agrees that, except as expressly permitted by Merger Agreement, until the earlier to occur of the termination of the Merger Agreement and the Effective Time, neither ARC nor any of its subsidiaries nor any of their respective representatives shall directly or indirectly:
•
initiate, solicit, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

•
furnish to any person (other than Parent, Merger Sub or any designee of Parent or Merger Sub) any non-public information relating to ARC or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of ARC or its subsidiaries (other than Parent, Merger Sub or any designee of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations with any person regarding any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of the Merger Agreement prohibit such discussions or the provision of such information or data);

•	approve, endorse or recommend any Acquisition Proposal;
•
approve, recommend or enter into any contract or agreement, arrangement or understanding relating to an Acquisition Proposal (including any letter of intent, memorandum of understanding, merger agreement, or acquisition agreement); or

•	resolve or agree to do any of the foregoing.
A breach of these “no-solicitation” provisions of the Merger Agreement by any representative of ARC or its subsidiaries, whether or not such representative is purporting to act on behalf of ARC or any of its subsidiaries who is not a Rollover Stockholder, shall be deemed to be a breach of these “no-solicitation” provisions by ARC.
Notwithstanding anything in the “no-solicitation” provisions of the Merger Agreement to the contrary, but subject to the “Notice of Acquisition Proposal” provisions of the Merger Agreement, prior to the receipt of the Requisite Stockholder Approval of the Merger Agreement Proposal, in response to a bona fide, unsolicited written Acquisition Proposal received after August 27, 2024 that did not result from a breach of the “no-solicitation” provisions described above ARC may, or may authorize its representatives to, (A) provide non-public information or data in response to a request therefor by a person or group who has made a bona fide, unsolicited written Acquisition Proposal if ARC receives from such person or group so requesting such information or data an Acceptable Confidentiality Agreement (a copy of which Acceptable Confidentiality Agreement shall be provided promptly (and in any event within twenty-four (24) hours) to Parent for informational purposes); provided that ARC shall promptly make available (and, if applicable, provide copies of) any such information or data to Parent to the extent not previously made available to Parent; provided, further, that ARC shall not waive any of such person’s confidentiality obligations without Parent’s prior written consent; and (B) engage or participate in any discussions or negotiations with any person or group who has made such a bona fide, unsolicited written Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach of the “no-solicitation provisions”, if and only to the extent that, in each such case referred to in clause (A) or (B) above, the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee determines, in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law.
Change of Recommendation
As described above, and subject to the provisions described below, the ARC Board (excluding Mr. Suriyakumar) and Special Committee have made the recommendation that ARC stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement prohibits the ARC Board (or a committee thereof, including the Special Committee) from effecting a Change of Recommendation (as defined below) except as described below.
Prior to obtaining the Requisite Stockholder Approval of the Merger Agreement Proposal, the ARC Board (or a committee thereof, including the Special Committee) may not take any of the following actions (any such action, a “Change of Recommendation”):
•
withhold, withdraw, qualify, amend or modify (in a manner adverse to Parent in any respect) (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify (in a manner adverse to Parent in any respect)) the Company Recommendation;

•	authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any Acquisition Proposal;
•	fail to include the Company Recommendation in this proxy statement;
•
with respect to an Acquisition Proposal initiated through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act fail, within ten (10) Business Days of such offer, to recommend against acceptance of such offer after a request by Parent to do so (provided, that ARC shall not be required to reaffirm more than once per Acquisition Proposal (unless the terms of such Acquisition Proposal (including the price) change in any material respect and such change is publicly announced or disclosed)); or

•	approve, endorse or recommend any Acquisition Proposal or enter into any Alternative Acquisition Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, prior to receipt of the Requisite Stockholder Approval of the Merger Agreement Proposal, in response to a bona fide, unsolicited written Acquisition Proposal, either the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Change of Recommendation or cause ARC to terminate the Merger Agreement pursuant to the provision of the Merger Agreement permitting ARC (with prior approval of the Special Committee) to enter into an Alternative Acquisition Agreement in respect of a Superior Proposal, if prior to taking either such action:
•
the ARC Board (acting on the recommendation of the Special Committee), or the Special Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law;

•
ARC shall have given four business days’ prior written notice to Parent that ARC has received such Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal (including the identity of the person or group making such Acquisition Proposal), and such notice shall include unredacted copies of any written proposals or documents delivered to ARC or its representatives) and confirmation that ARC intends to take such action;

•
after giving such notice and prior to effecting such Change of Recommendation, ARC shall (and shall cause its representatives (excluding any Rollover Stockholder) and shall direct its representatives to) participate in good faith negotiations with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letter, the Voting Agreement and/or the Limited Guarantee such that the Acquisition Proposal would cease to constitute a Superior Proposal;

•
at the end of the four business day period, prior to taking action to effect a Change of Recommendation or terminate the Merger Agreement pursuant to the provision of the Merger Agreement permitting ARC (with prior approval of the Special Committee) to enter into an Alternative Acquisition Agreement in respect of a Superior Proposal, the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines (taking into account any adjustments or revisions to the terms and conditions of the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letter, the Voting Agreement and/or the Limited Guarantee committed to by Parent in writing in response to such notice, if any, and any other information offered by Parent in response to such notice) in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal remains a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law; provided that in the event of any change to the financial terms of, or any other material amendment or material modification to, any Superior Proposal, ARC shall be required to deliver a new written notice to Parent and to comply with the foregoing requirements with respect to such new written notice, except that the advance written notice obligation set forth in foregoing shall be reduced to three business days.

In addition, notwithstanding anything in the Merger Agreement to the contrary, prior to the receipt of the Requisite Stockholder Approval of the Merger Agreement Proposal, in response to an Intervening Event, the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Change of Recommendation or cause ARC to terminate the Merger Agreement pursuant to the provision of the Merger Agreement permitting ARC (with prior approval of the Special Committee) to enter into an Alternative Acquisition Agreement in respect of a Superior Proposal, if, prior to taking such action:
•
the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with ARC Board’s fiduciary obligations to ARC’s stockholders (other than the Rollover Stockholders) under applicable law;

•
ARC shall have given four business days’ prior written notice to Parent that ARC has determined that an Intervening Event has occurred or arisen (which notice will reasonably describe such Intervening Event) and that the ARC Board or Special Committee intends to effect a Change of Recommendation;

•
after giving such notice and prior to effecting such Change of Recommendation, ARC negotiates (and causes its officers and employees (excluding any Rollover Stockholder), financial advisors and outside legal counsel to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of the Merger Agreement, the Debt Commitment Letter; the Equity Commitment Letter and/or the Limited Guarantee as would permit the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee not to effect a Change of Recommendation in response thereto;

•
at the end of the four business day period, prior to taking action to effect a Change of Recommendation, the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines (taking into account any adjustments or revisions to the terms of the Merger Agreement, the Voting Agreement, the Debt Commitment Letter; the Equity Commitment Letter and/or the Limited Guarantee proposed by Parent in writing in response to such notice, if any, and any other information offered by Parent in response to such notice), in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Change of Recommendation would reasonably be expected to be inconsistent with the fiduciary obligations owed to ARC’s stockholders (other than the Rollover Stockholders) under applicable law; provided that in the event of any material changes regarding any Intervening Event, ARC shall be required to deliver a new written notice to Parent and to comply with the foregoing requirements with respect to such new written notice, except that the advance written notice obligation set forth in the foregoing shall be reduced to three business days.

Notwithstanding anything in the Merger Agreement to the contrary, ARC, directly or indirectly through one or more of its representatives, may, to the extent applicable, disclose to ARC’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or make any “stop, look and listen” communication to ARC’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition Proposal, in each case, if the ARC Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable law.
Under the Merger Agreement, ARC will promptly (and, in any event, 24 hours) notify Parent in writing if ARC or the Special Committee receives any (1) written Acquisition Proposal, (2) inquiry that could reasonably be expected to lead to an Acquisition Proposal, or (3) request for non-public information relating to ARC or any of its subsidiaries or for access to the business, properties, assets, books, or records of ARC or any of its subsidiaries by any third party (other than requests for information not reasonably expected to be related to an Acquisition Proposal). In such notice, ARC shall identify the third party making, and details of the material terms and conditions of, any such Acquisition Proposal, indication or request, including any proposed financing. Such notice shall also include a copy of such written Acquisition Proposal, and thereafter ARC will promptly (and, in any event, within 24 hours) notify Parent in writing if such written Acquisition Proposal is amended or modified in writing or if ARC takes any of the permitted actions described above, which notification shall include a copy of such written amendment or modification or a brief description of the permitted actions taken by ARC, as applicable. Without limiting the foregoing, ARC shall keep Parent fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any amendments or proposed amendments as to price, proposed financing, and other material terms thereof. ARC shall provide Parent with at least 24 hours prior notice of any meeting of the ARC Board or Special Committee (or such lesser notice as is provided to the members of the ARC Board or Special Committee) at which the ARC Board or Special Committee is reasonably expected to consider any Acquisition Proposal. ARC shall promptly provide Parent with a list of any non-public information concerning ARC’s and any of its subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

Conditions to the Closing of the Merger
The respective obligations of Parent, Merger Sub and ARC to consummate the Merger are subject to the satisfaction or waiver of each of the following conditions:
•	the receipt of the Requisite Stockholder Approval;
•	the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act; which waiting period expires at 11:59 PM ET on [ ], 2024; and
•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction.
In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of ARC set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the date of the Merger Agreement and the Closing Date (in each case, except to the extent any such representation and warranty speaks to an earlier date, in which case the accuracy of such representation and warranty is determined as of such earlier date);

•	ARC having performed and complied in all material respects with all obligations of the Merger Agreement required to be performed or complied with by ARC at or prior to the Closing Date;
•	the absence of any Material Adverse Effect after August 27, 2024; and
•
the receipt by Parent and Merger Sub of a certificate signed on behalf of ARC by a duly authorized executive officer thereof certifying that the foregoing conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of ARC to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by ARC:
•
the accuracy of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date (in each case, except to the extent any such representation and warranty speaks to an earlier date, in which case the accuracy of such representation and warranty is determined as of such earlier date);

•
Parent and Merger Sub having performed and complied in all material respects with all obligations of the Merger Agreement required to be performed and complied with by Parent or Merger Sub at or prior to the Closing Date; and

•
the receipt by ARC of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer, in the case of Parent, or officer, in the case of Merger Sub thereof, certifying that the foregoing conditions to the obligations of ARC to effect the Merger have been satisfied.

Indemnification and Insurance
The Merger Agreement provides that the Surviving Corporation will (and Parent will cause the Surviving Corporation to, to the extent of and from the Surviving Corporation’s assets available therefor) to indemnify and hold harmless and advance expenses to the fullest extent permitted under applicable law, each present and former director, officer and employee of ARC and its subsidiaries and each individual who was serving at the request of ARC or its subsidiaries as a director, officer, employee, member, trustee, or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such indemnified parties (collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to

(x) their service as such or (y) services performed by such Indemnified Parties at the request of ARC or its subsidiaries, in each case at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including actions to enforce the foregoing or any other indemnification or advancement right of any Indemnified Party.
In addition, the Merger Agreement provides that, Parent and Merger Sub have agreed that all rights to advancement of expenses, exculpation or indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of the Merger Agreement in favor of the Indemnified Parties, as provided in ARC’s or each of its subsidiaries’ organizational documents or in any contract in effect as of the date of the Merger Agreement between an Indemnified Party, on the one hand, and ARC or any of its subsidiaries, on the other hand, shall survive the Merger and the transactions contemplated by the Merger Agreement, shall be assumed by the Surviving Corporation, and shall continue in full force and effect in accordance with their terms. After the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to, to the extent of and from the Surviving Corporation’s assets available therefor) fulfill and honor such obligations to the maximum extent that ARC or applicable subsidiary would have been permitted to fulfill and honor them by applicable law prior to the Effective Time.
In addition, for six years following the Effective Time, the Merger Agreement requires that the Surviving Corporation shall and Parent shall cause the Surviving Corporation to cause the certificates of incorporation and bylaws of the Surviving Corporation to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the ARC’s organizational documents immediately prior to the Effective Time, and such provisions shall not be amended, repealed or otherwise modified for six years following the Effective Time in any manner that would adversely affect the rights of any Indemnified Parties pursuant to the terms thereof, except as required by applicable Law.
In addition, the Merger Agreement provides that, prior to the Effective Time, ARC shall, and if ARC is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, to the extent of and from the Surviving Corporation’s assets available therefor, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of ARC’s existing directors’ and officers’ insurance policies and (ii) ARC’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as ARC’s insurance carrier as of the date of the Merger Agreement (or, if no such policies are available from insurance carriers with such credit rating, from insurance carriers with the next-highest credit rating then capable of providing such policies) with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as ARC’s existing policies.
If ARC and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the extent of and from the Surviving Corporation’s assets available therefor, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in ARC’s existing policies as of the date of the Merger Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in ARC’s existing policies as of the date of the Merger Agreement; provided that in no event shall the Surviving Corporation be required to (or Parent to cause the Surviving Corporation to) expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums paid by ARC as of August 27, 2024 for such insurance (or to pay an aggregate amount exceeding three hundred percent (300%) of such annual premiums to purchase the “tail” insurance policies); and provided, further, that if the annual premiums of such insurance coverage (or amount in respect of such “tail” insurance policies, as applicable) exceeds such applicable amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
For more information, please refer to the section of this proxy statement captioned “Special Factors—Interests of ARC’s Directors and Executive Officers in the Merger.”

Other Covenants
Stockholders’ Meeting
ARC has agreed to take all necessary action (in accordance with applicable law, NYSE rules and ARC’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following clearance by the SEC staff of this proxy statement and the Schedule 13E-3 (and in no event later than forty-five (45) days) following the date of the first mailing of this proxy statement to holders of ARC Common Stock) for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger.
Regulatory Efforts
ARC and the Buyer Parties have agreed to use their respective reasonable best efforts to consummate and make effective the Merger in the most expeditious manner practicable. If necessary to receive clearance of the Merger pursuant to the HSR Act, the Buyer Parties will offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, each of Parent and ARC shall (and, solely with respect to ARC, shall cause its affiliates to) use their respective reasonable best efforts to resolve any such objections. In furtherance and not in limitation, of the foregoing, each of Parent and ARC shall cooperate with each other and use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law necessary to avoid or eliminate each and every impediment under any antitrust law so as to enable the closing to occur no later than the Outside Date.
Transaction Litigation
Prior to the Effective Time, each party to the Merger Agreement shall promptly notify the other parties (with any notification to ARC also including a notification to the Special Committee) of any stockholder litigation against it or any of its representatives arising out of or relating to the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement and shall keep the other party reasonably informed regarding any such stockholder litigation.
Until the termination of the Merger Agreement in accordance with its termination provisions, ARC will provide Parent an opportunity to review and to propose comments to all material filings and written responses to be made by ARC in connection with any stockholder litigation against ARC and its directors or officers relating to any transaction contemplated by the Merger Agreement. ARC will also (i) consider in good faith any comments reasonably proposed by Parent and (i) give Parent the opportunity to otherwise participate in (but not to control) the defense and/or settlement of any such litigation (in each case at Parent’s expense and subject to a joint defense agreement) and shall consider in good faith Parent’s advice with respect to such litigation (including the defense, settlement or prosecution thereof). In no event shall ARC enter into or propose to enter into, or agree to, any settlement with respect to such stockholder litigation without Parent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.
Financing Efforts
Under the Merger Agreement, Parent and Merger Sub have agreed use their respective reasonable best efforts to obtain, or cause to be obtained, the proceeds of the Financing on the terms and conditions described in the Commitment Letters, including using its reasonable best efforts with respect to (i) maintaining in effect the Commitment Letters, (ii) negotiating definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Commitment Letters or, if available, on other terms that are acceptable to Parent and would not adversely affect (including with respect to timing) the ability of Parent and its affiliates to consummate the transactions contemplated by the Merger Agreement, and (iii) satisfying on a timely basis all conditions applicable to Parent and its subsidiaries to obtaining the Financing. In the event that all conditions contained in the Commitment Letters have been satisfied (or upon funding will be satisfied), each of Parent and Merger Sub shall use its reasonable best efforts to timely cause the Debt Financing Sources and Equity Investors to fund the Financing (including by seeking to enforce its respective rights under the Commitment Letters and Definitive Agreements through litigation).
In addition, Parent shall not, without the prior written consent of the Special Committee, (i) terminate the either Commitment Letter, unless such Commitment Letters is replaced in a manner that would not conflict with the following clause (ii), or (ii) permit any amendment or modification to, or any waiver of any material provision or remedy under, or replace, either Commitment Letter if such amendment, modification, waiver, or replacement (a) would (1) add any material new condition to either Financing (or modify any existing condition in a manner materially adverse to Parent or Merger Sub) or otherwise that would be reasonably expected to materially adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement or the likelihood of Parent and Merger Sub doing so, or (2) be reasonably expected to make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, (b) reduce the aggregate amount of the Financing (including by increasing the aggregate amount of fees to be paid in respect of the Financing), (y) would materially adversely affect the ability of Parent or any of its affiliates to enforce its rights against other parties to either such Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, or (c) would reasonably be expected to prevent, impede or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, Parent has agreed that it shall (i) promptly notify the Special Committee of such unavailability and the reason therefor and (ii) use its reasonable best efforts to obtain as soon as possible following the occurrence of such event, alternative financing (in an amount sufficient to replace such unavailable Financing) from the same or other sources and on terms and conditions no less favorable in the aggregate to Parent than such unavailable Financing.
In addition, Parent has agreed that it shall provide the Special Committee with prompt oral and written notice (i) of (a) any material breach or default by any party to the Commitment Letters or the Definitive Agreements or any termination of the Commitment Letters, (b) the receipt of any written notice or other written communication to Parent or any of its affiliates from any Debt Financing Source or Equity Investor, or other financing source with respect to any actual or threatened breach, default, termination or repudiation by any party to the Commitment Letters or the Definitive Agreements or any provision thereof or (c) any material dispute or disagreement between or among Parent and any of its affiliates, on the one hand, and the Debt Financing Sources and Equity Investors, on the other hand, or, to the knowledge of Parent, among any Debt Financing Sources or Equity Investors to the Commitment Letters or the Definitive Agreements with respect to the obligation to fund any of the Financing or the amount of the Financing to be funded at closing, and (ii) if at any time for any reason Parent or any of its affiliates believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by the Commitment Letters or the Definitive Agreements. Parent shall keep the Special Committee reasonably informed on a current basis of the status of its efforts to consummate the Financing.
Under the Merger Agreement, ARC has agreed that it shall use its reasonable best efforts to provide, and shall cause its subsidiaries to use reasonable best efforts to provide, customary cooperation, to the extent reasonably requested by Parent in writing, in each case to the extent necessary for the Financing; provided that such requested cooperation does not unreasonably interfere with the ongoing business operations of ARC or any of its affiliates, including using reasonable best efforts to:
•	participate in a reasonable number of due diligence sessions at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by ARC;
•
furnish to Parent historical financial information regarding ARC as is reasonably available to ARC at such time, customarily required in connection with the execution of financings of a type similar to the Financing and reasonably requested by Parent in connection with the Financing; it being understood that ARC shall have satisfied the obligations set forth in the foregoing clause if ARC shall have used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided;

•
at least four business days prior to closing, provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, relating to ARC and its subsidiaries, in each case as reasonably requested by Parent at least ten business days prior to the Closing Date; and

•	assist with the preparation, execution and delivery of the Definitive Agreements.

Notwithstanding the foregoing, none of ARC nor any of its affiliates shall be required to take or permit the taking of any action pursuant to the foregoing that could:
•
require ARC or any of its affiliates or any individuals who are officers or directors of such entities prior to the closing to pass resolutions or consents to approve or authorize the execution of the Financing or prior to the closing, enter into, execute or deliver any certificate, document, notice, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement;

•	cause any representation or warranty in the Merger Agreement to be breached by ARC or any of its affiliates;
•
require ARC or any of its affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Financing or otherwise incur any obligation under any agreement, certificate, document or instrument (except to the extent the effectiveness of any such fee, expense, liability or obligation is subject to and conditioned upon the occurrence of Closing);

•	reasonably be expected to cause any director, officer, employee or stockholder of ARC (other than the Rollover Stockholders) or any of its affiliates to incur any personal liability;
•	reasonably be expected to conflict with the organizational documents of ARC or any of its affiliates or any laws;
•
reasonably be expected to result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any contract to which ARC or any of its affiliates is a party;

•
provide access to or disclose information that ARC or any of its affiliates determine would jeopardize any attorney-client privilege, work product or other applicable privilege or protection of ARC or any of its affiliates;

•	require the delivery of any opinion of pre-closing counsel;
•	require ARC or any of its affiliates to prepare any financial statements or information that are not available to ARC and prepared in the ordinary course of ARC’s financial reporting practice; or
•	require ARC or any of its affiliates to prepare or issue any offering or similar information document.
Nothing contained in the foregoing or otherwise in the Merger Agreement shall require ARC or any of its affiliates, prior to the closing, to be an issuer or other obligor with respect to the Financing. Parent has agreed that it shall, promptly on request by ARC, reimburse ARC or any of its affiliates for all reasonable out-of-pocket costs incurred by them or their respective representatives in connection with such cooperation and shall reimburse, indemnify and hold harmless ARC and its affiliates and their respective representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing, any action taken by them at the request of Parent or its representatives pursuant to the foregoing and any information used in connection therewith.
Special Committee
Prior to the Effective Time, without the prior written consent of the Special Committee, (i) the ARC Board shall not dissolve or otherwise dismantle the Special Committee, or revoke or diminish the power and authority of the Special Committee, and (ii) neither Parent, Merger Sub nor their respective affiliates shall remove or cause the removal of any director of the ARC Board that is a member of the Special Committee either as a member of the ARC Board or such Special Committee other than for cause.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time:
•	by mutual written consent of ARC (by the ARC Board (acting on the recommendation of the Special Committee)) and Parent;
•	by either Parent or ARC (by the ARC Board (acting on the recommendation of the Special Committee)):
•
if the Merger shall not have been consummated on or before the February 26, 2025 (the “Outside Date”), provided, however, that the right to terminate the Merger Agreement pursuant to this provision of the Merger Agreement shall not be available to any party whose action or failure to comply with its obligations under the Merger Agreement has been the primary cause of, or has primarily resulted in, the failure of the closing to occur on or prior to such date; provided, further, notwithstanding the foregoing, Parent and ARC (by the ARC Board (acting on the recommendation of the Special Committee)) may mutually agree in writing to amend the Outside Date to any other date as agreed;
•
if the approval of ARC’s stockholders is not obtained at the Special Meeting or at any postponement or adjournment thereof taken in accordance with the Merger Agreement (and the Special Meeting shall have concluded); provided, however, that the right to terminate the Merger Agreement is not be available to any party whose action or failure to comply with its obligations under the Merger Agreement has been the primary cause of, or has primarily resulted in, the failure to obtain the approval of ARC’s stockholders at the Special Meeting; or

•
if any court or other governmental authority of competent jurisdiction shall have enacted, issued, promulgated or entered any order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger and such order shall become final and non-appealable;

•	by Parent:
•
if there has been a breach by ARC of any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty of ARC was or shall have become untrue, in either case such that any condition set forth in Parent and Merger Sub’s conditions precedent (except for receipt of a certificate signed on behalf of ARC by an executive officer of ARC certifying that such conditions are satisfied) to the Merger would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to ARC describing such breach or failure in reasonable detail and stating Parent’s intention to terminate the Merger Agreement and abandon the Merger and any other transactions contemplated by the Merger Agreement pursuant to the foregoing or (ii) three business days prior to the Outside Date); provided, however, that the right to terminate the Merger Agreement and abandon the Merger and any other transactions contemplated by the Merger Agreement pursuant to the foregoing shall not be available to Parent if it or Merger Sub is in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement that would give rise to the failure of any condition set forth in ARC’s conditions precedent to the Merger (except for receipt of a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent or an officer of Merger Sub certifying that such conditions are satisfied);

•	prior to the time the Requisite Stockholder Approval of the Merger Agreement Proposal is obtained, if a Change of Recommendation shall have been made or occurred.
•	by ARC:
•
if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that any condition set forth ARC’s conditions precedent (except for receipt of a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent or an officer of Merger Sub certifying that such conditions are satisfied) to the Merger Agreement would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by ARC to the breaching party describing such breach or failure in reasonable detail and stating ARC’s intention to terminate the Merger Agreement and abandon the Merger and any other transactions contemplated by the Merger Agreement pursuant to the foregoing or (ii) three business days prior to the Outside Date); provided, however, that the right to terminate the Merger Agreement and abandon the Merger and any other transactions contemplated by the Merger Agreement pursuant to the foregoing shall not be available to ARC if it is in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement that would give rise to the failure of any condition set forth in Parent or Merger Sub’ conditions precedent to the Merger (except for receipt of a certificate signed on behalf of ARC by an executive officer of ARC certifying that such conditions are satisfied);

•
prior to the time the Requisite Stockholder Approval of the Merger Agreement Proposal is obtained, in order to enter into an Alternative Acquisition Agreement in respect of a Superior Proposal in accordance with “Superior Proposal” provision of the Merger Agreement; provided that, substantially concurrently with such termination, ARC pays or causes to be paid the Company Termination Fee due to Parent;

•
prior to the time the Requisite Stockholder Approval of the Merger Agreement Proposal is obtained, if a Change of Recommendation shall have been made or occurred in accordance with the “Change of Recommendation” provision of the Merger Agreement;

•
prior to the time the Requisite Stockholder Approval of the Merger Agreement Proposal is obtained, if a Change of Recommendation shall have been made or occurred in connection with an Intervening Event;

•
if (i) all of the conditions precedent of all parties and the conditions precedent of ARC under the Merger Agreement (except for those conditions that by their nature are to be satisfied at the closing) have been and continue to be satisfied, (ii) ARC has notified Parent in writing that all of the conditions set forth in provisions covering the conditions precedent of all parties and the conditions precedent of ARC under the Merger Agreement have been satisfied or validly waived (or would be satisfied or validly waived if the closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (iii) ARC shall have given Parent written notice at least three business days prior to such termination stating that ARC’s intention is to terminate the Merger Agreement pursuant to the foregoing and (iv) Parent fails to consummate the closing at the end of such three business day period following the delivery of such notice specified in clause (iii) above.

In the event of the termination of the Merger Agreement, the Merger Agreement shall become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or ARC, except as otherwise expressly provided in the Merger Agreement and except that certain specified sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms. Notwithstanding the previous sentence, the termination of the Merger Agreement shall not, however, relieve any party to the Merger Agreement from any liability for up to $1,500,000 of monetary damages resulting or arising from such party’s Fraud occurring prior to such termination. Furthermore, if Parent and Merger Sub fail to effect the Merger or otherwise are in breach of the Merger Agreement, then the aggregate liability of Parent, Merger Sub and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees shall be limited to (i) the amount of the Reverse Termination Fee, (ii) the ARC’s right to up to an aggregate of $1,500,000 of monetary damages resulting or arising from Fraud by Parent or Merger Sub, (iii) a decree or order of specific performance pursuant to the Merger Agreement, the Equity Commitment Letter or the Rollover Agreement, and (iv) the Guarantee.
Termination Fees
Company Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, ARC may be required to pay the Company Termination Fee. ARC must pay the Company Termination Fee if:
•
the Merger Agreement is validly terminated (i) by either ARC or Parent because the closing has not occurred by the Outside Date, (ii) by ARC or Parent because ARC fails to obtain the Requisite Stockholder Approval of the Merger Agreement Proposal, or (iii) by Parent because ARC has breached or failed to perform its representations, warranties, covenants or other agreements contained in the Merger Agreement; and

(a)
following the date of the Merger Agreement, an Acquisition Proposal shall have been made publicly or announced or otherwise becomes known, disclosed, or communicated to ARC, the ARC Board, or the Special Committee; and

(b)
concurrently with or within 12 months of such termination, ARC shall have entered into an Alternative Acquisition Agreement with respect to an Acquisition Proposal (regardless of whether the transaction contemplated by such Alternative Acquisition Agreement occurs within the 12-month period) or shall have consummated a transaction that constitutes an Acquisition Proposal; provided that, for purposes of foregoing, the references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.
•	the Merger Agreement is validly terminated by Parent pursuant to the “Change of Recommendation” provision of the Merger Agreement; or
•	the Merger Agreement is validly terminated by Company pursuant to the “Superior Proposal” or “Intervening Event” provisions of the Merger Agreement.
ARC will pay the Company Termination Fee (i) in the case of the first bullet upon the earlier of the entry into such definitive agreement or the consummation of such transaction that constitutes an Acquisition Proposal, (ii) in the case of the second bullet as soon as practicable (but in any event within two business days) after the termination of the Merger Agreement and (iii) in the case of the third bullet substantially concurrently with or prior to the termination of the Merger Agreement.
Reverse Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, Parent will be required to pay ARC a termination fee of $750,000 (the “Reverse Termination Fee”). Specifically, Parent must pay the Reverse Termination Fee if the Merger Agreement is validly terminated by ARC: (i) if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth, or (ii) due to Parent’s failure to consummate the closing after receiving notice from ARC that it has satisfied the conditions specified in the Merger Agreement and stands ready, willing and able to consummate the Merger.
Specific Performance
Subject to the terms and conditions of the Merger Agreement, Parent is entitled, in addition to any other remedy to which it is entitled at law or equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and, in certain circumstances, enforce the performance of terms and provisions of the Merger Agreement, including ARC’s obligation to consummate the Merger. ARC is entitled to enforce specifically Parent’s obligation to consummate the Closing at the time the Closing is required to occur if, among other things, the Debt Financing has been funded or will be funded at Closing in accordance with the terms of the Debt Commitment Letter and Parent shall have failed to consummate the Closing within three (3) business days following ARC’s irrevocably notifying Parent that it is ready, willing and able to consummate the Closing in accordance with the terms of the Merger Agreement.
Limitations of Liability
The parties have agreed that the sole and exclusive remedies available to ARC with respect to the Merger Agreement and the transactions contemplated thereby shall be (i) the Reverse Termination Fee, (ii) ARC’s right to up to $1,500,000.00 of monetary damages resulting or arising from Fraud by the Buyer Parties, (iii) a decree or order of specific performance if and to the extent permitted by the “Specific Performance” provision of the Merger Agreement, and (iv) the Limited Guarantee.
The parties have also agreed that the sole and exclusive remedies available to Parent and Merger Sub with respect to the Merger Agreement and the transactions contemplated thereby shall be (1) the Company Termination Fee, (2) Parent’s and Merger Sub’s right to up to $1,500,000 of monetary damages resulting or arising from Fraud by ARC, and (3) a decree or order of specific performance or an injunction or injunctions or other relief if and to the extent permitted by the “Specific Performance” provision of the Merger Agreement.
ARC, Parent and Merger Sub have acknowledged and agreed that, pursuant to the Merger Agreement, neither the Company Termination Fee nor the Reverse Termination Fee is a penalty, but rather is liquidated damages. In no event will ARC or Parent be required to pay the Company Termination Fee or Reverse Termination Fee, respectively, on more than one occasion. Notwithstanding any other provision of the Merger Agreement to the contrary, under no circumstances will a party or any affiliate of a party be permitted or entitled to receive both specific performance that results in the occurrence of the closing and any monetary damages.

Fees and Expenses
Except in specified circumstances, whether or not the Merger is completed, ARC, on the one hand, and each of Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.
Amendment
The Merger Agreement may be amended in writing signed on behalf of each of Parent, Merger Sub and ARC (pursuant to authorized action by the Special Committee), or in the case of a waiver, by the party against whom the waiver is to be effective (and if the party is ARC, pursuant to authorized action by the Special Committee) at any time prior to the Effective Time, provided, that, (i) after the receipt of the Requisite Stockholder Approval of the Merger Agreement Proposal, no amendment shall be made that by applicable law requires further approval by ARC’s stockholders without obtaining such further approval and (ii) after receipt of approval by Parent as the sole stockholder of Merger Sub, no amendment shall be made that by applicable law requires further approval by Parent without obtaining such further approval.
Governing Law
The Merger Agreement is governed by Delaware law, except that any legal proceeding against a Debt Financing Source (or certain of their affiliates) arising out of or relating to the Debt Commitment Letter or its performance or subject matter will be governed by the laws of the State of New York.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or referenced in this proxy statement that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the ability of the parties to satisfy the conditions precedent and consummate the proposed Merger, the timing of consummation of the proposed Merger and the ability of the parties to secure any required stockholder approval in a timely manner or on the terms desired or anticipated. You can generally identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of ARC, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Merger, including the timing, receipt and terms and conditions of any required governmental approvals of the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that ARC’s stockholders may not approve the Merger; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of the ARC Common Stock; the risk that the Merger and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of ARC to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Merger that could be instituted against ARC or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Merger which are not waived or otherwise satisfactorily resolved; the risk of ARC’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, pandemic conditions, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions, and other risks and factors that may be difficult to predict and beyond our control, including those detailed in ARC’s Annual Reports on Form 10-K for the year ended December 31, 2023, most recent quarterly reports on Form 10-Q for the quarter ended June 30, 2024 and Current Reports on Form 8-K that are available on ARC’s website at https://ir.e-arc.com and on the website of the SEC at http://www.sec.gov. ARC’s forward-looking statements are based on assumptions that ARC’s believes to be reasonable but that may not prove to be accurate. Other unpredictable events or factors not discussed in this proxy statement could also have material adverse effects on forward-looking statements. ARC does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date they are made.

PARTIES TO THE MERGER
The Company
ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
San Ramon, California 94583
Telephone: (925) 949-5100
ARC. ARC was organized as a limited liability company under the name American Reprographics Holdings L.L.C. in 1997. In 2005, ARC reorganized as a Delaware corporation in connection with its initial public offering under the name American Reprographics Company. While its service centers historically marketed their offerings under local brand names in 2011 ARC consolidated its operations under a single brand, “ARC,” in order to highlight the scope and scale of its business, and to generate synergies in its overall national marketing efforts to the consolidating architectural, engineering and construction industry market. At the end of 2012 ARC formally changed its corporate name to “ARC Document Solutions, Inc.,” leaving its New York Stock Exchange ticker symbol “ARC” unchanged. Today, ARC is a digital printing company providing digital printing and document-related services to customers in a growing variety of industries. ARC’s primary services and product offering are: (i) digital printing of general and specialized business documents such as those found in marketing and advertising, engineering and construction and other industries, as well as producing highly-customized display graphics of all types and sizes; (ii) acquiring, placing and managing ARC-certified office printing equipment with proprietary device tracking and print management software at our customers’ offices and job sites; (iii) scanning documents, indexing them and adding digital search features for use in digital document management, document archives and facilities management, as well as providing other digital imaging services; and (iv) reselling digital printing equipment and supplies.
The Buyer Parties
TechPrint Merger Sub, Inc.
TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
San Ramon, California 94583
Telephone: 925-949-5100
Parent. Parent is a newly-formed Delaware limited liability company. Parent was formed solely for the purpose of engaging in the Merger and other related transactions. As of the date hereof Mr. Suriyakumar owns, and, as of the Closing, the Rollover Stockholders will own, all of the membership interests of Parent. The members of the Acquisition Group hold approximately 15.8% of the total voting power of the outstanding ARC Common Stock as of the date of this proxy statement. As of the date hereof Mr. Suriyakumar is the sole manager of Parent, and after the Closing, Messrs. Avalos, Wijesuriya and Pathiratne will be the managers of Parent. Parent has not engaged in any business other than in connection with the Merger and other related transactions. The principal office address of Parent is c/o TechPrint Holdings, LLC, 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583. The telephone number at the principal office is 925-949-5100.
Merger Sub. Merger Sub is a newly-formed Delaware corporation. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the Merger and other related transactions. Messrs. Avalos, Wijesuriya and Pathiratne are the directors of Merger Sub, and Messrs. Suriyakumar and Avalos are the officers of Merger Sub. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions. Upon the consummation of the Merger, Merger Sub will cease to exist. The principal office address of Merger Sub is c/o TechPrint Merger Sub, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583. The telephone number at the principal office is 925-949-5100.

THE SPECIAL MEETING
Date, Time and Place
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the ARC Board for use at the Special Meeting to be held on [  ], 2024, starting at [  ] Pacific Time, or at any postponement or adjournment thereof, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 2600 El Camino Real, Suite 400, Palo Alto, California 94306.
Purpose of the Special Meeting
At the Special Meeting, holders of shares of ARC Common Stock entitled to vote at the Special Meeting will be asked to approve:
•	the Merger Agreement Proposal;
•	the Merger-Related Compensation Proposal; and
•	the Adjournment Proposal.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. Approval of the Adjournment and the Merger-Related Compensation Proposals are not a condition to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. We encourage you to read the Merger Agreement carefully in its entirety.
The vote on the Merger-Related Compensation Proposals and the Adjournment Proposal are separate and apart from the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Merger-Related Compensation Proposal and/or the Adjournment Proposal and vote not to approve the Merger Agreement Proposal (and vice versa).
Recommendation of ARC Board
Based in part on the unanimous recommendation of the Special Committee, the ARC Board (excluding Mr. Suriyakumar) recommends that you vote:
•	“FOR” the Merger Agreement Proposal;
•	“FOR” the Merger-Related Compensation Proposal; and
•	“FOR” the Adjournment Proposal.
You should read the section of this proxy statement captioned “Special Factors―Purpose and Reasons of ARC for the Merger; Recommendations of the ARC Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the ARC Board considered in deciding to recommend the approval of the Merger Agreement.
Record Date and Quorum
We have fixed [  ], 2024 as the Record Date for the Special Meeting, and only record holders of shares of ARC Common Stock as of the close of business on the Record Date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of ARC Common Stock at the close of business on the Record Date.
Each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date. As of the Record Date, there were [  ] shares of ARC Common Stock outstanding and entitled to vote at the Special Meeting, which amount includes [  ] Company RSAs.
The holders of a majority of issued and outstanding shares of ARC Common Stock entitled to vote at the Special Meeting as of the Record Date must be present, in person or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business.

The shares of ARC Common Stock entitled to vote at and represented at the Special Meeting that are not voted, including the shares of ARC Common Stock for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of ARC Common Stock entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the person presiding over the Special Meeting or, in the absence of such person, the holders of a majority of the shares of ARC Common Stock in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting may adjourn the Special Meeting to another time and/or place.
Vote Required
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ARC Common Stock entitled to vote on the adoption of the Merger Agreement Proposal. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
For each of the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date.
Voting Intentions of ARC’s Directors and Executive Officers
Our directors and executive officers who are not party to the Voting Agreement have informed us that, as of the date of this proxy statement and to the extent that they own shares of ARC Common Stock as of the Record Date, they intend to vote all of the shares of ARC Common Stock owned directly by them “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
As of the Record Date, our directors and executive officers who are not party to the Voting Agreement directly owned, in the aggregate, [  ] shares of ARC Common Stock entitled to vote at the Special Meeting, or collectively approximately [  ] % of the total shares entitled to vote at the Special Meeting.
Voting Intentions of Purchaser Filing Parties
On August 27, 2024, the members of the Acquisition Group entered into the Voting Agreement pursuant to which each member of the Acquisition Group agreed to vote, subject to the terms and conditions contained in the Voting Agreement, all of its ARC Common Stock “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
As of the date of this proxy statement, the Acquisition Group directly owned, in the aggregate, [  ] shares of ARC Common Stock entitled to vote at the Special Meeting, or collectively approximately [  ] of the total shares entitled to vote at the Special Meeting.
Voting
Stockholders of Record
If your shares of ARC Common Stock are registered directly in your name with our transfer agent, Broadridge, you are considered, with respect to those shares of ARC Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by ARC. As the stockholder of record, you have the right to grant your voting proxy directly to us (or another proxyholder) or to vote in person at the Special Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

If you do not attend the Special Meeting and fail to vote, either in person or by proxy, your shares of ARC Common Stock will not be voted at the Special Meeting, and will not be counted for purposes of determining whether a quorum exists.
Additionally, if you do not attend the Special Meeting and fail to vote, either in person or by proxy, your failure to vote will have (a) the effect of counting “AGAINST” the Merger Agreement Proposal and (b) no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal (so long as a quorum is present).
Beneficial Owners
If your shares of ARC Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of ARC Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of ARC Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of ARC Common Stock by following their instructions for voting. In most cases you will be able to vote over the Internet, by telephone or by mail. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of ARC Common Stock in person at the Special Meeting unless you submit a legal proxy from your broker, bank or other nominee.
We expect that your broker, bank or other nominee will only be permitted to vote your shares of ARC Common Stock if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares of ARC Common Stock. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee do not have discretionary authority to vote on “non-routine” matters and we expect that all of the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, we expect that, absent specific instructions from the beneficial owner of such shares of ARC Common Stock, your broker, bank or other nominee will not be empowered to vote such shares of ARC Common Stock.
If you instruct your broker, bank or other nominee how to vote on at least one, but not all, of the proposals to be considered at the Special Meeting, your shares of ARC Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, we expect a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal and (b) no effect on the Merger-Related Compensation Proposal or the Adjournment Proposal (so long as a quorum is present).
Abstentions
An abstention will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal but will count for the purpose of determining if a quorum is present at the Special Meeting.
How to Vote
Your vote is important. If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Broadridge, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting online, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
The Internet. To vote by proxy over the Internet, follow the instructions provided on your proxy card.
Telephone. If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.

Mail. If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.
Voting at the Special Meeting. You may vote your shares in person at the Special Meeting.
The shares of ARC Common Stock for which proxies are received electronically, telephonically or by proxy card properly marked, dated, signed and not revoked, will be voted at the Special Meeting.
If, as of the Record Date, you are the beneficial owner of shares of ARC Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of ARC Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of ARC Common Stock voted. You may also vote in person at the Special Meeting if you first obtain a legal proxy from that institution and present it to the inspector of election at the Special Meeting, with your ballot. To request a legal proxy, please contact your broker, bank or other nominee.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of ARC Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by the Corporate Secretary of ARC by the time the Special Meeting begins.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of ARC Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of ARC Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes indicating how your shares of ARC Common Stock should be voted on a matter, the shares of ARC Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
If you have any questions or need assistance voting your shares of ARC Common Stock, please (i) call (212) 297-0720 if you are a bank or broker or toll-free at (877) 279-2311 if you are a shareholder or other, or (ii) email at info@okapipartners.com.
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by attending the Special Meeting and casting your vote in person. If, as of the Record Date, you are the beneficial owner of shares of ARC Common Stock held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of ARC Common Stock using the instructions provided by your broker, bank or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or you do not provide your broker, bank or other nominee with instructions, as applicable, your shares of ARC Common Stock we expect that your shares of ARC Common Stock will not be voted at the Special Meeting, which will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and will not have any effect the Merger-Related Compensation Proposal or the Adjournment Proposal (so long as a quorum is present).
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Corporate Secretary of ARC, which must be filed with the Corporate Secretary of ARC before the Special Meeting begins, or (3) attending the Special Meeting and voting in person. If, as of the Record Date, you are the beneficial owner of shares of ARC Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.
Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible.
Adjournments and Postponements
Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of the holders of a majority of the shares of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to approve one or more proposals to adjourn the Special Meeting, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (as further described in the section of this proxy statement captioned “Adjournment of the Special Meeting (The Adjournment Proposal―Proposal 3―The Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.
Each record holder of shares of ARC Common Stock is entitled to one vote for each outstanding share of ARC Common Stock owned of record on the Record Date.
Anticipated Date of Completion of the Merger
We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed before the end of 2024. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement, and in any event, at the Effective Time.
Appraisal Rights
If the Merger is consummated, stockholders and beneficial owners who continuously hold (or beneficially own, as the case may be) shares of ARC Common Stock from the date of making the demand described below through the effective date of the Merger, who do not vote such shares of ARC Common Stock in favor of the proposal to adopt the Merger Agreement (whether by voting against the proposal to adopt the Merger Agreement, abstaining or otherwise not voting with respect to the proposal to adopt the Merger Agreement), who properly demand appraisal of such shares of ARC Common Stock and who do not effectively withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of such shares of ARC Common Stock in connection with the Merger under Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex G and is incorporated by reference in this proxy statement in its entirety. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders or beneficial owners exercise their appraisal rights under Section 262. All references in this summary to a “stockholder” are to the record holder of shares of ARC Common Stock, all references in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of ARC Common Stock held either in voting trust or by a nominee on behalf of such person, and all references in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity, in each case unless otherwise expressly noted herein.
Under Section 262, if the Merger is consummated, stockholders and beneficial owners who: (i) submit a written demand for appraisal to ARC before the vote is taken on the proposal to adopt the Merger Agreement; (ii) do not submit a proxy with respect to, or otherwise vote, the shares of ARC Common Stock for which such holders seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of ARC Common Stock of record (or own beneficially, as the case may be) on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL may be entitled to have such shares of ARC Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such shares of ARC Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period, compounded quarterly. . However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each person entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of ARC Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262.
This proxy statement constitutes ARC’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to and incorporated by reference into this proxy statement as Annex G, in compliance with the requirements of Section 262. In connection with the Merger, any stockholder or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve such stockholder’s or beneficial owner’s right to do so, should review Annex G carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses his, her, its or their appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, without interest thereon. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of any shares of ARC Common Stock, ARC believes that if a stockholder or beneficial owner considers exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel. To the extent there are any inconsistencies between the summary of Section 262 contained herein and Section 262, Section 262 will govern.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of ARC Common Stock must do ALL of the following:
•	NOT vote, in person or by proxy, the shares of ARC Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;
•
deliver to ARC a written demand for appraisal of such shares of ARC Common Stock before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, which written demand, (i) in the case of a stockholder, must reasonably inform ARC of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of ARC Common Stock and that such stockholder intends thereby to demand appraisal of such shares of ARC Common Stock and (ii) in the case of a beneficial owner, must reasonably identify the holder of record of the shares of ARC Common Stock for which the demand is made, be accompanied by documentary evidence of such beneficial owners’ beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262;
•
continuously hold (or beneficially own, as the case may be) such shares of ARC Common Stock on and from the date of making the demand through the effective date of the Merger (a person demanding appraisal will lose appraisal rights if, in the case of a record holder they transfer, or in the case of a beneficial owner they cease to beneficially own, such shares before the Effective Time and after delivering a written demand for appraisal); and

•	otherwise comply with the applicable procedures and requirements set forth in Section 262.
In addition, a petition commencing an appraisal proceeding must be filed in the Delaware Court of Chancery demanding a determination of the fair value of such shares of ARC Common Stock within 120 days after the effective date of the Merger. This may be undertaken by the Surviving Corporation or any stockholder or beneficial owner who has complied with the foregoing requirements and who is otherwise entitled to appraisal right. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
Because a proxy that is submitted and does not contain voting instructions will, unless properly revoked prior to the taking of the vote on such proposal, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the Merger Agreement or abstain from voting on such proposal.
Written Demand
Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to ARC, before the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares of ARC Common Stock, and that person must not vote such shares of ARC Common Stock or submit a proxy for such shares of ARC Common Stock in favor of the proposal to adopt of the Merger Agreement that is not revoked prior to the taking of the vote on such proposal. A stockholder or beneficial owner exercising appraisal rights must hold of record (or beneficially own, as the case may be) the shares of ARC Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of ARC Common Stock of record (or beneficially own, as the case may be) through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked prior to the taking of the vote on such proposal, be voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the person’s right of appraisal and will nullify any previously delivered written demand for appraisal with respect to such person’s shares of ARC Common Stock.
Therefore, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s or beneficial owner’s shares of ARC Common Stock must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on such proposal, with respect to such shares of ARC Common Stock. Neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting on such proposal or failing to vote on such proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the proposal to adopt the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder, the demand must reasonably inform ARC of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s ARC Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares of ARC Common Stock for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such ARC Common Stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list requires by subsection (f) of Section 262 (as discussed below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to ARC at 12657 Alcosta Blvd, Suite 200, San Ramon, California 94583, Attention: Corporate Secretary, and may not be submitted by electronic submission. Such written demand must be delivered to and received by ARC before the vote on the proposal to adopt the Merger Agreement at the Special Meeting.
Any stockholder or beneficial owner who has delivered a written demand to ARC and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, its or their demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to ARC, as the Surviving Corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty days after the effective date of the Merger will require written approval of the Surviving Corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration, without interest thereon, less any applicable withholding taxes, within sixty days after the effective date of the Merger. If an appraisal proceeding is commenced and the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required by Section 262, or, except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.
Notice by the Surviving Corporation
If the Merger is consummated, within ten days after the effective date of the Merger, the Surviving Corporation will notify each stockholder and beneficial owner who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the Merger Agreement, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, the Surviving Corporation or any stockholder or beneficial owner who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 (may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares of ARC Common Stock held by all dissenting stockholders and beneficial owners entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of ARC Common Stock. Accordingly, any stockholders or beneficial owners who desire to have their shares of ARC Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of ARC Common Stock within the time and in the manner prescribed in Section 262. If no such petition is filed by the Surviving Corporation or a stockholder or beneficial owner who has demanded appraisal within the period specified in Section 262, appraisal rights will be lost as to all stockholders’ and beneficial owners’ previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any stockholder or beneficial owner who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of ARC Common Stock not voted in favor of the proposal to adopt the Merger Agreement and with respect to which ARC has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such ARC Common Stock (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such ARC Common Stock shall not be considered a separate stockholder holding such ARC Common Stock for purposes of this aggregate number). The Surviving Corporation must provide this statement to the requesting stockholder or beneficial owner within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a stockholder or beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares of ARC Common Stock and with whom agreements as to the value of their shares of ARC Common Stock have not been reached by the Surviving Corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed by the Delaware Register in Chancery to the Surviving Corporation and all of the persons shown on the verified list described above at the addresses stated therein. The costs of these notices will be borne by the Surviving Corporation.
After notice is provided to the applicable persons as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares of ARC Common Stock and who hold stock represented by stock certificates to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss that person from the proceedings.
Because immediately before the consummation of the Merger, shares of ARC Common Stock will be listed on a national securities exchange, the Delaware Court of Chancery is required by subsection (g) of Section 262 to dismiss the appraisal proceedings as to all stockholders and beneficial owners who are otherwise entitled to appraisal rights unless either (i) the total number of shares of ARC Common Stock entitled to appraisal exceeds 1% of the outstanding shares of ARC Common Stock eligible for appraisal or (ii) the value of the Merger Consideration for such total number of shares of ARC Common Stock exceeds $1 million.
Determination of Fair Value
If the Delaware Court of Chancery is not required by subsection (g) of Section 262 to dismiss the appraisal proceedings as to all stockholders and beneficial owners who are entitled to appraisal right because either (i) the total number of shares of ARC Common Stock entitled to appraisal exceeds 1% of the outstanding shares of ARC Common Stock eligible for appraisal or (ii) the value of the Merger Consideration for such total number of shares of ARC Common Stock exceeds $1 million, then after determining the stockholders and beneficial owners entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of ARC Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period, compounded quarterly. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder and beneficial owner entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of ARC Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.

In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of ARC Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of ARC Common Stock and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither ARC nor Parent anticipates offering more than the Merger Consideration to any person exercising appraisal rights, and each of ARC and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share is less than the Merger Consideration.
The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder or beneficial owner whose name is set forth on the verified list required by subsection (f) of Section 262 who participated in the appraisal proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of ARC Common Stock entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.
Failure to Perfect or Loss or Withdrawal of Right to Appraisal
If any person who demands appraisal of his, her, its or their shares of ARC Common Stock under Section 262 fails to perfect, or effectively loses or withdraws, such person’s right to appraisal, the person’s shares of ARC Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. If no petition for appraisal is filed within 120 days after the effective date of the Merger, the right to appraisal with respect to all shares of ARC Common Stock will cease. If a person who has not commenced an appraisal proceeding or joined that proceeding as a named party delivers to the Surviving Corporation an effective written withdrawal of the person’s demand for appraisal and an acceptance of the Merger Consideration, either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, such person withdraws or effectively loses the right to appraisal. In addition, because immediately before the consummation of the Merger, shares of ARC Common Stock will be listed on a national securities exchange, the Delaware Court of Chancery is required by subsection (g) of Section 262 to dismiss the appraisal proceedings as to all stockholders and beneficial owners who are otherwise entitled to appraisal rights unless either (i) the total number of shares of ARC Common Stock entitled to appraisal exceeds 1% of the outstanding shares of ARC Common Stock eligible for appraisal or (ii) the value of the Merger Consideration for such total number of shares of ARC Common Stock exceeds $1 million.
From and after the effective date of the Merger, no person who has demanded appraisal rights will be entitled to vote such shares of ARC Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the person’s shares of ARC Common Stock, if any, with a record date as of a time prior to the Effective Time.
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a person’s appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Solicitation of Proxies; Payment of Solicitation Expenses
ARC will pay for the entire cost of soliciting proxies. ARC has retained Okapi Partners, LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, which amount is estimated to be approximately $30,000. ARC will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, ARC may reimburse banks, brokers and other nominees representing beneficial owners of shares of ARC Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. ARC’s directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. ARC’s directors, officers and employees will not be paid any additional amounts for soliciting proxies.

THE MERGER (THE MERGER AGREEMENT PROPOSAL― PROPOSAL 1)
The Merger Agreement Proposal
ARC is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
General
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into ARC, with ARC surviving as a wholly-owned subsidiary of Parent. If the Merger is completed, the holders of shares of ARC Common Stock (other than the Excluded Shares) will have the right to receive the Merger Consideration of $3.40 per share of ARC Common Stock in cash, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. For a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Merger, see the section of this proxy statement captioned “The Merger Agreement.”
As discussed in the section of this proxy statement captioned “Special Factors—Purpose and Reasons of ARC for the Merger; Recommendations of the ARC Board and the Special Committee; Fairness of the Merger,” the ARC Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of ARC and the Unaffiliated Stockholders.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur.
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders (and certain beneficial owners of ARC Common Stock) who continuously hold (or beneficially own, as the case may be) shares of ARC Common Stock from the date of the making of the demand through the effective date of the Merger, who do not vote such shares of ARC Common Stock in favor of the proposal to adopt the Merger Agreement (whether by voting against the proposal to adopt the Merger Agreement, abstaining or otherwise not voting with respect to the proposal to adopt the Merger Agreement), who properly demand appraisal of such shares of ARC Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of ARC Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders (and beneficial owners) of shares of ARC Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of ARC Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such shares of ARC Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders and beneficial owners who wish to seek appraisal of their shares of ARC Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of ARC Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of ARC Common Stock.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of ARC Common Stock must do ALL of the following:
•	NOT vote, in person or by proxy, the shares of ARC Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;
•
deliver to ARC a written demand for appraisal of such shares of ARC Common Stock before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, which written demand, (i) in the case of a stockholder, must reasonably inform ARC of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of ARC Common Stock and that such stockholder intends thereby to demand appraisal of such shares of ARC Common Stock and (ii) in the case of a beneficial owner, must reasonably identify the holder of record of the shares of ARC Common Stock for which the demand is made, be accompanied by documentary evidence of such beneficial owners’ beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262;

•
continuously hold (or beneficially own, as the case may be) such shares of ARC Common Stock on and from the date of making the demand through the effective date of the Merger (a person demanding appraisal will lose appraisal rights if, in the case of a record holder they transfer, or in the case of a beneficial owner they cease to beneficially own, such shares before the Effective Time and after delivering a written demand for appraisal); and

•	otherwise comply with the applicable procedures and requirements set forth in Section 262.
The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex G to this proxy statement and incorporated by reference in this proxy statement in its entirety. For more information, please see the section of this proxy statement captioned “The Special Meeting―Appraisal Rights.”
Vote Recommendation

The ARC Board (excluding Mr. Suriyakumar) recommends that you vote “FOR” the Merger Agreement Proposal.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (THE MERGER-RELATED COMPENSATION PROPOSAL―PROPOSAL 2)
The Merger-Related Compensation Proposal
As required by Item 402(t) of Regulation S-K under the Securities Act and Section 14A of the Exchange Act, ARC is providing its stockholders with the opportunity to cast a nonbinding, advisory vote on the golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this Proxy Statement the section of this proxy statement captioned “Special Factors - Interests of Executive Officers and Directors of ARC in the Merger.”
General
ARC believes that the information regarding golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger is reasonable and demonstrates that ARC’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of ARC’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to ARC’s named executive officers in connection with the completion of the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the completion of the Merger. ARC asks that its stockholders vote “FOR” the following resolution:
“RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the Proxy Statement entitled “Special Factors - Interests of Executive Officers and Directors of ARC in the Merger,” is hereby APPROVED on a nonbinding, advisory basis.”
This vote is advisory, and, therefore, it will not be binding on ARC, nor will it overrule any prior decision or require the ARC Board (or any committee thereof) to take any action. Because the merger-related executive compensation to be paid in connection with the Merger is based on the terms of the Merger Agreement as well as the contractual arrangements with ARC’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement Proposal is approved (subject only to the contractual conditions applicable thereto). However, the ARC Board values the opinions of the ARC’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the ARC Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. The ARC Board will consider the affirmative vote of a majority of the voting power of the shares present or by proxy and entitled to vote on the Merger-Related Compensation Proposal “FOR” the foregoing resolution at the Special Meeting as advisory approval of the compensation that may become payable to the ARC’s named executive officers in connection with the completion of the Merger.
Vote Recommendation

The ARC Board (excluding Mr. Suriyakumar) recommends that you vote “FOR”
the Merger-Related Consideration Proposal.

ADJOURNMENT OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL―PROPOSAL 3)
The Adjournment Proposal
ARC is asking you to approve the Adjournment Proposal.
General
ARC is asking you to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.
If the ARC stockholders approve the Adjournment Proposal, ARC could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously provided proxies to vote against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if ARC had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, ARC could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of ARC Common Stock to change their votes to votes in favor of any such proposal. Additionally, ARC may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. Under our bylaws, if a quorum is not present, the person presiding over the Special Meeting or, in the absence of such person, the holders of a majority of the voting power of ARC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the meeting may adjourn the Special Meeting, regardless of the outcome of the vote on the Adjournment Proposal.
Vote Recommendation

The ARC Board (excluding Mr. Suriyakumar) recommends that you vote “FOR” the Adjournment Proposal.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
No provision has been made (i) to grant the Unaffiliated Stockholders access to the corporate files of ARC or any of the Purchaser Filing Parties; or (ii) to obtain counsel or appraisal services at the expense of ARC or any Purchaser Filing Party.

OTHER IMPORTANT INFORMATION REGARDING ARC
Directors and Executive Officers of ARC
The ARC Board presently consists of five members. The persons listed below are the directors and executive officers of ARC as of the date of this proxy statement.
From and after the Effective Time, the Merger Agreement provides that (a) the directors of Merger Sub will become the only directors of the Surviving Corporation, and such directors will serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL and the organizational documents of the Surviving Corporation, and (b) the officers of ARC will become the officers of the Surviving Corporation, and such officers will serve until their successors have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the DGCL and the organizational documents of the Surviving Corporation.
Neither ARC, nor any of ARC’s directors or executive officers listed below has, to the knowledge of ARC, been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). In addition, neither ARC, nor any of ARC’s directors or executive officers listed below has, to the knowledge of ARC, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of ARC’s directors and executive officers are set forth below.
All of ARC’s directors and executive officers can be reached c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd, Suite 200, San Ramon, California 94583. Each of the directors and executive officers is a citizen of the United States.
Directors

Name	Age	Position
Kumarakulasingam Suriyakumar	71	Director, Chief Executive Officer and Chairman
Bradford L. Brooks	57	Director
Cheryl Cook	61	Director
Mark W. Mealy	67	Director
Tracey Luttrell	56	Director, Corporate Counsel & Corporate Secretary

Kumarakulasingam Suriyakumar has served as our Chief Executive Officer since June 1, 2007, and as our President from 1991 to June 2022. He also served as our Chief Operating Officer from 1991 until his appointment as Chief Executive Officer. On July 24, 2008, Mr. Suriyakumar was appointed Chairman of our board of directors. Mr. Suriyakumar served as an advisor of American Reprographics Holdings, L.L.C. from March 1998 until his appointment as a director of ARC in October 2004. Mr. Suriyakumar joined Micro Device, Inc. (our predecessor company) in 1989. He became the Vice President of Micro Device, Inc. in 1990. Prior to joining ARC, Mr. Suriyakumar was employed with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka.
Bradford L. Brooks has served as CEO of Censys, Inc., a leading provider of continuous attack surface management, since January 2022. Previously, Mr. Brooks served as President and CEO of OneLogin, a global leader in cloud-based identity and access management as a service, from August 2017 to October 2021. From January 2015 to June 2017, Mr. Brooks was CMO as well as the executive leader of product management and engineering for DocuSign. Mr. Brooks held senior executive level positions at Juniper Networks and Microsoft prior to DocuSign. Mr. Brooks has a Bachelor of Science in Economics from California State University, Chico, and a Masters of International Management from Thunderbird School of Global Management, Arizona State University.
Cheryl Cook was most recently Senior Vice President at Dell EMC, and was responsible for spearheading development and strategy for Dell’s Global Partner Marketing Organization and driving long-term partner marketing strategy. She joined Dell in 2011 from Nuance Communications, where she served as a Senior Vice President from February 2010 to February 2011, managing sales across all lines of business. Previously Ms. Cook was a Senior Vice President at Sun Microsystems. Ms. Cook has a Bachelor of Science in Computer Science from the University of Florida.
Mark W. Mealy has served as Managing Partner of Colville Capital LLC, a private investment firm, since October 2005. Mr. Mealy also served as the Managing Director and Group Head of Mergers and Acquisitions of Wachovia Securities, Inc., an investment banking firm, from March 2000 until October 2004. Mr. Mealy served as the Managing Director, Mergers and Acquisitions, of First Union Securities, Inc., an investment banking firm, from April 1998 to March 2000, and as the Managing Director of Bowles Hollowell Conner & Co., an investment banking firm, from April 1989 to April 1998. Mr. Mealy is currently a director of Motion & Flow Control Products, Inc. and Kurz Industrial Solutions, Inc. Mr. Mealy has a Bachelor of Arts degree from the Woodrow Wilson School of Public and International Affairs at Princeton University.
Tracey Luttrell rejoined ARC as its Corporate Counsel and Corporate Secretary in August 2018, a role that she previously held from 2008 to 2012. Prior to her role with ARC, Ms. Luttrell practiced corporate and securities law with several law firms, including Wilson Sonsini Goodrich & Rosati, a preeminent Silicon Valley law firm, and she held a business development role with RGP, a global consulting firm. She has extensive experience working as counsel to public and private companies in a variety of industry sectors, and holds her law and undergraduate degrees from McGill University in Montreal, Canada.
Executive Officers

Name	Age	Position
Kumarakulasingam Suriyakumar	71	Chief Executive Officer and Chairman
Dilantha Wijesuriya	62	Chief Operating Officer and President
Jorge Avalos	48	Chief Financial Officer
Rahul Roy	65	Chief Technology Officer

Kumarakulasingam Suriyakumar. For the biography of Mr. Suriyakumar , please see “Directors” above.
Dilantha “Dilo” Wijesuriya joined Ford Graphics, a former division of ARC, in January 1991. He subsequently became president of that division in 2001, and became a Company regional operations head in 2004, a position he retained until his appointment as ARC’s Senior Vice President, National Operations in August 2008. Mr. Wijesuriya was appointed Chief Operating Officer in 2011 and President in June 2022. Prior to his employment with ARC, Mr. Wijesuriya was a divisional manager with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka.
Jorge Avalos was appointed Chief Financial Officer of ARC Document Solutions in January of 2015. From 2011 to his appointment as CFO, Mr. Avalos was Chief Accounting Officer and Vice President Finance of ARC. Mr. Avalos joined ARC in June 2006 as ARC’s Director of Finance and became ARC’s Corporate Controller in December 2006, and Vice President, Corporate Controller in December of 2010. Prior to joining ARC, Mr. Avalos was employed with Vendare Media Group, an online network and social media company, as its controller. From September 1998 through March 2005, Mr. Avalos was employed in a variety of audit and management roles with PricewaterhouseCoopers LLP.
Rahul K. Roy joined ARC Document Solutions as its Chief Technology Officer in September 2000. Prior to joining ARC, Mr. Roy was the founder, President and Chief Executive Officer of MirrorPlus Technologies, Inc., which developed software for the reprographics industry, from August 1993 until it was acquired by ARC in 1999. Mr. Roy also served as the Chief Operating Officer of InPrint, a provider of printing, software, duplication, packaging, assembly, and distribution services to technology companies, from 1993 until it was acquired by ARC in 1999.
Book Value per Share
As of June 30, 2024, the book value per share of ARC Common Stock was $3.65. Book value per share is computed by dividing total equity on June 30, 2024 by the total shares of ARC Common Stock outstanding on that date.

Market for ARC Common Stock and Dividends
Our common stock is listed and traded on NYSE under the symbol “ARC.” On September 3, 2024, there were 43,249,749 shares of ARC Common Stock outstanding, and the closing sale price of ARC Common Stock shares was $3.35. Also as of that date, we had approximately 126 stockholders of record of ARC Common Stock. This number does not include the beneficial owners for whom shares are held in a “nominee” or “street” name.
The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by NYSE and cash dividends paid on shares of ARC Common Stock during such period.

Fiscal Year	High	Low	Dividend Paid
2022
Third Quarter	$3.20	$2.22	$0.05
Fourth Quarter	$3.08	$2.11	$0.05
2023
First Quarter	$3.87	$2.88	$0.05
Second Quarter	$3.37	$2.69	$0.05
Third Quarter	$3.69	$3.04	$0.05
Fourth Quarter	$3.34	$2.62	$0.05
2024
First Quarter	$3.32	$2.56	$0.05
Second Quarter	$2.86	$2.56	$0.05

ARC has been committed to paying a regular dividend on ARC Common Stock based on its operating performance and availability of cash. However, ARC has no formal policy regarding dividends, and the declaration of dividends is subject to approval by the ARC Board and its continuing determination that such declaration of dividends is in the best interests of ARC and its stockholders. Other than the quarterly cash dividend of $0.05 per share declared on July 31, 2024 and payable on November 29, 2024, the terms of the Merger Agreement do not allow ARC to declare or pay a dividend on ARC Common Stock until the earlier of the Effective Time or the termination of the Merger Agreement. See the section of this proxy statement captioned “The Merger Agreement - Conduct of Business Pending the Merger.”
The closing price of ARC Common Stock on August 26, 2024, the last trading day before ARC publicly announced the Merger Agreement, was $3.02 per share.
On September [ ], 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of our common stock on NYSE was $[ ]. You are encouraged to obtain current market quotations for the shares of ARC Common Stock in connection with voting your shares of ARC Common Stock.
If the Merger is completed, there will be no further market for the shares of ARC Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, ARC’s securities will be delisted from NYSE and deregistered under the Exchange Act.
Stock Repurchases
Below is a summary of stock repurchases for the quarters ended September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024.

Period	Total Number of Shares Purchased	Average Price Paid Per Share	High	Low
2022
Third Quarter	—	—	—	—
Fourth Quarter	269,343	$2.81	$3.00	$2.56
2023
First Quarter	—	—	—	—
Second Quarter	506,403	$2.95	$3.06	$2.78
Third Quarter	303,174	$3.44	$3.48	$3.31
Fourth Quarter	232,124	$2.86	$3.00	$2.66
2024
First Quarter	—	—	—	—
Second Quarter	—	—	—	—

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of September 3, 2024, information regarding beneficial ownership of our common stock by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The percentage of ownership is based on 43,249,749 shares of common stock outstanding as of September 3, 2024. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. In addition, any shares that the entity or individual has the right to acquire within 60 days of September 3, 2024 through the exercise of any Company Options or through the vesting and settlement of Company RSAs payable in shares of common stock are included in the following table. These shares are deemed to be outstanding and beneficially owned by the person holding those Company Options and Company RSAs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583.

Name of beneficial owner	Number of shares beneficially owned	Percentage of beneficial ownership
5% and greater stockholders:
Renaissance Technologies LLC(1)	2,821,197	6.52%
Named executive officers and directors:
Kumarakulasingam Suriyakumar(2)(3)(4)	4,787,747	11.07%
Bradford L. Brooks(5)(6)	237,146	**
Cheryl Cook(5)	183,932	**
Tracey Luttrell(7)	138,947	**
Mark W. Mealy(5)	401,718	**
Rahul K. Roy(8)	708,167	1.64%
Dilantha Wijesuriya(9)	1,796,809	4.15%
Jorge Avalos(10)	737,025	1.70%
All current directors and executive officers as a group (eight persons)	8,991,491	20.79%

**	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
This information is derived from a Schedule 13G/A filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (together, “Renaissance”) on February 13, 2024. Renaissance has sole voting power over 2,821,197 shares, shared voting power over zero shares, sole dispositive power over 2,821,197 shares and shared dispositive power over zero shares.

(2)	Includes 100,000 shares of unvested restricted stock and 233,332 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024.
(3)	Includes 1,732,171 shares held by the Suriyakumar Family Trust. Mr. Suriyakumar and his spouse, as trustees of the Suriyakumar Family Trust, share voting and investment power over these shares.
(4)
Includes 500,000 shares held by the Shiyulli Suriyakumar 2013 Irrevocable Trust, Shiyulli Suriyakumar, Trustee. Also includes 500,000 shares held by the Seiyonne Suriyakumar 2013 Irrevocable Trust, Seiyonne Suriyakumar Trustee. Mr. Suriyakumar and his spouse could be deemed to have beneficial ownership of these shares but they disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(5)	Includes 35,714 shares of unvested restricted stock.
(6)	Includes 20,350 shares issuable upon exercise of an outstanding stock option within 60 days of September 3, 2024.

(7)	Includes 119,999 shares issuable upon exercise of outstanding stock options within 60 days of September 3, 2024.
(8)	Includes 135,001 shares of unvested restricted stock and 240,666 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024.
(9)	Includes 135,001 shares of unvested restricted stock and 971,156 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024.
(10)	Includes 174,937 shares of unvested restricted stock and 183,678 shares issuable upon exercise of outstanding stock options exercisable within 60 days of September 3, 2024.
Prior Public Offerings
Neither ARC, the Buyer Parties, nor any of their respective affiliates have made an underwritten public offering of the shares of ARC Common Stock for cash that was registered under the Securities Act, as amended, or exempt from registration under Regulation A promulgated thereunder during the last three years.
Certain Transactions in the Shares of ARC Common Stock
Other than the Merger Agreement (as described in the section of this proxy statement captioned “The Merger Agreement”) and agreements entered into in connection therewith, including the Rollover Agreement (as described in the section of this proxy statement captioned “The Rollover Agreement”) and the Voting Agreement (as described in the section of this proxy statement captioned “Voting Agreement”) and certain share activity related to our equity compensation awards discussed elsewhere in this proxy statement, (1) ARC, its directors and executive officers, the Acquisition Group and their respective affiliates have not executed any transactions with respect to the shares of ARC Common Stock during the past sixty days and (2) other than the Share Repurchase Program (as defined below), none of ARC or the Acquisition Group or their respective affiliates have purchased shares of ARC Common Stock during the past two years.
On May 6, 2019, ARC announced that the ARC Board authorized a $15.0 million share repurchase program that was subsequently extended through March 31, 2023. On February 23, 2023, ARC announced that the ARC Board had authorized an expansion of the share repurchase program by $5.0 million for an aggregate program size of $20.0 million through March 31, 2026 (the “Share Repurchase Program”). Pursuant to the Share Repurchase Program, ARC repurchased a total of 6,269,006 shares of ARC Common Stock at an average price paid of $1.91 per share.
Selected Historical Consolidated Financial Data
Set forth below is certain selected historical consolidated financial data relating to ARC. The historical unaudited selected financial data as of June 30, 2024 and for the six month periods ended June 30, 2024 and June 30, 2023, and the audited selected financial data as of and for the fiscal years ended December 31, 2023 and December 31, 2022, have been derived from ARC’s consolidated financial statements.
This information is only a summary. The selected historical consolidated financial data as of December 31, 2023 and December 31, 2022 should be read in conjunction with ARC’s annual report on Form 10-K for the fiscal year ended December 31, 2023, and the selected historical consolidated financial data as of June 30, 2024 and for the six month periods ended June 30, 2024 and June 30, 2023 should be read in conjunction with ARC’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2024, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such report, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by ARC with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find Additional Information.”

Summary Consolidated Balance Sheets

	June 30	December 31,
	2024	2023	2022
	(in thousands)	(in thousands)
Cash and cash equivalents	49,911	56,093	52,561
Total current assets	109,998	108,652	107,477
Total assets	312,581	310,124	307,315
Total current liabilities	71,330	71,157	72,571
Total liabilities	154,884	154,399	151,025
Total ARC stockholders’ equity	156,222	154,066	154,355
Noncontrolling interest	1,475	1,659	1,935
Total stockholders’ equity	157,697	155,725	156,290

Summary Consolidated Statements of Operations and Comprehensive Income

	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022
	(in thousands, except per share information)
Revenue	145,906	141,268	281,201	286,010
Total Expenses	137,144	131,683	267,174	267,654
Operating income	8,762	9,585	14,027	18,356
Net income	5,499	5,814	8,074	10,790
Less: Net loss attributable to noncontrolling interest	113	144	161	304
Net income attributable to ARC	5,612	5,958	8,235	11,094
Earnings Per Share Attributable to ARC
Basic	$0.13	$0.14	$0.19	$0.26
Diluted	$0.13	$0.14	$0.19	$0.26

OTHER IMPORTANT INFORMATION REGARDING THE PURCHASER FILING PARTIES
Merger Sub. Merger Sub is a newly-formed Delaware corporation. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the Merger and other related transactions. Messrs. Avalos, Wijesuriya and Pathiratne are the directors of Merger Sub, and Messrs. Suriyakumar and Avalos are the officers of Merger Sub. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions. Upon the consummation of the Merger, Merger Sub will cease to exist. The principal office address of Merger Sub is TechPrint Holdings, LLC, 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583. The telephone number at the principal office is 925-949-5100.
Parent. Parent is a newly-formed Delaware limited liability company. Parent was formed solely for the purpose of engaging in the Merger and other related transactions. As of the date hereof Mr. Suriyakumar owns, and, as of the Closing, the Rollover Stockholders will own, all of the membership interests of Parent. The members of the Acquisition Group hold approximately 15.8% of the total voting power of the outstanding ARC Common Stock as of the date of this proxy statement. As of the date hereof Mr. Suriyakumar is the sole manager of Parent, and after the Closing, Messrs. Avalos, Wijesuriya and Pathiratne will be the managers of Parent. Parent has not engaged in any business other than in connection with the Merger and other related transactions. The principal office address of Parent is c/o TechPrint Holdings, LLC, 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583. The telephone number at the principal office is 925-949-5100.
Neither Merger Sub nor Parent has, to the knowledge of the Buyer Parties, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The Acquisition Group
Kumarakulasingam Suriyakumar Mr. Suriyakumar is a citizen of the United States. He has served as our Chief Executive Officer since June 1, 2007, and as our President from 1991 to June 2022. He also served as our Chief Operating Officer from 1991 until his appointment as Chief Executive Officer. On July 24, 2008, Mr. Suriyakumar was appointed Chairman of our board of directors. Mr. Suriyakumar served as an advisor of American Reprographics Holdings, L.L.C. from March 1998 until his appointment as a director of ARC in October 2004. Mr. Suriyakumar joined Micro Device, Inc. (our predecessor company) in 1989. He became the Vice President of Micro Device, Inc. in 1990. Prior to joining ARC, Mr. Suriyakumar was employed with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka. The principal office address of Mr. Suriyakumar is c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200 San Ramon, California 94583.
Dilantha Wijesuriya. Mr. Wijesuriya is a citizen of the United States. Mr. Wijesuriya joined Ford Graphics, a former division of ARC, in January 1991. He subsequently became president of that division in 2001, and became a Company regional operations head in 2004, a position he retained until his appointment as ARC’s Senior Vice President, National Operations in August 2008. Mr. Wijesuriya was appointed Chief Operating Officer in 2011 and President in June 2022. Prior to his employment with ARC, Mr. Wijesuriya was a divisional manager with Aitken Spence & Co. LTD, a highly diversified conglomerate and one of the five largest corporations in Sri Lanka. The principal office address of Mr. Wijesuriya is c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583.
Jorge Avalos. Mr. Avalos is a citizen of the United States. Mr. Avalo was appointed Chief Financial Officer of ARC Document Solutions in January of 2015. From 2011 to his appointment as CFO, Mr. Avalos was Chief Accounting Officer and Vice President Finance of ARC. Mr. Avalos joined ARC in June 2006 as ARC’s Director of Finance and became ARC’s Corporate Controller in December 2006, and Vice President, Corporate Controller in December of 2010. Prior to joining ARC, Mr. Avalos was employed with Vendare Media Group, an online network and social media company, as its controller. From September 1998 through March 2005, Mr. Avalos was employed in a variety of audit and management roles with PricewaterhouseCoopers LLP.The principal office address of Mr. Avalos is c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200 San Ramon, California 94583.
Rahul Roy. Mr. Roy is a citizen of the United States. Mr. Roy joined ARC Document Solutions as its Chief Technology Officer in September 2000. Prior to joining ARC, Mr. Roy was the founder, President and Chief

Executive Officer of MirrorPlus Technologies, Inc., which developed software for the reprographics industry, from August 1993 until it was acquired by ARC in 1999. Mr. Roy also served as the Chief Operating Officer of InPrint, a provider of printing, software, duplication, packaging, assembly, and distribution services to technology companies, from 1993 until it was acquired by ARC in 1999. The principal office address of Mr. Roy is c/o ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200 San Ramon, California 94583.
Sujeewa Sean Pathiratne. Mr. Pathiratne is a citizen of the United States. Mr. Pathiratne has served as the chief executive officer and chairman of SSP Investments Inc. since January 2022. Mr. Pathiratne also served as the chief executive officer of Lifestyle Solutions from February 1991 to February 2021 (which principal business address is 6955 Mowry Avenue, Newark, CA 94560). The current principal office address of Mr. Pathiratne is 5727 Poppy Hills Place, San Jose, California 95138.
Shiyulli Suriyakumar 2013 Irrevocable Trust. The principal address of the Shiyulli Suriyakumar 2013 Irrevocable Trust is c/o TechPrint Holdings, LLC, 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583. Shiyulli Suriyakumar is the trustee of the Shiyulli Suriyakumar 2013 Irrevocable Trust.
Seiyonne Suriyakumar 2013 Irrevocable Trust. The principal address of the Seiyonne Suriyakumar 2013 Irrevocable Trust is c/o TechPrint Holdings, LLC, 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583. Seiyonne Suriyakumar is the trustee of the Seiyonne Suriyakumar 2013 Irrevocable Trust.
Suriyakumar Family Trust. The principal address of the Suriyakumar Family Trust is c/o TechPrint Holdings, LLC, 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583. Mr. Suriyakumar and his spouse are the trustees of the Suriyakumar Family Trust.
The principal business telephone number of each of the members of the Acquisition Group is 925-949-5100.
During the last five years, none of the Acquisition Group or any of the individuals listed above have been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Merger is completed, there will be no further market for ARC Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, ARC’s securities will be delisted from NYSE and deregistered under the Exchange Act.

STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2025 Annual Meeting of Stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.
Requirements for Stockholder Proposals for the 2025 Annual Meeting
In order to present a proposal at our 2025 annual meeting of stockholders, a stockholder must comply with the specific requirements set forth in ARC’s Third Amended and Restated Bylaws, including the requirement to provide notice in writing to our Corporate Secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day before the one-year anniversary of our 2024 annual meeting of stockholders, or between January 31, 2025 and January 1, 2025. The stockholder’s notice must include the specific items set forth in ARC’s Third Amended and Restated Bylaws.
If the date of the 2025 annual meeting changes by more than 30 days, or is delayed by more than 60 days, from the one-year anniversary of our 2024 annual meeting, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business of the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs.
In order to submit a proposal for inclusion in our proxy materials for the 2025 annual meeting of stockholders, a stockholder must submit the proposal not later than November 28, 2024, and follow the other procedures set forth in Rule 14a-8 of the Exchange Act. If we hold our 2025 annual meeting of stockholders more than 30 days before or after May 1, 2025 (the one-year anniversary date of the 2024 annual meeting of stockholders), we will disclose the new deadline by which stockholders proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. Proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
You may request a printed copy of the relevant provision of our Third Amended and Restated Bylaws regarding the requirements for presenting stockholder proposals at our annual meetings of stockholders by contacting Tracey Luttrell, our Corporate Secretary, at (925) 949-5100, or by sending a request by mail to ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583, Attention: Tracey Luttrell, Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at https://ir.e-arc.com/. The information provided on our website, other than the documents that ARC files with the SEC which are incorporated by reference in this proxy statement in their entirety, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
ARC DOCUMENT SOLUTIONS, INC.
12657 Alcosta Blvd., Suite 200
San Ramon, California 94583
Telephone: (925) 949-5100
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to ARC Document Solutions, Inc., 12657 Alcosta Blvd., Suite 200, San Ramon, California 94583, Telephone (925) 949-5100 or from the SEC through the SEC website at the address provided above.
We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference the documents listed below (provided, that, we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•	our annual report on Form 10-K for the fiscal year ended December 31, 2023;
•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024;
•
our current reports on Form 8-K as filed with the SEC on February 26, 2024, May 6, 2024, May 7, 2024 (with respect to Item 5.07), July 1, 2024, August 2, 2024, August 28, 2024 and on September 11, 2024; and

•	our definitive proxy statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on March 28, 2024.
Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement.
Because the Merger is a “going private” transaction, ARC and the Purchaser Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [  ], 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

TECHPRINT HOLDINGS, LLC,

TECHPRINT MERGER SUB, INC.,

and

ARC DOCUMENT SOLUTIONS, INC.

Dated as of August 27, 2024

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 27, 2024, is by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and ARC Document Solutions, Inc., a Delaware corporation (the “Company”). Parent, the Company, and Merger Sub are referred to herein as the “Parties” and each, a “Party.”
RECITALS
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”), Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly-owned Subsidiary of Parent;
WHEREAS, the manager of Parent has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, the board of directors of Merger Sub has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Merger and any other transactions contemplated hereby, (iii) resolved to submit this Agreement to the sole stockholder of Merger Sub for its adoption and (iv) resolved to recommend that the sole stockholder of Merger Sub approve the adoption of this Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) established a special committee (the “Special Committee”), consisting solely of independent members of the Company Board not affiliated with Parent or its Affiliates to, among other things, evaluate, examine and negotiate the terms of this Agreement and the transactions contemplated hereby, including the Merger, and to make a recommendation to the Company Board as to whether the Company should enter into this Agreement;
WHEREAS, the Special Committee has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Rollover Stockholders), (ii) determined that it is advisable and in the best interests of the Company and its stockholders (other than the Rollover Stockholders) to enter into this Agreement and (iii) recommended that the Company Board approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, the Company Board (acting on the recommendation of the Special Committee) has by unanimous vote of the Non-Recused Directors (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Rollover Stockholders), (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and, subject to the receipt of the Company Stockholder Approval, the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein, (iv) resolved to recommend that the stockholders of the Company vote to approve the adoption of this Agreement, in each case on the terms and subject to the conditions set forth in this Agreement, and (v) directed that this Agreement be submitted to the Company’s stockholders for its adoption;
WHEREAS, concurrently with the execution and delivery of this Agreement, the Rollover Stockholders, constituting the beneficial owners of Shares representing, in the aggregate, 19.6% of the issued and outstanding Shares of the Company as of the date hereof, are entering into a voting agreement with Parent and the Company, substantially in the form attached hereto and incorporated herein by reference as Exhibit A (the “Voting Agreement”), pursuant to which, among other things, the Rollover Stockholders agree to vote their respective shares of the Company’s common stock, par value $0.001 per share, in favor of the adoption of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company concurrently with the execution of this Agreement a limited guarantee, substantially in the form attached hereto and incorporated herein by reference as Exhibit B

(the “Guarantee”) from Kumarakulasingam Suriyakumar (the “Guarantor”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement;
WHEREAS, as a further condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered the Commitment Letters to the Company concurrently with the execution of this Agreement, pursuant to which the Lenders and Equity Investors have agreed, subject to the terms and conditions thereof, to lend and invest in Parent in amounts sufficient to permit Parent and Merger Sub to perform all of their respective obligations under this Agreement and to consummate the Merger and the transactions to be consummated by them;
WHEREAS, for U.S. federal income Tax purposes, it is intended that, taken together, the Merger and any other transactions contemplated by this Agreement qualify as an exchange under Section 351 of the Code; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:
Article I

The Merger; Closing; Effective Time
I.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the DGCL.
I.2 Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place at the offices of K&L Gates LLP, 300 S. Tryon St. Suite 1000, Charlotte, NC 28202 (or at the request of either Party, by means of a virtual Closing through electronic exchange of documents and signatures), on or about 6:00 a.m. (Pacific time) on the third (3rd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. The date on which the Closing actually occurs is referred to as the “Closing Date.”
I.3 Effective Time. At the Closing, the Company will cause a Certificate of Merger (the “Certificate of Merger”) to be executed and acknowledged and filed with the Secretary of State of the State of Delaware as provided in the relevant provisions of the DGCL. The Merger shall become effective at the time (the “Effective Time”) when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger.
I.4 Intended Tax Treatment. The Parties hereby agree and acknowledge that for U.S. federal income tax purposes, it is intended that, taken together, the Merger and any other transactions contemplated by this Agreement qualify as an exchange under Section 351 of the Code (the “Intended Tax Treatment”) and this Agreement is intended to constitute and is hereby adopted as an integrated plan of formation and combination among various constituent Parties pursuant to Section 351 of the Code and the Treasury Regulations thereunder.
Article II

Certificate of Incorporation and Bylaws
of the Surviving Corporation
II.1 Certificate of Incorporation of the Surviving Corporation. The Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall, at the Effective Time, be amended to read in its entirely as set forth on Exhibit C attached hereto and incorporated herein by reference and, as so amended, shall be the certificate of incorporation of the Surviving Corporation (the “Charter”) until thereafter amended as provided therein or as provided by applicable Law and consistent with the obligations set forth in Section 6.11.
II.2 Bylaws of the Surviving Corporation. The Company shall take all actions necessary so that, at the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub in effect immediately prior to the Effective Time, and as so amended and restated shall be the bylaws of the Surviving Corporation (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name and such other provisions shall be modified as necessary to reflect the requirements of Section 6.11, until thereafter amended as provided therein, by the Charter or as provided by applicable Law and consistent with the obligations set forth in Section 6.11.
Article III

Directors and Officers of the Surviving Corporation
III.1 Directors of the Surviving Corporation. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.
III.2 Officers of the Surviving Corporation. The Parties shall take all actions necessary so that the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.
Article IV

Effect of the Merger on Capital Stock;
Exchange of Share Certificates
IV.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Parties or holders of any capital stock of the Company or any other Person:
(a) Merger Consideration. Each share of common stock, par value $0.001 per share, of the Company (a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares issued and outstanding immediately prior to the Effective Time that are to be cancelled or converted in accordance with Section 4.1(b) or Section 4.1(c) (including Rollover Shares) and any Dissenting Shares (collectively, the “Excluded Shares”)) shall automatically be converted into the right to receive $3.40 in cash, without interest (the “Merger Consideration”). At the Effective Time, each Share converted into the right to receive the Merger Consideration pursuant to this Section 4.1(a) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate formerly representing any such Share (each, a “Share Certificate”) or otherwise if the Company then has Shares which are not certificated, each uncertificated Share represented by book-entry (the “Book-Entry Shares”) (in each case, other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration, without interest.
(b) Cancellation of Certain Shares. Any Share that is owned by the Company and not held on behalf of third parties and any Share owned by Merger Sub, in each case, that is issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder of such Shares, automatically be retired, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist.
(c) Treatment of Shares Held by Parent and Rollover Shares. Other than the Rollover Shares, each Share issued and outstanding immediately prior to or at the Effective Time that is owned by Parent shall, by virtue of the Merger and without any action on the part of the holder of such Share, automatically be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”). The Rollover Shares shall not be converted into the right to receive the Merger Consideration pursuant to Section 4.1(a) and shall instead, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof, be converted into one validly issued, fully paid and non-assessable share of Surviving Corporation Common Stock.
(d) Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such share, be converted into one validly issued, fully paid and non-assessable share of Surviving Corporation Common Stock.
IV.2 Exchange of Share Certificates.
(a) Appointment of Paying Agent. Prior to the Effective Time, Parent and Merger Sub shall appoint a bank or trust company, with the Special Committee’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, to serve as the paying agent (the “Paying Agent”) and shall enter into an agreement in form and substance reasonably acceptable to the Special Committee relating to the Paying Agent’s responsibilities with respect to this Agreement.
(b) Deposit of Merger Consideration. As soon as possible following the Effective Time and in any event on the Closing Date, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent cash in U.S. Dollars sufficient to pay the aggregate Merger Consideration (other than in respect of Excluded Shares and Company Equity Awards) under Section 4.1(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. Pending its disbursement in accordance with this Section 4.2, the Payment Fund shall be invested by the Paying Agent as reasonably directed by Parent. Any such investment, if made, shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government. Parent shall promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of the aggregate Merger Consideration in accordance with this Agreement. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of a Share to receive the Merger Consideration as provided herein. Payments to holders in respect of each Company Option and Company RSA (collectively, the “Company Equity Awards”) shall be paid pursuant to Section 4.3. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Procedures for Surrender.
(i) As promptly as practicable after the Effective Time (and in any event not later than the third (3rd) Business Day following the Closing Date), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than Excluded Shares) as of immediately prior to the Effective Time and which, at the Effective Time, were converted into the right to receive the Merger Consideration pursuant to Section 4.1(a), (A) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or transfer of the Book-Entry Shares not held, directly or indirectly, through The Depository Trust Company (“DTC”) to the Paying Agent, such materials to be in customary form and have such customary provisions as Parent and the Special Committee mutually reasonably agree (the “Letter of Transmittal”), and (B) instructions for effecting the surrender of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or Book-Entry Shares to the Paying Agent in exchange for payment of the aggregate Merger Consideration to which such holders are entitled pursuant to the terms of this Agreement, such instructions to be in a form as Parent and the Special Committee mutually reasonably agree.
(ii) With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Shares (other than Excluded Shares) held of record by DTC or its nominees as of immediately prior to the Effective Time in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the aggregate Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article IV.
(iii) Upon surrender to the Paying Agent of (A) Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)), together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, (B) Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), in each case of the foregoing clauses (A) and (B) of this Section 4.2(c)(iii), pursuant to such materials and instructions as contemplated by Section 4.2(c)(i), and (C) Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 4.2(c)(ii), the holder of such Share Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to deliver to each such holder, as promptly as reasonably practicable after the Effective Time, a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) of cash that such holder has the right to receive pursuant to Section 4.1(a).
(iv) No interest will be paid or accrued on any amount payable upon surrender of any Share converted into the right to receive the Merger Consideration.
(v) In the event of a transfer of ownership of a Share converted into the right to receive the Merger Consideration that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Share Certificate formerly representing such Share may be issued to such transferee if the Share Certificate formerly representing such Share is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(vi) Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Share Certificate or an executed Letter of Transmittal to the Paying Agent to receive the aggregate Merger Consideration that such holder is entitled to receive pursuant to this Article IV.
(d) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Share Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article IV.
(e) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates or Book-Entry Shares by the one (1) year anniversary of the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the aggregate Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) to which such holder is entitled upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall, to the fullest extent permitted by Law, be liable to any former holder of Shares (other than Excluded Shares) for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen or Destroyed Share Certificates. In the event any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond reasonably sufficient to indemnify Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) equal to the number of Shares (other than Excluded Shares) represented by such lost, stolen or destroyed Share Certificate multiplied by the Merger Consideration.
(g) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted at the Effective Time into or represent the right to receive the Merger Consideration pursuant to Section 4.1(a), and, instead and in lieu thereof, each holder of a Dissenting Share shall only be entitled to receive payment of the fair value of such Dissenting Share in accordance with the provisions of Section 262 of the DGCL, unless and until any such holder fails to perfect, waives or effectively withdraws or otherwise loses their rights to appraisal and payment under the DGCL. At the Effective Time, all Dissenting Shares shall be cancelled and shall cease to exist and any holder of a Dissenting Share will cease to have any rights with respect thereto except those rights provided under Section 262 of the DGCL. If, after the Effective Time, a holder of a Dissenting Share fails to perfect, waives, effectively withdraws, or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the appraisal rights provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Share shall cease and such Dissenting Share shall thereupon be deemed to have been cancelled and converted as of the Effective Time into, the right to receive the Merger Consideration, without any interest thereon, upon surrender of such Share in accordance with Section 4.1(c) and shall not thereafter be deemed to be a Dissenting Share. Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the Company shall give Parent written notice of any written demands for appraisal of Shares promptly after receipt by the Company, as well as copies of any instruments, notices, documents or demands received by, delivered to, or served on the Company in accordance with Section 262 of the DGCL (including any withdrawals or attempted withdrawals of any such demand for appraisal), and Parent and the Company shall jointly participate in all negotiations and proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of such Dissenting Shares. Prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment or deliver any consideration with respect to any demands for appraisal, offer to settle or settle any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL or approve any withdrawal of any such demands (or otherwise agree to do any of the foregoing).
(h) Withholding Rights. Each of Parent, the Company, Merger Sub, the Surviving Corporation, the Paying Agent and any other applicable withholding agent, as applicable, shall, to the fullest extent permitted by Law, be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, or any other applicable provision of federal, state, local or foreign Tax Law; provided that Parent shall consult with the Company in good faith prior to withholding any amounts payable to any stockholder of the Company hereunder other than in connection with a Company Equity Award or other compensatory payments. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. The Parties acknowledge that Tax withholding for payments covered by Section 4.3(a)(iii) and Section 4.3(b) will be carried out on a “cashless” basis.

IV.3 Treatment of Company Equity Awards.
(a) Treatment of Company Options.
(i) Out-of-the-Money Company Options. At the Effective Time, each outstanding and unexercised option to purchase one or more Shares (each, a “Company Option”), whether vested or unvested, that has an exercise price per Share that is equal to or greater than the Merger Consideration shall, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled without the payment of consideration.
(ii) In-the-Money Company Options Not Held by Rollover Stockholders. At the Effective Time, each Company Option, whether vested or unvested, that is (i) not held by a Rollover Stockholder, and (ii) has an exercise price per Share that is less than the Merger Consideration, shall, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or any holder of any Shares or Company Options, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the Merger Consideration exceeds the exercise price per Share of such Company Option and (ii) the aggregate number of Shares remaining issuable upon exercise of such Company Option (such amount in cash, the “Option Spread”), less applicable Taxes and authorized deductions. Parent shall cause the Surviving Corporation to make the payments contemplated by this Section 4.3(a), through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten (10) Business Days following the Effective Time).
(iii) In-the-Money Company Options Held by Rollover Stockholders. Immediately prior to the Effective Time, each Company Option, whether vested or unvested, that is (i) held by a Rollover Stockholder, and (ii) has an exercise price per Share that is less than the Merger Consideration (a “Rollover Company Option”), shall, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or any holder of any Share or Company Option, be cancelled and converted into the right to receive a number of shares of Surviving Corporation Common Stock equal to the quotient of (i) the applicable Option Spread for such Rollover Company Option, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share. Any shares of Surviving Corporation Common Stock issuable pursuant to this Section 4.3(a)(iii) shall be issued promptly after the Effective Time.
(b) Treatment of Company RSAs.
(i) Treatment of Company RSAs Held by Rollover Stockholders. Immediately prior to the Effective Time, each restricted stock award granted under any Company Stock Plan (each, a “Company RSA” and each Share covered thereby, an “Unvested Share”) and held by a Rollover Stockholder shall, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or any holder of any Share or Unvested Share, be cancelled and converted into the right to receive a number of shares of Surviving Corporation Common Stock equal to the quotient of (i) the number of Unvested Shares covered thereby multiplied by the Merger Consideration, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole share. Any shares of Surviving Corporation Common Stock issuable pursuant to this Section 4.3(b)(i) shall be issued promptly after the Effective Time.
(ii) Treatment of Company RSAs not held by Rollover Stockholders. Immediately prior to the Effective Time, each Company RSA not held by a Rollover Stockholder shall, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or any holder of any Share or Unvested Share, be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of Unvested Shares covered thereby multiplied by (ii) the Merger Consideration, less applicable Taxes and authorized deductions. Parent shall cause the Surviving Corporation to make the payments contemplated by this Section 4.3(b)(ii), through the Surviving Corporation’s payroll system, as promptly as practicable following the Effective Time (and in no event later than ten (10) Business Days following the Effective Time).

(c) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee of the Company Board, as applicable, shall adopt any resolutions and take any other actions that are necessary or appropriate to effectuate the treatment of the Company Equity Awards pursuant to Sections 4.3(a) and 4.3(b). The Surviving Corporation shall pay through its payroll systems the amounts due pursuant to Section 4.3(a).
IV.4 Company ESPP. As soon as practicable following the date of this Agreement, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) with respect to any “Purchase Period” (as defined in the Company ESPP) in effect as of the date of this Agreement (the “Current ESPP Purchase Period”), no employee who is not a participant in the Company ESPP as of the date of this Agreement may become a participant in the Company ESPP and no participant in the Company ESPP may increase the percentage amount of such participant’s payroll deduction election form then in effect on the date of this Agreement for such Current ESPP Purchase Period, (ii) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Effective Time, (iii) if all such Current ESPP Purchase Periods terminate prior to the Effective Time, then the Company ESPP shall be suspended, (iv) no new Purchase Period shall commence under the Company ESPP prior to the termination of this Agreement and (v) if any Purchase Period would otherwise still be in effect as of less than five (5) Business Days prior to the Closing Date, then the last day of such Current ESPP Purchase Period shall be accelerated to the fifth (5th) Business Day prior to the Closing Date and the final settlement or purchase of Shares thereunder shall be made on that Business Day. The Company shall provide all required notices of the foregoing to the participants in the Company ESPP in accordance with the Company ESPP.
IV.5 Adjustments to Prevent Dilution. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the number of Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities, or a different class, by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, the Merger Consideration shall be equitably adjusted to provide the holders of Shares and Company Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 4.5 shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.
Article V

Representations and Warranties
V.1 Representations and Warranties of the Company. Except as set forth in the Company Reports filed by the Company with the SEC (excluding any disclosures set forth in any risk factor or “forward-looking statements” section or any similar section to the extent they are forward-looking in nature) or in the disclosure schedule delivered to Parent and Merger Sub by the Company in connection with the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent that the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub that:
(a) Organization, Good Standing and Qualification; Charter Documents.
(i) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly incorporated or formed (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept or a similar concept) under the Laws of its jurisdiction of incorporation or formation (as applicable) and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company and each of its Subsidiaries is qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company or such Subsidiary.
(ii) The Company has made available to Parent true, correct and complete copies of the certificate of incorporation (including any certificates of designation), certificate of formation, bylaws, limited liability company agreement, limited partnership agreement, or similar organizational documents (together the “Organizational Documents”) of the Company and each of its Subsidiaries, in each case, as in effect as of the date hereof. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents.
(b) Capital Structure.
(i) The authorized capital stock of the Company consists of (A) 150,000,000 Shares and (B) 25,000,000 shares of preferred stock, par value $0.001 per share. As of August 22, 2024, (1) 43,249,749 Shares are issued and outstanding, and (2) no shares of preferred stock of the Company are issued and outstanding. As of August 22, 2024, 6,525,345 Shares were subject to outstanding Company Options (assuming all Company Options are exercisable in full), 721,245 Shares were subject to Company RSAs solely subject to time-based vesting, and 230,259 Shares were reserved for issuance pursuant to the Company ESPP. Except as set forth in this Section 5.1(b), set forth on Section 5.1(b)(i) of the Company Disclosure Schedule and for the equity interests that may be granted or issued by the Company following the date of this Agreement pursuant to Section 6.1(b) or Section 6.1(b) of the Company Disclosure Schedule, the Company has no other equity interests authorized, issued and/or outstanding. Section 5.1(b)(i) of the Company Disclosure Schedule contains, as of August 22, 2024, a complete and accurate list of outstanding Company Equity Awards, including, as applicable, the exercise price, the name of each holder of the awards, the grant dates for such awards, the number of Shares subject to such awards as of August 22, 2024, and the vesting schedule.
(ii) All of the outstanding Shares have been duly authorized and validly issued in accordance with the Company’s Organizational Documents, as applicable, and are, or will be when issued, fully paid and nonassessable and have not been, or will not be when issued, issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. All of the issued and outstanding equity interests in each of the Company’s Subsidiaries are authorized and validly issued in accordance with the respective Organizational Documents of such Subsidiaries and are fully paid (to the extent required under such Subsidiaries’ Organizational Documents) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Except as otherwise provided in Section 5.1(b)(ii) of the Company Disclosure Schedule, as of the date of this Agreement, the Company owns, directly or indirectly, all of the outstanding equity interests in each of its Subsidiaries free and clear of all Liens other than (A) transfer restrictions imposed by federal, state or foreign securities Laws and (B) any transfer restrictions contained in the Organizational Documents of the Company or its Subsidiaries.
(iii) Except as set forth in the Organizational Documents of the Company or the relevant Subsidiary of the Company, as applicable, and except as otherwise provided in Section 5.1(b)(i), there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any equity interests, securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests or other securities of the Company or any of its Subsidiaries, and no securities, agreements or obligations evidencing such rights are authorized, issued or outstanding.
(iv) Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote), together with the holders of equity interests in the Company or any of its Subsidiaries on any matter.

(v) Except for the Voting Agreement, the Company is not a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement relating to any voting or equity interests in the Company.
(vi) Section 5.1(b)(vi) of the Company Disclosure Schedule sets forth as of the date of this Agreement (A) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, together with the jurisdiction of incorporation or formation (as applicable) of each such Subsidiary, as well as the ownership interest and number and type of capital stock or other securities owned by any other Person in each such Subsidiary, and (B) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person, together with the jurisdiction of incorporation or formation (as applicable) of each such Person. None of the Company’s Subsidiaries own any Shares.
(c) Corporate Authority; Approval and Fairness.
(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement, subject only to obtainment of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
(ii) The Special Committee has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Rollover Stockholders), (B) determined that it is advisable and in the best interests of the Company and its stockholders (other than the Rollover Stockholders) to enter into this Agreement and (C) recommended that the Company Board approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger.
(iii) The Company Board (acting on the recommendation of the Special Committee) has by unanimous vote of the Non-Recused Directors (A) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Rollover Stockholders), (B) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (C) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and, subject to the receipt of the Company Stockholder Approval, the consummation of the Merger and any other transactions contemplated hereby upon the terms and subject to the conditions contained herein, (D) resolved to recommend that the stockholders of the Company vote to approve the adoption of this Agreement, in each case on the terms and subject to the conditions set forth in this Agreement (collectively, the “Company Recommendation”) and (E) directed that this Agreement be submitted to the Company’s stockholders for its adoption. The Company Stockholder Approval is the only vote of the holders of any Shares or other securities of the Company necessary to adopt this Agreement and to consummate the Merger.
(d) Governmental Filings; No Violations.
(i) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any (A) federal, state, local, municipal, foreign or other government; (B) governmental or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); (C) self-regulatory organization (including the NYSE); or (D) arbitral tribunal (each of the foregoing in clauses (A) through (D), a “Governmental Authority”) other than (1) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (2) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), or the Antitrust Laws of any

Governmental Authority (3) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (4) compliance with any applicable rules of the NYSE and (5) where failure to obtain such authorization or take any such action would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) assuming compliance with the matters referred to in Section 5.1(d)(i), conflict with or result in any violation or breach of any provision of the Organizational Documents of the Company or its Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.1(d)(i), conflict with or result in a violation or breach of any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (C) except as set forth on Section 5.1(d)(ii) of the Company Disclosure Schedule and assuming compliance with the matters referred to in Section 5.1(d)(i), require any consent by any Person under, result in any breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any written agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”), binding upon the Company or any of its Subsidiaries or any Company Permit necessary to conduct the business of the Company, or (D) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (B), (C) and (D) above, any such violation, breach, conflict, default, termination, acceleration, cancellation, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(e) Company Reports; Financial Statements; Internal Controls.
(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act since January 1, 2024 (the forms, statements, certifications, reports and documents filed or furnished to the SEC since January 1, 2024 and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished (and, if amended, as of the date of such amendment), complied in all material respects or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not false or misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters with respect to Company Reports received by the Company from the SEC staff.
(ii) The Company has designed and maintains, and at all times since January 1, 2024 has maintained, a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any Fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2024, any material change in internal control over financial reporting required to be disclosed in any Company Report has been so disclosed.
(iii) The consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present, or, in the case of consolidated financial statements included in or incorporated by reference into Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated statements of operations, comprehensive income, equity and cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case in conformity with U.S. GAAP (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto.
(f) Liabilities. There are no obligations or liabilities of the Company or any of its Subsidiaries (whether accrued, contingent or otherwise) that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries other than obligations or liabilities (i) disclosed, reflected or reserved against in the consolidated balance sheet of the Company for the quarterly period ended June 30, 2024 (including any notes thereto); (ii) arising in connection with the transactions contemplated by this Agreement; (iii) incurred in the ordinary course of business since June 30, 2024 (none of which results from or was caused by a breach of any Contract, breach of warranty, tort, infringement or violations of Law by the Company or any of its Subsidiaries); or (iv) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(g) Absence of Certain Changes.
(i) Since January 1, 2024, the Company and its Subsidiaries have, except in connection with the Company’s consideration of strategic alternatives, this Agreement and the transactions contemplated hereby, conducted their businesses in all material respects in the ordinary course of business.
(ii) Since January 1, 2024, there has not been any change, effect, occurrence, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(h) Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened (in writing) civil, criminal or administrative actions, suits, claims, hearings, audits, complaints, arbitrations, investigations or proceedings (each, an “Action”) before any Governmental Authority to which the Company or any of its Subsidiaries is a party or any Action by any Governmental Authority against or involving the Company or its Subsidiaries, in each case that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, none of the Company or any Subsidiary is subject to any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority (an “Order”) or corporate integrity agreement or deferred prosecution agreement regarding non-compliance with any Law, except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(i) Employee Benefits.
(i) Section 5.1(i)(i) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all material Benefit Plans. For purposes of this Agreement,

“Benefit Plans” means all compensatory arrangements (including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and all other employment, consulting (to the extent related to a natural person), retirement, termination or change in control agreements, supplemental retirement, profit sharing, deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock-based incentive, bonus, insurance, medical, welfare, fringe or other plans, contracts, policies or arrangements providing for benefits or remuneration of any kind), in each case with respect to which the Company has or may reasonably be expected to have any liability. With respect to each material Benefit Plan listed on Section 5.1(i)(i) of the Company Disclosure Schedule, the Company has provided or made available to Parent, to the extent requested and applicable, true and complete copies of (A) the plan document (or, if such Benefit Plan is not in writing, a written description of the material terms thereof) and all material amendments thereto, (B) any related trust agreements, insurance contracts or other funding arrangements, (C) the most recent audited financial statements and actuarial or other valuation report prepared with respect thereto, if any, (D) the most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect thereto, and (E) the most recent summary plan description, if any, required under ERISA with respect thereto.
(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Benefit Plans have been administered and operated in compliance with ERISA, the Code and other applicable Laws.
(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Authority by, on behalf of or against any Benefit Plan, other than routine claims for benefits.
(iv) Neither the Company nor any of its Subsidiaries has any liability in respect of any plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code. No Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(v) Neither the execution of this Agreement nor the consummation of the Merger, whether alone or in combination with another event, except as required by Law or as expressly provided for in this Agreement, will (A) entitle any employees of the Company or any of its Subsidiaries to material severance pay or any material increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any material payment or material funding (through a grantor trust or otherwise) of compensation or benefits under, materially increase the amount payable or result in any other material obligation pursuant to any of the Benefit Plans, or (C) result in material payments under any of the Benefit Plans that would not be deductible under Section 280G of the Code.
(j) Compliance with Laws; Company Permits.
(i) Compliance with Laws. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) since January 1, 2024, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with applicable federal, state, local, or foreign laws, statutes, codes, treaties and ordinances, and any rules, regulations, judgments, Orders, writs, injunctions, or decrees, of any Governmental Authority (collectively, “Laws”) in all material respects and (B) since January 1, 2024, the Company has not received any written notice or written communication from any Governmental Authority that it is under investigation by any Governmental Authority for potential non-compliance with any Law.
(ii) Permits. Other than with respect to Company Permits (as defined herein) issued pursuant to or required under Environmental Laws, and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries hold all licenses, permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) issued or granted by any Governmental Authority (the “Company Permits”) necessary for the Company and its Subsidiaries to use, own, and operate their businesses as currently conducted, and such Company Permits are in all material respects in full force and effect.
(k) Material Contracts.
(i) Except for Contracts (including all amendments and modifications thereto) filed as exhibits to the Company Reports or as set forth in Section 5.1(k)(i) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act (such Contracts and all amendments and modifications thereto filed or required to be filed as exhibits to the Company Reports, being hereinafter referred to as a “Material Contract”)).
(ii) As of the date of this Agreement, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is a valid and binding agreement of the Company or any of its Subsidiaries party thereto, enforceable against the Company or any of its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, and is in full force and effect, subject in each case to the Bankruptcy and Equity Exception (and subject to the termination or expiration of any such Material Contract after the date of this Agreement in accordance with its terms). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, as of the date of this Agreement, no other party thereto, is (or with or without notice or lapse of time would be) in default or breach in any material respect under the terms of any such Material Contract and no event has occurred (with respect to defaults or breaches by any other party thereto, to the Knowledge of the Company, as of the date of this Agreement) that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to cancel, terminate or modify in a manner adverse to the Company any Material Contract or (C) accelerate any payment owed by the Company and its Subsidiaries to a third party.
(l) Real Property.
(i) Leased Real Property. Set forth on Section 5.1(l)(i) of the Company Disclosure Schedule is a true, correct and complete list of all Real Property Leases requiring an annual payment in excess of $500,000. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company or its applicable Subsidiary has a valid leasehold interest in all Leased Real Property, free and clear of all Liens, except Permitted Liens; (B) there exists no default or event of default under any of the Real Property Leases (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable) or, to the Knowledge of the Company, as of the date of this Agreement, any other party; and (C) the Company or its applicable Subsidiary has not subleased, licensed, or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof.
(ii) Owned Real Property. A true, correct and complete list, in all material respects, of all real property owned by the Company or any of its Subsidiaries as of the date hereof (collectively, the “Owned Real Property”) is disclosed in Section 5.1(l)(ii) of the Company Disclosure Schedule. As of the date hereof, except as would not have a Material Adverse Effect, (i) the Company or one of its Subsidiaries has good and valid fee simple title to all of the Owned Real Property, free and clear of Liens, other than Permitted Liens, (ii) there are no existing, pending, or, to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting any Owned Real Property, (iii) except for Permitted Liens or as disclosed in Section 5.1(l)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged or deeded in trust any interest in any of the Owned Real Properties, and (iv) either the Company or one of its Subsidiaries is in possession of the Owned Real Property and neither the Company nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any Owned Real Property or any portion thereof.

(m) Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub made in Section 5.2(c), and of the Rollover Stockholders made in the Voting Agreement, the Company Board has taken all necessary corporate action, including the approval of this Agreement, the transactions contemplated by this Agreement, including the Merger, and the Voting Agreement, to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the transactions contemplated by this Agreement, including the Merger, and the Voting Agreement, and no other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Organizational Documents is applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement. There is no shareholder rights plan or “poison pill” antitakeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound.
(n) Privacy & Security Compliance; IT Systems.
(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to the Processing of any Personal Information in the custody, possession, or control of the Company and its Subsidiaries, the Company and its Subsidiaries are, and have been since January 1, 2020, in compliance with all Privacy and Security Requirements. The Company and its Subsidiaries have implemented commercially reasonable physical and logical security measures regarding the confidentiality, integrity and availability of IT Systems and the Confidential Data or Personal Information thereon.
(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2024, (A) neither the Company nor any of its Subsidiaries has experienced a security incident that has compromised the confidentiality, integrity, or availability of the IT Systems and the Personal Information or Confidential Data thereon and (B) neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice of any claims, actions, investigations, inquiries or alleged violations of the Privacy and Security Requirements, security incidents, or any unauthorized intrusions or breaches of the IT Systems and the Personal Information or Confidential Data thereon, nor has the Company or any of its Subsidiaries notified, nor been required by any Privacy and Security Requirements to notify, any person or entity of any violations of Privacy and Security Requirements, security incidents, or any unauthorized intrusions or breaches of the IT Systems and the Personal Information or Confidential Data thereon.
(iii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the IT Systems are adequate and sufficient for, and operate as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted; (B) since January 1, 2024, there have been no failures of the IT Systems that have not since been remediated; (C) the Company and its Subsidiaries have in place commercially reasonable backup and disaster recovery plans and procedures.
(o) Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(i) The Company and each of its Subsidiaries (A) have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, correct and complete; and (B) have duly and timely paid or have duly and timely withheld and remitted all Taxes that are required to be so paid or withheld and remitted by them;
(ii) There are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries, except for Permitted Liens;
(iii) As of the date of this Agreement, there are no pending audits, examinations, investigations, or other proceedings in respect of Taxes of the Company or any of its Subsidiaries;

(iv) The Company has not, nor have any of its Subsidiaries, been either a “distributing corporation” or a “controlled corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to qualify for tax-free treatment under Section 355(a) of the Code;
(v) Neither the Company nor any of its Subsidiaries has “participated” in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);
(vi) Neither the Company nor any of its Subsidiaries (A) is a party to or is bound by any Tax Sharing Agreement or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. Law);
(vii) The Company has not taken any action or knowingly failed to take any action, where such action or failure to act would reasonably be expected to prevent or impede the Merger and any other transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; and
(viii) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 5.1(o) and in Section 5.1(i) (to the extent specifically relating to Taxes) are the sole and exclusive representations and warranties in this Agreement with respect to Tax matters.
(p) Labor Matters.
(i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other similar, material agreement with any labor union or works council (each, a “Labor Agreement”). To the Knowledge of the Company, as of the date of this Agreement, there are no labor union or works council organizing activities with respect to employees of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no strikes, slowdowns, work stoppages or lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.
(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws with respect to labor, employment, fair employment practices (including equal employment opportunity Laws), terms and conditions of employment, workers’ compensation, occupational safety and health, wages and hours, shifts organization and overtime.
(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each individual who is providing or within the past three years has provided services to the Company or any of its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.
(q) Intellectual Property.
(i) Section 5.1(q) of the Company Disclosure Schedule sets forth a list of material Registered Intellectual Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) all Registered Intellectual Property is exclusively owned by the Company or a Subsidiary thereof, free and clear of all Liens other than Permitted Liens, (B) to the Knowledge of the Company, the Company and its Subsidiaries have valid rights to all Intellectual Property used in or necessary for the operation of the business of the Company or its Subsidiaries as is presently conducted, and (C) all Registered Intellectual Property is subsisting and, to the Knowledge of the Company, not invalid or unenforceable. Since January 1, 2024, no third Person has brought an Action against the Company or any of its Subsidiaries challenging the ownership, use, registration, validity or enforceability of any material Intellectual Property owned by the Company or any of its Subsidiaries and no Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding Order restricting the use thereof by the Company or any of its Subsidiaries.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of the Company, the Company and its Subsidiaries and the operation of their businesses, have not since January 1, 2024 infringed, misappropriated or otherwise violated the Intellectual Property of any third Person, nor received from any third Person any written notice alleging the same. Since January 1, 2024, (A) to the Knowledge of the Company, no third party has infringed, misappropriated or violated any Owned Intellectual Property except as would not reasonably be expected to be material to the Company and its Subsidiaries and (B)  neither the Company nor any of its Subsidiaries have sent any third Person written notice alleging the infringement, misappropriation or other violation of any Owned Intellectual Property, other than standard trademark notices sent in the ordinary course of business.
(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain the confidentiality of all trade secrets and confidential information of the Company and its Subsidiaries and (B) to the Knowledge of the Company, there has been no unauthorized disclosure thereof to any third Person.
(iv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no third party has any right to any Owned Source Code (except for service providers providing services to the Company and its Subsidiaries in the ordinary course of business subject to confidentiality obligations), and (ii) software owned by the Company and its Subsidiaries that is distributed or made available to third parties does not incorporate any open source software in a manner that would require the Company or its Subsidiaries to make the Owned Source Code available to third parties.
(r) Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, each of the insurance policies with third-party insurers relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect and all premiums due with respect to such material insurance policies have been paid. Since January 1, 2024, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication regarding any: (a) cancellation or invalidation of or material increase in any premiums associated with any material insurance policy or (b) refusal of any coverage or rejection of any material claim under any material insurance policy, except for such cancellation, invalidation, material increase, refusal or rejection that would not have, individually or in the aggregate, a Material Adverse Effect.
(s) Fairness Opinion. The Special Committee has received the opinion of William Blair & Co., LLC substantially to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be received by a holder of a Share issued and outstanding immediately prior to the Effective Time (other than the holders of Excluded Shares) is fair, from a financial point of view, to such holders (other than the holders of Excluded Shares). The Company shall, promptly following the execution and delivery of this Agreement by all Parties, deliver a copy of such opinion to Parent solely for information purposes, it being understood and agreed that such opinion is for the benefit of the Special Committee and the Company Board and may not be relied upon by Parent or Merger Sub.
(t) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in a Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Parent, Merger Sub, any Rollover Stockholder or their respective Representatives for inclusion or incorporation by reference in a Proxy Statement and any amendment or supplement thereto to the extent such information is supplied by the Parent, Merger Sub, any Rollover Stockholder or their respective Representatives.

(u) Brokers and Finders. Except for fees payable to William Blair & Co., LLC, whose fees are as set forth on Section 5.1(u) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, including the Merger.
(v) Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(i) The Company and its Subsidiaries are in compliance with all Environmental Laws.
(ii) Neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is (A) currently subject to any investigation, remediation, or monitoring or (B) reasonably likely to result in liability to the Company or any of its Subsidiaries, in either case of (A) or (B) under any applicable Environmental Laws.
(iii) Neither the Company nor any of its Subsidiaries has (A) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Owned Real Property or Leased Real Property or (B) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material liability or obligation under any Environmental Law.
(w) No Other Representations or Warranties. Except for the representations and warranties contained in Section 5.2 and in the certificate delivered pursuant to Section 7.3(c), the representations and warranties of the Rollover Stockholders contained in the Voting Agreement and the Rollover Agreement, and the representations and warranties of the Guarantor contained in the Guarantee, the Company agrees and acknowledges that neither Parent, Merger Sub nor any Person on behalf of Parent or Merger Sub or any of its or their respective affiliates makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided or made available to the Company in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and Parent shall not have any liability to the Company resulting from such other representation and warranty. The Company specifically disclaims that it is relying on or has relied on any representations or warranties, other than those representations and warranties contained in Section 5.2 and in the certificate delivered pursuant to Section 7.3(c), the representations and warranties of the Rollover Stockholders contained in the Voting Agreement and the Rollover Agreement, and the representations and warranties of the Guarantor contained in the Guarantee, that may have been made by any Person, and acknowledges and agrees that the Parent, Merger Sub and their respective Affiliates shall not have any liability for any other representations and warranties and do hereby specifically disclaim any other representations and warranties.
V.2 Representations and Warranties of Parent and Merger Sub. Except as set forth in the disclosure schedule delivered to the Company by Parent in connection with the execution of this Agreement (the “Parent Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent that the relevance of such item is reasonably apparent), Parent and Merger Sub each hereby represent and warrant to the Company that:
(a) Organization, Good Standing and Qualification. (i) Parent is a limited liability company duly formed and in good standing under the Laws of the State of Delaware, (ii) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (iii) each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and (iv) each of Parent and Merger Sub is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business require such qualification, in the case of each of clauses (iii) and (iv), except as does not and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub, as applicable, to consummate the Merger or any other transactions contemplated by this Agreement by the Outside Date.
(b) Corporate Authority. No vote of holders of membership interests of Parent is necessary to approve the adoption of this Agreement or the Merger or any other transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement, subject only to the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub, which such approval shall occur immediately following the execution of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c) Governmental Filings; No Violations.
(i) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) the filing of the Certificate of Merger (and such other recordings or filings required by the DGCL to be filed therewith) with the Secretary of State of the State of Delaware, (B) compliance with any applicable requirements of the HSR Act or the Antitrust Laws of any Governmental Authority, (C) compliance with any applicable requirements of the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (D) any filings required by the NYSE and (E) any other similar action or authorization where the failure to take such action or obtain such authorization would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.
(ii) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated in this Agreement do not and will not (A) assuming compliance with the matters referred to in Section 5.2(c)(i), conflict with or result in any violation or breach of any provision of the organizational documents of Parent, Merger Sub or any of their respective Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.2(c)(i), conflict with or result in a violation or breach of any Law applicable to the Parent or Merger Sub or (C) assuming compliance with the matters referred to in Section 5.2(c)(i), require any consent by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, acceleration of any right or obligation or the loss of any benefit to which Parent, Merger Sub or any of their respective Subsidiaries are entitled, under any Contract binding upon Parent, Merger Sub or any of their respective Subsidiaries, or to which any of their respective properties, rights or other assets are subject, or any licenses, permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) issued or granted by any Governmental Authority necessary to conduct the business of Parent, Merger Sub or any of their Subsidiaries as currently conducted, except in the case of clauses (B) and (C) above, any such violation, breach or conflict that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.
(iii) Parent represents and warrants that Kumarakulasingam Suriyakumar, together with his spouse and minor children, as applicable, has as of the date hereof, and at the Effective Time will have, directly or indirectly, the right to (i) fifty percent (50%) or more of the assets of Parent or (ii) fifty percent (50%) or more of the assets of Parent upon dissolution.
(d) Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, threatened Actions against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, prevent or delay the ability of Parent and Merger Sub to consummate the Merger and any other transactions contemplated by this Agreement.
(e) Sufficient Funds. Assuming the satisfaction or the waiver of the conditions of Parent and Merger Sub to consummate the Merger as set forth herein, and assuming the Financing is funded in accordance with its terms, Parent and Merger Sub will have available to them at or immediately after the Effective Time sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger and the transactions to be consummated by them.
(f) Voting Agreement. The Voting Agreement is in full force and effect as of the date hereof and constitutes a valid and binding obligation of the Rollover Stockholders party thereto, enforceable against the Rollover Stockholders in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Voting Agreement.
(g) Rollover Agreement. The Rollover Agreement is in full force and effect as of the date hereof and constitutes a valid and binding obligation of the Rollover Stockholders party thereto, enforceable against each such Rollover Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Rollover Agreement.
(h) Guarantee. The Guarantee is in full force and effect as of the date hereof and each constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Guarantee.
(i) Financing.
(i) Parent has delivered to the Company a true and correct copy of an executed commitment letter, to which Parent is a party, dated on or prior to the date hereof (including the exhibits, annexes and schedules thereto, the “Debt Commitment Letter”) from the lenders party thereto (together with any agents, arrangers or other parties providing commitments or otherwise party thereto, their Affiliates, managed funds and client accounts, successors and assigns providing financing thereunder, collectively, the “Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to lend amounts set forth therein (the “Debt Financing Commitment”).
(ii) Parent has delivered to the Company a true and correct copy of an executed commitment letter, to which Parent is a party, dated on or prior to the date hereof (including the exhibits, annexes and schedules thereto, the “Equity Commitment Letter”, and together with the Debt Commitment Letter, the “Commitment Letters”), from the Equity Investors, pursuant to which the Equity Investors have agreed, subject to the terms and conditions thereof, to invest in Parent the amounts set forth therein (collectively, the “Equity Investment Commitment” and, together with the Debt Financing Commitment, the “Financing Commitments”). The financing transactions contemplated by the Debt Financing Commitment and the Equity Investment Commitment are together referred to in this Agreement as the “Financing”.
(iii) As of the date hereof, there are no agreements, side letters or arrangements, other than the Commitment Letters, to which Parent or any of its Affiliates is a party relating to the Financing Commitments that could adversely affect the availability of the Financing.
(iv) Except as expressly set forth in the Commitment Letters, there are no conditions precedent to the obligations of the Lenders or Equity Investors to provide the Financing or any contingencies that would permit the Lenders or Equity Investors to reduce the total amount of the Financing. Assuming the satisfaction of the conditions set forth in Article VII, as of the date hereof, Parent does not have any reason to believe that any of the conditions to the Financing Commitments will not be satisfied or that the Financing will not be available to Parent on the Closing Date.

(v) Assuming the satisfaction of the conditions set forth in Article VII, the Financing, when funded in accordance with the Commitment Letters, will provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of Parent’s and Merger Sub’s obligations to (i) pay the aggregate Merger Consideration and (ii) pay any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation in connection with the Merger and the Financing.
(vi) As of the date hereof, the Commitment Letters are (i) valid and binding obligations of Parent and, to the Knowledge of Parent, each of the other parties thereto (subject to Bankruptcy and Equity Exception) and (ii) in full force and effect. As of the date hereof, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Commitment Letters. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement and will pay in full any such amounts due on or before the Closing Date. The Commitment Letters have not been modified, amended, or altered as of the date hereof, and, as of the date hereof, none of the respective commitments under the Commitment Letters have been withdrawn or rescinded in any respect.
(j) Ownership of Merger Sub; No Prior Activities. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.001 per share, 100 of which were issued and outstanding. All of the outstanding capital stock of Merger Sub have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Merger Sub, as applicable, and are, or will be when issued, fully paid and nonassessable and have not been, or will not be when issued, issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub, and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, business activities, assets, liabilities or obligations of any nature other than those incident to its organization and pursuant to this Agreement and the Merger and any other transactions contemplated by this Agreement.
(k) Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or any of its Affiliates. Assuming the satisfaction or the waiver of the conditions of Parent and Merger Sub to consummate the Merger as set forth herein, immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the Financing), Parent and each of its Subsidiaries (including the Surviving Corporation) will be Solvent.
(l) Brokers and Finders. Except for fees payable to Houlihan Lokey Capital, Inc., neither Parent, Merger Sub, nor any of their respective Affiliates has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated by this Agreement, including the Merger.
(m) Information Supplied. None of the information supplied or to be supplied by Parent, Merger Sub or any Rollover Stockholder for inclusion or incorporation by reference in a Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent, Merger Sub, any Rollover Stockholder or their respective Representatives with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives for inclusion or incorporation by reference in a Proxy Statement and any amendment or supplement thereto to the extent such information is supplied by the Company or its Representatives.

(n) Ownership of Shares. Except as set forth on Section 5.2(n) of the Parent Disclosure Schedule, as of the date of this Agreement, Parent and its Affiliates own no Shares. Parent and its Affiliates own no other security, instrument or obligation that is or may become convertible into or exchangeable for any Shares.
(o) No Other Investments. Neither Parent nor Merger Sub has entered (nor is it in negotiations to enter) into any agreement or otherwise to acquire or make any investment in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, that could reasonably be expected to prevent, impair or delay the consummation of the Merger.
(p) No Other Representations or Warranties. Except for the representations and warranties contained in Section 5.1 and in the certificate delivered pursuant to Section 7.2(d), Parent and Merger Sub agree and acknowledge that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and the Company shall not have any liability to Parent or Merger Sub resulting from such other representation and warranty. Each of Parent and Merger Sub specifically disclaims that it is relying on or has relied on any representations or warranties, other than those representations and warranties contained in Section 5.1 and in the certificate delivered pursuant to Section 7.2(d), that may have been made by any Person, and acknowledges and agrees that the Company and its Affiliates shall not have any liability for any other representations and warranties and do hereby specifically disclaim any other representations and warranties.
Article VI

Covenants
VI.1 Interim Operations.
(a) Except (i) as required by this Agreement, (ii) as required by applicable Law, (iii) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), (iv) as set forth on Section 6.1(a) of the Company Disclosure Schedule, or (v) to the extent necessary to comply with the obligations set forth in any Contract to which the Company or any of its Subsidiaries is a party in effect on the date of the Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries to, use its and their reasonable best efforts to conduct their businesses in the ordinary course of business and, to the extent consistent therewith, the Company shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to preserve their business organizations intact and to maintain existing relationships with customers, suppliers, distributors, licensors, licensees and other Persons having material business relationships with it.
(b) Except as required or expressly contemplated by this Agreement, (w) as required by applicable Law, (x) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), (y) as set forth on Section 6.1(b) of the Company Disclosure Schedule, or (z) to the extent necessary to comply with the obligations set forth in any Material Contract to which the Company or any of its Subsidiaries is a party in effect on the date of this Agreement, from the date of this Agreement until earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will cause its Subsidiaries not to:
(i) amend or adopt any change in the Organizational Documents of the Company or its Subsidiaries;
(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing material changes or restrictions on the assets, operations or business of the Company or any of its Subsidiaries;
(iii) issue, grant, sell, pledge, dispose of or encumber, or authorize the issuance, grant, sale, pledge, disposition or encumbrance of, any shares of capital stock of the Company or any of its

Subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (A) any issuance, sale, grant or transfer of Shares pursuant to exercise or settlement of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms in effect on the date hereof, and (B) incurrence of any Permitted Liens;
(iv) make any loans, advances or capital contributions to any Person in excess of $25,000 individually or $100,000 in the aggregate (other than (A) to the Company or any of its wholly owned Subsidiaries, and (B) in connection with capital leases and extensions of credit terms to customers in each case in the ordinary course of business);
(v) other than the July Dividend, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock, except for dividends or other distributions paid by any wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company;
(vi) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (except for (A) any such transaction by a wholly owned Subsidiary of the Company and (B) acquisitions of Shares in connection with withholding in respect of Company Equity Awards), or payment of the exercise price in respect of Company Options, in each case, outstanding as of the date of this Agreement pursuant to its terms or granted thereafter not in violation of this Agreement;
(vii) create, incur, assume or guarantee any Indebtedness for borrowed money, letters of credit or guarantees of the same, except for (A) borrowings under the Company Credit Agreement (as in effect as of the date hereof or as amended, restated, modified, supplemented or refinanced in accordance with this Agreement), (B) letters of credit, guarantees or credit support provided by the Company or any of its Subsidiaries in the ordinary course of business, (C) any Indebtedness among the Company and its Subsidiaries or among the Company’s Subsidiaries, and (D) any capital leases entered into in the ordinary course of business;
(viii) incur or commit to any capital expenditure or expenditures other than in the ordinary course of business;
(ix) other than in the ordinary course of business or in connection with any matter to the extent such matter is permitted by any other clause of this Section 6.1(b), (A) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement or (B) amend or terminate any Material Contract in a manner adverse to the Company (other than expirations of any such Material Contract in accordance with its terms) or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries under any Material Contract;
(x) make any changes with respect to financial accounting policies or procedures (other than immaterial changes in the ordinary course of business), except as required by Law or by U.S. GAAP or policy, rules or interpretations with respect thereto by any Governmental Authority or quasi-Governmental Authority with jurisdiction over the Company or its Subsidiaries;
(xi) settle or offer to settle any Action, other than any Tax claim, notice, audit, investigation, assessment or other proceeding with respect to Taxes (which shall be governed by clause (xvii)), for an amount in excess of $500,000 individually or $1,000,000 in the aggregate, other than any settlement or compromise where the amount paid or to be paid by the Company or any of its Subsidiaries is fully covered and paid by insurance coverage maintained by the Company or any of its Subsidiaries;
(xii) sell, acquire, lease or sublease any material assets or properties (including any material real property, but other than Owned Intellectual Property which instead is the subject of Section 6.1(b)(xiii) below) other than (i) in the ordinary course of business, (ii) in replacement of existing assets or properties, (iii) (A) substantially in accordance with the Company’s operating budget for fiscal year 2024 provided to Parent prior to the date hereof, or (B) in accordance with the Company’s operating budget for fiscal year 2025, (iv) acquisitions or sales of inventory, (v) disposals of property at the end of its useful life or disposals of obsolete or expired property, or (vi) sales, acquisitions, leases or subleases between or among the Company and any of its Subsidiaries;
(xiii) sell, assign, transfer, license, abandon, cancel, permit to lapse, pledge, encumber, fail to renew, maintain or pursue filed applications for or otherwise dispose of any material Owned Intellectual Property, other than (A) the grant of non-exclusive licenses in the ordinary course of business, (B) to customers or suppliers in their capacity(ies) as such (x) in the ordinary course of business or (y) pursuant to any Material Contract existing as of the date of this Agreement or (C) when in the Company’s reasonable business judgment, the benefits of retaining such Owned Intellectual Property are outweighed by the burdens of doing so;
(xiv) except as required by Benefit Plans as in effect on the date of this Agreement: (A) increase the amount or accelerate the vesting, payment or funding of the compensation or other benefits payable or provided to the Company’s or any of its Subsidiaries’ current or former officers, directors, individual service providers or employees, other than increases in compensation or benefits in the ordinary course of business with respect to employees at the level of Vice President or below and not exceeding a year-over-year increase of 3% in the aggregate; (B) grant or enter into any cash or equity or equity-based incentive, bonus, employment, change of control, severance or retention agreement with any current or former officer, director, individual service provider or employee of the Company or any of its Subsidiaries; (C) establish, adopt, enter into or amend any collective bargaining agreement, Benefit Plan or arrangement that would be a Benefit Plan if in effect on the date of this Agreement; or (D) accelerate the vesting, funding or payment of any compensatory arrangement;
(xv) negotiate or enter into any Labor Agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representatives for any employees of the Company or any of its Subsidiaries;
(xvi) acquire any capital stock in, or any business line or all or a material portion of the assets constituting any business, corporation, partnership, association, joint venture, or other entity or other business organization in any transaction that involves consideration valued in excess of $500,000, individually or $1,000,000 in the aggregate (including any earn-out payments or other deferred or contingent consideration payable in connection with any such transaction), including by merger, consolidation, purchase of stock or assets or otherwise, except for (A) transactions solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, or (B) acquisitions of assets or inventory in the ordinary course of business;
(xvii) other than in the ordinary course of business, make, revoke or change any material Tax election, make any material change to any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file any claims for material Tax refunds, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return obtained in the ordinary course of business), enter into any material closing agreement, enter into a Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement, settle any material Tax claim, audit or assessment or surrender any right to claim a material (x) Tax refund, (y) offset or (z) other reduction in Tax liability;
(xviii) license, escrow, or otherwise grant any rights to, any material Owned Source Code or disclose any material trade secrets owned or processed by the Company or any of its Subsidiaries (except to customers or service providers of, or Persons with professional, business or commercial relationships with, the Company or its Subsidiaries in the ordinary course of business subject to confidentiality obligations);
(xix) adopt or enter into a plan of complete or partial liquidation or dissolution or voluntarily file for bankruptcy or similar proceeding;
(xx) fail to use reasonable efforts to keep in full force and effect insurance comparable in amount and scope to coverage currently maintained;

(xxi) take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Merger and any other transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; or
(xxii) agree, authorize or commit to do any of the foregoing.
(c) Subject to the terms of this Agreement, including Section 6.5 and Section 6.13, after the date of this Agreement and prior to the Effective Time, none of Parent, Merger Sub, the Rollover Stockholders or the Equity Investors shall take or permit any of their respective Subsidiaries to enter into or agree to enter into any agreement that would reasonably be expected to prevent, materially impair or materially delay the consummation of the Merger or the satisfaction of any of the closing conditions thereto.
(d) Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
VI.2 Acquisition Proposals; Change of Recommendation.
(a) [Intentionally Omitted.]
(b) No Solicitation or Negotiation. Subject to the terms of this Section 6.2, the Company agrees that, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective Representatives to, cease and cause to be terminated solicitations, discussions, communications or negotiations with any Person or Group (and their respective Representatives) that would be prohibited by this Section 6.2 and will immediately cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or Group or its or their Representatives; and shall immediately terminate all access granted to any such Person or Group and its or their Representatives to any physical or electronic data room (or any other diligence access) and will immediately request that any such Person or Group and its or their Representatives return to the Company or destroy any non-public information concerning the Company or its Subsidiaries that was previously furnished or made available to such Person or Group and any of its or their Representatives by or on behalf of the Company in accordance with the terms of any confidentiality agreement in place with such Person or Group, in each case, other than Parent, Merger Sub and their Representatives. The Company agrees that, except as expressly permitted by this Section 6.2, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, neither the Company nor any of its Subsidiaries nor any of their respective Representatives shall directly or indirectly:
(i) initiate, solicit, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;
(ii) furnish to any Person (other than Parent, Merger Sub or any designee of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries (other than Parent, Merger Sub or any designee of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;
(iii) engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 6.2 prohibit such discussions or the provision of such information or data);
(iv) approve, endorse or recommend any Acquisition Proposal;

(v) approve, recommend or enter into any Contract or agreement, arrangement or understanding relating to an Acquisition Proposal (including any letter of intent, memorandum of understanding, merger agreement, or acquisition agreement); or
(vi) resolve or agree to do any of the foregoing.
Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.2(b) by any Representative of the Company or its Subsidiaries who is not a Rollover Stockholder, whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.2(b) by the Company.
(c) Notwithstanding anything in this Section 6.2 to the contrary, but subject to the provisions of Section 6.2(g), prior to the receipt of the Company Stockholder Approval, in response to a bona fide, unsolicited written Acquisition Proposal received after the date of this Agreement that did not result from a breach of this Section 6.2, the Company may, or may authorize its Representatives to, (A) provide non-public information or data in response to a request therefor by a Person or Group who has made a bona fide, unsolicited written Acquisition Proposal if the Company receives from such Person or Group so requesting such information or data an Acceptable Confidentiality Agreement (a copy of which Acceptable Confidentiality Agreement shall be provided promptly (and in any event within twenty-four (24) hours) to Parent for informational purposes); provided that the Company shall promptly make available (and, if applicable, provide copies of) any such information or data to Parent to the extent not previously made available to Parent; provided, further, that the Company shall not waive any of such Person’s confidentiality obligations without Parent’s prior written consent; and (B) engage or participate in any discussions or negotiations with any Person or Group who has made such a bona fide, unsolicited written Acquisition Proposal received after the date of this Agreement that did not result from a breach of this Section 6.2, if and only to the extent that, in each such case referred to in clause (A) or (B) above, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines, in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law.
(d) No Change in Recommendation or Alternative Acquisition Agreement. Except as permitted by Section 6.2(e), neither the Company Board nor the Special Committee shall:
(i) withhold, withdraw, qualify, amend or modify (in a manner adverse to Parent in any respect) (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify (in a manner adverse to Parent in any respect)) the Company Recommendation;
(ii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any Acquisition Proposal;
(iii) fail to include the Company Recommendation in the Proxy Statement;
(iv) with respect to an Acquisition Proposal initiated through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act fail, within ten (10) Business Days of such offer, to recommend against acceptance of such offer after a request by Parent to do so (provided, that the Company shall not be required to reaffirm more than once per Acquisition Proposal (unless the terms of such Acquisition Proposal (including the price) change in any material respect and such change is publicly announced or disclosed)); or
(v) approve, endorse or recommend any Acquisition Proposal or enter into any Contract or agreement, arrangement or understanding relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted by Section 6.2(c) relating to any Acquisition Proposal) (an “Alternative Acquisition Agreement,” and any of the actions set forth in the foregoing clauses (i) through (v), a “Change of Recommendation”).
(e) Superior Proposal Termination; Change of Recommendation.
(i) Anything in this Agreement to the contrary notwithstanding, prior to the receipt of the Company Stockholder Approval, in response to a bona fide, unsolicited written Acquisition Proposal,

either the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Change of Recommendation or cause the Company to terminate this Agreement pursuant to Section 8.1(h), if prior to taking either such action (A) the Company Board (acting on the recommendation of the Special Committee), or the Special Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law and (B) the Company shall have given four (4) Business Days’ prior written notice to Parent that the Company has received such Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal (including the identity of the Person or Group making such Acquisition Proposal), and such notice shall include unredacted copies of any written proposals or documents delivered to the Company or its Representatives) and confirmation that the Company intends to take such action, (C) after giving such notice and prior to effecting such Change of Recommendation, the Company shall (and shall cause its Representatives (excluding any Rollover Stockholder) and shall direct its Representatives to) participate in good faith negotiations with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of this Agreement, the Commitment Letters, the Voting Agreement and/or the Guarantee such that the Acquisition Proposal would cease to constitute a Superior Proposal, and (D) at the end of the four (4) Business Day period, prior to taking action to effect a Change of Recommendation or terminate this Agreement pursuant to Section 8.1(h) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines (taking into account any adjustments or revisions to the terms and conditions of this Agreement, the Commitment Letters, the Voting Agreement and/or the Guarantee committed to by Parent in writing in response to such notice, if any, and any other information offered by Parent in response to such notice) in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal remains a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law; provided that in the event of any change to the financial terms of, or any other material amendment or material modification to, any Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.2(e)(i) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.2(e)(i) shall be reduced to three (3) Business Days.
(ii) Anything in this Agreement to the contrary notwithstanding, prior to the receipt of the Company Stockholder Approval, in response to an Intervening Event, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Change of Recommendation or cause the Company to terminate this Agreement pursuant to Section 8.1(i), if, prior to taking such action, (A) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with Company Board’s fiduciary obligations to the Company’s stockholders (other than the Rollover Stockholders) under applicable Law, (B) the Company shall have given four (4) Business Days’ prior written notice to Parent that the Company has determined that an Intervening Event has occurred or arisen (which notice will reasonably describe such Intervening Event) and that the Company Board or Special Committee intends to effect a Change of Recommendation, (C) after giving such notice and prior to effecting such Change of Recommendation, the Company negotiates (and causes its officers and employees (excluding any Rollover Stockholder), financial advisors and outside legal counsel to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of this Agreement, the Commitment Letters and/or the Guarantee as would permit the Company Board (acting on the recommendation of the Special Committee) or the Special Committee not to effect a Change of Recommendation in response thereto; and (D) at the end of the four (4) Business Day period, prior to taking action to effect a Change of Recommendation, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines (taking into account any adjustments or revisions to the terms of this Agreement, the Voting Agreement, the Commitment Letters and/or the Guarantee proposed by Parent in writing in response to such notice, if any, and any other information offered by Parent in response to such notice), in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Change of Recommendation would reasonably be expected to be inconsistent with the fiduciary obligations owed to the Company’s stockholders (other than the Rollover Stockholders) under applicable Law; provided that in the event of any material changes regarding any Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.2(e) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.2(e)(ii) shall be reduced to three (3) Business Days. “Intervening Event” means any positive change, effect, event, occurrence, state of facts, circumstance or development that is material to the Company and its Subsidiaries, taken as a whole, and was not known to or reasonably foreseeable by the Special Committee as of or prior to the date of this Agreement; provided, however, that in no event shall (i) the receipt, existence or terms of an actual or possible Acquisition Proposal, (ii) any change, in and of itself, in the price or trading volume of the Shares (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), or (iii) the fact that the Company exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event, to the extent otherwise permitted by this definition), constitute or be deemed to contribute to an Intervening Event.
(f) Certain Permitted Disclosure. Anything in this Agreement to the contrary notwithstanding, the Company, directly or indirectly through one or more of its Representatives, may, to the extent applicable, disclose to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition Proposal, in each case, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law; provided, however, that nothing in this paragraph (f) shall be construed to permit the Company to effect any Change of Recommendation other than in accordance with Section 6.2(e).
(g) Notice of Acquisition Proposals. The Company agrees that it will promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if the Company or the Special Committee receives any (1) written Acquisition Proposal, (2) inquiry that could reasonably be expected to lead to an Acquisition Proposal, or (3) request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party (other than requests for information not reasonably expected to be related to an Acquisition Proposal). In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Acquisition Proposal, indication or request, including any proposed financing. Such notice shall also include a copy of such written Acquisition Proposal, and thereafter the Company will promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if such written Acquisition Proposal is amended or modified in writing or if the Company takes any of the actions permitted by the first sentence of Section 6.2(c), which notification shall include a copy of such written amendment or modification or a brief description of the actions taken by the Company pursuant to Section 6.2(c), as applicable. Without limiting the foregoing, the Company shall keep Parent fully informed, on as current basis as is possible, of the status and material terms of any such Acquisition Proposal, indication or request, including any amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall provide Parent with at least twenty-four (24) hours prior notice of any meeting of the Company Board or Special Committee (or such lesser notice as is provided to the members of the Company Board or Special Committee) at which the Company Board or Special Committee is reasonably expected to consider any Acquisition Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

VI.3 Proxy Statement Filing; Schedule 13E-3 Filing; Information Supplied.
(a) The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement, and in no event later than thirty (30) days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). Parent shall (and Parent shall cause its Affiliates to) cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly with the Company prepare and file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 (such transaction statement, including any amendment or supplement thereto, “Schedule 13E-3”) relating to the transactions contemplated by this Agreement. Parent, Merger Sub, and the Company will use their respective reasonable best efforts to cooperate and consult with each other in the preparation of the Proxy Statement and Schedule 13E-3. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and Schedule 13E-3. The Company and Parent shall each use their reasonable best efforts to cause the Proxy Statement and Schedule 13E-3 at the date that they (and any amendment or supplement thereto) are first published, sent, or given to the stockholders of the Company and at the time of the Company Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to resolve, and each Party agrees to consult and cooperate with the other Party in resolving, all SEC comments with respect to the Proxy Statement or Schedule 13E-3 as promptly as practicable after receipt thereof and to cause the Proxy Statement and Schedule 13E-3 to be cleared by the SEC and mailed to the Company’s stockholders in definitive form as promptly as reasonably practicable following clearance thereof with the SEC. The Parties agree to use their reasonable best efforts to consult with each other prior to responding to any SEC comments with respect to the preliminary Proxy Statement or Schedule 13E-3. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Proxy Statement and/or Schedule 13E-3 which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction.
(b) The Company shall promptly notify Parent, and Parent shall promptly notify the Company, as applicable, of the receipt of all comments from the SEC with respect to the Proxy Statement and/or Schedule 13E-3 and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to the other Party copies of all correspondence between such Party and/or any of its Representatives and the SEC with respect to the Proxy Statement and/or Schedule 13E-3. Parent shall provide the Company and its outside legal counsel and other Representatives, and the Company shall provide to Parent and its outside legal counsel and other Representatives, a reasonable opportunity to participate in any discussions or meetings with the SEC related to the Proxy Statement and/or Schedule 13E-3 and/or the transactions related to this Agreement.
(c) The Company agrees, as to itself and its Subsidiaries, that the Proxy Statement, and the Company, Parent and Merger Sub, agrees as to themselves and their Subsidiaries, that the Schedule 13E-3, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company, Parent and Merger Sub shall ensure that none of the information supplied by it for inclusion in the Proxy Statement and/or in the Schedule 13E-3 will, in the case of the Proxy Statement, at the date of mailing to stockholders of the Company or at the time of the Company Stockholders Meeting, or in the case of the Schedule 13E-3, at the time of the filing thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied in writing by or on behalf of the Rollover Stockholders, Parent, its Affiliates or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3, as applicable. If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification, as and to the extent required by applicable Law, (i) the Company shall promptly prepare (with the assistance of Parent as provided for in this Section 6.3(c)) an amendment or supplement to the Proxy Statement and (ii) the Company shall cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders. If at any time following the filing of the Schedule 13E-3 with the SEC, any information relating to the Company or Parent, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Schedule 13E-3, so that the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification, as and to the extent required by applicable Law, (i) the Company and Parent shall promptly jointly prepare an amendment or supplement to the Schedule 13E-3 and (ii) the Company and Parent shall jointly cause the Schedule 13E-3 as so amended or supplemented to be filed with the SEC.
(d) The Company shall provide Parent with a reasonable opportunity to review drafts of the Proxy Statement and will consider in good faith any comments provided by Parent in connection with such review. Parent shall provide the Company with a reasonable opportunity to review drafts of the Schedule 13E-3 and will consider in good faith any comments provided by the Company in connection with such review. Except as required by applicable Law or by the SEC, no amendment or supplement to the Proxy Statement or the Schedule 13E-3 will be made by the Company or Parent, as applicable, without first providing the other Party and its counsel a reasonable opportunity to review and comment thereon, and the Company and Parent will use its respective reasonable best efforts to give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Party or their counsel.
VI.4 Company Stockholders Meeting.
(a) The Company will take, in accordance with applicable Law and its Organizational Documents, all action necessary to establish a record date, give notice of, and convene a special meeting of the Company’s stockholders (the “Company Stockholders Meeting”) as promptly as reasonably practicable after clearance by the SEC staff of the Proxy Statement and the Schedule 13E-3 (and in no event later than forty-five (45) days following the date on which the definitive version of the Proxy Statement is first mailed to holders of Shares), to consider and vote upon the approval of the adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn the Company Stockholders Meeting, except to the extent advised by counsel to be necessary to comply with Law or pursuant to the following sentence. Notwithstanding anything to the contrary in this Agreement, (i) the Company (acting on the recommendation of the Special Committee) may (and, if reasonably requested by Parent, on no more than one (1) occasion, the Company shall) adjourn or postpone the Company Stockholders Meeting for a reasonable period to solicit additional proxies, if the Company reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary either to conduct the business of the Company Stockholders Meeting or to obtain the Company Stockholder Approval and (ii) the Company (acting on the recommendation of the Special Committee) may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company or to give the Company stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company stockholders by issuing a press release, filing materials with the SEC or otherwise, in each case in accordance with the terms of this Agreement, within a reasonable amount of time in advance of the Company Stockholders Meeting; provided that, in the case of each of the foregoing clauses (i) and (ii), unless agreed in writing by the Company and Parent or the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with its outside counsel, that a longer period would reasonably be expected to be required by its fiduciary obligations under applicable Law, any single such adjournment or postponement shall be for a period of no more than ten (10) Business Days each and in no event later than the earlier of (i) three (3) months from the originally scheduled date and (ii) four (4) Business Days prior to the Outside Date. Subject to Section 6.2(e), the Company Board shall include the Company Recommendation in the Proxy Statement and shall use reasonable best efforts to obtain the Company Stockholder Approval.

(b) The Company shall use reasonable best efforts to (i) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and (ii) establish a record date for the Company Stockholders Meeting in accordance with applicable Law and the rules of the NYSE as promptly as reasonably practicable following the filing of the Proxy Statement.
VI.5 Efforts; Cooperation; Antitrust Matters.
(a) Subject to the terms of this Agreement, each of the Company, Parent, and Merger Sub shall, and the Company shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to cause the conditions precedent set forth in Article VII to be satisfied and consummate and make effective the Merger and any other transactions contemplated by this Agreement as promptly as reasonably practicable and in any event prior to the Outside Date and to obtain the approval listed on Section 6.5(a) of the Company Disclosure Schedule, including (i) making any necessary filings, notices, petitions, statements, registrations, or submissions necessary to effect all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from any Governmental Authority; (ii) obtaining from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent or the Company or any of their respective Affiliates, including under the Antitrust Laws; (iii) as promptly as reasonably practicable, and in any event within ten (10) Business Days after the date of this Agreement, making or causing to be made all necessary filings under the HSR Act, and as promptly as reasonably practicable after the date of this Agreement submitting all other notifications, filings and registrations required or advisable under the Antitrust Laws, provided, however, that if there are material changes to the rules under the HSR Act in effect prior to the date that the HSR filings under this Agreement have been made, then Parent and the Company shall make, or cause to be made, filings under the HSR Act as soon as reasonably practicable from the date of this Agreement; (iv) complying to the extent necessary with any request for information by any Governmental Authority in connection with this Agreement, including under the Antitrust Laws; (v) resolving questions or objections, if any, as may be asserted by any Governmental Authority with respect to this Agreement, including under the Antitrust Laws and (vi) as promptly as reasonably practicable, making any other required or advisable registrations, declarations, submissions and filings with respect to the Merger or any other transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities Laws, and any other applicable Law.
(b) The parties to this Agreement shall cooperate and consult with each other in connection with obtaining any authorizations, approvals, consents, registrations, permits, and other confirmations from any Governmental Authority required to consummate the transactions contemplated by this Agreement, and shall, unless prohibited by law, (i) furnish to the other party such information as the other party may reasonably require in connection with the preparation of any filing or submission under the HSR Act or the Antitrust Laws of any other Governmental Authority and subject to customary confidentiality obligations and all applicable privileges (including the attorney-client privilege), (ii) notify each other promptly of any material oral communication with, and upon request, provide copies of any material written communications, correspondence and filings with, any Governmental Authority, (iii) consult and cooperate with, and consider in good faith the views of, one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under the HSR Act or the antitrust laws of any other Governmental Authority; (iv) use good faith efforts to give each other reasonable advance notice of all meetings with any Governmental Authority; and (v) unless prohibited by law or by a Governmental Authority, not participate independently in any meeting with a Governmental Authority without providing reasonable advance notice to the other party and an opportunity to attend and participate in such meeting, provided that in the event one party hereto is prohibited by law or Governmental Authority from participating in or attending any such meeting, the attending party shall keep the other party reasonably apprised with respect thereto. The parties may, as each deems advisable, designate any competitively sensitive material provided to the other party under this Section 6.5 as “outside counsel only” in which case such materials and information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors, unless express written permission is obtained in advance from the source of the materials.

(c) If any objections are asserted with respect to the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Laws, or if any lawsuit or other proceeding, whether judicial or administrative, is instituted (or threatened to be instituted), including any proceeding by any Governmental Authority or private party, challenging the Merger or any other transactions contemplated by this Agreement as violative of any Antitrust Law or which would otherwise prohibit or materially impair or delay in connection with any Antitrust Law the consummation of the Merger or any other transactions contemplated by this Agreement, each of Parent and the Company shall (and, solely with respect to the Company, shall cause its Affiliates to) use their respective reasonable best efforts to resolve any such objections.
(d) In furtherance, and not in limitation, of the foregoing, each of the Parent and the Company shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law necessary to avoid or eliminate each and every impediment under any Antitrust Law so as to enable the Closing to occur no later than the Outside Date.
(e) For purposes of this Agreement, “Antitrust Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other federal, state, foreign or supranational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition, trade or foreign investment Laws and regulations that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, or (ii) regulate transactions involving foreign investments including any Laws that provide for review of national security matters.
VI.6 Information; Access and Reports. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3 or any other statement, filing, consent, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any third party and/or any Governmental Authority in connection with the Merger and any other transactions contemplated by this Agreement; provided, however, that no Party shall be required to furnish information if doing so could result in a waiver of the attorney-client privilege, work product doctrine or other applicable privilege or protection.
VI.7 Stock Exchange Delisting. The Company and Parent shall cooperate to take, or cause to be taken, all actions, and do or cause to be done all things, including making all necessary filings, reasonably necessary, proper or advisable under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Shares from the NYSE, and the deregistration by the Surviving Corporation of the Shares under the Exchange Act as promptly as practicable after the Effective Time and the suspension of the Company’s duty to file reports under sections 13 and 15(d) of the Exchange Act as promptly as practicable after the Effective Time.
VI.8 Publicity. Neither the Company nor Parent, nor any of their respective Affiliates, shall issue any press release or make any other public announcement or public statement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement or the Merger or any other transactions contemplated by this Agreement without consulting with each other and providing meaningful opportunity for review and giving due consideration to reasonable comment by the other Party, except (a) as such press release or other public announcement may be required by applicable Law, in which case the Party required to issue the release or make the announcement shall use reasonable best efforts to provide the other Party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance and shall give reasonable and good-faith consideration to any such comments proposed by the other Party, (b) in connection with a Change of Recommendation, actual or potential Acquisition Proposal or dispute regarding the transactions contemplated hereby, (c) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement, or (d) internal announcements by the Company to employees that are not made public (provided, that, with respect to clause (d), the Company shall reasonably consult with Parent with respect thereto). Notwithstanding anything to the contrary in this Section 6.8, each of the Parties may make public statements so long as any such statements are consistent with previous public statements made by Parent or the Company in compliance with this Section 6.8.

VI.9 Notice of Certain Events. Subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) receipt by such party hereto of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (c) any Action by or before any Governmental Authority being initiated by or against such party or any of its Subsidiaries, or known by such party to be threatened against such party or any of its Subsidiaries or any of their respective directors, officers, employees, or stockholders in their capacity as such, or of any written correspondence received by such party from any Person asserting or threatening a claim with respect to the Merger or, in the case of the Company, any of the Company’s assets or properties, in each case, that is, or is reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole; and (d) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Article VII of this Agreement to be satisfied; provided that, the delivery of any notice pursuant to this Section 6.9 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
VI.10 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Merger and any other transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense, except as otherwise expressly set forth herein and except that (i) expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Statement shall be divided and borne equally between Parent and the Company and (ii) the filing fees payable in connection with the filings of the notification and report forms under any Antitrust Laws in connection with the transactions contemplated by this Agreement shall be divided and borne equally between Parent and the Company.
VI.11 Indemnification; Directors’ and Officers’ Insurance.
(a) From and after the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to, to the extent of and from the Surviving Corporation’s assets available therefor) indemnify and hold harmless, and advance expenses, to the fullest extent permitted under applicable Law, each present and former director, officer and employee of the Company and its Subsidiaries and each individual who is or was serving at the request of the Company or its Subsidiaries as a director, officer, employee, member, trustee, or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise, or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such Indemnified Parties (collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to (x) their service as such or (y) services performed by such Indemnified Parties at the request of the Company or its Subsidiaries, in each case at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including actions to enforce this Section 6.11 or any other indemnification or advancement right of any Indemnified Party.
(b) Parent and Merger Sub agree that all rights to advancement of expenses, exculpation or indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the Indemnified Parties, as provided in the Company’s or each of its Subsidiaries’ Organizational Documents or in any Contract in effect as of the date of this Agreement between an Indemnified Party, on the one hand, and the Company or any of its Subsidiaries, on the other hand, shall survive the Merger and the transactions contemplated by this Agreement, shall be assumed by the Surviving Corporation, and shall continue in full force and effect in accordance with their terms. After the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to, to the extent of and from the Surviving Corporation’s assets available therefor) fulfill and honor such obligations to the maximum extent that the Company or applicable Subsidiary would have been permitted to fulfill and honor them by applicable Law prior to the Effective Time. In addition, for six (6) years following the Effective

Time, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to cause the Charter and Bylaws of the Surviving Corporation to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the Company’s Organizational Documents immediately prior to the Effective Time, and such provisions shall not be amended, repealed or otherwise modified for six (6) years following the Effective Time in any manner that would adversely affect the rights of any Indemnified Parties pursuant to the terms thereof, except as required by applicable Law.
(c) Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, to the extent of and from the Surviving Corporation’s assets available therefor, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement (or, if no such policies are available from insurance carriers with such credit rating, from insurance carriers with the next-highest credit rating then capable of providing such policies) with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the extent of and from the Surviving Corporation’s assets available therefor, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement; provided that in no event shall the Surviving Corporation be required to (or Parent to cause the Surviving Corporation to) expend for such policies pursuant to this sentence an annual premium amount in excess of three hundred percent (300%) of the annual premiums paid by the Company as of the date of this Agreement for such insurance (or to pay an aggregate amount exceeding three hundred percent (300%) of such annual premiums to purchase the “tail” insurance policies contemplated for the first sentence of this paragraph); and provided, further, that if the annual premiums of such insurance coverage (or amount in respect of such “tail” insurance policies, as applicable) exceeds such applicable amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The Company shall provide copies of proposed renewal policies to Parent prior to placement and shall reasonably consult with Parent with respect thereto.
(d) The provisions of this Section 6.11 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Indemnified Party as a third party beneficiary, and nothing in this Agreement shall affect, and the rights of each Indemnified Party under this Section 6.11 shall be in addition to, any indemnification or advancement rights that any such Indemnified Party may have under the Organizational Documents of the Company or any of its Subsidiaries, applicable Law or any Contract in effect as of the date of this Agreement between an Indemnified Party, on the one hand, and the Company or any of its Subsidiaries, on the other hand. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.11 shall not be terminated, eliminated, amended or modified in such a manner as to adversely affect any Indemnified Party without the consent of either such Indemnified Party or the Special Committee.
(e) In the event that Parent or the Surviving Corporation (or any of their respective successors or assigns) shall (i) consolidate or merge with any other Person and shall not be the continuing or surviving corporation or resulting entity in such consolidation or merger, or (ii) transfer at least fifty percent (50%) of its properties and assets to any other Person, then in each case proper provision shall be made (to the extent such obligations are not otherwise transferred, assumed or assigned by operation of law) so that the continuing or surviving corporation or resulting entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.11.

VI.12 Stockholder Litigation. Prior to the Effective Time, each Party shall promptly notify the other Parties (with any notification to the Company also including a notification to the Special Committee) of any stockholder litigation against it or any of its Representatives arising out of or relating to this Agreement, the Merger or any other transactions contemplated by this Agreement and shall keep the other Party reasonably informed regarding any such stockholder litigation. Until the termination of this Agreement in accordance with Article VIII, the Company shall provide Parent (a) an opportunity to review and to propose comments to all material filings and written responses to be made by the Company in connection with any stockholder litigation against the Company and its directors or officers relating to any transaction contemplated by this Agreement. The Company will: (a) consider in good faith any comments reasonably proposed by Parent and (b) give Parent the opportunity to otherwise participate in (but not to control) the defense and/or settlement of any such litigation (in each case at Parent’s expense and subject to a joint defense agreement) and shall consider in good faith Parent’s advice with respect to such litigation (including the defense, settlement or prosecution thereof). In no event shall the Company enter into or propose to enter into, or agree to, any settlement with respect to such stockholder litigation without Parent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. Notwithstanding anything herein to the contrary in this Section 6.12, any legal proceeding relating to Dissenting Shares shall be governed by Section 4.1(g).
VI.13 Financing.
(a) Each of Parent and Merger Sub shall use its reasonable best efforts to obtain, or cause to be obtained, the proceeds of the Financing on the terms and conditions described in the Commitment Letters, including using its reasonable best efforts with respect to (i) maintaining in effect the Commitment Letters, (ii) negotiating definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Commitment Letters or, if available, on other terms that are acceptable to Parent and would not adversely affect (including with respect to timing) the ability of Parent and its Affiliates to consummate the transactions contemplated herein, and (iii) satisfying on a timely basis all conditions applicable to Parent and its Subsidiaries to obtaining the Financing. In the event that all conditions contained in the Commitment Letters have been satisfied (or upon funding will be satisfied), each of Parent and Merger Sub shall use its reasonable best efforts to timely cause the Lenders and Equity Investors to fund the Financing.
(b) Parent shall not, without the prior written consent of the Special Committee, (i) terminate the Commitment Letters, unless the Commitment Letters are replaced in a manner that would not conflict with the following clause (ii), or (ii) permit any amendment or modification to, or any waiver of any material provision or remedy under, or replace, either Commitment Letter if such amendment, modification, waiver, or replacement (w) would (1) add any material new condition to either Financing Commitment (or modify any existing condition in a manner materially adverse to Parent or Merger Sub) or otherwise that would be reasonably expected to materially adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or the likelihood of Parent and Merger Sub doing so, or (2) be reasonably expected to make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, (x) reduces the aggregate amount of the Financing (including by increasing the aggregate amount of fees to be paid in respect of the Financing), (y) would materially adversely affect the ability of Parent or any of its Affiliates to enforce its rights against other parties to either such Commitment Letter or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, or (z) would reasonably be expected to prevent, impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.
(c) In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, Parent shall (i) promptly notify the Special Committee of such unavailability and the reason therefor and (ii) use its reasonable best efforts to obtain as soon as possible following the occurrence of such event, alternative financing (in an amount sufficient to replace such unavailable Financing) from the same or other sources and on terms and conditions no less favorable in the aggregate to the Parent than such unavailable Financing.
(d) Parent shall provide the Special Committee with prompt oral and written notice (i) of (x) any material breach or default by any party to the Commitment Letters or the Definitive Agreements or any termination of the Commitment Letters, (y) the receipt of any written notice or other written communication to Parent or any of its Affiliates from any Lender or Equity Investor, or other financing source with respect to any actual or threatened breach, default, termination or repudiation by any party to the Commitment Letters or the Definitive Agreements or any provision thereof or (z) any material dispute or disagreement between or among Parent and any of its Affiliates, on the one hand, and the Lenders and Equity Investors, on the other hand, or, to the Knowledge of Parent, among any Lenders or Equity Investors to the Commitment Letters or the Definitive Agreements with respect to the obligation to fund any of the Financing or the amount of the Financing to be funded at Closing, and (ii) if at any time for any reason Parent or any of its Affiliates believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by the Commitment Letters or the Definitive Agreements. Parent shall keep the Special Committee reasonably informed on a current basis of the status of its efforts to consummate the Financing.
(e) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall (i) confer upon the Company, its stockholders or any of their respective Affiliates any right or cause of action against the Lenders or their current or future Representatives (collectively, the “Lender Related Parties”) or with respect to the Debt Financing Commitment, the Debt Commitment Letter or any other agreement related thereto or (ii) require the Merger Sub, the Parent or any of their Affiliates to bring any legal proceeding against any Lender or Lender Related Party for any reason, including with respect to the Debt Financing Commitment, the Debt Commitment Letter or any other agreement related thereto. Notwithstanding anything contained in this Agreement to the contrary, the Company, on behalf of itself and its Affiliates and any Person claiming by, through or on behalf of the Company, (x) hereby waives any claims or rights against any Lender or Lender Related Party relating to or arising out of this Agreement, the Debt Financing Commitment, the Debt Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, (y) hereby agrees not to bring any legal proceeding against any Lender or Lender Related Party in connection with this Agreement, the Debt Financing Commitment, the Debt Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, and (z) hereby agrees to cause any legal proceeding asserted against any Lender or Lender Related Party by any such Person in connection with this Agreement, the Debt Financing Commitment, the Debt Commitment Letter and the transactions contemplated hereby and thereby to be dismissed or otherwise terminated, in each case, solely in their capacity as a Lender or Lender Related Party. In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged and agreed that no Lender or Lender Related Party shall have any liability for any claims or damages to Company, its stockholders or any of their respective Affiliates in connection with this Agreement, the Debt Financing Commitment, the Debt Commitment Letter and the transactions contemplated hereby and thereby.
VI.14 Financing Cooperation.
(a) The Company shall use its reasonable best efforts to provide, and shall cause its Subsidiaries to use reasonable best efforts to provide, customary cooperation, to the extent reasonably requested by Parent in writing, in each case to the extent necessary for the Financing; provided that such requested cooperation does not unreasonably interfere with the ongoing business operations of the Company or any of its Affiliates, including using reasonable best efforts to:
(i) participate in a reasonable number of meetings and due diligence sessions at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by the Company;
(ii) furnish to Parent historical financial information regarding the Company as is reasonably available to the Company at such time, customarily required in connection with the execution of financings of a type similar to the Financing and reasonably requested by Parent in connection with the Financing; it being understood that the Company shall have satisfied the obligations set forth in this sentence if the Company shall have used its reasonable best efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided;
(iii) at least four (4) Business Days prior to Closing, provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, relating to the Company and its Subsidiaries, in each case as reasonably requested by Parent at least nine (9) Business Days prior to the Closing Date;
(iv) assist with the preparation, execution and delivery of the Definitive Agreements.
(v) cooperate with the marketing and syndication efforts of Parent and the Lenders for any portion of the Financing as reasonably requested by Parent; and
(vi) facilitate the pledging of collateral and the provision of guarantees in connection with the Financing; and
(vii) obtain and facilitate the negotiation of a payoff letter in customary form and pursuant to which the holders of the Indebtedness under the Company Credit Agreement shall have in form and substance (A) acknowledged that upon receipt of the payoff amount, (1) all obligations of the Company with respect to such Indebtedness shall be paid in full and (2) with respect to the Credit Agreement, all Liens securing such Indebtedness shall be released and (B) with respect to the Credit Agreement, covenanted to file, or shall have granted to Company, Parent or their Representatives or designees the right to file, releases or discharges of Liens securing such Indebtedness, simultaneously with or following the Closing and after repayment of such Indebtedness.
(b) The provisions of Section 6.14(a) notwithstanding, none of the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 6.14 that could: (i) require the Company or any of its Affiliates or any individuals who are officers or directors of such entities solely prior to the Closing to pass resolutions or consents to approve or authorize the execution of the Financing or prior to the Closing, enter into, execute or deliver any certificate, document, notice, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, (ii) cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates, (iii) require the Company or any of its Affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Financing or otherwise incur any obligation under any agreement, certificate, document or instrument (except to the extent the effectiveness of any such fee, expense, liability or obligation is subject to and conditioned upon the occurrence of Closing), (iv) reasonably be expected to cause any director, officer, employee or stockholder of the Company (other than the Rollover Stockholders) or any of its Affiliates to incur any personal liability in connection with the foregoing cooperation, (v) reasonably be expected to conflict with the Organizational Documents of the Company or any of its Affiliates or any Laws, (vi) reasonably be expected to result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which the Company or any of its Affiliates is a party, (vii) provide access to or disclose information that the Company or any of its Affiliates reasonably determine would jeopardize any attorney-client privilege, work product or other applicable privilege or protection of the Company or any of its Affiliates, (viii) require the delivery of any opinion of pre-Closing counsel, (ix) require the Company or any of its Affiliates to prepare any financial statements or information that are not available to the Company and prepared in the ordinary course of the Company’s financial reporting practice, or (x) require the Company or any of its Affiliates to prepare or issue any offering or similar information document. Nothing contained in this Section 6.14 or otherwise shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Financing. Parent shall, promptly on request by the Company, reimburse the Company or any of its Affiliates for all reasonable out-of-pocket costs incurred by them or their respective Representatives in connection with such cooperation and shall reimburse, indemnify and hold harmless the Company and its Affiliates and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing, any action taken by them at the request of Parent or its Representatives pursuant to this Section 6.14 and any information used in connection therewith.
(c) The Parties acknowledge and agree that the provisions contained in this Section 6.14 represent the sole obligation of the Company and its Affiliates and their respective Representatives with respect to cooperation in connection with the arrangement of any financing (including the Financing) that may be obtained by Parent or Merger Sub with respect to the transactions contemplated by this Agreement and the Commitment Letters, and no other provision of this Agreement (including the Exhibits and Schedules hereto) or the Commitment Letters shall be deemed to expand or modify such obligations. All non-public or otherwise confidential information regarding the Company or any of its Affiliates obtained by Parent, Merger Sub or its respective Representatives pursuant to this Section 6.14 shall be kept confidential in accordance with the Confidentiality Agreement.
VI.15 Other Actions by the Company.
(a) Section 16 Matters. The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
(b) Resignations. At or prior to the Closing, at the written request of Parent, the Company shall deliver to Parent the resignation of each member of the Company Board and each director on the board of directors of the Company’s Subsidiaries, in each case, effective as of (and conditioned upon) the Closing.
VI.16 Obligations of Parent.
(a) Parent shall cause Merger Sub and, after the Closing, the Surviving Corporation, to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement.
(b) Parent, in its capacity as the sole stockholder of Merger Sub, shall, in accordance with applicable Law and Merger Sub’s certificate of incorporation and bylaws, approve and adopt this Agreement by written consent immediately following the execution of this Agreement.
VI.17 Tax Matters.
(a) Each of the Parties shall, and shall cause their Affiliates to, take such actions to cause the Merger to qualify, and refrain from taking such actions that could prevent or impede the Merger and any other transactions contemplated by this Agreement from qualifying, for the Intended Tax Treatment. The Parties hereby agree to file all applicable Tax Returns on a basis consistent with the Intended Tax Treatment, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law).
(b) The Parties shall, and shall cause their Affiliates to, cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, the Tax treatment of any aspect of the Merger and any other transactions contemplated by this Agreement or any audit or other Action pertaining to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding or audit, making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder (to the extent such information or explanation is not publicly or otherwise reasonably available).
(c) The Party required by applicable Law shall prepare and timely file any Tax Returns or other filing related to Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes, provided that Parent and the Company shall, and shall cause their respective Affiliates to, cooperate to provide reasonable assistance in connection therewith to the preparing Party. The Transfer Taxes and related costs of filing Tax Returns shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Company.
VI.18 July Dividend. In the event that the Effective Time occurs prior to November 29, 2024, subject to applicable Laws, in connection with the Closing and prior to the Effective Time, the Company shall (a) pay the quarterly cash dividend of $0.05 per share declared on July 31, 2024 (the “July Dividend”), and (b) provide to its transfer agent, for further payment to the holders of Shares as of the record date for the July Dividend or, if earlier, the Effective Time, all of the cash necessary to pay the July Dividend pursuant to this Section 6.18, which cash shall not form part of the Payment Fund. For the avoidance of doubt, in no event shall Parent, Merger Sub or any of their respective Affiliates (other than the Company) have any obligation, or be subject to any liability, to pay or fund the July Dividend.
VI.19 Special Committee . Prior to the Effective Time, without the prior written consent of the Special Committee, (i) the Company Board shall not dissolve or otherwise dismantle the Special Committee, or revoke or diminish the power and authority of the Special Committee, and (ii) neither Parent, Merger Sub nor their respective Affiliates shall remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a member of the Company Board or such Special Committee other than for cause.
VI.20 Actions Taken at Direction of Parent or Merger Sub. Notwithstanding anything herein to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, if the alleged breach is the proximate result of action or inaction taken by the Company at the express written direction of any officer or director of Parent or any Rollover Stockholder after the date of this Agreement and without the approval or direction of the Company Board (acting on the recommendation of the Special Committee) or the Special Committee.
Article VII

Conditions
VII.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b) HSR Clearance. The waiting period (or any extensions thereof) applicable to the Merger under the HSR Act, in each case, relating to the Merger shall have expired, been terminated or waived.
(c) Laws or Orders. No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered after the date of this Agreement any Law (whether temporary, preliminary or permanent) or Order that is in effect that enjoins or otherwise prohibits consummation of the Merger.
VII.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:
(a) Representations and Warranties. Each of (i) the representations and warranties of the Company set forth in Section 5.1(b) (Capital Structure) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), (ii) the representations and warranties of the Company set forth in Section 5.1(a)(i) and the last sentence of Section 5.1(a)(ii) (Organization, Good Standing and Qualification), Section 5.1(c) (Corporate Authority; Approval and Fairness), and Section 5.1(u) (Brokers and Finders) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); and (iii) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality limitations, such as “material,” “in all material respects” and “Material Adverse Effect” set forth therein) shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iii), for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Material Adverse Effect. Since the date of this Agreement, there shall not have been or occurred any Material Adverse Effect.
(d) Company Closing Certificate. Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(c) are satisfied.
VII.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
(a) Representations and Warranties. Each of (i) the representations and warranties of Parent and Merger Sub set forth in Section 5.2(c)(iii) (Ultimate Parent Entity) of this Agreement shall be true and correct as of the Closing Date, (ii) the representations and warranties of Parent and Merger Sub set forth in Section 5.2(a) (Organization, Good Standing and Qualification) and Section 5.2(b) (Corporate Authority) of this Agreement shall be true and correct in all material respects as of the Closing Date; and (iii) the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except as would not, individually or in the aggregate, reasonably be expected to prevent the ability of Parent or Merger Sub to consummate the Merger and deliver the aggregate Merger Consideration in accordance with Article IV.
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Parent Closing Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and an officer of Merger Sub certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) are satisfied.
VII.4 Frustration of Closing Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including, without limitation, Article V, nor shall any condition set forth in Section 7.1, Section 7.2, or Section 7.3 be deemed unsatisfied, nor shall Parent or Merger Sub have any right to terminate this Agreement pursuant to Article VIII, if the alleged breach, the failure of a condition to be satisfied or the action or inaction giving rise to a right of termination, is the result of any action or inaction (i) by Parent, Merger Sub, any of the Rollover Stockholders or Guarantor or (ii) by the Company at the direction of any Rollover Stockholder or the Guarantor, except where there is any express approval by or direction from the Special Committee.
Article VIII

Termination
VIII.1 Termination. This Agreement may be terminated and the Merger and any other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time:
(a) by mutual written consent of the Company (by the Company Board (acting on the recommendation of the Special Committee)) and Parent;
(b) by either Parent or the Company (by the Company Board (acting on the recommendation of the Special Committee)), if the Merger shall not have been consummated on or before February 26, 2025 (the “Outside Date”), provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose action or failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date; provided, further, notwithstanding the foregoing provisions of this Section 8.1(b), Parent and the Company (by the Company Board (acting on the recommendation of the Special Committee)) may mutually agree in writing to amend the Outside Date to any other date as agreed;
(c) by either Parent or the Company (acting on the recommendation of the Special Committee), if the Company Stockholder Approval shall not have been obtained if a vote shall have been taken thereon at the Company Stockholders Meeting or at any postponement or adjournment thereof taken in accordance with this Agreement (and the Company Stockholders Meeting shall have concluded); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to (i) any Party whose action or failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure to obtain the Company Stockholder Approval at the Company Stockholders Meeting or (ii) Parent if the failure to obtain the Company Stockholder Approval is due to the failure of any of the Rollover Stockholders to vote any of the Rollover Shares in favor of the approval of the adoption of this Agreement in accordance with the terms and conditions of the Voting Agreement;
(d) by either Parent or the Company (acting on the recommendation of the Special Committee) if any court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered any Order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger and such Order shall become final and non-appealable;
(e) by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company was or shall have become untrue, in either case such that any condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company describing such breach or failure in reasonable detail and stating Parent’s intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement pursuant to this Section 8.1(e) or (ii) three (3) Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement pursuant to this Section 8.1(e) shall not be available to Parent if it or Merger Sub is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b);
(f) by the Company (acting on the recommendation of the Special Committee), if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that any condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by the Company to the breaching Party describing such breach or failure in reasonable detail and stating the Company’s intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement pursuant to this Section 8.1(f) or (ii) three (3) Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement pursuant to this Section 8.1(f) shall not be available to the Company if it is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement that would give rise to the failure of any condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c);
(g) by Parent, prior to the time the Company Stockholder Approval is obtained, if a Change of Recommendation shall have been made or occurred;
(h) by the Company (with the prior approval of the Special Committee), prior to the time the Company Stockholder Approval is obtained, in order to enter into an Alternative Acquisition Agreement in respect of a Superior Proposal in accordance with Section 6.2(e); provided that, substantially concurrently with such termination, the Company pays or causes to be paid the Company Termination Fee due to Parent;

(i) by the Company, prior to the time the Company Stockholder Approval is obtained, if a Change of Recommendation shall have been made or occurred in accordance with Section 6.2(e)(ii); or
(j) by the Company if (i) all of the conditions set forth in Section 7.1 and Section 7.2 (except for those conditions that by their nature are to be satisfied at the Closing) have been and continue to be satisfied, (ii) the Company has notified Parent in writing that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (iii) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating that the Company’s intention is to terminate this Agreement pursuant to this Section 8.1(j) and (iv) Parent fails to consummate the Closing at the end of such three (3) Business Day period following the delivery of such notice specified in clause (iii) above.
VIII.2 Effect of Termination and Abandonment.
(a) In the event of the termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except as otherwise expressly provided herein and except that the Confidentiality Agreement and the provisions of Section 6.8 (Publicity), Section 6.10 (Expenses), Section 6.13(e), Section 8.2 (Effect of Termination and Abandonment), and Article IX of this Agreement shall survive the termination hereof. Notwithstanding the foregoing, the termination of this Agreement shall not relieve (i) Parent and Merger from any liability for up to an aggregate of $1,500,000 of monetary damages resulting or arising from such parties’ Fraud occurring prior to such termination and (ii) the Company from any liability for up to an aggregate of $1,500,000 of monetary damages resulting or arising from such party’s Fraud occurring prior to such termination.
(b) In the event that this Agreement is terminated:
(i) (A) by either the Company or Parent pursuant to Section 8.1(b) (Outside Date) or Section 8.1(c) (Company Stockholder Approval Not Obtained) or by Parent pursuant to Section 8.1(e) (Company Breach);
(A) following the date of this Agreement, an Acquisition Proposal shall have been made publicly or announced or otherwise becomes known, disclosed, or communicated to the Company, the Company Board, or the Special Committee; and
(B) concurrently with or within twelve (12) months of such termination, the Company shall have entered into an Alternative Acquisition Agreement with respect to an Acquisition Proposal (regardless of whether the transaction contemplated by such Alternative Acquisition Agreement occurs within the 12-month period) or shall have consummated a transaction that constitutes an Acquisition Proposal; provided that, for purposes of this Section 8.2(b), the references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;
(ii) by Parent pursuant to Section 8.1(g) (Change of Recommendation); or
(iii) by the Company pursuant to Section 8.1(h) (Superior Proposal) or Section 8.1(i) (Intervening Event);
then, (1) in the case of Section 8.2(b)(i), upon the earlier of the entry into such definitive agreement or the consummation of such transaction that constitutes an Acquisition Proposal (2) in the case of Section 8.2(b)(ii), as soon as practicable (but in any event within two (2) Business Days) after the termination of this Agreement, and (3) in the case of Section 8.2(b)(iii), substantially concurrently with or prior to the termination of this Agreement, the Company shall pay or cause to be paid a termination fee of $5,277,367 (the “Company Termination Fee”) to Parent by wire transfer of immediately available funds to an account designated in writing by Parent. The parties agree that the payment of the Company Termination Fee shall constitute liquidated damages and not a penalty and, together with (i) Parent’s and Merger Sub’s right to up to an aggregate of $1,500,000 of monetary damages resulting or arising from Fraud by the Company, and (ii) a decree or order of specific performance or an injunction or injunctions or other relief pursuant to Section 9.5(b), shall be the sole and exclusive remedies available to Parent and Merger Sub with respect to this Agreement and the transactions contemplated hereby.

(c) In the event that this Agreement is terminated:
(i) by the Company pursuant to Section 8.1(f); or
(ii) by the Company pursuant to Section 8.1(j);
then, within three (3) Business Days after termination of this Agreement, Parent shall pay or cause to be paid a termination fee in an amount equal to $750,000 (the “Parent Termination Fee”) to the Company by wire transfer of immediately available funds to an account designated in writing by Parent. The parties agree that the payment of the Parent Termination Fee shall constitute liquidated damages and not a penalty and, together with (i) the Company’s right to up to an aggregate of $1,500,000 of monetary damages resulting or arising from Fraud by Parent or Merger Sub, (ii) a decree or order of specific performance pursuant to Section 9.5(d) or pursuant to the Equity Commitment Letter or the Rollover Agreement, and (iii) the Guarantee shall be the sole and exclusive remedies available to the Company with respect to this Agreement and the transactions contemplated hereby.
(d) In no event shall the Company or Parent be required to pay the Company Termination Fee or Parent Termination Fee, respectively, on more than one occasion.
Article IX

Miscellaneous and General
IX.1 Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), Section 6.13(e), and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger in accordance with their respective terms. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses), Section 6.13(e), and Section 8.2 (Effect of Termination and Abandonment) and the Guarantee shall survive the termination of this Agreement in accordance with its terms. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.
IX.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Parent, Merger Sub and the Company (by the Company Board (acting on the recommendation of the Special Committee)), or in the case of a waiver, by the Party against whom the waiver is to be effective (and, if such Party is the Company, by the Company Board (acting on the recommendation of the Special Committee)); provided that (i) after the receipt of the Company Stockholder Approval, no amendment shall be made that by applicable Law requires further approval by the Company’s stockholders without obtaining such further approval and (ii) after receipt of approval by Parent as the sole stockholder of Merger Sub, no amendment shall be made that by applicable Law requires further approval by Parent without obtaining such further approval. No amendment or waiver to this Section 9.2¸ Section 6.13(e), Section 9.1, Section 9.5(a), Section 9.8, Section 9.13 and Section 9.14 or any defined term used therein that is adverse to any Lender or Lender Related Party shall be effective as to such Lender or Lender Related Party without the written consent of such Lender or Lender Related Party, as applicable.
IX.3 Waiver. The conditions to each of the respective Parties’ obligations to consummate the Merger and any other transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the fullest extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective (and, if such Party is the Company, by the Company Board (acting on the recommendation of the Special Committee)). No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law (except to the extent specifically provided otherwise in Section 8.2).
IX.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
IX.5 Governing Law and Venue; Waiver of Jury Trial; Specific Performance.
(a) This Agreement and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties (a) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or any court from which an appeal therefrom may be taken (the “Chosen Courts”), in the event any dispute between the Parties (whether in contract, tort or otherwise) that many directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (b) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (c) agrees that it shall not bring any claim, action or proceeding against any other Parties that many directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each Party hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9.6, such service to become effective ten (10) days after such mailing. Notwithstanding anything herein to the contrary, each of the Parties (i) submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan within the City of New York, New York and the appellate courts thereof in any legal proceeding against a Lender or Lender Related Party arising out of or relating to the Debt Financing Commitment or the Debt Commitment Letter or its performance or subject matter, (ii) agrees that all claims in respect of such legal proceeding may be heard and determined in any such court and (iii) agrees not to bring any legal proceeding against a Lender or Lender Related Party arising out of or relating to the Debt Financing Commitment or the Debt Commitment Letter or its performance or subject matter in any other courts. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each of the Parties agrees that any claims brought against a Lender or Lender Related Party arising out of or relating to the Debt Financing Commitment or the Debt Commitment Letter, its performance or its subject matter shall be governed by the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MANY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (INCLUDING ANY ACTION AGAINST ANY LENDER OR LENDER RELATED PARTY IN CONNECTION WITH THIS AGREEMENT, THE DEBT FINANCING COMMITMENT, THE DEBT COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY), OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER ARISES OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(b) The Company acknowledges and agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Company does not perform any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breaches or threatens to breach any such provisions. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VIII, subject to the limitations set forth therein and in this Section 9.5(b), Parent shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, including the Company’s obligation to consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions of this Agreement in the Chosen Courts without proof of actual damages (and the Company hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which Parent is entitled at law or in equity. The Company further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
(c) Notwithstanding any other provision of this Agreement to the contrary, under no circumstances will a party or any Affiliate of a party be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages; provided that, notwithstanding anything to the contrary in this Section 9.5(c), the Company expressly acknowledges and agrees that the election to pursue an injunction, specific performance or other equitable relief prior to the termination of this Agreement pursuant to Article VIII shall not restrict, impair or otherwise limit Parent from seeking in the alternative from the Chosen Court monetary damages.
(d) Notwithstanding anything in this Agreement to the contrary, the parties agree that, prior to the termination of this Agreement in accordance with Section 8.1, the Company shall be entitled to enforce specifically Parent’s obligation to consummate the Closing at the time the Closing is required to occur in accordance with this Agreement, if and only if (and only so long as): (i) Parent fails to consummate the Closing on or prior to the date required pursuant to Section 1.2; (ii) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or validly waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but which are then capable of being satisfied); (iii) the Debt Financing Commitment has been funded in accordance with the terms and conditions thereof or will be funded at the Closing in accordance with the terms and conditions of the Debt Commitment Letter if the Equity Investment Commitment is funded, in each case in accordance with the terms thereof; (iv) the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate, and will consummate, the Closing in accordance with the terms hereof and, if the Debt Financing Commitment and Equity Investment Commitment are funded, the Company shall take such actions that are required of it by this Agreement to consummate the Closing, as of such date, pursuant to the terms of this Agreement; and (v) Parent shall have failed to consummate the Closing within three (3) Business Days following receipt of such irrevocable notice. Parent further agrees not to assert that a remedy of specific enforcement in accordance with this Section 9.5(d) is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for Parent’s failure to consummate the Closing as described in this Section 9.5(d).

IX.6 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Agreement shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email; provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

If to Parent or Merger Sub:

ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: [**]

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com

If to the Special Committee:

ARC Document Solutions, Inc.
12657 Alcosta Blvd, Suite 200
San Ramon, California, 94583
Attention: Special Committee of the Board of Directors
Email: [**]

with a copy to (which shall not constitute notice):

K&L Gates LLP
300 S. Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Sean M. Jones; Coleman Wombwell
Email: Sean.Jones@klgates.com; Coleman.Wombwell@klgates.com

If to the Company:

ARC Document Solutions, Inc.
12657 Alcosta Blvd, Suite 200
San Ramon, California, 94583
Attention: Tracey Luttrell, Corporate Counsel & Corporate Secretary; Bradford Brooks, Director
Email: [**]

with a copy to (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP
2600 El Camino Real, Suite 400
Palo Alto, California 94306
Attention: Glenn Luinenburg; Eric Hanson
Email: glenn.luinenburg@wilmerhale.com; eric.hanson@wilmerhale.com with a copy to (which shall not constitute notice):

K&L Gates LLP
300 S. Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Sean M. Jones; Coleman Wombwell
Email: Sean.Jones@klgates.com; Coleman.Wombwell@klgates.com

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein.
IX.7 Entire Agreement.
(a) This Agreement (including any exhibits, annexes and schedules hereto) and the documents and other agreements among the Parties, or any of them, as contemplated by or referred to herein, including the Guarantee, the Voting Agreement and the Commitment Letters, together with each other agreement entered into by or among any of the Parties as of the date of this Agreement that makes reference to this Section 9.7, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof.
(b) The Company Disclosure Schedule and the Parent Disclosure Schedule are “facts ascertainable” as that term is used in Section 251(b) of the DGCL and do not form part and shall not be deemed part of this Agreement for purposes of any provision of the DGCL but shall have the effects provided herein.
IX.8 No Third-Party Beneficiaries. Except as provided in this Section 9.8, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies of any nature hereunder, including the right to rely upon the representations and warranties set forth herein; provided that if, and only if, the Effective Time occurs, (a) the Company’s stockholders shall be third-party beneficiaries of, and entitled to rely on and enforce (by the Company as further provided in this Section 9.8), the right to receive the Merger Consideration pursuant to Section 4.1 (Effect on Capital Stock) and Section 4.2 (Exchange of Share Certificates), (b) the holders of Company Equity Awards shall be third-party beneficiaries of, and entitled to rely on, and enforce (by the Company as further provided in this Section 9.8), Section 4.3 (Treatment of Company Equity Awards), and (c) the Indemnified Parties shall be third-party beneficiaries of, and entitled to rely on, Section 6.11 (Indemnification; Directors’ and Officers’ Insurance); provided, further, that, in furtherance but not in limitation of the foregoing, the Company shall have the right, for, in the name of and on behalf of the Company’s stockholders and holders of Company Equity Awards (each of which are third-party beneficiaries of this Agreement solely to the extent required for this provision to be enforceable), to enforce Section 4.1 and Section 4.3 in the event of a breach by Parent or Merger Sub of such sections of this Agreement, it being agreed that in no event shall any such stockholder or holder be entitled to enforce any of their rights, or any of Parent’s or Merger Sub’s obligations, under this Agreement in the event of any such breach, but rather the Company shall have the sole and exclusive right to do so, as agent for such stockholders or holders. The Parties further agree that the rights of third-party beneficiaries under the first proviso of this Section 9.8 shall not arise unless and until the Effective Time occurs. Notwithstanding the foregoing, each Lender and Lender Related Party is intended to be, and shall be, an express third-party beneficiary of this Section 9.8¸ Section 6.13(e), Section 9.1, Section 9.2, Section 9.5(a), Section 9.13 and Section 9.14.
IX.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.
IX.10 Definitions. All capitalized terms used in this Agreement will have the meanings assigned to such terms in Annex A attached hereto and incorporated herein by reference or as otherwise defined elsewhere in this Agreement.
IX.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
IX.12 Interpretation; Construction.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.
(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation”; the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear; the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if;” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Currency amounts referenced herein are in U.S. Dollars. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). The terms “provided to” or “made available to,” with respect to documents to be provided by the Company to Parent or Merger Sub shall include all documents (i) filed or furnished with the SEC and that are publicly available at least three (3) Business Days prior to the date hereof (ii) published or made accessible by the Company or its Representative in the virtual data room established by or on behalf of the Company in connection with the transactions contemplated by this Agreement (and which Parent can access); or (iii) provided by the Company or its Representatives by electronic mail or in person at least three (3) Business Days prior to the date hereof. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is to be excluded. Unless otherwise specified in this Agreement, all references in this Agreement to any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference.
(c) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
IX.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Parties, except that Parent or Merger Sub may (i) collaterally assign, in whole or in part, this Agreement and its rights hereunder, to the Lenders or other financing sources or purchasers of debt securities and (ii) transfer or assign their rights and obligations under this Agreement, by written notice to the Company, to one of their Affiliates, in which event all references to Merger Sub or Parent, as applicable, in this Agreement shall be deemed references to such Affiliate, except that all representations and warranties made in this Agreement with respect to Merger Sub or Parent, as applicable, as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Affiliate as of the date of such designation; provided that (a) no assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and any other transactions contemplated by this Agreement, (b) no assignment shall relieve Parent of any of its obligations pursuant to this Agreement and (c) no assignment shall relieve Merger Sub of its obligations that are unperformed by its assignee. Any purported assignment in violation of this Agreement shall be void and of no force or effect whatsoever.
IX.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any certificate or instrument delivered in connection herewith, the Parties acknowledge and agree that this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby or any breach (whether willful, intentional, unintentional or otherwise) or any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith or therewith) may only be made against the entities that are expressly identified as Parties hereto and no related parties shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, arising out of or relating to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representations made or alleged to be made in connection herewith. For the avoidance of doubt, all claims, obligations, liabilities, causes of action or proceedings (in each case whether by or through attempted piercing of the corporate veil and whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, this Agreement, or the negotiation, execution, performance, of this Agreement or the transactions contemplated hereby or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representations made or alleged to be made in connection herewith shall be made only against the Parties and to the maximum extent permitted by law, each Party hereby waives and releases all such claims, obligations, liabilities, cause of action or proceedings against the former, current and future directors, managers, officers, employees, agents, attorneys, auditors, financial auditors or other authorized representatives, Affiliates, Lenders, Lender Related Parties and other financing sources, direct or indirect holders of any equity, controlling persons, members, managers, general or limited partners, shareholders and successors and assigns of each of Parent, Merger Sub and any of the foregoing’s respective former, current and future directors, managers, officers, employees, agents, attorneys or other authorized representatives, Affiliates, financing sources, direct or indirect holders of any equity, controlling persons, members, managers, general or limited partners, shareholders and successors and assigns (“Parent Related Parties”). Without limiting the foregoing, no claim will be brought or maintained by any Party or any of its Affiliates or any of their respective successors or permitted assigns against, and no Person shall seek to recover monetary damages from, any Parent Related Party, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any Party hereto set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder. Notwithstanding the foregoing, for the purpose of clarification, this Section 9.14 shall not affect the right of any party to the Guarantee or the Equity Commitment Letters to enforce its rights therein, in each case, to the extent set forth therein.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

TECHPRINT HOLDINGS, LLC
By:	/s/ Kumarakulasingam Suriyakumar
Name: Kumarakulasingam Suriyakumar
Title: Manager
TECHPRINT MERGER SUB, INC.
By:	/s/ Kumarakulasingam Suriyakumar
Name: Kumarakulasingam Suriyakumar
Title: President
ARC DOCUMENT SOLUTIONS, INC.
By:	/s/ Tracey Luttrell
Name: Tracey Luttrell
Title: Corporate Counsel and Secretary

[Signature Page to Agreement and Plan of Merger]

ANNEX A

DEFINED TERMS
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement on terms, including with respect to the “standstill” provisions thereof, at least as restrictive as those contained in the Confidentiality Agreement that is executed, delivered and effective after the execution and delivery of this Agreement.
“Acquisition Proposal” means any proposal or offer by any Person or Group with respect to (i) a merger, joint venture, partnership, consolidation, tender offer, license, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or assets, in each case, representing twenty percent (20%) or more of the consolidated net revenues, net income or total assets (including equity securities of the Subsidiaries of the Company) of the Company; (ii) a dissolution, liquidation, recapitalization, reorganization or similar transaction involving the Company or any of its Subsidiaries or assets, (iii) any direct or indirect purchase, acquisition, lease, license or exchange by any Person or Group resulting in, or proposal or offer, which if consummated would result in, any Person or Group becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of twenty percent (20%) or more of (x) the total voting power of any class of equity securities of the Company, or those of any of its Subsidiaries or (y) assets representing twenty percent (20%) or more of the consolidated net revenues or total assets (including equity securities of its Subsidiaries or any other entity) of the Company; or (iv) any combination of the foregoing, in each case, other than the transactions contemplated by this Agreement.
“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a second Person, provided that (w) none of Parent, Merger Sub or the Rollover Stockholders shall be deemed to be Affiliates of the Company or any Subsidiaries of the Company and (x) the Company and Subsidiaries of the Company shall not be deemed to be Affiliates of Parent, Merger Sub or the Rollover Stockholders, in each case, for any purpose hereunder.
“Business Day” means any day ending at 11:59 p.m. (Pacific time) other than a Saturday or Sunday or a day on which banks in San Francisco County, California are required or authorized to close.
“Company Credit Agreement” means that certain Credit Agreement, dated as of April 22, 2021, by and among ARC Document Solutions, LLC, the lenders and other parties thereto, U.S. Bank National Association, as administrative agent, L/C issuer, and swing line lender, and BMO Harris Bank N.A. as the syndication agent, as amended and as in effect from time to time.
“Company ESPP” means the Company’s Amended and Restated 2005 Employee Stock Purchase Plan, as amended and as in effect from time to time.
“Company Stock Plans” means the Company 2021 Incentive Plan, Company 2014 Stock Incentive Plan and the Company 2005 Stock Plan, in each case as amended and as in effect from time to time.
“Company Stockholder Approval” means the adoption of this Agreement by affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon.
“Confidential Data” means all data for which (i) the Company is required by Law, Contract or privacy policy to keep confidential or private, including all such data transmitted to the Company by customers of the Company or Persons that interact with the Company and (ii) confidential data or other trade secrets included in Owned Intellectual Property or processed by the Company or any of its Subsidiaries. “Confidentiality Agreement” means that certain letter agreement, by and between the Company and Kumarakulasingam Suriyakumar, dated as of June 27, 2024.
“Dissenting Shares” means Shares issued and outstanding immediately prior to the Effective Time (other than such Shares that are to be cancelled or converted in accordance with Section 4.1(b) or Section 4.1(c)) that are held by stockholders of the Company who (i) did not vote in favor of this Agreement or the Merger (or consent thereto in writing), (ii) is entitled to demand appraisal rights with respect to such Shares, and (iii) who has properly demanded and perfected such holder’s right to appraisal with respect to such Shares in accordance with, complies in all respects with, and has not effectively withdrawn, failed to perfect, or otherwise lost such holder’s right to appraisal with respect to such Shares, in each case, pursuant to Section 262 of the DGCL.

“Environmental Law” means any applicable Law, and any Order or binding agreement with any Governmental Authority (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substance.
“Equity Investors” means Kumarakulasingam Suriyakumar and Sujeewa Sean Pathiratne.
“Fraud” means actual and intentional fraud as determined pursuant to the Laws of the State of Delaware, and, for the avoidance of doubt, does not include constructive fraud or other claims based on constructive knowledge or negligent misrepresentation.
“Group” shall have the meaning given to such term under Section 13 of the Exchange Act.
“Hazardous Substance” means (i) any substance, material, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws and (ii) any petroleum or petroleum-derived products, radon, mold, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.
“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination, means (i) all indebtedness, liabilities and obligations, now existing or hereafter arising, for money borrowed by a Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees), (ii) any contingent liability for or guaranty by a Person of any such obligation of any other Person (including the pledge of any collateral or grant of any security interest by a Person or such Person’s Subsidiaries in any property as security for any such liability, guaranty or obligation) or (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case to the extent drawn), in the case of (i) through (iii), whether or not any of the foregoing is evidenced by any note, indenture, guaranty or agreement, but excluding all trade payables incurred in the ordinary course of business.
“Intellectual Property” means all rights arising in any jurisdiction throughout the world arising under, provided by, or associated with any of the following: (i) patents and patent applications, including any renewals, reissuances, modifications, continuations, continuations-in-part, revisions, divisionals, reexaminations, extensions and foreign counterparts thereof; (ii) trademarks, service marks, trade dress, logos, trade names and other designations of source or origin; (iii) internet domain names, social media accounts, uniform resource locators (URLs), and other identifiers and locators associated with Internet addresses and sites; (iv) copyrights and corresponding rights of authors in works of authorship (including in software as a work of authorship); (v) trade secrets and industrial secret rights, and intellectual property rights in inventions, know-how, data, databases, software, processes, and confidential or proprietary business, financial, or technical information; (vi) any other similar or equivalent intellectual property or proprietary right in any jurisdiction; and (vii) any registration of or applications for any of the foregoing.
“IT Systems” means the software, mobile applications, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology and telecommunications assets, systems, and equipment, in each case, owned or controlled by the Company or any of its Subsidiaries for use in the conduct of its business as it is currently conducted.
“Knowledge” means, when used with respect to the Company, the actual knowledge of the Persons listed on Section A.1 of the Company Disclosure Schedule and, with respect to Parent, the actual knowledge of the persons listed on Section A.1 of the Parent Disclosure Schedule.
“Leased Real Property” means the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.
“Lien” means any mortgage, lien, license (other than non-exclusive licenses of Intellectual Property entered into in the ordinary course of business), pledge, charge, security interest, deed of trust, U.S. Uniform Commercial Code lien, easement, or similar encumbrance in respect of any property or asset, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, other than restrictions on transfer arising under applicable securities Laws.
“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or circumstance has or would be reasonably likely to have a materially adverse effect on: (i) the business, assets, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the transactions contemplated hereby, including the Merger, on a timely basis; provided, however, that, for the purposes of clause (i) only, no change, effect, event, occurrence, state of facts or circumstance resulting from or arising out of any of the following shall constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur: (A) changes generally affecting the economy, financial, credit, or securities markets, or political conditions; (B) changes generally affecting the industries or geographic regions in the United States or elsewhere in which the Company and its Subsidiaries or their customers operate; (C) changes or proposed changes in applicable Laws or U.S. GAAP or other accounting standards or interpretations thereof; (D) acts of war, hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing; (E) natural disasters, pandemics, epidemics, or other force majeure events (or escalation or worsening of any such events or occurrences, including, as applicable, subsequent wave(s)); (F) a decline in the price or trading volume of the Shares on Nasdaq or any other securities market or in the trading price of any other securities of the Company or any of its Subsidiaries or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries; provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of this definition; (G) any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial, accounting or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided that the underlying causes may be taken into account to the extent not otherwise excluded by other clauses of this definition; (H) (x) the identity of Parent or Merger Sub or (y) the announcement, pendency or consummation of this Agreement or the Merger, including, in each case the impact thereof on relationships with employees, customers, suppliers, distributors, partners, vendors or other Persons; (I) the availability or cost of equity, debt or other financing to Parent or Merger Sub; or (J) any action or inaction by the Company or its Subsidiaries taken or omitted to be taken at the written request of Parent or Merger Sub or with the written consent of Parent or Merger Sub or expressly contemplated by this Agreement; except, in the case of clauses (A) through (E), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected by such changes, effects, events, occurrences, state of facts or circumstances, compared to other companies in the industry in which the Company and its Subsidiaries operate and then solely to the extent of any such disproportionality.
“Non-Recused Directors” means the members of the Company Board other than the Recused Directors.
“NYSE” means the New York Stock Exchange.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including all Registered Intellectual Property.
“Owned Source Code” means source code included in the Owned Intellectual Property.
“Permitted Liens” means: (I) Liens for current Taxes or assessments that are (x) not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP prior to the date of this Agreement; (II) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, workmen’s, materialmen’s or repairmen’s liens or other like Liens arising or incurred in the ordinary course of business; (III) with respect to the Leased Real Property or Owned Real Property, zoning, entitlement, building, and other land use regulations imposed by any Governmental Authority having jurisdiction over such Leased Real Property or Owned Real Property, which are not violated by the current use and operation of such Leased Real Property or Owned Real Property; (IV) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder that does not materially impair the use, occupancy or value of such Leased Real Property; (V) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws, social security, retirement or similar legislation, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business; (VI) Liens to the extent specifically disclosed or reflected on the consolidated balance sheet of the Company for the quarterly period ended June 30, 2024 (including any notes thereto) and/or securing Indebtedness or other obligations reflected on such balance sheet and disclosed on the Company Disclosure Schedule; (VII) Liens to be released at or prior to Closing; and (VIII) Liens relating to intercompany borrowings among a Person and its wholly owned subsidiaries.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
“Personal Information” means any information that (i) specifically identifies, is reasonably capable of being associated with, or could reasonably be linked with a particular individual or household, or (ii) is otherwise defined as “personal information,” “personal data,” or “personally identifiable information” under any applicable privacy Laws.
“Privacy and Security Requirements” means, to the extent applicable to the Company and its Subsidiaries and to the extent pertaining to the privacy, data security, use, disclosure, interoperability, or Processing of Personal Information or PHI, all: (a) Laws; (b) contractual obligations of the Company; and (c) public policies issued by any Governmental Authority binding on the Company.
“Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.
“Real Property Leases” means the leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.
“Recused Directors” means the members of the Company Board listed on Section A.2 of the Company Disclosure Schedule.
“Registered Intellectual Property” means all Owned Intellectual Property that is issued by, registered with or the subject of a pending application before any Governmental Authority or (in the case of domain name registrations) any domain name registrar.
“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.
“Rollover Agreement” means that certain Rollover Agreement, as of August 27, 2024 by and among Parent and the Persons listed on the Schedule A attached thereto, attached hereto as Exhibit D.
“Rollover Shares” shall have the meaning given to such term under the Rollover Agreement.
“Rollover Stockholders” means (i) the Person(s) set forth on Section A.1(i) of the Parent Disclosure Schedule or (ii) with the prior written consent of the Company (acting on the recommendation of the Special Committee), any other Person, if and only if Parent or any of its Affiliates enters into the Rollover Agreement with such Person(s) on the date of this Agreement or during the period between the date of this Agreement and the Effective Time, in each case, providing for such Person(s) to contribute, transfer and assign all of his, her or its right, title and interest in the number of Shares owned by such Person(s) as specified in the Rollover Agreement to Parent or certain of its Affiliates in exchange for certain equity securities in Parent or an Affiliate thereof.
“Solvent” means, with respect to any Person, that, as of any date of determination (a) the present fair value on a going concern basis of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value on a going concern basis of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.
“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (with references therein to twenty percent (20%) being deemed to be replaced with references to fifty percent (50%)), by a Person or Group that either the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel and after taking into account such legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person or Group making such Acquisition Proposal, as the Company Board (acting on the recommendation of the Special Committee) or the Special Committee deems relevant, to be reasonably likely to be consummated if accepted and, if consummated, would be more favorable to the Company’s stockholders (in their capacity as such) (other than the Rollover Stockholders) than the Merger (taking into account, as the Company Board (acting on the recommendation of the Special Committee) or the Special Committee deems relevant, all legal, regulatory, financial, financing and other aspects of such Acquisition Proposal and, if applicable, any adjustments or revisions to the terms and conditions of this Agreement, the Commitment Letters and/or Guarantee committed to in writing by Parent pursuant to Section 6.2(e)(i)).
“Tax” or “Taxes” means all federal, state, local, provincial or foreign income, windfall or other profits, franchise, gross receipts, capital, capital stock, payroll, sales, employment, social security, unemployment, use, ad valorem, property, estimated, withholding, excise, severance, stamp, customs duties, occupation, value added, inventory, license, transfer, and any other charge in the nature of tax imposed by any Governmental Authority, together with all interest, penalties and additions to tax imposed with respect to such amounts, whether disputed or not.
“Tax Return” means any returns, reports, declarations, elections, claims for refunds, estimated tax filings, information returns or similar filings filed or required to be filed with any Governmental Authority with respect to Taxes, including any attachments thereto and any amendments thereof.
“Tax Sharing Agreement” means any Tax sharing, Tax allocation or Tax indemnity agreement (other than (x) any commercial, lease, or acquisition agreement, a principal purpose of which is not related to Taxes or (y) any agreement exclusively between or among the Company and/or its Subsidiaries).
“Transfer Taxes” means any and all sales, use, stamp, transfer, value-added, excise, registration, documentary, recording or similar Taxes, fees or charges and all interest and penalties due in connection therewith imposed on or in connection with the purchase, sale or transfer of the Companies.
“U.S. GAAP” means United States generally accepted accounting principles.

Term	Section
Action	5.1(h)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(d)(v)
Antitrust Law	6.5(e)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plans	5.1(i)(i)

Term	Section
Book-Entry Shares	4.1(a)
Bylaws	2.2
Certificate of Merger	1.3
Change of Recommendation	6.2(d)(v)
Charter	2.1
Chosen Courts	9.5(a)
Closing	1.2
Closing Date	1.2
Code	4.2(h)
Commitment Letters	5.2(g)(ii)
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	5.1
Company Equity Awards	4.2(b)
Company ESPP Purchase Period	4.4
Company Option	4.3(a)(i)
Company Permits	5.1(j)(ii)
Company Recommendation	5.1(c)(iii)
Company Reports	5.1(e)(i)
Company RSA	4.3(b)
Company Stockholders Meeting	6.4(a)
Company Termination Fee	8.2(b)
Contract	5.1(d)(ii)
Current ESPP Purchase Period	4.4
D&O Insurance	6.11(c)
Debt Commitment Letter	5.2(g)(i)
Debt Financing Commitment	5.2(g)(i)
Definitive Agreements	6.13(a)
DGCL	Recitals
DTC	4.2(c)(i)
Effective Time	1.3
Equity Commitment Letter	5.2(g)(ii)
Equity Investment Commitment	5.2(g)(ii)
ERISA	5.1(i)(i)
Exchange Act	5.1(d)(i)
Excluded Shares	4.1(a)
Financing	5.2(g)(ii)
Financing Commitments	5.2(g)(iii)
Governmental Authority	5.1(d)(i)
Guarantee	Recitals
Guarantor	Recitals
HSR Act	5.1(d)(i)
Indemnified Parties	6.11(a)
Outside Date	8.1(b)
Intended Tax Treatment	1.4
Intervening Event	6.2(e)(ii)
IRS	5.1(i)(i)
July Dividend	6.18
Labor Agreement	5.1(p)(i)
Laws	5.1(j)(i)

Term	Section
Lenders	5.2(g)(i)
Letter of Transmittal	4.2(c)(i)
Material Contract	5.1(k)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble
Option Spread	4.3(a)(ii)
Order	5.1(h)
Organizational Documents	5.1(a)(ii)
Outside Date	8.1(b)
Owned Real Property	5.1(l)(ii)
Parent	Preamble
Parent Disclosure Schedule	5.2
Parent Related Parties	9.14
Parent Termination Fee	8.2(c)(ii)
Parties	Preamble
Party	Preamble
Paying Agent	4.2(a)
Payment Fund	4.2(b)
Proxy Statement	6.3(a)
Rollover Company Option	4.3(a)(iii)
Schedule 13E-3	6.3(a)
SEC	5.1(e)(i)
Securities Act	5.1(d)(i)
Share Certificate	4.1(a)
Shares	4.1(a)
Special Committee	Recitals
Surviving Corporation	1.1
Surviving Corporation Common Stock	4.1(c)
Tail Period	6.11(c)
Takeover Statute	5.1(m)
Unvested Share	4.3(b)
Voting Agreement	Recitals

EXHIBIT A

FORM OF VOTING AGREEMENT
See attached.

EXHIBIT B

FORM OF GUARANTEE

See attached.

EXHIBIT C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

THE SURVIVING CORPORATION

See attached.

EXHIBIT D

FORM OF ROLLOVER AGREEMENT

See attached.

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER
This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of September 10, 2024 (the “Effective Date”), is made and entered into by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and ARC Document Solutions, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are referred to herein as the “Parties” and each, a “Party”.
RECITALS
WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of August 27, 2024 (the “Original Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement);
WHEREAS, pursuant to Section 9.2 thereof, the Original Agreement may be amended by the Parties; and
WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Amendments to the Original Agreement. As of the Effective Date, the Original Agreement is hereby amended as follows:
(a) The Recitals of the Original Agreement is hereby amended by inserting the following clause immediately after the ninth WHEREAS clause:
“WHEREAS, immediately following the consummation of the Merger and after giving effect to the transactions contemplated by the Equity Commitment Letter, Parent will contribute to the Surviving Corporation cash in an amount determined by Parent and permitted by the Commitment Letters;”
(b) The first sentence of Section 4.1(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Each share of common stock, par value $0.001 per share, of the Company (a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares issued and outstanding immediately prior to the Effective Time that are to be cancelled in accordance with Section 4.1(b) or treated in the manner provided in Section 4.1(c) (including Rollover Shares) and any Dissenting Shares (collectively, the “Excluded Shares”)) shall automatically be converted into the right to receive $3.40 in cash, without interest (the “Merger Consideration”).”
(c) Section 4.1(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Treatment of Shares Held by Parent and Rollover Shares. Each Share issued and outstanding immediately prior to or at the Effective Time that is owned by Parent as of immediately prior to or at the Effective Time (including all of the Rollover Shares contributed to Parent prior to the Effective Time pursuant to the Rollover Agreement) shall not be converted into the right to receive the Merger Consideration pursuant to Section 4.1(a) and shall instead remain outstanding and from and after the Effective Time shall represent one share of the Surviving Corporation Common Stock.”
(d) The third sentence of Section 4.2(g) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“If, after the Effective Time, a holder of a Dissenting Share fails to perfect, waives, effectively withdraws, or otherwise loses such holder’s right to appraisal pursuant to

Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the appraisal rights provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Share shall cease and such Dissenting Share shall thereupon be deemed to have been cancelled and converted as of the Effective Time into, the right to receive the Merger Consideration, without any interest thereon, upon surrender of such Share in accordance with Section 4.2(c) and shall not thereafter be deemed to be a Dissenting Share.”
(e) Section 4.3(a)(iii) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“In-the-Money Company Options Held by Rollover Stockholders. Immediately prior to the Effective Time, each Company Option, whether vested or unvested, that is (i) held by a Rollover Stockholder, and (ii) has an exercise price per Share that is less than the Merger Consideration (a “Rollover Company Option”), shall, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or any holder of any Share or Company Option, be cancelled and converted into the right to receive a number of Shares equal to the quotient of (i) the applicable Option Spread for such Rollover Company Option, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole Share. Any Shares issuable pursuant to this Section 4.3(a)(iii) shall be issued immediately prior to the Effective Time and shall be Rollover Shares subject to Section 4.1(c) and the Rollover Agreement.”
(f) Section 4.3(b)(i) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Treatment of Company RSAs Held by Rollover Stockholders. Immediately prior to the Effective Time, each restricted stock award granted under any Company Stock Plan (each, a “Company RSA” and each Share covered thereby, an “Unvested Share”) and held by a Rollover Stockholder shall, by virtue of the Merger and without further action on the part of Parent, Merger Sub, the Company or any holder of any Share or Unvested Share, be cancelled and converted into the right to receive a number of Shares equal to the quotient of (i) the number of Unvested Shares covered thereby multiplied by the Merger Consideration, less applicable Taxes and authorized deductions, divided by (ii) the Merger Consideration, rounded down to the nearest whole Share. Any Shares issuable pursuant to this Section 4.3(b)(i) shall be issued immediately prior to the Effective Time and shall be Rollover Shares subject to Section 4.1(c) and the Rollover Agreement.”
(g) The definition of Dissenting Shares in Annex A of the Original Agreement is hereby deleted in its entirety and replaced with the following:
““Dissenting Shares” means Shares issued and outstanding immediately prior to the Effective Time (other than such Shares that are to be cancelled in accordance with Section 4.1(b) or treated in the manner provided in Section 4.1(c)) that are held by stockholders of the Company who (i) did not vote in favor of this Agreement or the Merger (or consent thereto in writing), (ii) is entitled to demand appraisal rights with respect to such Shares, and (iii) who has properly demanded and perfected such holder’s right to appraisal with respect to such Shares in accordance with, complies in all respects with, and has not effectively withdrawn, failed to perfect, or otherwise lost such holder’s right to appraisal with respect to such Shares, in each case, pursuant to Section 262 of the DGCL.”
(h) Annex A of the Original Agreement is hereby amended by deleting the definition of “Rollover Agreement” in its entirety and inserting the following definition in lieu thereof:
““Rollover Agreement” means that certain Rollover Agreement, made and entered into as of August 27, 2024, by and among the Parent and the Persons listed on the Schedule A attached thereto, an unexecuted copy of which is attached hereto as Exhibit D, as amended by the Amendment No. 1 to Rollover Agreement, dated as of September 10, 2024.”

(i) Annex A of the Original Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:
““Surviving Corporation Common Stock” means a share of common stock of the Surviving Corporation, par value $0.001 per share.”
(j) The table of terms in Annex A of the Original Agreement is hereby amended by deleting the row for “Surviving Corporation Common Stock.”
2. Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the Effective Date, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.
3. Miscellaneous.
(a) This Amendment and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b) This Amendment shall inure to the benefit of and be binding upon each of the parties to the Original Agreement, including the Parties, and each of their respective permitted successors and permitted assigns.
(c) This Amendment, together with the Original Agreement, constitutes the sole and entire agreement by the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
(d) This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

TECHPRINT HOLDINGS, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name: Kumarakulasingam Suriyakumar
Title: Manager

TECHPRINT MERGER SUB, INC.

By:	/s/ Kumarakulasingam Suriyakumar
Name: Kumarakulasingam Suriyakumar
Title: President

ARC DOCUMENT SOLUTIONS, INC.

By:	/s/ Tracey Luttrell
Name: Tracey Luttrell
Title: Corporate Counsel and Corporate Secretary

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

Annex B

August 27, 2024
Special Committee of the Board of Directors
ARC Document Solutions, Inc.
12657 Alcosta Blvd, Suite 200
San Ramon, CA 94583
Ladies and Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than the holders of Rollover Shares (as defined in the Merger Agreement (as defined below)) or any Dissenting Shares (as defined in the Merger Agreement)) (such holders, the “Stockholders”), of shares of common stock, par value $0.001 per share (the “Company Common Stock”), of ARC Document Solutions, Inc., a Delaware corporation (the “Company”), of the Merger Consideration (as defined below) to be received by the Stockholders pursuant to the Agreement and Plan of Merger, dated as of August 27, 2024 (the “Merger Agreement”), by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company.
For purposes of this opinion, (a) the “Merger” shall mean the merger of Merger Sub with and into the Company, with the Company surviving the Merger as the surviving corporation and a wholly-owned subsidiary of Parent, pursuant to the terms and subject to the conditions set forth in the Merger Agreement and (b) the “Merger Consideration” shall mean, with respect to each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), other than Excluded Shares (as defined in the Merger Agreement), $3.40 in cash, without interest.
In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the draft Merger Agreement, dated as of August 27, 2024, and we have assumed that the final form of the Merger Agreement will not differ from such draft in any material respect; (b) the audited historical financial statements of the Company included in its filings with the Securities and Exchange Commission (the “SEC”) as of and for the three fiscal years ended December 31, 2023, 2022 and 2021; (c) the unaudited financial statements of the Company included in its filings with the SEC as of and for the 3 and 6 months ended June 30, 2024; (d) certain internal business, operating and financial information and forecasts of the Company for the fiscal years ending December 31, 2024 through December 31, 2029, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized by the Company (the “Forecast” or “Management Plan”), prepared by AlixPartners, a third-party consultant engaged by the Special Committee, with the assistance and significant input from management, and provided to us on June 19, 2024 and subsequently updated by management on August 1, 2024; (e) information regarding publicly available financial terms of certain other transactions we deemed relevant; (f) information regarding certain publicly traded companies we deemed relevant; (g) the financial position and operating results of the Company compared with those of certain publicly traded companies we deemed relevant; (h) the current and historical market prices and trading volumes of the Company Common Stock; and (i) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company and AlixPartners to discuss the foregoing, have considered other matters which we have deemed relevant to our analysis and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.
In rendering our opinion, we have assumed and relied, without any independent verification and with your consent, upon the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, examined by, or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecast prepared by AlixPartners with the assistance and significant input from management, and approved for our use by you and we assume no responsibility or liability therefor. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecast examined by us have been
B-1

reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company and AlixPartners. In that regard, we have assumed, with your consent, that (i) the Forecast will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us.
We express no opinion with respect to the Forecast or the estimates and judgments on which it is based. We did not consider, and express no opinion as to, the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation to the Company’s other stockholders. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have not made any determination as to legal matters related to the Merger, have assumed that the final executed Merger Agreement will not materially differ from the drafts of the Merger Agreement reviewed by us and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any amendment or waiver of any material terms or conditions. We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any agreements or other arrangements entered into in connection with, or contemplated by, the Merger.
William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or other parties involved in the Merger for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We are familiar with the Company, having provided certain investment banking services to the Company from time to time. We have acted as an investment banker to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion or which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.
Our investment banking services and our opinion were provided for the use and benefit of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Merger Consideration to be received by the Stockholders pursuant to the Merger Agreement, and we do not address the merits of the underlying decision by the Company to engage in the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent. This opinion has been reviewed and approved by our Fairness Opinion Committee.
Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be received by the Stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Stockholders.

Very truly yours,

/s/ William Blair & Company, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

B-2

Annex C
ROLLOVER AGREEMENT
This ROLLOVER AGREEMENT (this “Agreement”) is made and entered into as of August 27, 2024 by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), and certain stockholders of Arc Documents Solutions, Inc., a Delaware corporation (the “Company”), listed on Schedule A attached hereto (each, a “Rollover Stockholder” and collectively, the “Rollover Stockholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently herewith, Parent, TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly-owned Subsidiary of Parent;
WHEREAS, each Rollover Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (a) such shares of common stock, par value $0.001 per share, of the Company (the “Company Shares”), (b) Company Options, and (c) Company RSAs, in each case, as set forth opposite such Rollover Stockholder’s name on Schedule A;
WHEREAS, pursuant to Section 4.3(a)(iii) and Section 4.3(b)(i) of the Merger Agreement, promptly after the Effective Time, such Company Options and Company RSAs shall be converted into a certain number of shares of Surviving Corporation Common Stock (as applicable, the “Converted Option Shares” and the “Converted RSA Shares”) issuable to the Rollover Stockholders;
WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Stockholders desire to contribute the Company Shares, the Converted Option Shares, and the Converted RSA Shares (collectively, the “Rollover Shares”) to Parent in exchange for common units of Parent (the “Parent Units”);
WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Rollover Stockholders are entering into this Agreement; and
WHEREAS, the Rollover Stockholders acknowledge that Parent, the Company, and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Rollover Stockholders set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Rollover Stockholders hereby agree as follows:
Contribution of Rollover Shares. Subject to the conditions set forth herein, immediately prior to the Effective Time, and without further action by the Rollover Stockholders, all of each Rollover Stockholder’s right, title and interest in and to the Company Shares shall be contributed, assigned, transferred and delivered to Parent.
Subject to the conditions set forth herein, immediately after the issuance of the Converted Option Shares and the Converted RSA Shares to the Rollover Stockholders, which shall occur promptly after the Effective Time, and without further action by the Rollover Stockholders, all of each Rollover Stockholder’s right, title and interest in and to the Converted Option Shares and the Converted RSA Shares shall be contributed, assigned, transferred and delivered to Parent.
Issuance of Parent Units. As consideration for the benefit received by Parent as a result of the contribution, assignment, transfer and delivery of the Rollover Shares to Parent, pursuant to Section 1, Parent shall issue Parent Units in the name of each Rollover Stockholder (or, if designated by such Rollover

Stockholder in writing, in the name of an affiliate of such Rollover Stockholder) in the amount set forth in the books and records of Parent. Each Rollover Stockholder hereby acknowledges and agrees that (a) delivery of such Parent Units shall constitute complete satisfaction of all obligations towards or sums due such Rollover Stockholder by Parent and Parent with respect to the applicable Rollover Shares, and (b) on receipt of such Parent Units, such Rollover Stockholder shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Parent by such Rollover Stockholder.
Closing. Subject to (i) the satisfaction (or waiver) of all of the conditions applicable to Parent’s obligation to close the transactions contemplated by the Merger Agreement as set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) the Debt Financing Commitment having been funded or the Lenders having confirmed that the Debt Financing Commitment will be funded at Closing upon delivery of a drawdown notice and notice from Parent that the Equity Financing Commitment will be funded at Closing, (iii) the substantially concurrent receipt by Parent of the Equity Investment Commitment, (iv) Parent being required to effect the Closing pursuant to Section 1.2 of the Merger Agreement and (v) the Company having irrevocably notified Parent in writing that the Company is ready, willing and able to consummate, and will consummate, the Closing in accordance with the terms of the Merger Agreement and, if the Debt Financing Commitment and Equity Investment Commitment are funded, the Company shall take such actions that are required of it by the Merger Agreement to consummate the Closing, as of such date, pursuant to the terms of the Merger Agreement, the closing of the contribution and exchange contemplated:
under Section 1(a) shall take place immediately prior to the Effective Time (the “Company Shares Closing”); and
under Section 1(b) shall take place immediately after the issuance of the Converted Option Shares and the Converted RSA Shares to the Rollover Stockholders, which shall occur promptly after the Effective Time (together with the Company Shares Closing, the “Contribution Closings”).
Deposit of Rollover Shares. As promptly as practicable (but in no event more than ten Business Days) following the execution of this Agreement, the Rollover Stockholders and any agent of the Rollover Stockholders holding certificates evidencing any Rollover Shares (including, without limitation, any broker holding securities in “street name”) shall deliver or cause to be delivered to Parent as applicable, (a) all Certificates representing Rollover Shares being contributed to Parent, duly endorsed for transfer or with executed stock powers for disposition in accordance with the terms of this Agreement or (b) such documentation requested by the Company’s transfer agent in order to cause the transfer of the Rollover Shares to Parent as contemplated by this Agreement (all such documents required under (a) or (b), the “Share Documents”).
Irrevocable Election. The execution of this Agreement by the Rollover Stockholders evidences, subject to Section 8 and the proviso in Section 20, the irrevocable election and agreement by the Rollover Stockholders to contribute their respective Rollover Shares in exchange for Parent Units at the Contribution Closings, as applicable, on the terms and conditions set forth herein. In furtherance of the foregoing, each Rollover Stockholder covenants and agrees, severally and not jointly, that from the date hereof until any termination of this Agreement pursuant to Section 8, such Rollover Stockholder shall not, directly or indirectly, (i) tender any Rollover Shares into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Rollover Shares or any right, title or interest thereto or therein (including by operation of Law), (iii) deposit any Rollover Shares into a voting trust or grant any proxy or power of attorney or enter into a voting agreement (other than the Voting Agreement) with respect to any Rollover Shares, (iv) knowingly take any action that would make any representation or warranty of such Rollover Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Rollover Stockholder from performing any of his, her, or its obligations under this Agreement, or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv). Any purported Transfer in violation of this paragraph shall be void.
Each Rollover Stockholder covenants and agrees, severally and not jointly, that such Rollover Stockholder shall promptly (and in any event within 48 hours) notify Parent of any new Shares, Company Options and/or Company RSAs with respect to which beneficial ownership is acquired by such Rollover Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof. Any such Shares, Company Options and/or Company RSAs shall automatically become subject to the terms of this Agreement, and Schedule A shall be deemed amended accordingly.
Representations and Warranties of the Rollover Stockholders. To induce Parent to accept the Rollover Shares and issue the Parent Units, each Rollover Stockholder makes the following representations and warranties, severally and not jointly, to Parent, each and all of which shall be true and correct as of the date of this Agreement and as of the Contribution Closings, as applicable, and shall survive the execution and delivery of this Agreement:
Ownership of Shares. Such Rollover Stockholder is the beneficial owner of, and has good and valid title to, the Rollover Shares (assuming all Company Options and Company RSAs are exercised and vested, as applicable, in full), free and clear of Liens other than as created by this Agreement, the Voting Agreement and the Equity Commitment Letter. Such Rollover Stockholder has sole voting power, sole power of disposition, sole power to demand dissenter’s rights (if applicable) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Rollover Shares, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the State of Delaware and the terms of this Agreement and the Voting Agreement. As of the date hereof, other than the Rollover Shares, such Rollover Stockholder does not own, beneficially or of record, any direct or indirect securities of the Company. The Rollover Shares are not subject to any voting trust agreement or other Contract to which such Rollover Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Rollover Shares other than this Agreement and the Voting Agreement. Such Rollover Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Rollover Shares, except as contemplated by this Agreement or the Voting Agreement.
Organization, Standing and Authority. Each such Rollover Stockholder which is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Rollover Stockholder who is a natural Person has full legal power and capacity to execute and deliver this Agreement and to perform such Rollover Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Rollover Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Rollover Stockholder, enforceable against such Rollover Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law). If such Rollover Stockholder is married, and any of the Rollover Shares of such Rollover Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Rollover Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Rollover Stockholder’s spouse, enforceable against such Rollover Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).
Consents and Approvals; No Violations. Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Rollover Stockholder for the execution, delivery and performance of this Agreement by such Rollover Stockholder or the consummation by such Rollover Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Rollover Stockholder nor the consummation by such Rollover Stockholder of the transactions contemplated hereby, nor compliance by such Rollover Stockholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Rollover Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Rollover Stockholder pursuant to any Contract to which such Rollover Stockholder is a party or by which such Rollover Stockholder or any property or asset of such Rollover Stockholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Rollover Stockholder or any of such Rollover Stockholder’s properties or assets.
Litigation. There is no action, suit, investigation, complaint or other proceeding pending against any such Rollover Stockholder or, to the knowledge of such Rollover Stockholder, any other Person or, to the knowledge of such Rollover Stockholder, threatened against any Rollover Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Rollover Stockholder of its obligations under this Agreement.
Reliance. Such Rollover Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Rollover Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Rollover Stockholder contained herein.
Receipt of Information. Such Rollover Stockholder has been afforded the opportunity to ask such questions as he, she, or it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning the Parent Units. Such Rollover Stockholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Rollover Stockholder’s representations and warranties in this Agreement and the transactions contemplated hereby.
Representations and Warranties of Parent. Parent represents and warrants to each Rollover Stockholder that:
Organization, Standing and Authority. Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by Parent and the Rollover Stockholders (subject to the proviso in Section 20), constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).
Consents and Approvals; No Violations. Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which such Parent or any property or asset of Parent is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets.
Issuance of Parent Units. The Parent Shares will be duly authorized, validly issued, and free and clear of all Liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under any agreements entered into at the Contribution Closings, as applicable, by all of the Rollover Stockholders) when issued.
Termination. This Agreement, and the obligation of the Rollover Stockholders to contribute, transfer, assign and deliver the Rollover Shares, will terminate immediately upon the termination of the Merger Agreement in accordance with Section 8.1 thereof. If for any reason the Merger contemplated by the Merger Agreement fails to occur but the Contribution Closings have already taken place, then Parent shall promptly return the Share Documents to the Rollover Stockholders at their respective addresses set forth on Schedule A and take all such actions as are necessary to restore each such Rollover Stockholder to the position he, she, or it was in with respect to ownership of the Company’s Shares prior to the Contribution Closings.
Further Assurances. Each Rollover Stockholder hereby covenants that, from time to time, such Rollover Stockholder will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments, powers of attorney and assurances necessary to convey, transfer to and vest in Parent, and to put Parent in possession of, all of the applicable Rollover Shares.
Amendments and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party hereto and otherwise as expressly set forth herein.
Waiver. No failure or delay of any party or of the Company in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of a party or the Company to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party or the Company.
Survival of Representations and Warranties. All representations and warranties of the Rollover Stockholders or by or on behalf of Parent in connection with the transactions contemplated by this Agreement contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Parent or the Rollover Stockholders, and the issuance of the Parent Units.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below or, with respect to the Rollover Stockholders, on Schedule A, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to a Rollover Stockholder, in accordance with the contact information set forth next to such Rollover Stockholder’s name on Schedule A.

If to Parent:

ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com
with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com

Entire Agreement. This Agreement (together with the Merger Agreement, the Voting Agreement, the Equity Commitment Letter and, with respect to Kumarakulasingam Suriyakumar, the Guarantee) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement. The parties hereby agree that the Company is an express third-party beneficiary hereof and shall, and the Special Committee acting on the Company’s behalf shall, have the right directly to enforce specifically the terms and provisions of this Agreement against Parent and the Rollover Stockholders.
Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties to this Agreement (i) expressly submits to the personal jurisdiction and venue of the Chosen Courts, in the event any dispute between the parties to this Agreement (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (iii) agrees that it shall not bring any claim, action or proceeding against any other parties to this Agreement that many directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each party to this Agreement hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 13, such service to become effective ten (10) days after such mailing.
WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MAY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(b).
Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.
Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law that a party seeking equitable relief hereunder post security as a prerequisite to obtaining such equitable relief.

Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Rollover Stockholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.
Headings. The section headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
[Signature page follows]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

TECHPRINT HOLDINGS, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name: Kumarakulasingam Suriyakumar
Title: Manager

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Dilantha Wijesuriya
Dilantha Wijesuriya

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Jorge Avalos
Jorge Avalos

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Rahul Roy
Rahul Roy

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Sujeewa Sean Pathiratne
Sujeewa Sean Pathiratne

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar, as Trustee of Suriyakumar Family Trust

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Shiyulli Suriyakumar
Shiyulli Suriyakumar, as Trustee of Shiyulli Suriyakumar 2013 Irrevocable Trust

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, Parent and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ROLLOVER STOCKHOLDERS:

/s/ Seiyonne Suriyukumar
Seiyonne Suriyukumar, as Trustee of Seiyonne Suriyukumar 2013 Irrevocable Trust

[Signature Page to Rollover Agreement]

Schedule A

Rollover Stockholder Name and Address	Company Shares	Company Options	Company RSAs
Kumarakulasingam Suriyakumar ARC Document Solutions, Inc. c/o Kumarakulasingam Suriyakumar 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583 Attention: Kumarakulasingam Suriyakumar Email: suriyakumars@icloud.com	1,722,244	450,000	100,000

Dilantha Wijesuriya ARC Document Solutions, Inc. c/o Dilantha Wijesuriya 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583 Attention: Dilantha Wijesuriya Email: diloarc@gmail.com	690,652	1,294,101	135,001

Jorge Avalos ARC Document Solutions, Inc. c/o Jorge Avalos 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583 Attention: Jorge Avalos Email: javalos1976@yahoo.com	378,410	721,686	174,937

Rahul Roy ARC Document Solutions, Inc. c/o Rahul Roy 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583 Attention: Rahul Roy Email: nuser2120@gmail.com	332,500	364,000	135,001

Sujeewa Sean Pathiratne Sujeewa Sean Pathiratne 5727 Poppy Hills Place San Jose, California 95138 Email: seanpathi88@gmail.com	443,274	0	0

Suriyakumar Family Trust ARC Document Solutions, Inc. c/o Suriyakumar Family Trust 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583 Attention: Kumarakulasingam Suriyakumar Email: suriyakumars@icloud.com	1,732,171	0	0

Rollover Stockholder Name and Address	Company Shares	Company Options	Company RSAs
Shiyulli Suriyakumar 2013 Irrevocable Trust Shiyulli Suriyakumar 2013 Irrevocable Trust P.O. Box 825 Diablo, California 94528 Email: shiyulli.suriyakumar@gmail.com	500,000	0	0

Seiyonne Suriyukumar 2013 Irrevocable Trust Seiyonne Suriyukumar 2013 Irrevocable Trust P.O. Box 825 Diablo, California 94528 Email: seiyonne.suriyakumar@gmail.com	500,000	0	0

AMENDMENT NO. 1
TO
ROLLOVER AGREEMENT
This AMENDMENT NO. 1 TO ROLLOVER AGREEMENT (this “Amendment”), dated as of September 10, 2024 (the “Effective Date”), is made and entered into by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholders (the “Rollover Stockholders”) of ARC Document Solutions, Inc., a Delaware corporation (the “Company”). Parent and the Rollover Stockholders are referred to herein as the “Parties” and each, a “Party”.
RECITALS
WHEREAS, Parent, TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent, and the Company entered into that certain Agreement and Plan of Merger, dated as of August 27, 2024 (the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement);
WHEREAS, in connection therewith, the Parties entered into that certain Rollover Agreement, dated as of August 27, 2024 (the “Original Agreement”);
WHEREAS, pursuant to Section 10 thereof, the Original Agreement may be amended by the Parties; and
WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Amendments to the Original Agreement. As of the Effective Date, the Original Agreement is hereby amended as follows:
(a) The third WHEREAS clause in the Recitals of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, pursuant to Section 4.3(a)(iii) and Section 4.3(b)(i) of the Merger Agreement, such Company Options and Company RSAs shall be converted into Company Shares issuable to the Rollover Stockholders;”
(b) The fourth WHEREAS clause in the Recitals of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Stockholders desire to contribute the Company Shares (collectively, the “Rollover Shares”) to Parent in exchange for common units of Parent (the “Parent Units”);”
(c) Section 1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Contribution of Rollover Shares. Subject to the conditions set forth herein, immediately prior to the Effective Time, and without further action by the Rollover Stockholders or any other Person, all of each Rollover Stockholder’s right, title and interest in and to the Company Shares shall be contributed, assigned, transferred and delivered to Parent. It is the intent of the parties hereto to treat (and shall direct any applicable Affiliate to treat) for U.S. federal, state and local income tax purposes the contribution of Rollover Shares as a tax free contribution made pursuant to Section 721 of the Code, and the parties hereto shall report, act, and file (and shall direct any applicable Affiliate to report, act and file) all U.S. federal, state and local income tax returns consistent with such tax treatment.”

(d) The second sentence of Section 2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Each Rollover Stockholder hereby acknowledges and agrees that (a) delivery of such Parent Units shall constitute complete satisfaction of all obligations towards or sums due such Rollover Stockholder by Parent and Parent with respect to the applicable Rollover Shares, and (b) such Rollover Stockholder shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Parent by such Rollover Stockholder.”
(e) Section 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Closing. Subject to (i) the satisfaction (or waiver) of all of the conditions applicable to Parent’s obligation to close the transactions contemplated by the Merger Agreement as set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) the Debt Financing Commitment having been funded or the Lenders having confirmed that the Debt Financing Commitment will be funded at Closing upon delivery of a drawdown notice and notice from Parent that the Equity Financing Commitment will be funded at Closing, (iii) the substantially concurrent receipt by Parent of the Equity Investment Commitment, (iv) Parent being required to effect the Closing pursuant to Section 1.2 of the Merger Agreement and (v) the Company having irrevocably notified Parent in writing that the Company is ready, willing and able to consummate, and will consummate, the Closing in accordance with the terms of the Merger Agreement and, if the Debt Financing Commitment and Equity Investment Commitment are funded, the Company shall take such actions that are required of it by the Merger Agreement to consummate the Closing, as of such date, pursuant to the terms of the Merger Agreement, the closing of the contribution and exchange contemplated under Section 1 shall take place immediately prior to the Effective Time (the “Contribution Closing”).”
(f) The Original Agreement is hereby amended by replacing the words “Contribution Closings, as applicable,” with “Contribution Closing”. In each place where the Original Agreement uses the words “Contribution Closings” (but not “Contribution Closings, as applicable,”), the Original Agreement is hereby amended by replacing “Contribution Closings” with “Contribution Closing”.
(g) Section 4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“Deposit of Rollover Shares. As promptly as reasonably practicable following the execution of this Agreement, the Rollover Stockholders and any agent of the Rollover Stockholders holding certificates evidencing any Rollover Shares (including, without limitation, any broker holding securities in “street name”) shall deliver or cause to be delivered to Parent as applicable, (a) all Certificates representing Rollover Shares being contributed to Parent, duly endorsed for transfer or with executed stock powers for disposition in accordance with the terms of this Agreement or (b) such documentation requested by the Company’s transfer agent in order to cause the transfer of the Rollover Shares to Parent as contemplated by this Agreement (all such documents required under (a) or (b), the “Share Documents”).”
2. Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the Effective Date, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.
3. Miscellaneous.
(a) This Amendment and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b) This Amendment shall inure to the benefit of and be binding upon each of the parties to the Original Agreement, including the Parties, and each of their respective permitted successors and permitted assigns.
(c) This Amendment, together with the Original Agreement, constitutes the sole and entire agreement by the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
(d) This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

TECHPRINT HOLDINGS, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name: Kumarakulasingam Suriyakumar
Title: Manager

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Dilantha Wijesuriya
Dilantha Wijesuriya

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Jorge Avalos
Jorge Avalos

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Rahul Roy
Rahul Roy

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Sujeewa Sean Pathiratne
Sujeewa Sean Pathiratne

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar, as Trustee of Suriyakumar Family Trust

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Shiyulli Suriyakumar
Shiyulli Suriyakumar, as Trustee of Shiyulli Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Rollover Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

ROLLOVER STOCKHOLDER:

/s/ Seiyonne Suriyakumar
Seiyonne Suriyakumar, as Trustee of Seiyonne Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Rollover Agreement]

Annex D
Execution Version
August 27, 2024
Equity Commitment Letter
ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com
Ladies and Gentlemen:
Reference is made in this letter agreement (this “Agreement”) to the Agreement and Plan of Merger, to be entered into concurrently with this Agreement (as may be amended, the “Merger Agreement”), by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and ARC Document Solutions, Inc., a Delaware corporation (the “Company”), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation”), all in accordance with and pursuant to the terms and conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement, as in effect on the date hereof. This letter agreement is being delivered to Parent in connection with the execution of the Merger Agreement by the Company, Parent and Merger Sub.
 1. Commitment. Each of the undersigned, severally and not jointly, hereby commits (its “Commitment”), subject to the terms and conditions set forth herein, that, at or prior to the Closing, the undersigned shall purchase, directly or indirectly through one or more intermediate entities, a pro rata percentage (as set forth on Exhibit A hereto) of limited liability company interests of Parent with an aggregate purchase price of $11,000,000. Subject to the terms and conditions set forth herein, the funding hereunder shall occur immediately prior to the consummation of the financing transactions contemplated by the Debt Financing Commitment. For the purpose of clarification, notwithstanding anything herein, none of the undersigned shall be obligated to fund, or otherwise have liability in respect of, any obligations of Parent or Merger Sub under the Merger Agreement (including, without limitation, any obligation to bear, pay or fund the Parent Termination Fee or any liability of Parent or Merger Sub for monetary damages resulting or arising from Fraud pursuant to the Merger Agreement (or any portion thereof)); provided, that the foregoing shall not affect the Company’s rights pursuant to the Guarantee.
 2. Conditions. Each of the undersigned’s Commitment shall be subject to (i) the satisfaction (or waiver) of all of the conditions applicable to Parent’s obligation to close the transactions contemplated by the Merger Agreement as set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) the Debt Financing Commitment having been funded or the Lenders having confirmed that the Debt Financing Commitment will be funded at Closing upon delivery of a drawdown notice and notice from Parent that the Equity Financing Commitment will be funded at Closing, (iii) the substantially concurrent receipt by Parent of the Rollover Shares pursuant to the Rollover Agreement, (iv) Parent being required to effect the Closing pursuant to Section 1.2 of the Merger Agreement, and (v) the Company having irrevocably notified Parent in writing that the Company is ready, willing and able to consummate, and will consummate, the Closing in accordance with the terms of the Merger Agreement and, if the Debt Financing Commitment and Equity Investment Commitment are funded, the Company shall take such actions that are required of it by the Merger Agreement to consummate the Closing, as of such date, pursuant to the terms of the Merger Agreement.
 3. Representations and Warranties. Each of the undersigned hereby represents and warrants to Parent as follows:
 (a) Authority. Such Person has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Person and constitutes a valid and binding obligation of such Person enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Person is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Other than as provided in the Merger Agreement, the execution, delivery and performance by such Person of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Person’s ability to observe and perform such Person’s material obligations hereunder.
 (b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Person or to such Person’s property or assets.
 (c) Reliance. Such Person understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Person’s execution and delivery of this Agreement.
 (d) Litigation. As of the date hereof, to the knowledge of such Person, there is no action, proceeding or investigation pending or threatened against such Person that questions the validity of this Agreement or any action taken or to be taken by such Person in connection with this Agreement.
 (e) Other Agreements. Such Person is not subject to any obligation that would restrict it from taking the actions described in Section 1. As of the date hereof, other than this Agreement, the Rollover Agreement, the Confidentiality Agreement (and Undertakings thereunder), the Voting Agreement, the limited liability company agreement of Parent, and, with respect to Guarantor only, the Guarantee (collectively, the “Subject Agreements”), there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Person or any of its Affiliates, on the one hand, and any other Person, on the other hand, relating in any way to the transactions contemplated hereby. Such Person will not agree to amend any Subject Agreement to which it is a party or enter into any agreement that would be required to be included in the definition of Subject Agreement if such agreement were in existence on the date hereof, in each case if such amendment or agreement would restrict such Person from taking any of the actions described in Section 1 or otherwise restrict or prevent such Person from complying with its obligations hereunder.
 (f) Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Person.
 4. Capacity. None of the undersigned, if the undersigned is or becomes during the term hereof a director or officer of the Company, shall be deemed to make any agreement, arrangement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company. Each of the undersigned is entering into this Agreement solely in such Person’s individual capacity (or capacity as trustee, manager, director, officer or other applicable capacity if the undersigned is a trust or entity) and nothing herein shall limit or affect any actions taken (or any failures to act) by such Person in such Person’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by any of the undersigned in such Person’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.
 5. Termination. This Agreement shall automatically terminate, with respect to Parent, on one hand, and any one of the undersigned, on the other hand, without further action upon the earlier to occur (the “Expiration Date”) of: (A) such of the undersigned having satisfied in full its obligation under Section 1 to fund the Commitment and (B) the termination of the Merger Agreement in accordance with its terms.

 6. Governing Law; Jurisdiction.
 (a) This Agreement and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties to this Agreement (i) expressly submits to the personal jurisdiction and venue of the Chosen Courts, in the event any dispute between the parties to this Agreement (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (iii) agrees that it shall not bring any claim, action or proceeding against any other parties to this Agreement that many directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each party to this Agreement hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9, such service to become effective ten (10) days after such mailing.
 (b) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MAY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(b).
 7. Entire Agreement; Amendments. This Agreement, the Merger Agreement and, with respect to Guarantor only, the Guarantee constitute the entire agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved in writing by Parent and the undersigned(s) with respect to which such amendment modification or waiver is applicable.
 8. Assignment; Third-Party Beneficiaries. No Party to this Agreement may assign such party’s respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the other parties hereto. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; provided, however, that, if the Company is entitled under Section 9.5(d) of the Merger Agreement to enforce specifically Parent’s obligation to consummate the Closing, the Company shall be deemed to be an express third party beneficiary of this Agreement and entitled, in connection with the exercise of its rights under Section 9.5(d) of the Merger Agreement and as its sole and exclusive remedy in respect of any non-performance by any of the undersigned Persons to perform the Commitment, to enforce specifically the obligations of the undersigned Persons to perform the Commitment in accordance with the terms and conditions set forth herein.
 9. Notice. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Agreement shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email; provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:
(A) if to Parent:
ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: suriyakumars@icloud.com
with a copy to (which shall not constitute notice):
Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com
(B) if to the undersigned to the address or email address set forth on the signature page hereto (or such other address or email address as shall be specified by like notice).
or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein.
 10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
 11. Section Headings. The article and section headings of this Agreement are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
 12. Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered (electronically or otherwise) to the other parties to this Agreement.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:

TechPrint Holdings, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name: Kumarakulasingam Suriyakumar
Title: Manager

[Signature Page to Equity Commitment Letter]

IN WITNESS WHEREOF, the undersigned have caused this Equity Commitment Letter to be executed and delivered as of the date first written above.

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar

Notice Information:

ARC Document Solutions, Inc. c/o Kumarakulasingam Suriyakumar 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583 Attention: Kumarakulasingam Suriyakumar Email: suriyakumars@icloud.com

/s/ Sujeewa Sean Pathiratne
Sujeewa Sean Pathiratne

Notice Information:

Sujeewa Sean Pathiratne 5727 Poppy Hills Place San Jose, California 95138 Email: seanpathi88@gmail.com

[Signature Page to Equity Commitment Letter]

Exhibit A

Kumarakulasingam Suriyakumar	50%

Sujeewa Sean Pathiratne	50%

[Exhibit A to Equity Commitment Letter]

Annex E
VOTING AGREEMENT
VOTING AGREEMENT, dated as of August 27, 2024 (together with the Schedules hereto, as amended, this “Agreement”), by and among TechPrint Holdings, LLC, a Delaware limited liability company (the “Parent”), the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”), and ARC Document Solutions, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, each Stockholder is the record and beneficial (within the meaning of Rule 13d-3 promulgated under the Exchange Act) owner of the number of Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference (together with such additional shares of capital stock of the Company that become owned of record or beneficially by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, or by Parent, in each case, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);
WHEREAS, concurrently with the execution of this Agreement, Parent, TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent;
WHEREAS, concurrently with the execution of this Agreement, the Stockholders are entering into a Rollover Agreement with Parent (the “Rollover Agreement”), pursuant to which, subject to the terms and conditions contained therein, the Stockholders have agreed to contribute, transfer and assign to Parent all of his, her or its right, title and interest in the number of Subject Shares specified therein at the time or times specified therein;
WHEREAS, the Company Board (acting on the recommendation of the Special Committee) has by unanimous vote of the Non-Recused Directors (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to the Company and its stockholders (other than the holders of Excluded Shares), (ii) approved and declared advisable the Merger Agreement and the transactions contemplated hereby, including the Merger, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iv) resolved to recommend that the stockholders of the Company vote to approve the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption; and
WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that Parent and the Stockholders enter into this Agreement, and Parent and the Stockholders desire to enter into this Agreement to induce the Company to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:
1. Voting of Shares. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, Parent and each Stockholder shall appear in person or by proxy at every such meeting, and at every adjournment or postponement thereof, and vote or cause to be voted the Subject Shares (unless the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has made a Change of Recommendation) (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (ii) against any other action, agreement or transaction that has not been recommended by the Company Board (acting on the recommendation of the Special Committee) or the Special Committee and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.
2. Transfer of Shares. Parent and each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, such Person will not, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be transferred, any of the Subject Shares (provided, that nothing in this clause (i) shall prohibit Transfers of Subject Share(s) from any Stockholder(s) to Parent or any other Stockholder(s)), (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement, arrangement or understanding with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to the Transfer of any Subject Shares or (iv) take any other action for the purpose of materially restricting, limiting or interfering with the performance of Parent’s or such Stockholder’s obligations hereunder. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any Transfers of Subject Share(s) by Parent or any Stockholder in connection with the transactions contemplated by the Merger Agreement, the Rollover Agreement or the Equity Commitment Letter.
3. Acquisition Proposals.
Nothing in this Agreement shall limit or restrict Parent or any Stockholder from engaging in discussions and/or negotiations with Parent and/or any other Stockholder in furtherance of Parent’s negotiations with the Company to make adjustments or revisions to the terms of the Merger Agreement, the Commitment Letters and/or the Guarantee as permitted by Section 6.2 of the Merger Agreement.
4. Additional Covenants.
(a) Waiver of Appraisal Rights. Parent and each Stockholder hereby waives, to the full extent of the Law, and agrees not to assert, any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger (unless the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has made a Change of Recommendation) with respect to any and all Subject Shares.
(b) Documentation and Information. Parent and each Stockholder shall permit and hereby authorizes the Company and each Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company Board (acting on the recommendation of the Special Committee), the Special Committee or Parent reasonably determines to be necessary in connection with the Merger and any of the related transactions, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s commitments and obligations under this Agreement.
5. Representations and Warranties of Parent and each Stockholder. Parent and each Stockholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Person as follows:
(a) Authority. Such Person has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Person and constitutes a valid and binding obligation of such Person enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. If such Person is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Other than as provided in the Merger Agreement and any filings by such Person with the SEC, the execution, delivery and performance by such Person of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Person’s ability to observe and perform such Person’s material obligations hereunder.
(b) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Person or to such Person’s property or assets.
(c) The Subject Shares. Such Stockholder is the record and beneficial owner of, as such ownership is determined in accordance with Section 13(d) of the Exchange Act, or is a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than (i) such Stockholder’s obligation to contribute, transfer and assign all of such Stockholder’s right, title and interest in the Subject Shares pursuant to the Rollover Agreement and (ii) any of the foregoing that would not prevent or delay Parent’s or such Stockholder’s ability to perform Parent’s or such Stockholder’s obligations hereunder. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference (except for any shares of the capital stock of the Company issuable to such Stockholder pursuant to a Rollover Company Option). Such Stockholder has, or, subject to the terms of the Rollover Agreement, Parent or such Stockholder will have at the time of the applicable stockholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares (it being understood (x) in the case of Stockholders that are trusts, that the trustees thereof have the right to cause such Stockholders to take such actions, and (y) in the case of Subject Shares held in a 401(k) plan, any such Subject Shares for which a direction to vote is not given may be voted in accordance with the plan documents), and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay Parent’s or a Stockholder’s ability to perform its obligations hereunder. Except for the Rollover Agreement, (i) there are no agreements, arrangements or understandings of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference (other than a Transfer from one Stockholder to another Stockholder or to Parent) and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.
(d) Reliance by the Company. Such Person understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Person’s execution and delivery of this Agreement.
(e) Litigation. As of the date hereof, to the knowledge of such Person, there is no action, proceeding or investigation pending or threatened against such Person that questions the validity of this Agreement or any action taken or to be taken by such Person in connection with this Agreement.
(f) Other Agreements. Such Person is not subject to any obligation that would restrict it from making an Acquisition Proposal, in each case other than as provided in the Confidentiality Agreement. As of the date hereof, other than the Rollover Agreement, the Confidentiality Agreement (and Undertakings thereunder), the Commitment Letters, the Guarantee and this Agreement (collectively, the “Subject Agreements”), true and complete copies of which have been provided to the Company, there are no contracts, undertakings, commitments, agreements, obligations, arrangements or understandings, whether written or oral, between such Person or any of its Affiliates, on the one hand, and any other

Person, on the other hand, relating in any way to the Merger Agreement or the transactions contemplated by the Merger Agreement, or to the ownership or operations of the Company after the Effective Time. Except as expressly set forth therein, none of the Subject Agreements shall survive termination of the Merger Agreement without consummation of the Merger. Such Person will not agree to amend any Subject Agreement to which it is a party or enter into any agreement that would be required to be included in the definition of Subject Agreement if such agreement were in existence on the date hereof, in each case if such amendment or agreement would restrict such Person from taking any of the actions set forth in the first sentence of this paragraph (f) or otherwise restrict or prevent such Person from complying with its obligations hereunder.
(g) Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Person.
(h) Waiver of Appraisal Rights. Such Person (i) is sophisticated and informed, (ii) has specifically assented to this Agreement in exchange for valuable consideration, (iii) was represented by counsel in connection with this Agreement and (iv) had the ability to negotiate the terms and provisions of this Agreement.
6. Representations and Warranties of the Company. The Company represents and warrants to Parent and the Stockholders as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement and the Merger Agreement, subject only to obtainment of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
7. Stockholder Capacity. No Person executing this Agreement (other than the Company) who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement, arrangement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company. Each Person executing this Agreement (other than the Company) is entering into this Agreement solely in such Person’s capacity as the present or future record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by such Person in such Person’s capacity as a director or officer of the Company. The taking of any actions (or any failures to act) by a Person executing this Agreement (other than the Company) in such Person’s capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.
8. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of: (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms and (C) any written agreement of Parent, the Stockholders and the Company to terminate this Agreement.
9. Specific Performance. Parent and each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the Company is relying on such covenants in connection with entering into the Merger Agreement and (c) irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that such Person does not perform any of the provisions of this Agreement (including failing to take such actions as are required of such Person hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach or threaten to breach any such provision. It is accordingly agreed that, at any time prior to the Expiration Date, the Company shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, in the Chosen Courts without proof of actual damages (and Parent and each Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Parent and each Stockholder further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
10. Governing Law; Jurisdiction; Waiver of Jury Trial.
(a) This Agreement and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties to this Agreement (i) expressly submits to the personal jurisdiction and venue of the Chosen Courts, in the event any dispute between the parties to this Agreement (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (iii) agrees that it shall not bring any claim, action or proceeding against any other parties to this Agreement that many directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each party to this Agreement hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 13, such service to become effective ten (10) days after such mailing.
(b) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MAY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(b).
11. Entire Agreement; Amendments. This Agreement and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Company, Parent and each of the Stockholders in writing. No amendment or waiver of any provision of this Agreement and no decision or determination shall be made, or action taken, by the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee. In addition to any approval of the Company Board, and without limiting the other requirements set forth herein, the prior approval of the Special Committee shall be required for the Company to take or refrain from taking any action in connection with this Agreement at the request or direction of Parent and/or one or more of the Stockholders.
12. Assignment; No Third-Party Beneficiaries. No Party to this Agreement may assign such party’s respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the other parties hereto. Subject to the foregoing, all of the terms and provisions of this

Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
13. Notice. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Agreement shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email; provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

(A)	if to the Company to:

ARC Document Solutions, Inc.
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Special Committee of the Board of Directors
Email: [**]

with a copy to (which shall not constitute notice):

K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Sean M. Jones; Coleman Wombwell
Email: Sean.Jones@klgates.com; Coleman.Wombwell@klgates.com

with a copy to (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP
2600 El Camino Real, Suite 400
Palo Alto, California 94306
Attention: Glenn Luinenburg; Eric Hanson
Email: glenn.luinenburg@wilmerhale.com; eric.hanson@wilmerhale.com

(B)	if to Parent:

ARC Document Solutions, Inc.
c/o TechPrint Holdings, LLC
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: [**]

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com

(C)	if to any Stockholders to the addresses or email address set forth on the signature page hereto (or such other address or email address as shall be specified by like notice).

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein.
14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
15. Section Headings. The article and section headings of this Agreement are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
16. Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered (electronically or otherwise) to the other parties to this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ARC DOCUMENT SOLUTIONS, INC.

By:	/s/ Tracey Luttrell
Name:	Tracey Luttrell
Title:	Corporate Counsel and Corporate Secretary

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:

TECHPRINT HOLDINGS, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar
Title:	Manager

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

KUMARAKULASINGAM SURIYAKUMAR

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar

Address:
ARC Document Solutions, Inc. c/o Kumarakulasingam Suriyakumar 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583
Attention:	Kumarakulasingam Suriyakumar

Email:	[**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

DILANTHA WIJESURIYA

By:	/s/ Dilantha Wijesuriya
Name:	Dilantha Wijesuriya

Address:
ARC Document Solutions, Inc. c/o Dilantha Wijesuriya 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583
Attention:	Dilantha Wijesuriya

Email:	[**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

JORGE AVALOS

By:	/s/ Jorge Avalos
Name:	Jorge Avalos

Address:
ARC Document Solutions, Inc. c/o Jorge Avalos 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583
Attention:	Jorge Avalos

Email:	[**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

RAHUL ROY

By:	/s/ Rahul Roy
Name:	Rahul Roy

Address:
ARC Document Solutions, Inc. c/o Rahul Roy 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583
Attention:	Rahul Roy

Email:	[**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SUJEEWA SEAN PATHIRATNE

By:	/s/ Sujeewa Sean Pathiratne
Name:	Sujeewa Sean Pathiratne

Address: Sujeewa Sean Pathiratne 5727 Poppy Hills Place San Jose, California 95138

Email:	[**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SURIYAKUMAR FAMILY TRUST

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar

Address:
ARC Document Solutions, Inc. c/o Suriyakumar Family Trust 12657 Alcosta Blvd., Suite 200 Sam Ramon, California 94583
Attention:	Kumarakulasingam Suriyakumar

Email:	[**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SHIYULLI SURIYAKUMAR 2013
IRREVOCABLE TRUST

By:	/s/ Shiyulli Suriyakumar
Name:	Shiyulli Suriyakumar

Address:
Shiyulli Suriyakumar 2013 Irrevocable Trust P.O. Box 825 Diablo, California 94528

Email:	[**]

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

SEIYONNE SURIYUKUMAR 2013
IRREVOCABLE TRUST

By:	/s/ Seiyonne Suriyukumar
Name:	Seiyonne Suriyukumar

Address: Seiyonne Suriyukumar 2013 Irrevocable Trust P.O. Box 825 Diablo, California 94528

Email:	[**]

[Signature Page to Voting Agreement]

SCHEDULE A

Name of Stockholder	Number of Shares
Kumarakulasingam Suriyakumar	1,722,244
Dilantha Wijesuriya	690,652
Jorge Avalos	378,410
Rahul Roy	332,500
Sujeewa Sean Pathiratne	443,274
Suriyakumar Family Trust	1,732,171
Shiyulli Suriyakumar 2013 Irrevocable Trust	500,000
Seiyonne Suriyukumar 2013 Irrevocable Trust	500,000

AMENDMENT NO. 1
TO
VOTING AGREEMENT
This AMENDMENT NO. 1 TO VOTING AGREEMENT (this “Amendment”), dated as of September 10, 2024, amends that certain Voting Agreement, dated as of August 27, 2024, by and among ARC Document Solutions, Inc. (the “Company”), TechPrint Holdings, LLC, a Delaware limited liability company (the “Parent”), the stockholders listed on the signature pages thereto (collectively, the “Stockholders” and each individually, a “Stockholder”) (the “Voting Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Voting Agreement.
WHEREAS, the Company required that Parent and the Stockholders enter into the Voting Agreement as a condition and inducement to the willingness of the Company to enter into that certain Agreement and Plan of Merger, dated as of August 27, 2024 with Parent and TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Agreement”);
WHEREAS, pursuant to the Voting Agreement, Parent and each Stockholder agreed to vote or cause to be voted the Subject Shares shown in Schedule A to the Voting Agreement (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (ii) against any other action, agreement or transaction that has not been recommended by the Company Board (acting on the recommendation of the Special Committee) or the Special Committee and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement;
WHEREAS, the number of Subject Shares shown in Schedule A to the Voting Agreement inadvertently excluded certain shares of restricted stock held by each Stockholder (the “Restricted Stock”); and
WHEREAS, the Company, Parent and the Stockholders originally intended to include such shares of Restricted Stock in Schedule A, and desire to correct Schedule A to the Voting Agreement in order to clarify that all shares of Restricted Stock held by each Stockholder shall be deemed to be Subject Shares for all purposes of the Voting Agreement;
* * *
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Parent and each of the undersigned Stockholders, who constitute the Stockholders required to amend the Voting Agreement, hereby agree as follows:
1. Schedule A of the Voting Agreement is hereby replaced in its entirety by the following in lieu thereof:
SCHEDULE A

Name of Stockholder	Number of Shares
Kumarakulasingam Suriyakumar	1,822,244
Dilantha Wijesuriya	825,653
Jorge Avalos	553,347
Rahul Roy	467,501
Sujeewa Sean Pathiratne	443,274
Suriyakumar Family Trust	1,732,171
Shiyulli Suriyakumar 2013 Irrevocable Trust	500,000
Seiyonne Suriyakumar 2013 Irrevocable Trust	500,000

2. The first sentence of Section 5(c) of the Voting Agreement is hereby replaced in its entirety by the following in lieu thereof:
“Such Stockholder is the record and beneficial owner of, as such ownership is determined in accordance with Section 13(d) of the Exchange Act, or is a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the

Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than (i) such Stockholder’s obligation to contribute, transfer and assign all of such Stockholder’s right, title and interest in the Subject Shares pursuant to the Rollover Agreement, (ii) any of the foregoing that would not prevent or delay Parent’s or such Stockholder’s ability to perform Parent’s or such Stockholder’s obligations hereunder, (iii) any of the foregoing in the Company Stock Plans, and (iv) any of the foregoing imposed by federal, state or foreign securities Laws.”
3. Incorporation of Voting Agreement. All the provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Voting Agreement; and the Voting Agreement, as supplemented and amended by this Amendment, shall be read, taken and construed as one and the same instrument, and except as expressly amended hereby, the terms and conditions of the Voting Agreement shall continue in full force and effect. All references to “this Agreement” in the Voting Agreement or to the words “hereof,” “hereunder” or “herein” or words of similar effect, or to any Schedule in the Voting Agreement, shall mean the Voting Agreement or Schedule, as amended hereby.
4. Governing Law. This Amendment and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
5. No Other Amendments. Except for the amendments expressly set forth in this Agreement, the Voting Agreement shall remain in full force and effect in accordance with its existing terms.
6. Counterpart Signature Pages. This Amendment may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Amendment and delivered (electronically or otherwise) to the other parties to this Amendment.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

COMPANY:

ARC DOCUMENT SOLUTIONS, INC.

By:	/s/ Tracey Luttrell
Name:	Tracey Luttrell
Title:	Corporate Counsel and Corporate Secretary

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

PARENT:

TECHPRINT HOLDINGS, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar
Title:	Manager

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

KUMARAKULASINGAM SURIYAKUMAR

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

DILANTHA WIJESURIYA

By:	/s/ Dilantha Wijesuriya
Name:	Dilantha Wijesuriya

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

JORGE AVALOS

By:	/s/ Jorge Avalos
Name:	Jorge Avalos

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

RAHUL ROY

By:	/s/ Rahul Roy
Name:	Rahul Roy

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

SUJEEWA SEAN PATHIRATNE

By:	/s/ Sujeewa Sean Pathiratne
Name:	Sujeewa Sean Pathiratne

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar, as Trustee of Suriyakumar Family Trust

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

By:	/s/ Shiyulli Suriyakumar
Name:	Shiyulli Suriyakumar, as Trustee of Shiyulli Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

By:	/s/ Seiyonne Suriyakumar
Name:	Seiyonne Suriyakumar, as Trustee of Seiyonne Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Voting Agreement]

Annex F
LIMITED GUARANTEE
LIMITED GUARANTEE, dated as of August 27, 2024 (this “Limited Guarantee”), by Kumarakulasingam Suriyakumar (the “Guarantor”), in favor of ARC Document Solutions, Inc., a Delaware corporation (the “Guaranteed Party”). Reference is hereby made to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties” and each, a “Parent Party”), and the Guaranteed Party (the “Merger Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.
1. Limited Guarantee. To induce the Guaranteed Party to enter into the Merger Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, on the terms and conditions set forth herein, the due, complete and punctual payment, observance, performance and discharge of the payment obligations of Parent Parties with respect to (i) the Parent Termination Fee, if and when due pursuant to Section 8.2 of the Merger Agreement, and (ii) up to $1,500,000 of monetary damages resulting or arising from Parent’s or Merger Sub’s Fraud with respect to the Merger Agreement or the transactions contemplated thereby (each, an “Obligation” and, collectively, the “Obligations”). If a Parent Party fails or refuses to pay, observe, perform or discharge any of the Obligations when due, then the Guarantor’s liabilities to the Guaranteed Party hereunder in respect of the Obligations shall, at the Guaranteed Party’s option, become immediately due and payable, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option and in its sole discretion, and so long as a Parent Party has failed or refuses to pay, observe, perform or discharge any of the Obligations, take any and all actions available hereunder and under applicable Law to enforce the Obligations against the Guarantor. The Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or proceeding or actions or proceedings against the Guarantor for the full amount of the Obligations, regardless of whether action or proceeding is, or actions or proceedings are, brought against any of the Parent Parties, and regardless of whether any of the Parent Parties is joined in any such action or proceeding or actions or proceedings. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. The Guarantor shall not have any obligation or liability to any Person under this Limited Guarantee other than as expressly set forth herein; provided that the foregoing is not intended to diminish or otherwise limit in any way the Guaranteed Party’s rights under the Merger Agreement. The provisions of this Limited Guarantee shall not be construed to diminish or otherwise impair in any respect the Guaranteed Party’s rights under the Merger Agreement to specific performance as provided in the Merger Agreement, and without those rights, the Guaranteed Party would not have entered into the Merger Agreement.
2. Nature of Limited Guarantee. The Guaranteed Party shall not be obligated to file any claim, action or proceeding relating to the Obligations in the event that either Parent Party becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment by a Parent Party or the Guarantor to the Guaranteed Party in respect of any Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligation (subject to the terms and conditions hereof) as if such payment had not been made. The guarantee made by the Guarantor by this Limited Guarantee is an unconditional and continuing guarantee of payment and not of collection. Notwithstanding any other provision of this Limited Guarantee, the Guaranteed Party hereby agrees that the Guarantor may assert, as a defense to any payment or performance by the Guarantor under this Limited Guarantee, any defense to such payment or performance that the Parent Parties may have under the terms of the Merger Agreement, other than defenses arising exclusively from the bankruptcy or insolvency of any Parent Party. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent the Parent Parties are relieved (other than by operation of any bankruptcy, insolvency or similar Law) of all or any portion of the Obligations, the Guarantor shall be similarly relieved of all or such portion of the Obligations under this Limited Guarantee.
3. Changes in the Obligations; Certain Waivers.
(a) The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or consent of the Guarantor, extend the time of payment of any Obligation, and may also enter into any agreement with any of the Parent Parties for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms of the Merger Agreement or of any agreement between the Guaranteed Party and any Parent Party without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against any Parent Party or any other Person interested in the transactions contemplated by the Merger Agreement; (ii) any change in the time, place or manner of payment of any Obligation or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any Obligation; (iii) the addition, substitution or release of any Parent Party or other Person interested in the transactions contemplated by the Merger Agreement; (iv) any change in the corporate existence, structure or ownership of any of the Parent Parties or any other Person interested in the transactions contemplated by the Merger Agreement; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Parent Parties or any other Person interested in the transactions contemplated by the Merger Agreement or affecting any of their respective assets; (vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against any of the Parent Parties or the Guaranteed Party, whether in connection with any Obligation or otherwise; or (vii) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any Obligation. To the fullest extent permitted by applicable Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligation incurred and all other notices of any kind (except for notices to be provided to the Parent Parties in accordance with the Merger Agreement), all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Parent Parties or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of any Obligation that are available to any of the Parent Parties under the Merger Agreement (except for defenses arising exclusively from the bankruptcy or insolvency of any Parent Party) or breach by the Guaranteed Party of this Limited Guarantee). The Guarantor acknowledges that (i) it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and (ii) that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.
(b) The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any claim, action or proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms.
4. No Waiver. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.
5. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Party that:
(a) the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any Law or contractual restriction binding on the Guarantor or its assets;
(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Limited Guarantee;

(c) this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception; and
(d) the Guarantor has the financial capacity to pay and perform the Obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill the Obligations under this Limited Guarantee shall be available to the Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 8.
6. Assignment; No Third-Party Beneficiaries. Neither the Guarantor nor the Guaranteed Party may assign their respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be. Subject to the foregoing, all of the terms and provisions of this Limited Guarantee shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Limited Guarantee shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Limited Guarantee or any provision hereof.
7. Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Limited Guarantee shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email; provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

If to the Guarantor to:

ARC Document Solutions, Inc.
c/o Kumarakulasingam Suriyakumar
12657 Alcosta Blvd., Suite 200
Sam Ramon, California 94583
Attention: Kumarakulasingam Suriyakumar
Email: [**]

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Terrence R. Allen
Email: tallen@loeb.com

If to the Guaranteed Party to:

ARC Document Solutions, Inc.
12657 Alcosta Blvd, Suite 200
San Ramon, California, 94583
Attention: Tracey Luttrell, Corporate Counsel & Corporate Secretary; Bradford Brooks, Director
Email: [**]

with a copy to (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP
2600 El Camino Real, Suite 400
Palo Alto, California 94306
Attention: Glenn Luinenburg; Eric Hanson
Email: glenn.luinenburg@wilmerhale.com; eric.hanson@wilmerhale.com with a copy to (which shall not constitute notice):

K&L Gates LLP
300 S. Tryon Street, Suite 1000
Charlotte, North Carolina 28202
Attention: Sean M. Jones; Coleman Wombwell
Email: Sean.Jones@klgates.com; Coleman.Wombwell@klgates.com

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of receipt by the recipient if sent by email and followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein.
8. Continuing Guarantee. Unless terminated pursuant to this Section 8, this Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns (and its executors, administrators, personal representatives and heirs, but only in their capacity as such) until the Obligations have been indefeasibly paid, observed, performed and satisfied in full- in cash, at which time this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee as of the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement by mutual consent of the parties thereto or under circumstances in which Parent would not be obligated to make any payment under the Merger Agreement and (iii) ninety (90) days (or, with respect to the Obligations specified in clause (ii) of Section 1 of this Limited Guarantee, one hundred eighty (180) days) following the termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to make a payment pursuant to Section 8.2(b) of the Merger Agreement unless a claim for such a payment has been made in writing setting forth in reasonable detail the basis for such claim prior thereto. Notwithstanding the foregoing, (1) the parties hereto acknowledge and agree that this Limited Guarantee shall not terminate for so long as a claim made in accordance with clause (iii) above remains unresolved, and (2) in the event that the Guaranteed Party or any of its controlled affiliates asserts in any litigation or other proceeding that the provisions of this Limited Guarantee limiting Guarantor’s liability to the Obligations (in the maximum amount thereof pursuant hereto) are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against any Non-Recourse Party or, other than its rights to recover from the Guarantor with respect to the Obligations, or Parent or Merger Sub with respect to the transactions contemplated by the Merger Agreement, then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (y) if Guarantor has previously made any payments under this Limited Guarantee, Guarantor shall be entitled to recover such payment(s) and (z) neither Guarantor nor any Non-Recourse Party shall have any liability to the Guaranteed Party with respect to the Merger Agreement and the transactions contemplated thereby or under this Limited Guarantee.
9. No Recourse.
(a) The Guaranteed Party acknowledges the separate corporate existence of each of the Parent Parties and that, as of the date hereof, each of Parent’s and Merger Sub’s sole assets (if any) are a de minimis amount of cash, and that no additional funds are expected to be contributed to the Parent Parties unless and until the Closing occurs. Notwithstanding the fact that the Guarantor may be an individual, by the

Guaranteed Party’s acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that it has no right of recovery against, no recourse shall be had against and no personal liability shall attach to, any former, current and future direct or indirect agents, Affiliates, attorneys or other representatives of the Guarantor, or any of their respective successors or assignees (and its respective executors, administrators, personal representatives and heirs, but only in their capacity as such) or any of the former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, Lenders, attorneys or other representatives or successors or assignees of any of the foregoing, including, without limitation and for the purpose of clarification, any of the former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, Lenders, attorneys or other representatives or successors or assignees of the Parent Parties (a “Specified Person” and together, the “Specified Persons”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim (whether at law or equity in tort, contract or otherwise) by or on behalf any of the Parent Parties against any Specified Person, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise, except, for the avoidance of doubt, for its rights to recover from the Guarantor under and to the extent provided in this Limited Guarantee; it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Specified Person for any obligation of the Guarantor or any of its successors or permitted assigns (or its executors, administrators, personal representatives and heirs, but only in their capacity as such) under this Limited Guarantee or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith or for any claim (whether at law or in equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligation or their creation. Recourse against the Guarantor under this Limited Guarantee, subject to the limitations and conditions set forth herein, shall be the sole and exclusive remedy of the Guaranteed Party against the Guarantor and any Specified Person in respect of the Obligations. Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of any Parent Party to the Guaranteed Party or shall confer or give or shall be construed to confer or give to any Person other than the Guaranteed Party (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as expressly set forth herein. The Specified Persons are intended third party beneficiaries of the provisions of this Section 9 entitled to enforce the same. For the avoidance of doubt, (i) this Section 9 shall not limit the Company’s ability to pursue its specific performance rights in accordance with the Merger Agreement, the Equity Commitment Letter and the Rollover Agreement, and (ii) the Specified Person or Specified Persons shall not include the Parent Parties or the Guarantor.
(b) For the purposes of this Limited Guarantee, pursuit of a claim against a Person by the Guaranteed Party or any Related Person of the Guaranteed Party shall be deemed to be pursuit of a claim by the Guaranteed Party. A Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such second Person, adds such second Person to an existing legal proceeding or otherwise asserts a legal claim of any nature against such second Person.
(c) For the purposes of this Limited Guarantee, the term “Related Person” shall mean, with respect to any person, any controlled affiliate of such person, but shall not include Parent, Merger Sub or any of their controlled affiliates.
10. Release. By its execution of this Limited Guarantee, the Guaranteed Party hereby covenants and agrees that (a) neither the Guaranteed Party nor any of its Related Persons, and the Guaranteed Party agrees to the maximum extent permitted by law, none of its officers, directors, security holders or representatives, has or shall have any right of recovery against Guarantor or any Specified Person under the Merger Agreement, or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by law, hereby waives (on its own behalf and on behalf of each of the aforementioned Persons) each and every such right against, and hereby releases, the Guarantor and each Specified Person from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby or hereby, whether by or through attempted piercing of the corporate (limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent, Merger Sub or any other Person against any Specified Person, or otherwise under any theory of law or equity (the “Released

Claims”), other than (i) claims against the Parent and the Merger Sub, (ii) claims against Guarantor and their permitted assignees pursuant to this Limited Guarantee (subject to the limitations set forth herein), and (iii) rights to specific performance in accordance with the Merger Agreement, the Equity Commitment Letter and the Rollover Agreement and (b) recourse against Guarantor and their permitted assignees under this Limited Guarantee (subject to the limitations set forth herein) shall be the sole and exclusive remedy of the Guaranteed Party against Guarantor or any Specified Person (other than Parent and Merger Sub) with respect to the Released Claims.
11. Governing Law; Jurisdiction; Waiver of Jury Trial.
(a) This Limited Guarantee and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Limited Guarantee or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties to this Limited Guarantee (i) expressly submits to the personal jurisdiction and venue of the Chosen Courts, in the event any dispute between the parties to this Limited Guarantee (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Limited Guarantee or any transaction contemplated hereby, or the negotiation, execution or performance hereunder, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (iii) agrees that it shall not bring any claim, action or proceeding against any other parties to this Limited Guarantee that many directly or indirectly be based upon, relate to or arise out of this Limited Guarantee or any transaction contemplated hereby, or the negotiation, execution or performance hereunder in any court other than the Chosen Courts. Each party to this Limited Guarantee hereby irrevocably consents to the service of process of any of the Chosen Courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 7, such service to become effective ten (10) days after such mailing.
(b) WAIVER OF JURY TRIAL. EACH PARTY TO THIS LIMITED GUARANTEE HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING THAT MAY DIRECTLY OR INDIRECTLY BE BASED UPON, RELATE TO OR ARISE OUT OF THIS LIMITED GUARANTEE OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREUNDER. EACH PARTY TO THIS LIMITED GUARANTEE (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS LIMITED GUARANTEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(b).
12. Entire Agreement; Amendments. This Limited Guarantee and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties to this Limited Guarantee.
No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing. No amendment or waiver of any provision of this Limited Guarantee and no decision or determination shall be made, or action taken, by the Company under or with respect to this Limited Guarantee without first obtaining the approval of the Special Committee. In addition to any approval of the Company Board, and without limiting the other requirements set forth herein, the prior approval of the Special Committee shall be required for the Company to take or refrain from taking any action in connection with this Limited Guarantee at the request or direction of Guarantor or any of his Affiliates.
13. Section Headings. The article and section headings of this Limited Guarantee are for convenience of reference only and do not constitute part of this Limited Guarantee and shall not be deemed to limit or otherwise affect any of the provisions hereof.

14. No Third Party Beneficiaries. Except for the rights of Specified Persons provided hereunder, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee and the Merger Agreement, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
15. Counterparts. This Limited Guarantee may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Limited Guarantee and delivered (electronically or otherwise) to the other parties to this Limited Guarantee.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executedand delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR:

/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar

[Signature Page to Limited Guarantee]

IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executedand delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY: ARC DOCUMENT SOLUTIONS, INC.

By:	/s/ Tracey Luttrell
Name: Tracey Luttrell
Title: Corporate Counsel and CorporateSecretary

[Signature Page to Limited Guarantee]

ANNEX G
Section 262 of the General Corporation Law of the State of Delaware
§ 262 Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

ARC DOCUMENT SOLUTIONS, INC.
ATTN: ARC LEGAL DEPARTMENT
12657 ALCOSTA BLVD., SUITE 200
SAN RAMON, CA 94583

SCAN TO
VIEW MATERIALS & VOTE

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56901-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARC DOCUMENT SOLUTIONS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: Transact any other business that may properly come before the special meeting and any postponements and any adjournments of the special meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

V56902-TBD

ARC DOCUMENT SOLUTIONS, INC.
Special Meeting of Stockholders
[TBD] [TBD]
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kumarakulasingam Suriyakumar, the Chairman of the Board, Chief Executive Officer and a director of ARC Document Solutions, Inc., and Tracey Luttrell, Corporate Secretary and a director of ARC Document Solutions, Inc., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of Common Stock of ARC Document Solutions, Inc. held by the undersigned on [TBD], at the Special Meeting of Stockholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 2600 El Camino Real, Suite 400, Palo Alto, California 94306 on [TBD], [TBD], at [TBD], and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof. If no directions are given, this Proxy will be voted "FOR" Proposals 1, 2 and 3. The above named proxies will vote in their discretion on all other matters that are properly brought before the special meeting. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

Continued and to be signed on reverse side